As filed with the Securities and Exchange Commission on February 21, 2012
Registration No. 333-179209
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2 to
Form S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

HUNTINGTON FUNDING, LLC
(Depositor)
(Exact name of registrant as specified in its charter)
Delaware (State or Other Jurisdiction of Incorporation or Organization)	6189 (Primary Standard Industrial Classification Code Number)	26-2765361 (I.R.S. Employer Identification No.)

Huntington Funding, LLC
Corporation Service Company
2711 Centerville Road
Suite 400
Wilmington, Delaware 19808
(302-636-5454)
 (Address, including zip code, and telephone number, including area code, of principal executive offices of Registrant)

Scott J. McKim
Vice President, Huntington Funding, LLC
Huntington Center
41 South High Street
Columbus, Ohio 43287
(614-480-1671)
 (Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Daniel W. Morton Secretary Huntington Funding, LLC Huntington Center 41 South High Street Columbus, Ohio 43287	Anthony R.G. Nolan K&L Gates LLP 599 Lexington Avenue New York, N.Y. 10022 (212) 536-4843	Richard A. Cheap Director Huntington Funding, LLC Huntington Center 41 South High Street Columbus, Ohio 43287
Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ¨☐	Accelerated filer ¨☐	Non-accelerated filer ☑	Smaller reporting company ☐¨
Do not check if a smaller reporting company

CALCULATION OF REGISTRATION FEE
Title of Securities Being Registered	Amount Being Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Asset-Backed Certificates and Asset-Backed Notes	$1,400,000,000	100%	$1,400,000,000	$160,440

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)
$114.60 of the registration fee was previously paid with the initial filing of this Registration Statement on January 27, 2012.  The remainder of the registration fee was previously paid with the filing of Amendment No. 1 to this Registration Statement on February 15, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

You should carefully read the “risk factors” beginning on page S-[  ] of this prospectus supplement and page 1 of the prospectus.

The notes are asset backed securities. The notes will be the sole obligation of the issuing entity only and will not be obligations of or interests in, and are not guaranteed by, Huntington Funding, LLC, The Huntington National Bank or any of their affiliates.  Neither the notes nor the underlying receivables are insured or guaranteed by any governmental entity.

No one may use this prospectus supplement to offer and sell the Class A notes unless it is accompanied by the prospectus.

PROSPECTUS SUPPLEMENT
To Prospectus Dated [               ]

$[            ]
Notes

Huntington Auto Trust 20[  ]-[ ]
Issuing Entity
Huntington Funding, LLC
Depositor
The Huntington National Bank
Sponsor and Servicer

The following notes will be issued by the issuing entity:

	Principal Amount	Interest Rate(1)	Final Scheduled Payment Date
Class A-1 Notes	$	%
Class A-2-A Notes	$	%
Class A-2-B Notes	$	One-Month LIBOR +[ ]%
Class A-3-A Notes	$	%
Class A-3-B Notes	$	One-Month LIBOR +[ ]%
Class A-4 Notes	$	%
[Class B Notes]	$	%
Total	$

(1) The Class A-2-B notes and the Class A-3-B notes are floating rate notes. All other notes are fixed rated notes. The interest rate on the floating rate notes will be based on one-month LIBOR.
•
The notes are payable solely from the assets of the issuing entity, which consist primarily of motor vehicle retail installment sale contracts and/or installment loans that are secured by new and used automobiles and light-duty trucks, funds on deposit in the reserve account [and, if the initial principal amount of any of the floating rate notes is greater than zero, payments due under the interest rate cap agreement with respect to each such class of floating rate notes.  [                ] will be the initial cap counterparty to the interest rate cap agreement.]

•	The issuing entity will pay interest and principal on the notes on the [15]th day of each month, or, if the [15]th is not a business day, the next business day, starting on [ ].

•
Credit enhancement for the Class [A] notes will consist of[a reserve account with an initial deposit of approximately $[         ],] [overcollateralization], [subordinated certificates,] [excess interest on the receivables], and [subordination provided by classes of notes with subsequent alphabetical designation].

•
[The issuing entity will not pay principal during the revolving period, which is scheduled to terminate on [            ]. [Insert date not later than three years after the closing date.] However, if the revolving period terminated early as a result of an early amortization event, principal payments may commence prior to that date.]

The notes are not deposits; neither the notes nor the receivables are insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

Neither the Securities and Exchange Commission nor any state securities commission has approved the notes or determined that this prospectus supplement is accurate or complete.  Any representation to the contrary is a criminal offense.

UNDERWRITERS
The date of this prospectus supplement is [ ]

TABLE OF CONTENTS

WHERE TO FIND INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS	1
REPORTS TO SECURITYHOLDERS	1
NOTICE TO RESIDENTS OF THE UNITED KINGDOM	2
SUMMARY OF STRUCTURE AND FLOW OF FUNDS	2
SUMMARY OF TERMS	5
RISK FACTORS	15
USE OF PROCEEDS	24
THE ISSUING ENTITY	24
Limited Purpose and Limited Assets	24
Capitalization of the Issuing Entity	25
The Issuing Entity’s Property	25
THE TRUSTEES	26
The Owner Trustee	26
The Indenture Trustee	27
THE DEPOSITOR	27
THE SPONSOR	27
THE ORIGINATOR	28
THE SERVICER	28
General	28
Servicing	29
THE CUSTODIAN	31
[THE CAP COUNTERPARTY]	31
AFFILIATIONS AND CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	31
[REPURCHASE HISTORY]	31
THE RECEIVABLES POOL	32
Selection Criteria Applicable to Selection of Receivables	32
Delinquency, Loss and Repossession Information	38
The Reviewer’s Review of Pool Assets	38
Underwriting Criteria	39
[Exceptions to the Underwriting Criteria]	39
Delinquency Experience Regarding the Statistical Pool	42
Static Pool Information About Certain Previous Receivables Pools	42
WEIGHTED AVERAGE LIFE OF THE NOTES	42
THE NOTES	49
General	49
Delivery of Notes	49
Payments of Interest	49
[Calculation of Floating Interest Rate]	50
Payments of Principal	50
[The Revolving Period]	52
Priority of Payments	53
Priority of Payment Following an Event of Default	55
CREDIT ENHANCEMENT	56
Reserve Account	56
Subordination	57
Overcollateralization	57
Excess Interest	57
[INTEREST RATE CAP AGREEMENT]	57
THE TRANSACTION DOCUMENTS	59
Sale and Assignment of Receivables and Related Security Interests	59
Administration Agreement	60
The Accounts	60
Permitted Investments	61
Fees and Expenses	62
Indemnification of Indenture Trustee and the Owner Trustee	62
Optional Redemption	63
Servicing Compensation and Expenses	63
Modifications of Receivables and Extensions of Receivables Final Payment Dates	64

S-i

Servicer Replacement Events	64
Removal, Resignation or Replacement of the Servicer	65
Events of Default	65
Rights Upon Event of Default	66
Priority of Payments May Change Upon an Event of Default	67
Amendment Provisions	67
LEGAL INVESTMENT	69
Rule 2a-7 Under the Investment Company Act	69
EU Capital Requirements Directive	69
MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES	69
STATE AND LOCAL TAX CONSEQUENCES	70
CERTAIN ERISA CONSIDERATIONS	70
UNDERWRITING	72
FORWARD-LOOKING STATEMENTS	74
LEGAL PROCEEDINGS	75
LEGAL OPINIONS	75
GLOSSARY	76
INDEX OF PRINCIPAL TERMS	I-1
APPENDIX A STATIC POOL INFORMATION REGARDING CERTAIN PREVIOUS RECEIVABLES POOLS	A-1
Characteristics of the Receivables	A-1

S-ii

WHERE TO FIND INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

This prospectus supplement and the accompanying prospectus provide information about the issuing entity and the securities offered by this prospectus supplement and the accompanying prospectus.

We tell you about the securities in two separate documents:

•	the accompanying prospectus, which provides general information, some of which may not apply to your securities; and

•	this prospectus supplement, which describes the specific terms of your securities.

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with other or different information. If you receive any other information, you should not rely on it. We are not offering the securities in any state where the offer is not permitted. We do not claim that the information in this prospectus supplement and the accompanying prospectus is accurate on any date other than the dates stated on their respective covers.

We have started with two introductory sections in this prospectus supplement describing the securities and the issuing entity in abbreviated form, followed by a more complete description of the terms of the offering of the securities. The introductory sections are:

•
Summary of Terms—provides important information concerning the amounts and the payment terms of each class of notes and gives a brief introduction to the key structural features of the issuing entity; and

•	Risk Factors—describes briefly some of the risks to investors in the securities.

We include cross-references in this prospectus supplement and in the accompanying prospectus to captions in these materials where you can find additional related information. You can find the page numbers on which these captions are located under the Table of Contents in this prospectus supplement and the Table of Contents in the accompanying prospectus. You can also find a listing of the pages where the principal terms are defined under “Index of Principal Terms” beginning on pages I-[ ] of this prospectus supplement and page I-[ ] of the accompanying prospectus.

Whenever information in this prospectus supplement is more specific than the information in the accompanying prospectus, you should rely on the information in this prospectus supplement.

If you have received a copy of this prospectus supplement and accompanying prospectus in electronic format, and if the legal prospectus delivery period has not expired, you may obtain a paper copy of this prospectus supplement and accompanying prospectus from the depositor or from the underwriters.

REPORTS TO SECURITYHOLDERS

After the securities are issued, unaudited monthly servicing reports containing information concerning the issuing entity, the securities and the receivables will be prepared by The Huntington National Bank (also referred to as “Huntington” ) and sent on behalf of the issuing entity to the indenture trustee (with a copy to each rating agency, [the cap counterparty] and the issuing entity), who will forward the same to Cede & Co. See the accompanying prospectus under “Reports to Securityholders.”

Owners of the securities may receive the reports by submitting a written request to the indenture trustee. In the written request you must state that you are an owner of securities and you must include payment for expenses associated with the distribution of the reports. The indenture trustee will also make such reports (and, at its option, any additional files containing the same information in an alternative format) available to securityholders each

month via its Internet website, which is presently located at  www.[    ].com. The indenture trustee will forward a hard copy of the reports to each securityholder promptly after it becomes aware that the reports are not accessible on its Internet website. Assistance in using this Internet website may be obtained by calling the indenture trustee’s customer service desk at [      ].  The indenture trustee will notify the securityholders in writing of any changes in the address or means of access to the Internet website where the reports are accessible.

The reports do not constitute financial statements prepared in accordance with generally accepted accounting principles. Huntington, Huntington Funding, LLC (the “depositor”), the depositor and the issuing entity do not intend to send any of their financial reports to the beneficial owners of the securities. The issuing entity will file with the Securities and Exchange Commission (the “SEC”) all required annual reports on Form 10-K, distribution reports on Form 10-D and current reports on Form 8-K. Those reports will be filed with the SEC under file number 333-179209.

NOTICE TO RESIDENTS OF THE UNITED KINGDOM

THIS PROSPECTUS SUPPLEMENT MAY ONLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED IN THE UNITED KINGDOM TO PERSONS AUTHORISED TO CARRY ON A REGULATED ACTIVITY (“AUTHORISED PERSONS”) UNDER THE FINANCIAL SERVICES AND MARKETS ACT 2000, AS AMENDED (“FSMA”) OR TO PERSONS OTHERWISE HAVING PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFYING AS INVESTMENT PROFESSIONALS UNDER ARTICLE 19 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005, AS AMENDED, OR TO PERSONS QUALIFYING AS HIGH NET WORTH PERSONS UNDER ARTICLE 49 OF THAT ORDER OR TO ANY OTHER PERSON TO WHOM THIS PROSPECTUS SUPPLEMENT MAY OTHERWISE LAWFULLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED.

NEITHER THIS PROSPECTUS SUPPLEMENT NOR THE ACCOMPANYING PROSPECTUS NOR THE SECURITIES ARE OR WILL BE AVAILABLE TO OTHER CATEGORIES OF PERSONS IN THE UNITED KINGDOM AND NO ONE FALLING OUTSIDE SUCH CATEGORIES IS ENTITLED TO RELY ON, AND THEY MUST NOT ACT ON, ANY INFORMATION IN THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. THE COMMUNICATION OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS TO ANY PERSON IN THE UNITED KINGDOM OTHER THAN PERSONS IN THE CATEGORIES STATED ABOVE IS UNAUTHORIZED AND MAY CONTRAVENE THE FSMA.

SUMMARY OF STRUCTURE AND FLOW OF FUNDS

This structural summary briefly describes certain major structural components, the relationship among the parties, the flow of funds and certain other material features of the transaction. This structural summary does not contain all of the information that you need to consider in making your investment decision. You should carefully read this entire prospectus supplement and the accompanying prospectus to understand all the terms of this offering.

Structural Diagram

*This chart provides only a simplified overview of the relations between the key parties to the transactions.  Refer to this prospectus supplement for further descriptions.

Flow of Funds Prior to an Acceleration of the Notes1

1 For more information regarding the priority of payments of the notes, see “The Notes—Priority of Payments.”

SUMMARY OF TERMS

SUMMARY OF TERMS
This summary highlights selected information from this prospectus supplement and the accompanying prospectus and does not contain all of the information that you need to consider in making your investment decision. This summary provides an overview of certain information to aid your understanding. You should carefully read this entire prospectus supplement and the accompanying prospectus to understand all of the terms of the offering.

THE PARTIES

Issuing Entity

Huntington AutoTrust 20[  ]-[ ], a Delaware statutory trust, will be the “issuing entity” of the notes. The principal assets of the issuing entity will be a pool of receivables which are motor vehicle retail installment sales contracts and/or installment loans that are secured by new and used automobiles and light-duty trucks.

Depositor

Huntington Funding, LLC, a Delaware limited liability company (the “depositor”) is a wholly owned special purpose subsidiary of The Huntington National Bank, a national banking association or “Huntington.”  The depositor will acquire the receivables from the originator and will sell the receivables to the issuing entity.  [The depositor] will be the initial [holder/transferee] of the issuing entity’s securities.

You may contact the depositor by mail at 41 South High Street, Columbus, Ohio 43287, or by calling (614) 480-8300.

Sponsor/Servicer

Huntington will service the receivables held by the issuing entity and in such context will be referred to as the “servicer”.  The servicer will be entitled to receive a servicing fee for each collection period. A “collection period”, with respect to any payment date, is the calendar month immediately preceding the month in which such payment date occurs. The “servicing fee” for any payment date will be an amount equal to the product of (1) one-twelfth (or, in the case of the first payment date, a fraction equal to the number of days from but not including the Cut-off Date to and including the last day of the first collection period over 360), (2) [   ]% and (3) the Net Pool Balance of the receivables as of the first day of the related collection period (or as of the Cut-off Date, in the case of the first payment date).  As additional compensation, the servicer will be entitled to retain all Supplemental Servicing Fees and investment income from amounts on deposit in the collection account. The servicing fee, together with any portion of the servicing fee that remains unpaid from prior payment dates, will be payable on each payment date from funds on deposit in the collection account with respect to the collection period preceding such payment date, including funds, if any, deposited into the collection account from the reserve account.

Huntington is also the “sponsor” of the transaction described in this prospectus supplement and related prospectus.

Originator

Huntington originated the receivables. In this context, we refer to The Huntington National Bank as the “originator.” On the closing date, the originator will sell all of the receivables to be included in the receivables pool to the depositor, and the depositor will sell those receivables to the issuing entity.

Administrator

Huntington will be the “administrator” of the issuing entity, and in such capacity will provide administrative and ministerial services for the issuing entity.

Trustees

[            ], a [            ], will be the “indenture trustee” with respect to the notes.

[            ], a [            ], will be the “owner trustee” for the issuing entity.

[Cap Counterparty]

[            ], a [            ], will be the “cap counterparty.”

For a description of the cap counterparty, see “The Cap Counterparty”

THE OFFERED SECURITIES

The issuing entity will issue the notes to the depositor and the depositor will offer the [Class A] notes.

The [Class A] notes are being offered by this prospectus supplement and the prospectus and are referred to as the “offered notes.”  The [Class B] notes are not being offered by this prospectus supplement and the prospectus. The Class A-1 notes, the Class A-2-A notes, the Class A-2-B notes, the Class A-3-A notes, the Class A-3-B notes and the Class A-4 notes are sometimes referred to as the “Class A notes.” The Class A-2-B notes and the Class A-3-B notes are sometimes referred to as the “floating rate notes.” The remaining classes of notes are sometimes referred to as the “fixed rate notes.” The Class A-2-A notes and Class A-2-B notes (together, the “Class A-2 notes” ) rank pari passu and constitute a single class of notes. The Class A-3-A notes and Class A-3-B notes (together, the “Class A-3 notes” ) rank pari passu and constitute a single class of notes.

The issuing entity will also issue a non-interest bearing “certificate,” which is not offered hereby.  The certificate represents an equity interest in the issuing entity.  The certificate will not be offered by this prospectus supplement and the accompanying prospectus.  The depositor may, at its discretion, retain the certificate or transfer it to one or more of its affiliates or to independent third parties.  The certificateholder will be entitled on each payment date only to amounts remaining after payments on the notes and payments of issuing entity expenses and other required amounts on such payment date. Information about the certificate is set forth herein solely to provide a better understanding of the offered notes.

The notes are issuable in a minimum denomination of $[          ] and integral multiples of $[        ] in excess thereof (except for one note of each class of notes which may be issued in a denomination other than an integral multiple of $[        ]).

The issuing entity expects to issue the notes on or about [            ], which we refer to as the “closing date.”

INTEREST AND PRINCIPAL

The issuing entity will pay interest on the notes monthly, on the [15]th day of each month (or, if that day is not a business day, on the next business day), which we refer to as the “payment date.” The first payment date is [           ]. On each payment date, payments on the notes will be made to holders of record as of the last business day preceding that payment date (except in limited circumstances where definitive notes are issued), which we refer to as the “record date.”

Interest Payments

•
Interest on the [Class A-1 notes] and the floating rate notes will accrue from and including the prior payment date (or, with respect to the first payment date, from and including the closing date) to but excluding the following payment date.

•
Interest on the fixed rate notes, other than the [Class A-1 notes], will accrue from and including the [15]th day of each calendar month preceding each payment date (or, with respect to the first payment date, from and including the closing date) to but excluding the [15]th day of the following month.

•
Interest accrued as of any payment date but not paid on that payment date will be payable on the next payment date, together with interest on such amount at the applicable interest rate (to the extent lawful).

•
The issuing entity will pay interest on the [Class A-1 notes] and the floating rate notes on the basis of the actual number of days elapsed during the period for which interest is payable and a 360-day year. This means that the interest due on each payment date for the[ Class A-1 notes] and the floating rate notes will be the product of (i) the outstanding principal amount of the related class of notes, (ii) the applicable interest rate and (iii) the actual number of days from and including the previous payment date (or, in the case of the first payment date, from and including the closing date) to but excluding the current payment date divided by 360.

•
The issuing entity will pay interest on the fixed rate notes, [other than the Class A-1 notes], on the basis of a 360-day year consisting of twelve 30-day months. This means that the interest due on each payment date for the fixed rate notes, [other than the Class A-1 notes], will be the product of (i) the outstanding principal amount of the related class of notes, (ii) the applicable interest rate and (iii) 30 (or in the case of the first payment date, 34), divided by 360.

•
Interest payments on all classes of Class A notes will have the same priority. Interest payments on the Class B notes will be subordinated to interest payments on and, in specified circumstances, principal payments of the Class A notes.

Principal Payments

•	[The issuing entity will not pay principal on the notes on any payment date occurring during the revolving period.]

•
The issuing entity will pay principal on the notes [monthly] on each payment date[, occurring during the amortization period] in accordance with the payment priorities described below under “—Priority of Payments.”

•	The issuing entity will make principal payments on the notes based on the amount of collections and defaults on the receivables during the prior collection period.

•	This prospectus supplement describes how Available Funds and amounts on deposit in the reserve account are allocated to principal payments on the notes.

•
On each payment date, prior to the acceleration of the notes following an event of default, which is described below under “—Interest and Principal Payments after an Event of Default,” the issuing entity will distribute funds in the principal distribution account to pay principal of the notes in the following order of priority:

(1)	first, to the Class A-1 notes, until the Class A-1 notes are paid in full;

(2)
second, to the Class A-2-A notes and the Class A-2-B notes, ratably based on their respective aggregate outstanding principal amount, until the Class A-2-A notes and the Class A-2-B notes are paid in full;

(3)
third, to the Class A-3-A notes and the Class A-3-B notes, ratably based on their respective aggregate outstanding principal amount, until the Class A-3-A notes and the Class A-3-B notes are paid in full;

(4)	fourth, to the Class A-4 notes, until the Class A-4 notes are paid in full; and

(5)	[fifth, to the Class B notes, until the Class B notes are paid in full.]

Interest and Principal Payments after an Event of Default

On each payment date after an event of default under the indenture occurs [(other than an event of default based on the issuing entity’s breach of a covenant, representation or warranty unless the receivables have been sold)] and the notes are accelerated the priority of interest and principal  payments on the notes described above will be modified.  After payment of certain amounts to the trustees and the servicer, interest on the Class A notes will be paid ratably to the noteholders of the Class A-1 notes, the Class A-2 Notes, the Class A-3 notes and the Class A-4 notes, based on the interest entitlements of each such class as of such payment date.  Principal payments will be made first to the Class A-1 noteholders until the Class A-1 notes are paid in full.  Next, principal will be paid ratably to the noteholders of the Class A-2 notes, the Class A-3 notes and the Class A-4 notes, based on the aggregate outstanding principal amount of each remaining class of Class A notes until these classes of Class A notes are paid in full. [After interest on and principal of all of the Class A notes are paid in full, interest and principal payments, in that order, will be made to noteholders of the Class B notes.]

On each payment date after an event of default under the indenture occurs and the notes are accelerated as the result of the issuing entity’s breach of a covenant, representation or warranty (but prior to the sale of the receivables), after payment of certain amounts to the trustees and the servicer, interest on the Class A notes will be paid ratably to the noteholders of the Class A-1 notes, the Class A-2 notes, the Class A-3 notes and the Class A-4 notes, based on their interest entitlements as of such payment date, [followed by interest on the Class B notes]. Principal payments on each class of notes will be made first to the Class A-1 noteholders until the Class A-1 notes are paid in full. Next, principal will be paid ratably to the noteholders of the Class A-2 notes, the Class A-3 notes and the Class A-4 notes, based on the outstanding principal amount of each remaining class of Class A notes until those other classes of Class A notes are paid in full. [After the Class A notes are paid in full, the Class B noteholders will receive principal payments until the Class B notes are paid in full]. See “Description of the Transaction Documents—Rights Upon Event of Default” and “The Notes—Priority of Payment Following an Event of Default” in this prospectus supplement.

If an event of default has occurred but the notes have not been accelerated, then interest and principal payments will be made in the priority set forth below under “—Priority of Payments.”

Optional Redemption of the Notes

The servicer will have the right at its option to exercise a “clean-up call” and to purchase the receivables and the other issuing entity property (other than the reserve account) from the issuing entity on any payment date if the following conditions are satisfied: (a) the then-outstanding Net Pool Balance of the receivables as of the last day of the related collection period is less than or equal to [10]% of the sum of (i)] the initial Net Pool Balance [and (ii) the initial pre-funding deposit amount, if any and (b) the sum of the purchase price for the assets of the issuing entity [(other than the reserve account)] and Available Funds for such payment date would be sufficient to pay (x) the amounts required to be paid under clauses first through ninth and eleventh in accordance with “—Priority of Payments” set forth below and (y) the outstanding principal amount of the notes (after giving effect to the payments described in the preceding clause (x)). (We use the term “Net Pool Balance” to mean, as of any date, the aggregate outstanding principal balance of all receivables (other than Net Loss Assets) of the issuing entity on such date.) If the servicer[, or any successor to the servicer], purchases the receivables and other issuing entity property (other than the reserve account), the repurchase price will equal the Net Pool Balance of the receivables (other than the reserve account) plus interest accrued but unpaid through the last day of related collection period.  It is expected that at the time this option becomes available to the servicer, or any successor in that capacity, [the Class B notes will be outstanding].

Additionally, each of the notes is subject to redemption in whole, but not in part, on any payment date on which the sum of the amounts in the reserve account and the remaining Available Funds after the payments under clauses first through ninth and eleventh set forth in “— Priority of Payments” below would be sufficient to pay in full the aggregate unpaid principal amount of all of the outstanding notes as determined by the servicer.  On such payment date, (i) the indenture trustee upon written direction from the servicer shall transfer all amounts on deposit in the reserve account to the collection account and (ii) the outstanding notes shall be redeemed in whole, but not in part.

Notice of redemption under the indenture shall be given by the indenture trustee at the written direction and expense of the servicer not later than [10] days prior to the applicable redemption date to each registered holder of notes.  All notices of redemption will state: (i) the redemption date; (ii) the redemption price; (iii) that the record date otherwise applicable to that redemption date is not applicable and that payments will be made only upon presentation and surrender of those notes; (iv) the place where those notes are to be surrendered for payment of the redemption price; (v) that interest on the notes will cease to accrue on the redemption date; and (vi) the CUSIP numbers (if applicable) for the notes. In addition, the servicer or the issuing entity will notify each rating agency listed under   “—Ratings” set forth below upon redemption of the notes.

EVENTS OF DEFAULT

The occurrence of any one of the following events will be an “event of default” under the indenture:

•
a default in the payment of any interest on any note [of the Controlling Class] when the same becomes due and payable, and that default continues for a period of two business days (to be extended to 5 days if such failure to pay is owing solely to circumstances caused by the indenture trustee, and the servicer has made the principal and interest deposits in accordance with the sale and servicing agreement and has provided the indenture trustee with timely instruction for the application of such funds, and such amounts are sufficient to pay the accrued and unpaid interest on the notes);

•	a default in the payment of the principal of any note when the same becomes due and payable at the related final scheduled payment date or the redemption date;

•
any failure by the issuing entity to observe or perform its covenants relating to corporate existence and qualification, negative covenants relating to sale of assets and incurrence of liens, merger and consolidation, other business, indebtedness, obligations of the servicer, making of loans or guarantees, capital expenditures, removal of the administrator, restricted payments, and notices for events of default;

•	any failure by the issuing entity to duly observe or perform any of its other covenants or agreements in the indenture, which failure continues unremedied for 30 days;

•	a breach of any covenants or representations and warranties by the issuing entity that remains uncured for 30 days;

•	the occurrence of certain events (which, if involuntary, remain unstayed for a period of 60 consecutive days) of bankruptcy, insolvency, receivership or liquidation of the issuing entity.

The amount of principal required to be paid to noteholders under the indenture, however, generally will be limited to amounts available to make such payments in accordance with the priority of payments. Thus, the failure to pay principal on a class of notes due to a lack of amounts available to make such a payment will not result in the occurrence of an event of default until the final scheduled payment or redemption date for that class of notes.

ISSUING ENTITY PROPERTY

The primary assets of the issuing entity will be a pool of motor vehicle retail installment sales contracts and/or installment loans that are secured by new and used automobiles and light-duty trucks. We refer to these contracts and loans as “receivables,” to the pool of those receivables as the “receivables pool” and to the persons who financed their purchases or refinanced existing obligations with these contracts and loans as “obligors.” The receivables were underwritten in accordance with the originator’s underwriting criteria.

The receivables identified on the schedule of receivables will be transferred by the originator to the depositor and then transferred by the depositor to the issuing entity. The issuing entity will grant a security interest in the receivables and the other issuing entity property to the indenture trustee on behalf of the noteholders.

The “issuing entity property” will include the following:

•
the receivables, including collections on the receivables after the cut-off date (the cut-off date for the receivables sold to the issuing entity on the closing date is [          ], which we refer to as the “Cut-off Date” or the “Actual Cut-off Date”) [and the cut-off date for the receivables sold to the issuing entity on a Funding Date, the “Subsequent Cut-off Date,” is the date specified in the notice relating to that Funding Date)];

•	security interests in the vehicles financed by the receivables, which we refer to as the “financed vehicles”;

•	all receivable files relating to the original motor vehicle retail installment sales contracts and/or installment loans evidencing the receivables;

•	[rights under the interest rate cap agreement and any payments received from the cap counterparty under the interest rate cap agreement;]

•	any other property securing the receivables;

•	all rights of the originator under agreements with the dealers relating to receivables;

•	rights to proceeds under insurance policies that cover the obligors under the receivables or the financed vehicles,

•	all rights under Huntington Debt Forgiveness Policies;

•	all enforcement and other rights under the Uniform Commercial Code and other applicable law in respect of any or all of the foregoing;

•	all present and future claims, demands, causes of action and causes in action in respect of any or all of the foregoing;

•	amounts on deposit in the accounts owned by the issuing entity and permitted investments of those accounts;

•	all rights of the issuing entity under the sale and servicing agreement, which includes an assignment of the rights of the depositor, as buyer, under the asset purchase agreement; and

•	the proceeds of any and all of the above.

STATISTICAL INFORMATION

The statistical information in this prospectus supplement is based on the receivables in the statistical pool as of [            ], which we refer to as the “Statistical Cut-off Date.” [The statistical distribution of the characteristics of the actual receivables pool may vary somewhat from the statistical distribution of those characteristics in this prospectus supplement because certain receivables may be prepaid or deemed ineligible prior to the closing date.  Any variance between the characteristics of the statistical pool and the actual pool will not be material.]

As of the close of business on the Statistical Cut-off Date, the receivables in the statistical pool described in this prospectus supplement had:

•	an aggregate receivables balance of $[ ];

•	a weighted average contract rate of approximately [ ]%;

•	a weighted average original maturity of approximately [ ] months; and

•	a weighted average remaining maturity of approximately [ ] months.

As of the Statistical Cut-off Date, the receivables in the statistical pool described in this prospectus supplement had an aggregate principal balance of $[     ].  As of the Cut-off Date, the receivables sold to the issuing entity on the closing date are expected to have an aggregate principal balance of approximately $[          ].

In addition to the purchase of receivables from the issuing entity in connection with the servicer’s exercise of its clean-up call option as described above under “Interest and Principal—Optional Redemption of the Notes,” receivables may be purchased from the issuing entity directly or indirectly by the depositor, the sponsor or the originator, in connection with the breach of certain representations and warranties concerning the characteristics of the receivables, and by the servicer, in connection with the breach of certain servicing covenants, as described under “The Servicer.”

[SUBSEQUENT RECEIVABLES]

[On the closing date, $[            ] of the proceeds from the sale of the notes by the issuing entity will be deposited in an account, which we refer to as the “pre-funding account.” The amount deposited in the pre-funding account on the closing date represents [    ]% of the initial aggregate principal balance of the receivables (including the expected aggregate principal balance of the subsequent receivables). During the Funding Period, as described below, the issuing entity will use the funds, if any, on deposit in the pre-funding account to acquire additional receivables from the depositor, which we refer to as “subsequent receivables,” for an amount equal to the purchase price for the receivables on each date (no more than once a week) which we refer to as a “Funding Date.” Subsequent receivables must meet certain eligibility criteria as described in “The Transaction Documents — Transfer and Assignment of the Receivables” in the accompanying prospectus.

The “Funding Period” will begin on the closing date and will end on the earliest to occur of:

•	[ ] full calendar months following the closing date;

•	the date on which the amount in the pre-funding account is $[10,000] or less; or

•	the occurrence of an event of default under the indenture.

On the first payment date following the termination of the Funding Period, the indenture trustee will withdraw any funds remaining on deposit in the pre-funding account (excluding investment earnings) and distribute them to the noteholders. See “Description of the Asset purchase agreement, Sale and Servicing Agreement and the Indenture — Pre-Funding Account.”]

 PRIORITY OF PAYMENTS

On each payment date, except after the acceleration of the notes following an event of default, the indenture trustee will make the following payments and deposits from Available Funds in the collection account [(including amounts, if any, paid by the cap counterparty)] in the following amounts and order of priority:

•	first, to the servicer, the servicing fee for the related collection period and all unpaid servicing fees with respect to any prior collection period;

•	second, to the Class A noteholders, accrued and unpaid interest on the Class A notes, pro rata based on their respective interest entitlements;

•	third, to the principal distribution account for distribution to the noteholders, the First Allocation of Principal, if any;

•	[fourth, to the Class B noteholders, accrued and unpaid interest on the Class B notes;]

•	[fifth, to the principal distribution account for distribution to the noteholders, the Second Allocation of Principal, if any;]

•	[sixth, to the reserve account until the amount of the funds in the reserve account is equal to the Specified Reserve Account Balance;]

•	[seventh, to the principal distribution account for distribution to the noteholders, the Regular Principal Distribution Amount, if any;]

•
eighth, to the owner trustee and the indenture trustee, accrued and unpaid fees and reasonable expenses (including indemnification amounts) due and owing under the sale and servicing agreement, the trust agreement, the administration agreement and the indenture, as applicable, which have not been previously paid; and

•	ninth, any remaining funds will be distributed to or at the direction of the certificateholder.

The final distribution to any noteholder will be made only upon surrender and cancellation of the physical certificate representing that noteholder’s notes at an office or agency of the indenture trustee specified in a notice from the indenture trustee, in the name of and on behalf of the issuing entity. If any notes are not surrendered for cancellation, any funds held by the indenture trustee or any paying agent for the payment of any amount due with respect to any note after the indenture trustee has taken certain measures to locate the related noteholders and those measures have failed, will be distributed to the issuing entity.

Amounts deposited in the principal distribution account will be paid to the noteholders of the notes as described under “The Notes—Payments of Principal” in this prospectus supplement.

For a description of the priority of payments after the acceleration of the notes following an event of default, see “—Interest and Principal” above and “The Notes—Priority of Payment Following an Event of Default.”

CREDIT ENHANCEMENT

The credit enhancement for the notes of any class provides protection against losses and delays in payment or other shortfalls of cash flow to the notes of that class. The credit enhancement for the notes will be the[ reserve account], [overcollateralization], the excess interest on the receivables and, for each class of notes, by subordination of all other classes of notes bearing a subsequent designation in alphabetical order. If the credit enhancement is not sufficient to cover all amounts payable on the notes, the losses will be allocated to the notes by maturity, with notes having a later scheduled final maturity date (beginning with the class of notes with the lowest seniority) generally bearing the risk of loss before notes having an earlier final scheduled maturity. See also “Risk Factors—Your share of possible losses may not be proportional” and “The Notes—Priority of Payments.”

The credit enhancement for the notes will be as follows:

Class A notes	[Subordination of principal payments of the Class B notes, which will have an initial principal amount of $[ ], overcollateralization, the reserve account and excess interest on the receivables.]
Class B notes	[Overcollateralization, the reserve account and excess interest on the receivables.]
Subordination of Payments

As long as the Class A notes remain outstanding, payments of interest on any payment date on the Class B notes will be subordinated to payments of interest on the Class A notes and certain other payments on that payment date (including principal payments of the Class A notes in specified circumstances), and payments of principal of the Class B notes will be subordinated to all payments of principal of and interest on the Class A notes and certain other payments on that payment date. If the notes have been accelerated after an event of default under the indenture (other than events of default based on the issuing entity’s breach of a covenant, representation or warranty unless the receivables have been sold), all payments on the Class B notes will be subordinated to all payments on the Class A notes until the Class A notes are paid in full.

See “The Transaction Documents—Priority of Payments May Change Upon an Event of Default” in this prospectus supplement.

[Subordinated Certificates]

[The certificate [will have an initial principal balance of $[    ] (approximately [    ]% of the aggregate initial principal amount of the notes and the certificate) and] will be subordinated to the notes to provide credit enhancement for the notes because [no payments will be made on the certificate until the notes have been paid in full.] [no payments will be made on the certificate after an event of default until the notes have been paid in full.] See “Priority of Payments” above. The certificate is not offered to you under this prospectus supplement.]

[Reserve Account]

[On the closing date, approximately $[         ] from the proceeds of the sale of the notes will be deposited into the reserve account (the  “reserve account”).  The “Specified Reserve Account Balance” is, on any payment date, approximately $[       ] (which is approximately [    ]% of the initial Net Pool Balance).

On each payment date, Available Funds will be deposited in the reserve account in accordance with the priority of payments described above until the amount on deposit in the reserve account equals the Specified Reserve Account Balance.

On each payment date, the issuing entity will withdraw funds from the reserve account to cover any shortfalls in the amounts required to be paid on that payment date with respect to clauses [first] through [fifth] under “—Priority of Payments” above.

On any payment date, if, after giving effect to all deposits to and withdrawals from the reserve account on that payment date, the amount in the reserve account exceeds the Specified Reserve Account Balance, then the excess will be transferred to the collection account and distributed on that payment date as Available Funds. See “The Transaction Documents—The Accounts—Reserve Account” in this prospectus supplement.]

[Overcollateralization]

[Overcollateralization is the amount by which the Net Pool Balance exceeds the aggregate outstanding principal amount of the notes. Overcollateralization means that there will be additional assets generating collections that will be available to cover credit losses on the receivables. The initial amount of overcollateralization for the notes will be approximately $[          ], which is approximately [   ]% of the initial Net Pool Balance.

The issuing entity will make principal payments on the notes in an amount greater than the decrease in the Net Pool Balance until the outstanding principal amount of the notes is equal to the Net Pool Balance minus the Target Credit Enhancement Overcollateralization Amount. “Target Credit Enhancement Overcollateralization Amount” means, with respect to any payment date, the excess, if any, of: (1) approximately $[      ] (which is [    ]% of the initial Net Pool Balance) over (2) the Specified Reserve Account Balance.  Notwithstanding the foregoing, if on any payment date the sum of the Target Credit Enhancement Overcollateralization Amount plus the Specified Reserve Account Balance is greater than the outstanding principal amount of the notes (prior to making any principal payments on the notes on such payment date), then the Target Credit Enhancement Overcollateralization Amount for that payment date will be an amount equal to (a) the outstanding principal amount of the notes (prior to making any principal payments on the notes on such payment date) minus (b) the Specified Reserve Account Balance.]

Excess Interest

Based on the assumptions contained herein, more interest is expected to be paid by the obligors in respect of the receivables than is necessary to pay the related servicing fee and interest on the notes each month.  Thus, there is expected to be “excess interest.” Any excess interest will be applied on each payment date as an additional source of Available Funds for distribution in accordance with the “—Priority of Payments” described above.

[INTEREST RATE CAP]

[On the closing date the issuing entity, pursuant to an interest rate cap agreement, will enter into a separate transaction with the cap counterparty with respect to each class of floating rate notes with an initial principal amount greater than zero to hedge the floating interest rate on that class of notes. The interest rate cap transaction for a class of floating rate notes will have an initial notional amount equal to the principal amount of that class of notes on the closing date, and that notional amount will decrease by the amount of any principal payments made on that class of notes.

The notional amount under an applicable interest rate cap transaction will at all times be equal to the principal amount of the related class of floating rate notes.

In general, under each interest rate cap transaction, if LIBOR related to any payment date exceeds the applicable cap rate set forth in the confirmation for that transaction, the cap counterparty will pay to the issuing entity an amount equal to the product of:

•	LIBOR for the related payment date minus the cap rate,

•
the notional amount for that cap transaction, which will be equal to the principal amount on the related class of notes on the first day of the interest accrual period related to such payment date, and

•
a fraction, the numerator of which is the actual number of days elapsed from and including the previous payment date, to but excluding the current payment date (or in the case of the first payment date, from and including the closing date, to but excluding the first payment date) divided by 360.

Generally, the interest rate cap agreement may be terminated by the issuing entity upon an event of default or other termination event specified in the interest rate cap agreement. If the interest rate cap agreement is terminated due to an event of default or other termination event, a termination payment may be due to the issuing entity from the cap counterparty.

For a more detailed description of the interest rate cap agreement and the cap counterparty, see “Interest Rate Cap Agreement” and “The Cap Counterparty” in this prospectus supplement.]

[5% CREDIT RISK RETENTION

The transaction is being structured in a manner that is intended to comply in most material respects with the FDIC safe harbor as described in the accompanying offering circular under the heading “Material Insolvency Aspects of the Offerings—Certain Insolvency Considerations Under the Federal Deposit Insurance Act—FDIC Safe Harbor Rule.” One of the requirements of the FDIC safe harbor is that the sponsor retain 5% of the credit risk with respect to the securitized assets.  That requirement may be satisfied by retention of a randomly selected pool of assets similar to the securitized assets.  The sponsor intends to satisfy the credit risk requirement of the FDIC safe harbor through such a retention of assets.  Those assets will not provide credit enhancement for the notes but their retention will provide the sponsor with similar exposure as the issuing entity to the underwriting standards that were used in originating the pool.]

TAX STATUS

Shearman & Sterling LLP, special federal income tax counsel to the depositor, will deliver an opinion stating that (i) for United States federal income tax purposes, the issuing entity will not be classified as an association taxable as a corporation and the issuing entity will not be treated as a publicly traded partnership taxable as a corporation and (ii) [the Class A notes] will be characterized as indebtedness for United States federal income tax purposes.

Each holder of a [Class A note], by acceptance of the note, will agree to treat such note as indebtedness for United States federal, state and local income and franchise tax purposes.

We encourage you to consult your own tax advisor regarding the United States federal income tax consequences of the purchase, ownership and disposition of the notes and the tax consequences arising under the laws of any state or other taxing jurisdiction.

See “Material United States Federal Income Tax Consequences” in this prospectus supplement and in the accompanying prospectus.

CERTAIN ERISA CONSIDERATIONS

Subject to the considerations disclosed in “Certain ERISA Considerations” in this prospectus supplement and the accompanying prospectus,[ notes ]may be purchased by employee benefit plans and accounts.

An employee benefit plan, any other retirement plan, and any entity deemed to hold “plan assets” of any employee benefit plan or other plan should consult with its counsel before purchasing the notes.

See “Certain ERISA Considerations” in this prospectus supplement and in the accompanying prospectus.

[MONEY MARKET INVESTMENT]

[The Class A-1 notes will be eligible for purchase by money market funds under paragraph (a)(10) of Rule 2a-7 under the Investment Company Act of 1940, as amended. The applicability of that definition, however, depends on certain actions by the fund’s board of directors. Moreover, Rule 2a-7 includes additional criteria for investments by money market funds including additional requirements and clarifications relating to portfolio credit risk analysis, maturity, liquidity and risk diversification.  If you are a money market fund contemplating a purchase of notes, you or your advisor should review the notes for eligibility and consider these requirements before making a purchase.]

RATINGS

The depositor expects that the notes will receive credit ratings from [two] nationally recognized statistical rating organizations hired by the sponsor to rate the notes.  A rating is not a recommendation to purchase, hold or sell the related notes, inasmuch as a rating does not comment as to market price or suitability for a particular investor.  The ratings of the notes address the likelihood of the payment of the principal and interest on the notes according to their terms.  A rating agency rating the notes may lower or withdraw its rating in the future, in its discretion.

Each rating agency rating the notes will be responsible for monitoring its ratings and the quality of its surveillance procedures.  No transaction party will be responsible for monitoring any changes to the ratings of the notes.

For a more detailed description of the ratings of the notes, see, “Risk Factors—The ratings for the securities are limited in scope, may not continue to be issued and do not consider the suitability of an investment in the securities for you” in the Prospectus and “Ratings of the Notes” in this prospectus supplement.

RISK FACTORS

An investment in the notes involves significant risks. Before you decide to invest, we recommend that you carefully consider the following risk factors in addition to the risk factors beginning on page 1 of the accompanying prospectus.

The geographic concentration of the obligors in the receivables pool may result in losses

The geographic concentration of the obligors on the receivables in the pool may create additional risk of loss. For example, economic conditions or natural disasters, such as hurricanes or floods, in the states where obligors reside may affect the delinquency, loss and repossession experience of the issuing entity with respect to the receivables. As of the Statistical Cut-off Date, based on the billing addresses of the obligors, approximately [     ]%, [       ]%, [     ]%, [     ]%, [     ]%, [     ]% and [     ]% of the Net Pool Balance of the receivables were located in [     ], [     ], [     ], [     ], [     ], [     ] and [     ], respectively. No other state, by billing address, constituted more than approximately [     ]% of the Net Pool Balance as of the Statistical Cut-off Date. Economic conditions in any state or region may decline over time and from time to time. Because of the concentration of the obligors in certain states, any adverse economic conditions, or natural disasters such as hurricanes or floods, in those states may have a greater effect on the performance of the notes than if the concentration did not exist.

[This prospectus supplement provides information regarding only the receivables as of the statistical cut-off date, however the receivables could have different characteristics]

This prospectus supplement describes only the characteristics of the receivables as of the Statistical Cut-off Date. The receivables sold to the issuing entity on the closing date [and any subsequent receivables transferred to the issuing entity during the Funding Period,] may have characteristics that differ somewhat from the characteristics of the receivables as of the Statistical Cut-off Date. Although we do not expect the characteristics of the receivables on the closing date [and subsequent receivables] to differ materially from those of the receivables as of the Statistical Cut-off Date, and each receivable must satisfy the eligibility criteria specified in the sale and servicing agreement, you should be aware that the receivables may have been originated using credit criteria different from the criteria applied to the receivables disclosed in this prospectus supplement and may be of a different credit quality and seasoning. If you purchase a note, you must not assume that the characteristics of the receivables sold to the issuing entity on the closing date [and subsequent receivables] will be identical to the characteristics of the receivables in the statistical pool as of the Statistical Cut-off Date disclosed in this prospectus supplement.

[You may experience reduced returns on your notes resulting from distribution of amounts in the pre-funding account]

[On one or more occasions following the closing date, the issuing entity may purchase receivables from the depositor, which, in turn, will acquire these receivables from Huntington, with funds on deposit in the pre-funding account.   You will receive as a prepayment of principal any amounts remaining in the pre-funding account (excluding investment earnings) that have not been used to purchase receivables by the end of the Funding Period.  This prepayment of principal could have the effect of shortening the weighted average life of your notes. The inability of the depositor to obtain receivables meeting the requirements for sale to the issuing entity will increase the likelihood of a prepayment of principal. In addition, you will bear the risk that you may be unable to reinvest any principal prepayment at yields at least equal to the yield on your notes.]

Your share of possible losses may not be proportional

Principal payments on the notes generally will be made to the holders of the notes sequentially so that no principal will be paid on any class of notes until each class of notes with an earlier final scheduled payment date has been paid in full. As a result, a class of notes with a later maturity may absorb more losses than a class of notes with an earlier maturity.

[The interest rate cap agreement exposes you to counterparty risk of the cap counterparty]

[The issuing entity will enter into separate transactions under an interest rate cap agreement with respect to each class of floating rate notes because payments under the receivables are fixed monthly obligations while each class of floating rate notes will bear interest at a floating rate based on LIBOR.  The issuing entity will use payments made by the cap counterparty under the interest rate cap transaction to help make interest payments on the notes.

During those periods in which LIBOR is substantially greater than the applicable cap rate specified in each interest rate cap transaction, the issuing entity will be more dependent on receiving payments from the cap counterparty in order to make payments on the notes.  If the cap counterparty fails to pay the amounts due under each interest rate cap transaction, the amount of Available Funds in the current or any future period may be reduced and you may experience delays and/or reductions in the interest and principal payments on your notes.

A downgrade, suspension or withdrawal of any rating of the cap counterparty by a rating agency may result in the downgrade, suspension or withdrawal of the ratings assigned by such rating agency to any class (or all classes) of notes.  Investors should make their own determinations as to the likelihood of performance by the cap counterparty of its obligations under the interest rate cap agreement.  A downgrade, suspension or withdrawal of the rating assigned by a rating agency to a class of notes would likely have adverse consequences on the liquidity or market value of those notes.

If the interest rate cap agreement were to terminate early, a termination payment may be due to the issuing entity.  The amount of any termination payment will generally be based on the market value of the transactions under the interest rate cap agreement.  Any termination payment could, if market interest rates and other conditions have changed materially, be substantial.  If the cap counterparty fails to make a termination payment owed to the issuing entity, the issuing entity may not be able to enter into a replacement interest rate cap agreement and the amount of Available Funds in the current or any future period may be reduced.]

Risk of loss or delay in payment may result from delays in the transfer of servicing due to the servicing fee structure

Because the servicing fee is structured as a percentage of the Net Pool Balance of the receivables, the amount of the servicing fee payable to the servicer may be considered insufficient by potential replacement parties if servicing is required to be transferred at a later time in the transaction when the Net Pool Balance of the receivables is smaller than it was on the closing date. Due to the potential reduction in servicing fee as described in the foregoing sentence, it may be difficult to find a replacement servicer, as the case may be. Consequently, the time it takes to effect the transfer of servicing to a replacement servicer under such circumstances may result in delays and/or reductions in the interest and principal payments on your notes.

You may suffer losses due to receivables with low contract rates

Some receivables may have contract rates that are less than the interest rates on your notes. Interest paid on the higher contract rate receivables compensates for the lower contract rate receivables to the extent such interest is paid by the issuing entity as principal on your notes and additional overcollateralization is created. Excessive prepayments on the higher contract rate receivables may adversely impact your notes by reducing the interest payments available.

Prepayments, potential losses and a change in the order of priority of principal payments may result from an event of default under the indenture

An event of default under the indenture may result in payments on your notes being accelerated. As a result:

•	you may suffer losses on your notes if the assets of the issuing entity are insufficient to pay the amounts owed on your notes;

•	payments on your notes may be delayed until more senior classes of notes are repaid; and

•	your notes may be repaid earlier than scheduled, which may require you to reinvest your principal at a lower rate of return.

In addition, after an event of default under the indenture that results in acceleration of the notes (other than an event of default that arises from the issuing entity’s breach of a covenant, representation or warranty unless the receivables are sold), the issuing entity will not make any distributions of principal or interest on [the Class B notes until payment in full of principal and interest on the Class A notes].

The rate of depreciation of certain financed vehicles could exceed the amortization of the outstanding principal balance of the loans on those financed vehicles, which may result in losses

There can be no assurance that the value of any financed motor vehicle will be greater than the outstanding principal balance of the related receivable. New vehicles normally experience an immediate decline in value after purchase because they are considered to be used vehicles rather than vehicles that are new.  As a result, it is highly likely that the principal balance of the related receivable will exceed the value of the related vehicle during the earlier years of a receivable’s term.  Defaults during these earlier years are likely to result in losses because the proceeds of repossession are less likely to pay the full amount of interest and principal owed on the receivable.  The frequency and amount of losses may be greater for receivables with longer terms, because these receivables tend to have a somewhat greater frequency of delinquencies and defaults and because the slower rate of amortization of the principal balance of a longer term receivable may result in a longer period during which the value of the financed vehicle is less than the remaining principal balance of the receivable.  The frequency and amount of losses may also be greater for obligors with little or no equity in their vehicles because the principal balances for such obligors are likely to be greater for similar loan terms and vehicles than for obligors with a more significant amount of equity in the vehicle.  In addition, the value of a vehicle may also decline due to concerns regarding a manufacturer’s future viability which may, among other things, adversely affect the value of any associated manufacturer warranty.  In addition, concerns over the availability of spare parts due to supplier viability may also reduce the value of certain vehicles.

[Retention of the notes by the depositor or an affiliate of the depositor may reduce the liquidity of such notes

Some or all of one or more classes of notes may be retained or purchased by the depositor or an affiliate of the depositor.  Accordingly, the market for such a retained class of notes may be less liquid than would otherwise have been the case.  In addition, if retained notes of any class are subsequently sold in the secondary market, demand and market price for notes already in the market could be adversely affected.]

[Lack of available additional receivables during the revolving period could shorten the average life of your notes

During the revolving period, the issuing entity will not make payments of principal on the notes. Instead, the issuing entity will purchase additional receivables from the depositor. The purchase of additional receivables by the issuing entity will lengthen the average life of the notes compared to a transaction without a revolving period. However, an unexpectedly high rate of collections on the receivables during the revolving period, a significant decline in the number of receivables available for purchase or the inability of the depositor to acquire new receivables could affect the ability of the issuing entity to purchase additional receivables. If the issuing entity is unable to reinvest Available Funds by the end of the revolving period, then the average life of the notes may be less than anticipated.  A variety of unpredictable economic, social and other factors may influence the availability of additional receivables. You will bear all reinvestment risk resulting from a longer or shorter than anticipated average life of the notes.]

Recent economic developments may adversely affect the performance and market value of your notes

Over the past several years, major disruptions in the global financial markets caused a significant reduction in liquidity in the secondary market for asset-backed securities. While conditions in the financial markets and the secondary markets have recently improved, there can be no assurance that future events will not occur that could have a similar adverse effect on the liquidity of the secondary market or that under current conditions a secondary market for the notes will develop. The notes will not be listed on any securities exchange or any other trading or quotation system and will be subject to transfer restrictions. Therefore, in order to sell your notes, you must first locate a willing purchaser. The absence of a secondary market for the notes could limit your ability to resell them. Currently, no secondary market exists for the notes. We cannot assure you that a secondary market will develop. The initial purchasers currently intend to make a secondary market for the notes by making offers from time to time to buy notes that investors offer to them, but only at prices which in the initial purchasers’ judgment represent then current market prices. However, the initial purchasers are not obligated to offer to buy the notes and may stop making offers at any time. In addition, the initial purchasers’ offered prices, if any, may not reflect prices that other potential purchasers would be willing to pay were they given the opportunity. As a result, you may not be able to sell your notes when you want to do so, or you may not be able to obtain the price that you wish to receive.

See “Risk Factors ― The absence of a secondary market for the securities could limit your ability to resell your securities” in the prospectus.

The information relating to static pools may not reflect actual experience

There can be no assurance that the delinquency or loss experience information presented in this prospectus supplement with respect to Huntington’s vintage originations will reflect actual experience with respect to the receivables acquired by the issuing entity.

See “The Receivables Pool – Delinquency, Loss and Repossession Information” and “—Static Pool Information About Certain Previous Receivables Pools” in this prospectus supplement for delinquency and loss information regarding certain automobile loans originated and serviced by Huntington.

The [Class B] Notes are subject to greater risk because they are subordinated

The Class B notes bear a greater credit risk than the Class A notes because payments of principal of the Class B notes are subordinated as described herein to payments of principal of the Class A notes.

You may incur losses on your notes because of the subordination of your notes to notes with an earlier alphabetical designation as described in this prospectus supplement.

You may suffer losses because you have limited control over actions of the issuing entity and conflicts between classes of notes may occur

The Controlling Class will be the Class A notes until they are paid in full; thereafter, the [Class B notes].  In exercising any rights or remedies under the indenture, the holders of a class of notes may be expected to act solely in their own interests.  The holders of not less than a majority of the outstanding principal amount of the Controlling Class, under certain circumstances, have the right to waive servicer replacement events.  Consequently, the holders of [Class B notes] will not have the ability to waive servicer replacement events until the Class A notes have been paid in full.

In addition, the holders of not less than a majority of the outstanding principal amount of the Controlling Class will have the right to declare, and under certain circumstances to rescind the declaration of, an event of default under the indenture. Moreover, because the issuing entity has pledged its property under the indenture to secure payment on the notes, if an event of default has occurred, the indenture trustee may, and at the written direction of the holders of a majority of the outstanding principal amount of the Controlling Class of notes will, institute proceedings to realize upon the receivables or exercise any other remedies of a secured party, including selling the receivables. To the extent the indenture provides the right to direct the indenture trustee in the exercise of remedies after the occurrence of an event of default under the indenture, those rights will generally be exercised by the Controlling Class. Consequently, the holders of the Class B notes will not have the ability to declare or waive events of default under the indenture, or generally to participate in the direction of the exercise of remedies under the indenture, until the Class A notes have been paid in full.

The ratings of the notes may be withdrawn or lowered, or the notes may receive an unsolicited rating, which may adversely affect your notes

A security rating is not a recommendation to purchase, hold or sell securities inasmuch as a rating does not comment as to market price or suitability for a particular investor. The ratings assigned to the notes address the likelihood of the payment of principal and interest on the notes according to their terms but are solely the view of the assigning rating agency and are subject to any limitations that the assigning rating agency may impose. Similar ratings on different types of securities do not necessarily mean the same thing. To the extent the notes are rated by any rating agency, that rating agency may change its rating of the notes if that rating agency believes that circumstances have changed, the performance of the receivables has deteriorated, there were errors in analysis or otherwise. Any subsequent change in a rating will likely affect the price that a subsequent purchaser would be willing to pay for the notes and your ability to resell your notes.

The depositor expects that the notes will receive ratings from [two] nationally recognized statistical rating organizations hired by the sponsor to rate the notes. Ratings initially assigned to the notes will be paid for by the sponsor. The sponsor is not aware that any other NRSRO, other than the NRSROs hired by the sponsor to rate the notes, has assigned ratings to the notes. Securities and Exchange Commission rules state that the payment of fees by the sponsor, the issuing entity or an underwriter to rating agencies to issue or maintain a credit rating on asset-backed securities is a conflict of interest for rating agencies. In the view of the Securities and Exchange Commission, this conflict is particularly acute because arrangers of asset-backed securities transactions provide repeat business to the rating agencies

Under Securities and Exchange Commission rules aimed at enhancing transparency, objectivity and competition in the credit rating process, information provided by the sponsor or the underwriters to a hired NRSRO for the purpose of assigning or monitoring the ratings on the notes is required to be made available to each non-hired NRSRO in order to make it possible for non-hired NRSROs to assign unsolicited ratings to the notes. An unsolicited rating could be assigned at any time, including prior to the closing date. None of the depositor, the sponsor, the underwriters or any of their affiliates will have any obligation to inform you of any unsolicited ratings assigned to the notes, and these parties may be aware of unsolicited ratings assigned to the notes. Consequently, prospective investors should monitor whether an unsolicited rating of the notes has been assigned by a non-hired NRSRO and should consult with their financial and legal advisors regarding the impact of the assignment of an unsolicited rating to a class of notes. NRSROs, including the hired rating agencies, may have different methodologies, criteria, models and requirements. If any non-hired NRSRO assigns an unsolicited rating to the notes, there can be no assurance that the unsolicited rating will not be lower than the ratings provided by the hired rating agencies, which could adversely affect the market value of your notes and/or limit your ability to resell your notes. In addition, if the sponsor fails to make available to the non-hired NRSROs any information provided to any hired rating agency for the purpose of assigning or monitoring the ratings on the notes, a hired rating agency could withdraw its ratings on the notes, which could adversely affect the market value of your notes and/or limit your ability to resell your notes.

Furthermore, Congress or the Securities and Exchange Commission may determine that any NRSRO that assigns ratings to the notes no longer qualifies as a nationally recognized statistical rating organization for purposes of the federal securities laws and that determination may also have an adverse effect on the market price of the notes.

Federal financial regulatory legislation could have an adverse effect on Huntington, the depositor and the issuing entity, which could result in losses or delays in payments on your notes

On July 21, 2010, President Obama signed into law the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act” ), which generally became effective on July 16, 2011, except that many provisions will not take effect for a year or more and many will require implementing regulations to be issued. The Dodd-Frank Act, amongst other things:

•	The Dodd-Frank Act affects the offering, marketing and regulation of consumer financial products and services offered by financial institutions. In addition, it creates the Bureau of Consumer Financial Protection (the “BCFP” ) a new agency responsible for administering and enforcing the laws and regulations for consumer financial products and services;

•	creates a new framework for the regulation of over-the-counter derivatives activities;

•	strengthens the regulatory oversight of securities and capital markets activities by the SEC; and

•	creates a liquidation framework for the resolution of bank holding companies and other non-bank financial companies defined as “covered financial companies” or their “covered subsidiaries.”

The BCFP will have supervision, examination and enforcement authority over the consumer financial products and services of certain non-depository institutions and large insured depository institutions, including the ability to define and regulate unfair and deceptive practices. This may result in increased cost of operations due to greater regulatory oversight, supervision and examination and limitations on Huntington’s ability to expand product and service offerings due to stricter consumer protection laws and regulations.

The Dodd-Frank Act increases the regulation of the securitization markets.  For example, it will require securitizers or originators to retain an economic interest in a portion of the credit risk for any asset that they securitize or originate. It will also give broader powers to the SEC to regulate credit rating agencies and adopt regulations governing these organizations and their activities.  Compliance with the implementing regulations under the Dodd-Frank Act or the oversight of the SEC or BCFP, as applicable, may impose costs on, create operational constraints for, or place limits on pricing with respect to banks and other financial companies such as Huntington. Until implementing regulations are issued, no assurance can be given that these new requirements imposed by the Dodd-Frank Act will not have a significant impact on the servicing of the receivables, on the regulation and supervision of the servicer, the sponsor, the originator, the depositor, the issuing entity or their respective affiliates.  Additionally, no assurances can be given that the liquidation framework for the resolution of “covered subsidiaries” would not apply to certain subsidiaries and affiliates of Huntington, including the depositor and the issuing entity. See "Certain Material Insolvency Aspects of the Offering – Certain Insolvency Considerations Under the Dodd-Frank Act Orderly Liquidation Authority Provisions” in the accompanying prospectus.

Our accounting treatment of the transfer of receivables to the depositor may increase the FDIC’s repudiation and other powers in a receivership of Huntington, the depositor or the issuing entity

We will not know until shortly before the issuance and sale of your notes whether we will be permitted to record the transfer of receivables as a sale under generally accepted accounting principles.  If the FDIC were named as receiver or conservator of Huntington, we expect that the FDIC’s power as receiver or conservator to repudiate the transfer of receivables and certain measures of damages will be governed by the an FDIC regulation entitled “Treatment of financial assets transferred in connection with a securitization or participation,” which provides a safe harbor from the exercise of FDIC receivership or conservatorship powers (the  “FDIC Safe Harbor Rule”).  The FDIC Safe Harbor Rule provides a greater degree of protection to investors in securitizations of assets that have been transferred by insured depository institutions in transactions that are accounted for as sales under generally accepted accounting principles than it does to investors in securitizations for which the securitized assets remain on the balance sheet of the transferring institution.   If we are not permitted to account for the transfer of assets as a sale under generally accepted accounting principles the FDIC will have greater rights to repudiate the transaction than would have been the case if the transfer were accounted for as a sale.  This could have a material adverse impact on you by exposing you to the FDIC claims process and to the risk of prepayment of your notes.  See “Certain Material Insolvency Aspects of the Offering – Certain Insolvency Considerations Under the Federal Deposit Insurance Act—FDIC Safe Harbor Rule” in the accompanying prospectus.

Our accounting treatment of the transaction may also affect whether the issuing entity would be a covered subsidiary under the Orderly Liquidation Authority created pursuant to the Dodd-Frank Act and thus potentially subject to an FDIC receivership under that statute in addition to potentially being a debtor in a case under the Bankruptcy Code.  See “Certain Material Insolvency Aspects of the Offering – Certain Insolvency Considerations Under the Dodd-Frank Act Orderly Liquidation Authority Provisions” in the accompanying prospectus.

USE OF PROCEEDS

The depositor will use the net proceeds from the offering of the notes to:

•	purchase the receivables from Huntington;
•	[deposit the pre-funded amount, if any, into the pre-funding account;]
•	make (on behalf of the issuing entity) the initial deposit into the reserve account; and
•	pay (on behalf of the issuing entity) the premiums due to the cap counterparty under the interest rate cap agreement on the closing date;
THE ISSUING ENTITY

Limited Purpose and Limited Assets

Huntington Auto Trust 20[  ]-[ ] is a[ statutory trust] [common law trust ] that will be formed prior to the closing date under the laws of the [State of Delaware] by the depositor for the purpose of owning the receivables and issuing the notes. The issuing entity will be established and operated pursuant to a trust agreement. Huntington will be the “administrator”  of the issuing entity. [The depositor] will be the initial holder of the issuing entity’s certificate.

The issuing entity will engage in only the following activities:

•	issuing the notes and the certificate;
•	making payments on the notes and distributions on the certificate;
•	selling, transferring and exchanging the notes and the certificates;
•	[entering into and performing its obligations under the interest rate cap agreement;]
•	acquiring, holding and managing the receivables and other assets of the issuing entity;
•	pledging the receivables and other assets of the issuing entity pursuant to the indenture;
•	entering into and performing its obligations under the transfer agreements; and
•
taking any action necessary, suitable or convenient to fulfill the role of the issuing entity in connection with the foregoing activities or engaging in other activities, as may be required in connection with conservation of the assets of the issuing entity and the making of payments on the notes and distributions on the certificate.

Capitalization of the Issuing Entity

The following table illustrates the expected assets of the issuing entity as of the closing date:

Receivables	$
[Pre-funding Account]	$
Reserve Account	$
$
The following table illustrates the expected liabilities of the issuing entity as of the closing date:

Class A-1 Asset Backed Notes	$
Class A-2-A Asset Backed Notes	$
Class A-2-B Asset Backed Notes	$
Class A-3-A Asset Backed Notes	$
Class A-3-B Asset Backed Notes	$
Class A-4 Asset Backed Notes	$
Class B Asset Backed Notes	$
Total	$

The issuing entity will also issue to the depositor a certificate, which is not offered by this prospectus supplement. The depositor may, at its discretion, retain the certificate or transfer it to one or more of its affiliates or to independent third parties. On each payment date, the holder of the certificate will be entitled to any funds remaining on that payment date after all deposits and distributions of higher priority, as described in “The Notes—Priority of Payments.”

The issuing entity’s fiscal year ends on [December 31st].

The issuing entity’s trust agreement, including its permissible activities, may be amended in accordance with the procedures described in “The Transaction Documents—Amendment Provisions” in this prospectus supplement.

The issuing entity’s principal offices are in [Wilmington, Delaware], in care of [                  ], as owner trustee, at the address listed in “The Trustees—The Owner Trustee” below.

For a description of the roles and responsibilities of the indenture trustee, see “Description of the Indenture” in the prospectus and “The Trustees” in this prospectus supplement.

The Issuing Entity’s Property

The primary assets of the issuing entity will be the receivables, which are amounts owed by individuals under motor vehicle retail installment sales contracts and/or installment loans with respect to new or used automobiles or light-duty trucks originated by Huntington.

The notes will be collateralized by the receivables and the other issuing entity property. The issuing entity property will consist of all the right, title, interest, claims and demands of the issuing entity in and to:

•
the receivables acquired by the issuing entity from the depositor on the closing date [and on each Funding Date] and payments made on the receivables after the Cut-off Date, including any Liquidation Proceeds;

•	the receivable files relating to the original motor vehicle retail installment sales contracts and/or installment loans evidencing the receivables;

•	the security interests in the financed vehicles;

•	any other property securing the receivables;

•
funds on deposit in [the reserve account], the collection account, [the pre-funding account] and the principal distribution account and any other accounts established pursuant to the indenture, trust agreement or sale and servicing agreement, and all cash, investment property and other property from time to time credited thereto and all proceeds thereof (including investment earnings, net of losses and investment expenses, on amounts on deposit);

•
the sale and servicing agreement, which includes an assignment of the rights of the depositor, as buyer, under the asset purchase agreement (including the right of the depositor to have the originator repurchase receivables for breaches of representations and warranties thereunder);

•	all rights of the originator under agreements with the dealers relating to receivables;

•	rights to proceeds under insurance policies that cover the obligors under the receivables or the financed vehicles;

•	all rights under Huntington Debt Forgiveness Policies;

•	all enforcement and other rights under the Uniform Commercial Code and other applicable law in respect of any or all of the foregoing;

•	all present and future claims, demands, causes of action and causes in action in respect of any or all of the foregoing;

•	[rights of the issuing entity under the interest rate cap agreement and any payments received from the cap counterparty under the interest rate cap agreement; and]

•	the proceeds of any and all of the above.

The issuing entity will pledge the issuing entity property to the indenture trustee under the indenture.

THE TRUSTEES

The Owner Trustee

[                ] is the “owner trustee”  of the issuing entity under the trust agreement. [                   ]is a [            ] and its principal offices are located at [                 ].

The owner trustee’s liability in connection with the issuance and sale of the notes is limited solely to the express obligations of the owner trustee set forth in the trust agreement. [               ] is not affiliated with Huntington, the depositor or any of their affiliates. Huntington and its affiliates may maintain normal commercial banking or investment banking relations with the owner trustee and its affiliates. The servicer will be responsible for paying the owner trustee’s fees and for indemnifying the owner trustee against specified losses, liabilities or expenses incurred by the owner trustee in connection with the transfer agreements, the trust agreement and the administration agreement. To the extent these fees and indemnification amounts are not paid by the servicer, they will be payable out of Available Funds as described in “The Notes—Priority of Payments” in this prospectus supplement.

[            ] has served and currently is serving as owner trustee for numerous securitization transactions and programs involving pools of motor vehicle receivables.

[                ] is subject to various legal proceedings that arise from time to time in the ordinary course of business. [                     ] does not believe that the ultimate resolution of any of these proceedings will have a materially adverse effect on its services as owner trustee.

For a description of the duties and responsibilities of the owner trustee, limitations under the transaction agreements, indemnification provisions that entitle the owner trustee to be indemnified from the cash flow that would otherwise be used to pay the Notes, any contractual provisions or understandings regarding the owner trustee’s removal, replacement or resignation, as well as how the expenses associated with changing from one owner trustee to anotherowner trustee will be paid, see “The Transaction Documents—The Owner Trustee and the Indenture Trustee” in the accompanying prospectus.

The Indenture Trustee

[                 ], a [                      ], is the “indenture trustee”  under the indenture for the benefit of the noteholders.  [                           ] principal corporate trust office is located at [                        ].

The indenture trustee’s duties are limited to those duties specifically set forth in the indenture. [                          ] is not affiliated with Huntington, the depositor or any of their affiliates. Huntington and its affiliates may maintain normal commercial or investment banking relations with the indenture trustee and its affiliates. The servicer will be responsible for paying the indenture trustee’s fees and for indemnifying the indenture trustee (including its officers, directors, employees and agents) against specified losses, liabilities or expenses incurred by the indenture trustee in connection with the indenture, the transfer agreements, the administration agreement, and any other Transaction Documents. To the extent these fees and indemnification amounts are not paid by the servicer, they will be payable out of Available Funds as described in “The Notes—Priority of Payments” in this prospectus supplement.

[                   ] has served and currently is serving as indenture trustee for numerous securitization transactions and programs involving pools of motor vehicle receivables.

[                        ] is subject to various legal proceedings that arise from time to time in the ordinary course of business. [                    ] does not believe that the ultimate resolution of any of these proceedings will have a materially adverse effect on its services as indenture trustee.

For a description of the duties and responsibilities of the indenture trustee, limitations under the transaction agreements, indemnification provisions that entitle the indenture trustee to be indemnified from the cash flow that would otherwise be used to pay the Notes, any contractual provisions or understandings regarding the indenture trustee’s removal, replacement or resignation, as well as how the expenses associated with changing from one indenture trustee to another indenture trustee will be paid, see “Description of the Indenture” and “The Transaction Documents—The Owner Trustee and the Indenture Trustee” in the accompanying prospectus and “The Transaction Documents” in this prospectus supplement.

THE DEPOSITOR

The depositor, Huntington Funding, LLC has been formed prior to the closing date as a Delaware limited liability company that is a special purpose subsidiary of Huntington. The principal place of business of the depositor is at 41 South High Street, Columbus, Ohio 43287. You may also reach the depositor by telephone at (614) 480-8300. The depositor has been formed to accept from the sponsor certain motor vehicle retail installment sale contracts and/or installment loans originated or purchased by the sponsor; to own, sell, and assign the receivables to issuing entities formed by the depositor and to sell one or more series of securities.

THE SPONSOR

Huntington was organized in 1866.  Huntington is a wholly-owned subsidiary of Huntington Bancshares Incorporated (“Bancshares”), which is a multi-state diversified financial holding company organized under Maryland law in 1966 and headquartered in Columbus, Ohio.  Huntington and Bancshares operate in a heavily regulated environment and changes in laws and regulations affecting them and their subsidiaries may have an impact on their operations.  As a registered financial holding company, Bancshares is subject to the supervision of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”).  Bancshares is required to file with the Federal Reserve Board reports and other information regarding its business operations and the business operations of its subsidiaries.

Huntington, as well as other subsidiaries of Bancshares, provide full-service commercial and consumer banking services, mortgage banking services, automobile financing, equipment leasing, investment management, trust services, brokerage services, and other insurance and financial products and services.

Huntington’s and Bancshares’s principal executive offices are located at 41 South High Street, Columbus, Ohio 43287, and the telephone number is (614) 480-8300.

As of [          ], Bancshares had consolidated assets, deposits and shareholder’s equity of approximately $[   ] billion, $[   ] billion and $[   ] billion, respectively, and Huntington had consolidated assets, deposits and shareholder’s equity of approximately $[   ] billion, $[   ] billion and $[   ] billion, respectively.

Additional information regarding the sponsor is described in “The Sponsor” in the accompanying prospectus.

THE ORIGINATOR

Huntington originated all of the receivables included in the transaction described in this prospectus supplement.  Huntington has been originating auto loan receivables for over 50 years.

The following table contains information about auto loan receivables originated by Huntington during each of the periods indicated:

Year Ended December 31,
	2005	2006	2007	2008	2009	2010
Number of receivables originated

Aggregate Outstanding Principal Balance

Average Outstanding Principal Balance

Average original term (in months)

Percentage by principal balance of new vehicle

Year-to-Date April 30, 2010
Number of receivables originated

Aggregate Outstanding Principal Balance

Average Outstanding Principal Balance

Average original term (in months)

Percentage by principal balance of new vehicle

THE SERVICER

General

Huntington is a national banking association organized under the laws of the United States of America, with principal executive offices at Huntington Center, 41 South High Street, Columbus, Ohio 43287, and the

telephone number is (614) 480-8300.  Huntington’s business is subject to examination and regulation by federal banking authorities.  Its primary federal bank regulatory authority is the Office of the Comptroller of the Currency.

The servicer has been servicing its originated auto loan receivables for over 50 years.  Huntington’s serviced portfolio of motor vehicle retail installment sale contracts and loans includes, as of [     ], approximately [       [ motor vehicle retail installment sale contracts and loans with an aggregate outstanding principal balance of $[     ] billion.

Huntington has more than 145 years of serving the financial needs of its customers.  Huntington, along with its affiliated companies, provides innovative retail and commercial financial products and services through over [   ] regional banking offices in Indiana, Kentucky, Michigan, Ohio, Pennsylvania, and West Virginia.  Huntington also offers retail and commercial financial services online at huntington.com; through its technologically advanced, 24-hour telephone bank; and through its network of almost [    ] ATMs.  Selected financial service activities are also conducted in other states including:  Private Financial and Capital Markets Group offices in Florida; and Mortgage Banking offices in Maryland and New Jersey.  Huntington Insurance offers retail and commercial insurance agency services in Ohio, Pennsylvania, Michigan, Indiana and West Virginia.  International banking services are made available through the headquarters office in Columbus, a limited purpose office located in the Cayman Islands, and another located in Hong Kong.  Huntington currently provides vehicle and dealer financing to approximately [    ] retail customers and more than [    ] motor vehicle dealers.

Huntington provides financial services to and through motor vehicle dealers in its primary operating states of Ohio, Michigan, Indiana, Kentucky, Pennsylvania, Tennessee, Massachusetts, Rhode Island, Vermont, Maine, New Hampshire, New Jersey and Virginia.  The primary financial services in Huntington’s motor vehicle financing program are:

•
Retail financing — the origination of dealer assisted loans, vehicle leases and retail installment contracts at motor vehicle dealerships to finance the acquisition of motor vehicles by dealership customers.

•	Wholesale financing — making loans to motor vehicle dealers to finance the purchase of vehicle inventory, also known as floorplan financing.

•	Other financing — making loans to dealers for working capital, improvements to dealership facilities and acquisitions of real estate.

Servicing

Huntington, as servicer, will be responsible for managing, administering, servicing and making collections on the Huntington receivables (the “Huntington receivables”) in accordance with its customary servicing practices for automobile loans under a sale and servicing agreement among the issuing entity, the depositor, the indenture trustee and Huntington.  Collections on the Huntington receivables are not segregated from Huntington’s own corporate funds prior to being remitted to an account designated by the servicer.

Collection activities generally begin with an automated system-generated late notice issued to the customer at the end of the grace period.  Telephone contacts via an automated dialer system begin as early as 5 days past due and are augmented with collector system-generated letters.  Where it is determined that a delinquent borrower has provided the telephone number for a cellular telephone, the automatic dialer system is not used and collector system-generated letters are the exclusive means of contact.  Each account managed by collections personnel is assigned a behavior score, based on account and creditor attributes.  This score for an account governs the collections strategy that may be used with respect to that account.  The score is updated monthly and changes in the score can lead to changes in such collection strategy with respect to the account.  Higher scoring accounts may receive fewer inquiries from collectors, while lower scoring accounts are contacted more aggressively.

With respect to contracts that are between 45 and 120 days delinquent, late stage collection personnel initiate contact with the delinquent obligor by telephone and/or letters tailored to specific variables based on the term of the delinquency, the behavior score and the history of the account.  If attempts to contact the delinquent obligor have failed, the collection officer may attempt to contact the obligor’s references.  Repossession procedures begin when all other collection efforts are exhausted, generally in the 60-70 days past due range.

Repossessions are carried out pursuant to applicable state law.  Huntington follows specific procedures with respect to repossessions and uses unaffiliated independent contractors to perform repossessions.  Once a motor vehicle is repossessed, a notice of repossession is sent to the obligor, detailing the requirements that must be met in order for the obligor to redeem the financed vehicle.  Motor vehicles that remain unredeemed beyond a specified period are remarketed through auction sales.  Huntington has a distinct group within the collections function to manage all bankruptcy filings.  A bankruptcy filing in and of itself does not trigger repossession activity.

The policy of Huntington is to charge-off the contract prior to the end of the month in which the contract becomes 120 days past due, or if the financed vehicle securing the delinquent contract is repossessed, to charge-off the contract no later than 60 days after repossession.  It is Huntington’s policy to pursue any deficiencies remaining after full charge-off of the contract or after repossession and sale of the related motor vehicle when and to the extent practical and legally permitted.  Collection personnel continue to contact the obligors to establish repayment schedules or to repossess the related financed vehicle until a final resolution is achieved, except as such contacts are limited by bankruptcy or other applicable law.  Huntington also engages in the sale of charged-off receivables on a regular basis.  This strategy is based on achieving a maximum return on all deficiency balances.  Huntington is entitled to recover its expenses reasonably allocated to repossession and liquidation of a financed vehicle, provided that such reimbursement with respect to any receivable is limited to the cash proceeds of the sale of such financed vehicle or any deficiency obtained from the related receivable obligor.

Huntington is required to remit, within two business days of receipt, to the collection account all collections relating to the receivables.

Huntington is required to make monthly advances under the sale and servicing agreement on each remittance date from its own funds or from amounts held for future distributions in an amount equal to the interest portion of all monthly payments that were (i) due on the Huntington receivables during the applicable collection period and were delinquent at the close of business on the last day of the collection period immediately preceding such remittance date or (ii) not due during the applicable collection period because payment in such collection period was deferred by Huntington.  Huntington’s obligation to pay monthly advances with respect to a receivable shall cease if Huntington determines, in its good faith judgment, that advances with respect to such receivable are non-recoverable by Huntington from Liquidation Proceeds or otherwise from amounts allocable to interest with respect to such receivable.  Huntington is entitled to recover its advances from collections on the Huntington receivable, provided that such reimbursement (to the extent that the advances are deemed recoverable) with respect to any receivable is limited to Liquidation Proceeds, insurance proceeds and recoveries with respect to such receivable.

Additional information about the Huntington’s servicing policies and procedures is described in “Origination and Servicing Procedures; Underwriting Criteria” in the accompanying prospectus.

Receivables may be purchased by the servicer upon discovery by any of the servicer, the sponsor, the depositor, the issuing entity or the indenture trustee of a breach of certain servicing covenants set forth in the sale and servicing agreement.  On or before the last day of the first collection period commencing after its receipt of notice by the party who discovered the breach, and if the breach has not yet been cured by such date, the servicer will purchase from the issuing entity the receivable affected by such breach.

Neither the servicer nor any of its directors, officers, employees or agents will be liable to the issuing entity, the depositor, the indenture trustee, the owner trustee, or the noteholders for any action taken or for refraining from the taking of any action pursuant to the sale and servicing agreement; provided, however, that the servicer will be liable by reason of willful misfeasance, bad faith or negligence in the performance of its duties.

THE CUSTODIAN

[Huntington] will act as custodian for the benefit of and as bailee of the issuing entity and the indenture trustee, upon appointment by the issuing entity under the sale and servicing agreement.  As custodian, [Huntington] will maintain, in accordance with its customary servicing practices, accurate and complete accounts, records and computer systems with respect to each receivable file delivered to it by the issuing entity on the closing date.  [Huntington’s] appointment as custodian will become effective on the closing date and will continue in full force and effect unless and until the servicer or any successor servicer is terminated by the issuing entity or by holders of a majority of the outstanding principal amount of the notes of the Controlling Class.  The indenture trustee or, with the consent of the indenture trustee, the owner trustee, may terminate [Huntington’s] appointment as custodian, with cause, at any time upon written notification to [Huntington].  No more than [five] business days after any termination, [Huntington] will deliver the receivable files to the indenture trustee or its agent at a place designated by the indenture trustee.

[THE CAP COUNTERPARTY]

[                             ] is organized as a [            ] under the laws of [            ]. [To be inserted: description of the general character of the business of the cap counterparty.]

The long-term credit rating assigned to the cap counterparty by Moody’s is currently “[    ]” and by Standard and Poor’s is currently “[    ].” The short term credit rating assigned to the cap counterparty by Moody’s is currently “[    ]” and by Standard and Poor’s is currently “[    ].”

Upon the occurrence of an event of default or termination event specified in the interest rate cap agreement, the interest rate cap agreement may be replaced with a replacement interest rate cap agreement.

Based on a reasonable good faith estimate of maximum probable exposure, the significance percentage of the interest rate cap agreement is less than 10%.]

[Insert required financial information for the cap counterparty if the significance percentage of the interest rate cap agreement is more than 10% as required by Item 1115(b) of Regulation AB.]

AFFILIATIONS AND CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Huntington, as originator, custodian, sponsor, [servicer and administrator], is a wholly owned subsidiary of Bancshares. The depositor is a wholly owned special purpose subsidiary of Huntington. The issuing entity is a wholly owned special purpose subsidiary of the depositor. The owner trustee and the indenture trustee are entities that the sponsor and its affiliates have other banking relationships with directly or with their affiliates in the ordinary course of their businesses. In some instances the owner trustee and the indenture trustee act in similar capacities for other asset-backed transactions of the sponsor for similar or other asset types.

[REPURCHASE HISTORY]

[For a series of securities having an initial bona fide offering on or after February 14, 2012:

The following table provides information regarding the demand, repurchase and replacement history with respect to receivables securitized by [Huntington] during the period from [            ] to [            ].

Name of Issuing Entity	Receivables That Were Subject of Demand		Receivables That Were Repurchased or Replaced		Receivables Pending Repurchase or Replacement (within cure period)		Demand in Dispute		Demand Withdrawn		Demand Rejected
Huntington Auto Trust 20[ ]-[ ]	# $	%	# $	%	# $	%	# $	%	# $	%	# $	%
Huntington Auto Trust 20[ ]-[ ]	# $	%	# $	%	# $	%	# $	%	# $	%	# $	%
Huntington Auto Trust 20[ ]-[ ]	# $	%	# $	%	# $	%	# $	%	# $	%	# $	%

Total	# $	%	# $	%	# $	%	# $	%	# $	%	# $	%

[Insert disclosure regarding the most recent Form ABS-15G filed by the depositor and the CIK number of the depositor.]]

THE RECEIVABLES POOL

The issuing entity will own a pool of receivables consisting of auto loan receivables secured by new and used automobiles and light-duty trucks. The pool will consist of the receivables that the originator will sell to the depositor on the closing date, and that the depositor will simultaneously transfer to the issuing entity on the closing date. The receivables will include payments on the receivables that are made after the Cut-off Date.

The characteristics set forth in this section are based on the statistical pool as of the Statistical Cut-off Date. The statistical pool consists of receivables owned by the originator that met the criteria below as of the Statistical Cut-off Date. The originator will originate additional receivables after the Statistical Cut-off Date that may be included in the receivables pool. In addition, some amortization of the receivables will have occurred since the Statistical Cut-off Date and some receivables included in the statistical pool will have prepaid in full or have been determined not to meet the eligibility criteria described below and therefore will not be included in the receivables pool. The receivables pool will be selected from (i) the statistical pool, (ii) receivables originated after the Statistical Cut-off Date and (iii) receivables originated prior to the Statistical Cut-off Date which, in each case, satisfy the eligibility criteria as of the Cut-off Date. The characteristics of the receivables pool sold to the issuing entity on the closing date as of the Cut-off Date may vary somewhat from the characteristics of the receivables as of the Statistical Cut-off Date illustrated in the tables below.

Selection Criteria Applicable to Selection of Receivables

The receivables sold to the issuing entity on the closing date will be selected for inclusion in the pool by several selection criteria. These criteria include, among other things, the requirement that each receivable:

•	had a remaining term to maturity, as of the Cut-off Date, of at least [ ] months and not more than [ ] months;

•	had an original maturity of not less than [ ] months and not more than [ ] months;

•
is a fully-amortizing, fixed rate Simple Interest Receivable that provides for level scheduled monthly payments (except for the last payment, which may be minimally different from the level payments) over its remaining term and, as of the Cut-off Date, had a contract rate of not less than [  ]% per annum or more than [  ]% per annum;

•	is secured by a financed vehicle that, as of the Cut-off Date, had not been repossessed without reinstatement of such receivable;

•	had not been identified in the records of the servicer as relating to an obligor who has filed for bankruptcy or is the subject of bankruptcy proceedings as of the Cut-off Date;

•	had no default, breach, violation or event permitting acceleration under the terms of the receivable, other than a current payment delinquency of not more than [ ] days as of the cutoff date;

•	had a remaining principal balance, as of the Cut-off Date, of at least $[ ]and not greater than $[ ]; and

•	had a FICO score not less than 660.

[Additional receivables sold by the depositor to the issuing entity during the revolving period must meet substantially similar criteria. However, these criteria will not ensure that each subsequent pool of additional receivables will share the exact characteristics of the initial pool of receivables. As a result, the composition of the aggregate pool of receivables will change if additional receivables are purchased by the issuing entity during the revolving period.]

The receivables will be selected from the portfolio of auto loan receivables for new and used vehicles acquired by the originator from dealers or originated through dealers and serviced by the servicer, in each case meeting the criteria described above and in the prospectus. No selection procedures believed by the originator to be materially adverse to the noteholders will be utilized in selecting the receivables. As of the Statistical Cut-off Date, no receivable in the statistical pool has a scheduled maturity later than [                ].

As of the Statistical Cut-off Date, the receivables in the statistical pool described in this prospectus supplement had an aggregate principal balance of $[                  ].  As of the Cut-off Date, the receivables sold to the issuing entity on the closing date are expected to have an aggregate principal balance of approximately $[             ].

The composition, geographic distribution by state of the obligor, distribution by outstanding principal balance, distribution by contract rate, distribution by remaining term and distribution by FICO Score, in each case of the receivables as of the Statistical Cut-off Date, are set forth in the tables below.

Composition of the Receivables Pool

As of the Statistical Cut-off Date

Aggregate Principal Balance
Number of Contracts
Average Principal Balance Outstanding
Average Original Principal Balance
Original Principal Balance (range)
Weighted Average Contract Rate(1)
Contract Rate (range)
Weighted Average Original Term(1)
Original Term (range)
Weighted Average Remaining Term(1)
Remaining Term (range)
Weighted Average Seasoning(1)
Weighted Average FICO Score(1)(2)
Weighted Average LTV(1)(3)
Percentage of Aggregate Principal Balance of Receivables for New Vehicles
Percentage of Aggregate Principal Balance of Receivables for Used Vehicles
____________

(1)	Weighted by principal balance as of the Statistical Cut-off Date.

(2)
FICO®  scores are calculated as of the origination of the related receivables and excludes obligors for which no FICO® score was available as of origination of the related receivable.  FICO® is a federally registered trademark of Fair, Isaac & Company. A FICO® score is a measurement determined by Fair, Isaac & Company using information collected by the major credit bureaus to assess credit risk. Data from an independent credit reporting agency, such as a FICO® score, is one of several factors that may be used by the originator in its credit scoring system to assess the credit risk associated with each applicant, see “Origination and Servicing Procedures; Underwriting Criteria” in the accompanying prospectus. FICO® scores are based on independent third party information, the accuracy of which cannot be verified. FICO® scores should not necessarily be relied upon as a meaningful predictor of the performance of the receivables.

(3)
The “loan-to-value ratio” (or “LTV” ) for a receivable secured by a new vehicle is equal to the original amount financed divided by the manufacturer’s suggested retail price for that vehicle.  The LTV for a receivable secured by a used vehicle is equal to the original amount financed divided by the retail price for that vehicle as set forth in the applicable N.A.D.A. Official Used Car Guide.  Amounts relating to LTV are calculated excluding LTVs for which no manufacturer’s suggested retail price or retail price for that vehicle was available.

Geographic Distribution of the Receivables as of the Statistical Cut-off Date

State(1)	Number of Receivables	Percentage of Number of Receivables(2)	Aggregate Outstanding Principal Balance	Percentage of Aggregate Outstanding Principal Balance(2)	Weighted Average FICO(3)	Weighted Average LTV(3)
%

TOTALS:						%
_________

(1)	Based on the billing addresses of the obligors as of the Statistical Cut-off Date.
(2)	May not add to 100.00% due to rounding.
(3)	Weighted by principal balance as of the Statistical Cut-off Date.
(4)	Less than 0.01% but greater than 0.00%.

Distribution by Outstanding Principal Balance of the Receivables as of the Statistical Cut-off Date

Range of Principal Balance	Number of Receivables	Percentage of Number of Receivables(1)	Aggregate Outstanding Principal Balance	Percentage of Aggregate Outstanding Principal Balance(1)
%

TOTALS:				%
_________

(1)           May not add to 100.00% due to rounding.
(2)           Weighted by principal balance as of the Statistical Cut-off Date.

Distribution by Contract Rate of the Receivables as of the Statistical Cut-off Date

Range of Contract Rates	Number of Receivables	Percentage of Number of Receivables(1)	Aggregate Outstanding Principal Balance	Percentage of Aggregate Outstanding Principal Balance(1)
%

TOTALS:				%
_________

(1)	May not add to 100.00% due to rounding.
(2)	Weighted by principal balance as of the Statistical Cut-off Date.
(3)	Less than 0.01% but greater than 0.00%.

Distribution by Remaining Term to Maturity of the Receivables as of the Statistical Cut-off Date

Remaining Term to Maturity (in months)(1)	Number of Receivables	Percentage of Number of Receivables(2)	Aggregate Outstanding Principal Balance	Percentage of Aggregate Outstanding Principal Balance(2)	Weighted Average FICO(3)

TOTALS:
_________

(1)	Assumes that all monthly payments of simple interest loans are made on their respective due dates.
(2)	May not add to 100.00% due to rounding.
(3)	Weighted by principal balance as of the Statistical Cut-off Date.

Distribution by Original FICO Score of the Receivables as of the Statistical Cut-off Date

FICO (Range)(1)	Number of Receivables	Percentage of Number of Receivables(2)	Aggregate Outstanding Principal Balance	Percentage of Aggregate Outstanding Principal Balance(2)	Weighted Average FICO(3)

TOTALS:
_________

(1)
FICO®  scores are calculated as of the origination of the related receivables and excludes receivables for which no FICO® score was available as of the origination of the related receivable.  FICO® is a federally registered trademark of Fair, Isaac & Company. A FICO® score is a measurement determined by Fair, Isaac & Company using information collected by the major credit bureaus to assess credit risk. Data from an independent credit reporting agency, such as FICO® score, is one of several factors that may be used by the originator in its credit scoring system to assess the credit risk associated with each applicant, see “Origination and Servicing Procedures; Underwriting Criteria” in the accompanying prospectus. FICO® scores are based on independent third party information, the accuracy of which cannot be verified. FICO® scores should not necessarily be relied upon as a meaningful predictor of the performance of the receivables.

(2)	May not add to 100.00% due to rounding.

(3)	Weighted by principal balance as of the Statistical Cut-off Date.

Delinquency, Loss and Repossession Information

The tables below summarize the delinquency, repossession and loss experience of the portfolio of indirect auto loan receivables owned and serviced by Huntington. The data includes all auto loan receivables currently owned by Huntington, whether originated, purchased or acquired as the result of bank mergers and reflects auto loan receivables that were originated or underwritten under criteria that may be different from the receivables held by the issuing entity. Accordingly, the delinquency and loss figures presented below may not be representative of the receivables held by the issuing entity and no assurances can be given that the repossession, delinquency and loss experience presented in the following tables will be indicative of the actual experience on the receivables held by the issuing entity. [Charts to be updated w/ appropriate years.]

The Reviewer’s Review of Pool Assets

Huntington and the depositor (collectively, referred to herein as the “reviewer”) has performed a review (the “pool review”) for the purpose of providing reasonable assurance that the disclosure regarding the pool assets in this prospectus supplement and the accompanying prospectus is accurate in all material respects.  The pool review is comprised of two components.   The first component of the pool review (the “process component”) entailed consideration of ongoing processes and procedures used by Huntington; the second component of the pool review (the “data and disclosure component”) entailed consideration of the performance of specified actions with respect to disclosure about the pool of receivables and the underlying data on which that disclosure was based.  For certain aspects of the pool review, the reviewer engaged a third party to assist.  The reviewer designed the procedures used in the pool review, assume responsibility for the sufficiency of those procedures, and attribute to itself all findings and conclusions of the pool review.

For the process component of the pool review, the reviewer monitored internal reports and developments with respect to internal processes and procedures that are designed to maintain and enhance the accuracy, efficiency and reliability of receivables systems and operations. Huntington has a robust set of controls, processes and procedures that it employs for this purpose. Quality assurance testing of previously originated receivables, for example, checks for compliance with applicable underwriting criteria and documentation requirements and accurate entry of data into the principal databases and other management information systems of the sponsor and the servicer (the “information databases”).  Internal processes and procedures are in place for many other [purposes][functions], including business efficiency, profitability analysis, performance monitoring, and review of predictive measurements like expected losses.

The process component of the pool review also included consideration by the reviewer of additional factors and information, including without limitation its knowledge of its ongoing daily originations and underwriting practices, quality assurance and performance measures conducted by it and other periodic reviews.

The data and disclosure component of the pool review tested the accuracy of the individual receivables data contained in Huntington’s information databases. The information databases were used to assemble an electronic data tape containing relevant data on the receivables pool. From this tape, the depositor constructed the pool composition and stratification tables in “The Receivables Pool” in this prospectus supplement and verified the eligibility criteria in “The Receivables Pool—Selection Criteria Applicable to the Selection of Receivables” in this prospectus supplement and the representations and warranties described in “The Receivables — The Receivables Pools” and “The Transaction Documents—Representations and Warranties” in the accompanying prospectus.

The data and disclosure component of the pool review included randomly selecting [XX] loans from the receivables pool (the “randomly selected loans”).  For each of the randomly selected loans, the reviewer identified certain characteristics, including interest rate, original balance, current balance, loan term, and state of residence and a comparison was performed of such characteristics set forth on the electronic data tapes to the corresponding information contained in the underlying contracts and other documents in Huntington’s possession (“source documents”).  The source documents are maintained by Huntington and relate to the receivables pool.  In certain instances, a characteristic contained in the electronic database may be the result of a calculation of two or more characteristics contained in the source documents.  In such instances, a comparison was performed of the result of such calculation contained in the electronic database to the results of the recalculations using the corresponding information set forth in the source documents.

Huntington and the depositor have concluded that the findings of the pool review provide them with reasonable assurance that:

•
the errors identified in the database and disclosure component of the pool review do not indicate the existence of any systemic problems with the processes within the sponsor and the servicer that generate information regarding receivables for use in this prospectus supplement and the accompanying prospectus;

•	the pool composition and stratification tables contained in “The Receivables Pool” in this prospectus supplement are accurate in all material respects;

•	the pool of receivables satisfies the selection criteria and the representations and warranties in all material respects; and

•	the disclosure regarding the pool of receivables contained in the sections of the accompanying prospectus cited in the preceding paragraph is accurate in all material respects.

Underwriting Criteria

The receivables have been originated in accordance with Huntington’s underwriting criteria that are generally applicable to its origination and acquisition of automobile retail installment sale contracts and installment loans.  For a description of those underwriting criteria, please see "Origination and Servicing Procedures; Underwriting Criteria—Underwriting” in the accompanying prospectus.

[Exceptions to the Underwriting Criteria]

A small number of receivables in the pool of receivables constitute exceptions to the underwriting criteria of [    ]  described in “Acquisition and Underwriting—Underwriting Exceptions” in the accompanying prospectus.  The depositor elected to include these receivables in the pool of receivables for the offering because the depositor did not believe the exceptions were material, and no other transaction party involved in selecting the pool of receivables for the offering objected to their inclusion.

The following table explains the nature of the exceptions.  Each of these receivables exceeded [a single] underwriting criteria; none have two or more “layered” exceptions.  A “collateral characteristic” is an underwriting criterion primarily related to the financed vehicle, such as loan-to-value ratio or, for used vehicles, age of the vehicle.  A “credit characteristic” is an underwriting criterion primarily related to the creditworthiness of the obligor, such as the obligor’s FICO score.  The aggregate amount financed of these exception receivables is [$    ].

Nature of Exception	Number of Contracts	Percentage of Aggregate	Amount Financed

Collateral characteristic exceeding guideline	[ ]	[ ]	[ ]

Credit characteristic exceeding guideline	[ ]	[ ]	[ ]

Total	[ ]	[ ]	[ ]

Huntington Managed Retail Portfolio

Delinquency Experience(1)(2)(4)

	As of March 31,
	2010		2009
	Dollars	Percent	Dollars	Percent
Principal Balance of Receivables Outstanding
Delinquencies(2)(3)
31-59 days
60-89 days
90-119 days
120 or more days
Total Delinquencies

	As of December 31,
	2009		2008		2007		2006		2005		2004
	Dollars	Percent	Dollars	Percent	Dollars	Percent	Dollars	Percent	Dollars	Percent	Dollars	Percent
Principal Balance of Receivables Outstanding
Delinquencies(2)(3)
31-59 days
60-89 days
90-119 days
120 or more days
Total Delinquencies
____________

(1)	Data presented in the table is based upon retail principal balances for new and used vehicles serviced by The Huntington National Bank (excludes Sky Bank originated auto loans).

(2)
Huntington considers a payment to be past due or delinquent when an obligor fails to make at least 90% of the scheduled monthly payment by the related due date.  Huntington measures delinquency by the number of days elapsed from the date a payment is due under the loan contract.

(3)
Huntington generally charges-off a receivable in the month in which the receivable reaches its 120th day of delinquency except for accounts where the vehicle is in repossesion inventory.  Once in inventory, Huntington allows an additional 60 days for the liquidation of the collateral and subsequent application of the auction proceeds to the account balance before the receivable charge-off.

(4)	Delinquencies include repossessions.

Net Credit Loss and Repossession Experience(1)

As of March 31,
	2010	2009
Principal Balance of Receivables Outstanding
Number of Receivables Outstanding
Average Month End Principal Balance of Receivables Outstanding(2)
Gross Charge-Offs(3)
Gross Charge-Offs as a percentage of the Principal Balance of Receivables Outstanding at Period End(3)
Gross Charge-Offs as a percentage of the Principal Balance of the Average Receivables Outstanding(2)
Recoveries(4)
Net Charge-Offs(5)
Net Charge-Offs as a percentage of the Principal Balance of Receivables Outstanding at Period End
Net Charge-Offs as a percentage of the Principal Balance of the Average Receivables Outstanding(2)

As of December 31,
	2010	2009	2008	2007	2006	2005
Principal Balance of Receivables Outstanding
Number of Receivables Outstanding
Average Month End Principal Balance of Receivables Outstanding(2)
Gross Charge-Offs(3)
Gross Charge-Offs as a percentage of the Principal Balance of Receivables Outstanding at Period End(3)
Gross Charge-Offs as a percentage of the Principal Balance of the Average Receivables Outstanding(2)
Recoveries(4)
Net Charge-Offs(5)
Net Charge-Offs as a percentage of the Principal Balance of Receivables Outstanding at Period End
Net Charge-Offs as a percentage of the Principal Balance of the Average Receivables Outstanding(2)
____________

(1)	Data presented in the table is based upon retail principal balances for new and used vehicles serviced by The Huntington National Bank (excludes Sky Bank originated auto loans).

(2)	Averages are computed by taking a simple average of the month end outstanding amounts for each period presented.

(3)
Huntington generally charges-off a receivable in the month in which the receivable reaches its 120th day of delinquency except for accounts where the vehicle is in repossession inventory.  Once in inventory, Huntington allows an additional 60 days for the liquidation of the collateral and subsequent application of the auction proceeds to the account balance before the receivable charge-off.

(4)	Recoveries generally include the net amounts received with respect to retail contracts previously charged off.

(5)
Net charge-offs generally represent the total aggregate net outstanding balance of receivables determined to be uncollectible during the period less proceeds from the disposition of related vehicles, including net amounts received from customers with respect to accounts previously charged off. Dollar amounts may not add to total net charge-offs due to rounding.

Delinquency Experience Regarding the Statistical Pool

The servicer considers a receivable delinquent when an obligor fails to make at least 90% of a scheduled payment by the related due date. The period of delinquency is based on the number of days payments are contractually past due. As of the Statistical Cut-off Date, none of the receivables in the statistical pool were more than 30 days delinquent, and as of the Cut-off Date, none of the receivables in the pool sold to the issuing entity on the closing date will be more than 30 days delinquent.

Static Pool Information About Certain Previous Receivables Pools

Appendix A attached to this prospectus supplement sets forth characteristics of receivables originated and serviced by Huntington by vintage origination year for the past 6 years, including the aggregate original and month-end (as of [                  ]) principal balance, the original and month-end (as of [                  ]) number of receivables, the average original and month-end (as of [                  ]) principal balance, the weighted average original and the month-end (as of [                  ]) contract rate, , the pool factor as of June [            ], the weighted average age as of April 30, 2008, the weighted average original term, the weighted average remaining term as of [                  ], the weighted average FICO Score, the distribution of the pool of receivables by original contract rate range, the percentage of new financed vehicles, the percentage of used financed vehicles and the geographic distribution of the pool of receivables.  Appendix A also sets forth in tabular format static pool information on a monthly basis regarding the monthly delinquency rates, the monthly pool factor, the prepayment speeds, and the cumulative net charge-offs for the pools of receivables through [         ]. The characteristics of each receivables pool described above are based on the characteristics of all of the receivables included in that pool as of their respective dates of origination.

The characteristics of receivables included in the static pool data discussed above, as well as the social, economic and other conditions existing at the time when those receivables were originated and repaid, may vary materially from the characteristics of the receivables in this transaction and the social, economic and other conditions existing at the time when the receivables in this transaction were originated and those that will exist in the future when the receivables in the current transaction are required to be repaid. As a result, there can be no assurance that the static pool data referred to above will correspond to or be an accurate predictor of the performance of the receivables in this transaction.

WEIGHTED AVERAGE LIFE OF THE NOTES

The following information is provided solely to illustrate the effect of prepayments of the receivables on the unpaid principal amounts of the notes and the weighted average life of the notes under the assumptions stated below and is not a prediction of the prepayment rates that might actually be experienced with respect to the receivables.

Prepayments on motor vehicle receivables can be measured against prepayment standards or models. The model used in this prospectus supplement, the absolute prepayment model, or “ABS,” assumes a rate of prepayment each month which is related to the original number of receivables in a pool of receivables. ABS also assumes that all of the receivables in a pool are the same size, that all of those receivables amortize at the same rate, and that for every month that any individual receivable is outstanding, payments on that particular receivable will either be made as scheduled or the receivable will be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, if a 1% ABS were used, that would mean that 100 receivables would prepay in full each month. The percentage of prepayments that is assumed for ABS is not a historical description of prepayment experience on pools of receivables or a prediction of the anticipated rate of prepayment on either the pool of receivables involved in this transaction or on any pool of motor vehicle receivables. You should not assume that the actual rate of prepayments on the receivables will be in any way related to the percentage of prepayments that was assumed for ABS.

The tables below which are captioned “Percent of the Initial Outstanding Principal Amount at Various ABS Percentages” (the “ABS Tables”) are based on ABS and were prepared using the following assumptions:

●	the issuing entity holds [6] pools of receivables with the following characteristics:

Pool	Current Principal Balance	Weighted Average Contract Rate	Weighted Average Remaining Term to Maturity (in Months)	Weighted Average Age (in Months)	Weighted Average Original Term to Maturity (in Months)
1
2
3
4
5
6
Total

●
the scheduled payment for each receivable was calculated on the basis of the characteristics described in the assumptions set forth above and in such a way that each receivable would amortize in a manner that would be sufficient to repay the receivable balance of that receivable by its indicated remaining term to maturity;

●	all prepayments on the receivables each month are made in full at the specified constant percentage of ABS and there are no defaults, losses or repurchases;

●
interest accrues on the notes at the following per annum coupon rates: Class A-1 notes, [    ]%; Class A-2-A notes and Class A-2-B notes, [    ]%; Class A-3-A notes and Class A-3-B notes, [    ]%; Class A-4 notes, [    ]%; [Class B notes, [    ]%];

●	each scheduled payment on the receivables is made on the last day of each month commencing in [ ], and each month has 30 days;

●	the initial principal amount of each class of notes is equal to the initial principal amount for that class of notes as set forth on the front cover of this prospectus supplement;

●	payments on the notes are paid in cash on each payment date commencing [ ], and on the [15]th calendar day of each subsequent month whether or not that day is a business day;

●	the notes are purchased on [ ];

●	[the Class A-1 notes will be paid interest on the basis of the actual number of days elapsed during the period for which interest is payable and a 360-day year;]

●
[the Class A-2-A notes, the Class A-2-B notes, the Class A-3-A notes, the Class A-3-B notes, the Class A-4 notes, the [Class B notes], will be paid interest on the basis of a 360-day year consisting of twelve 30-day months;]

●	no investment earnings are earned on any account;

●	[$[ ] will be deposited in the pre-funding account on the closing date;] and

●	[all of the funds in the pre-funding account are used to purchase additional receivables.]

●	[insert assumptions related to revolving period.]

●	except as indicated in the tables, the clean-up call option to redeem the notes will be exercised at the earliest possible opportunity;

●	the servicing fee rate will be [ ]% per annum and all other fees and expenses are equal to $[ ]; and

●	the servicing fee is calculated based on twelve 30-day months, including the first period.

The ABS Tables were created relying on the assumptions listed above. The tables indicate the percentages of the original outstanding principal amount of each class of notes that would be outstanding after each of the listed payment dates if certain percentages of ABS are assumed. The ABS Tables also indicate the corresponding weighted average lives of each class of notes if the same percentages of ABS are assumed. The assumptions used to construct the ABS Tables are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under various prepayment scenarios. The actual characteristics and performance of the receivables may differ materially from the assumptions used to construct the ABS Tables.

As used in the ABS Tables, the “weighted average life” of a class of notes is determined by:

●	multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related payment date;

●	adding the results; and

●	dividing the sum by the related original outstanding principal amount of the note.

Percent of the Initial Outstanding Principal Amount at Various ABS Percentages
Class A-1 Notes

Payment Date	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%

Weighted Average Life (Years) to Call(1)
Weighted Average Life (Years) to Maturity(2)
____________

(1)           Assumes that the servicer exercises its cleanup call option at the earliest possible opportunity.
(2)           Assumes that the servicer does not exercise its cleanup call option.

Percent of the Initial Outstanding Principal Amount at Various ABS Percentages
Class A-2-A Notes and Class A-2-B Notes

Payment Date	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%

Weighted Average Life (Years) to Call(1)
Weighted Average Life (Years) to Maturity(2)
____________

(1)           Assumes that the servicer exercises its cleanup call option at the earliest possible opportunity.
(2)           Assumes that the servicer does not exercise its cleanup call option.

Percent of the Initial Outstanding Principal Amount at Various ABS Percentages
Class A-3-A Notes and Class A-3-B Notes

Payment Date	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%

Weighted Average Life (Years) to Call(1)
Weighted Average Life (Years) to Maturity(2)
____________

(1)           Assumes that the servicer exercises its cleanup call option at the earliest possible opportunity.
(2)           Assumes that the servicer does not exercise its cleanup call option.

Percent of the Initial Outstanding Principal Amount at Various ABS Percentages
Class A-4 Notes

Payment Date	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%

Weighted Average Life (Years) to Call(1)
Weighted Average Life (Years) to Maturity(2)
____________

(1)           Assumes that the servicer exercises its cleanup call option at the earliest possible opportunity.
(2)           Assumes that the servicer does not exercise its cleanup call option.

Percent of the Initial Outstanding Principal Amount at Various ABS Percentages
Class B Notes

Payment Date	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%

Weighted Average Life (Years) to Call(1)
Weighted Average Life (Years) to Maturity(2)
____________

(1)           Assumes that the servicer exercises its cleanup call option at the earliest possible opportunity.
(2)           Assumes that the servicer does not exercise its cleanup call option.

THE NOTES

The following information summarizes material provisions of the notes and related provisions in the indenture. The following summary supplements the description of the general terms and provisions of the notes of any given series and the related indenture set forth in the accompanying prospectus, to which you should refer.

General

The notes will be issued pursuant to the terms of the indenture to be dated as of the closing date between the issuing entity and the indenture trustee for the benefit of the noteholders.  We will file a copy of the indenture with the Securities and Exchange Commission (the “SEC”) after we issue the notes.  Holders of the notes will have the right to receive payments made with respect to the receivables and other assets in the issuing entity property and certain rights and benefits available to the indenture trustee under the indenture.

All payments required to be made on the notes will be made monthly on each payment date, which will be the [15]th day of each month or, if that day is not a business day, then the next business day beginning [             ].

The indenture trustee will distribute principal and interest on each payment date to holders in whose names the notes were registered on the latest record date.

The original principal amount, interest rate and final scheduled payment date for each class of the notes offered hereby is set forth on the cover page of this prospectus supplement.

Delivery of Notes

[Principal payments will not be made on the notes during the revolving period. If an Early Amortization Event occurs, the revolving period will end and noteholders will receive payments of principal earlier than expected. See “The Notes—The Revolving Period”. [Insert the maximum amount of additional assets that may be acquired during the revolving period and the percentage of the asset pool that may be acquired during the revolving period, to the extent applicable, in accordance with Item 1103(a)(5) of Regulation AB.]

The offered notes will be issued in the minimum denomination of $[            ] and in integral multiples of $[   ] in excess thereof (except for one note of each class of notes which may be issued in a denomination other than an integral of $[    ]) on or about the closing date in book-entry form through the facilities of The Depository Trust Company, Clearstream and the Euroclear System against payment in immediately available funds.  For more information on the form of the notes, The Depository Trust Company, Clearstream and the Euroclear System, see “Form, Exchange, Registration and Title” in the accompanying prospectus.

Payments of Interest

Interest on the unpaid outstanding principal amount of each class of notes will accrue at the applicable interest rate listed on the cover of this prospectus supplement and will be payable monthly on each payment date. Interest will accrue during each interest period at the applicable interest rate (a) for the [Class A-1 notes] and the floating rate notes from and including the prior payment date (or from and including the closing date in the case of the first payment date) to but excluding the following payment date or (b) for the fixed rate notes, other than the [Class A-1 notes], from and including the [15]th day of each calendar month preceding each payment date (or from and including the closing date in the case of the first payment date) to but excluding the [15]th day of the following month.

Interest will accrue and will be calculated on the various classes of notes as follows:

●
Actual/360. Interest on the [Class A-1 notes] and the floating rate notes will be calculated on the basis of actual days elapsed during the applicable interest period, but assuming a 360-day year. This means that the interest due on each payment date for the [Class A-1 notes] and the floating rate notes will be the product of (i) the outstanding principal amount of the related class of notes, (ii) the applicable interest rate and (iii) the actual number of days from and including the previous payment date (or, in the case of the first payment date, from and including the closing date) to but excluding the current payment date, divided by 360.

●
30/360. Interest on the fixed rate notes, other than the [Class A-1 notes], will be calculated on the basis of a 360-day year consisting of twelve 30-day months. This means that the interest due on each payment date for the fixed rate notes, other than the[ Class A-1 notes], will be the product of (i) the outstanding principal amount of the related class of notes, (ii) the applicable interest rate and (iii) 30 (or in the case of the first payment date, [  ]), divided by 360.

●
Interest Periods. Interest will accrue on the outstanding principal amount of each class of notes (a) with respect to the[ Class A-1 notes] and the floating rate notes from and including the prior payment date (after giving effect to all payments made on that date) (or in the case of the first payment date, the closing date) to but excluding the following payment date or (b) with respect to the fixed rate notes, other than the [Class A-1 notes], from and including the[ 15]th day of each calendar month (after giving effect to all payments made on that date) (or in the case of first payment date, the closing date) to but excluding the [15]th day of the following month. Interest accrued as of any payment date but not paid on that payment date will be payable on the next payment date, together with interest on such amount at the applicable interest rate (to the extent lawful).

Interest on each note will be paid to the person in whose name that note is registered on the record date. If the notes are issued as book-entry notes, then the “record date” is the close of business on the business day immediately preceding the applicable payment date or redemption date. If the notes are issued as definitive notes, then the “record date” is the close of business on the last business day of the calendar month immediately preceding the calendar month in which the applicable payment date or redemption date occurs. The holders of record of the notes are referred to as “noteholders” in this prospectus supplement. The final interest payment on each class of notes is due on the earlier of (a) the payment date (including any redemption date) on which the principal amount of that class of notes is reduced to zero and (b) the applicable final scheduled payment date for that class of notes. In this transaction, a “business day” will be any day other than a Saturday, a Sunday or a day on which banking institutions in the states of Ohio or New York [or the principal place of business of the cap counterparty] are authorized or obligated by law, executive order or government decree to be closed, or any day on which the Federal Reserve Bank of Cleveland is closed.

[Calculation of Floating Interest Rate]

[The floating rate notes will bear interest during each applicable interest period at a rate per annum determined by LIBOR plus the applicable spread.  The “spread” with respect to any floating rate class of notes is the number of basis points to be added to or subtracted from the related LIBOR rate for each class of floating rate notes.  The floating interest rate will be reset for each interest period on the first day of the applicable interest period (an “interest reset date”).  LIBOR will be calculated for each interest period on the LIBOR Determination Date.]

[The indenture trustee or Huntington will initially be designated as the calculation agent (the “calculation agent” ) and, as such, will calculate the interest rates on the floating rate notes.  All determinations of interest by the calculation agent shall, in the absence of manifest error, be final and binding on the holders of the floating rate notes.  ]

[The issuing entity will enter into the interest rate cap agreement with the cap counterparty, as described under “Interest Rate Cap Agreement,” to mitigate the potential risk associated with an increase in the floating interest rate of the floating rate notes above the weighted average fixed rate of the receivables.]

Payments of Principal

On each payment date[during the amortization period], except as described below, the First Allocation of Principal,[ the Second Allocation of Principal], and the Regular Principal Distribution Amount will be applied to make principal payments on the notes. Prior to an event of default, principal payments will be applied to the notes in sequential priority so that no principal payments will be made on any class of notes until all notes with an earlier final scheduled payment date have been paid in full. Thus, on each payment date, the amounts on deposit in the principal distribution account will be applied to the notes as follows:

●	first, to the Class A-1 notes, until the Class A-1 notes are paid in full;

●	second, to the Class A-2-A notes and Class A-2-B notes, ratably based on their respective aggregate outstanding principal amount, until the Class A-2-A notes and Class A-2-B notes are paid in full;

●	third, to the Class A-3-A notes and Class A-3-B notes, ratably based on their respective aggregate outstanding principal amount, until the Class A-3-A notes and Class A-3-B notes are paid in full;

●	fourth, to the Class A-4 notes, until the Class A-4 notes are paid in full; and

●	[fifth, to the Class B notes, until the Class B notes are paid in full.]

At any time that the outstanding principal amount of the notes have been declared due and payable following the occurrence of an event of default under the indenture, principal payments will be made first to the Class A-1 noteholders until the Class A-1 notes are paid in full, and then ratably to all other Class A noteholders based on the aggregate outstanding principal amount of each class of Class A notes (other than the Class A-1 notes) on each payment date, until all events of default have been cured or waived as provided in the indenture or all Class A notes have been paid in full, then to the [Class B noteholders until the Class B notes have been paid in full].

To the extent not previously paid prior to those dates, the outstanding amount of each class of notes will be payable in full on the final scheduled payment date set forth on the cover page of this prospectus supplement (each, a “final scheduled payment date”). The remaining outstanding principal amount of each class of notes will be due on the related final scheduled payment date for each class. Failure to pay the full principal amount of a class of notes by the applicable final scheduled payment date will be an event of default under the indenture.

Payments of Principal on each Payment Date (other than
Payment Dates after the Notes have been Accelerated
following the Occurrence of an Event of Default)

Following the occurrence and during the continuation of an event of default under the indenture which has resulted in an acceleration of the notes, the priority of payments changes (including payments of principal on the notes).  For a discussion of the priority of payments following an event of default, see “The Notes—Priority of Payment Following an Event of Default” in this prospectus supplement.

[The Revolving Period]

[During the revolving period, noteholders will not receive principal payments. Instead, on each payment date during the revolving period, the issuing entity will seek to reinvest amounts that would otherwise be distributed as principal in additional receivables to be purchased from the depositor.

The issuing entity will purchase additional receivables meeting the eligibility requirements described in “The Receivables Pool — Criteria Applicable to the Selection of Receivables.” The purchase price for each additional receivable will be [insert formula for determining purchase price].

The depositor will seek to purchase additional receivables from the seller, with a purchase price equal to the reinvestment amount, to the extent of Available Funds. The sponsor will seek to make receivables available to the seller as additional receivables in an amount approximately equal to the amount of the Available Funds, but it is possible that the sponsor will not have sufficient additional receivables for this purpose. Any portion of Available Funds that is not used to purchase additional receivables on a payment date during the revolving period will be applied on subsequent payment dates in the revolving period to purchase additional receivables. Securityholders will be notified of the purchase of additional receivables on Form 10-D.

The amount of additional receivables will be determined by the amount of cash available from payments and prepayments on existing receivables. [There are no stated limits on the amount of additional receivables allowed to be purchased during the revolving period in terms of either dollars or percentage of the initial asset pool. Further, there are no requirements regarding minimum amounts of additional receivables that can be purchased during the revolving period.] [Insert the maximum amount of additional assets that may be acquired during the revolving period and the percentage of the asset pool that may be acquired during the revolving period, to the extent applicable, in accordance with Item 1103(a)(5) of Regulation AB.]

The revolving period consists of the collection periods beginning with the [                        ] collection period and ending with the [                        ] collection period and the related payment dates. Reinvestments in additional receivables will be made on each payment date related to those collection periods. The revolving period will terminate sooner if an Early Amortization Event occurs in one of those collection periods, in which case the amortization period will begin and no reinvestment in additional receivables will be made on the related payment date. During the amortization period, noteholders will be entitled to receive principal payments in accordance with the priorities set forth below in “— Distributions on the Notes.”

An “Early Amortization Event” will occur if:

●	[the amount on deposit in the reserve account is less than the Specified Reserve Account Balance for two consecutive months;

●	an event of default occurs as described under “Description of the Transfer Agreements and the Administration Agreement — Events of Default” in this prospectus supplement; or

●	a servicer replacement event occurs as described under “Description of the Transfer Agreement and Administration Agreements — Servicer Replacement Events” in this prospectus supplement.

The occurrence of an Early Amortization Event is not necessarily an event of default under the indenture.]

[Insert any additional limitation on the ability of the issuing entity to acquire additional receivables in accordance with Item 1103(a)(5) of Regulation AB.]

Priority of Payments

On each payment date, except after acceleration of the notes after an event of default under the indenture, the indenture trustee will make the following deposits and distributions (in accordance with the servicer’s written instructions), to the extent of the investment earnings on the reserve account, investment earnings on the collection account, Available Funds then on deposit in the collection account and amounts withdrawn from the reserve account to cover shortfalls (in that order) in the following order of priority (which we sometimes refer to as the “payment waterfall”):

(1)           first, to the servicer, the servicing fee for the related collection period and all prior unpaid servicing fees with respect to any prior collection periods;

(2)           second, to the Class A noteholders, pro rata based on their respective interest entitlements, the accrued and unpaid interest on the Class A notes;

(3)           third, to the principal distribution account for distribution pursuant to “The Notes—Payments of Principal” above, the First Allocation of Principal, if any;

(4)           [fourth, to the Class B noteholders, the accrued and unpaid interest on the Class B notes;]

(5)           [fifth, to the principal distribution account for distribution pursuant to “The Notes—Payments of Principal” above, the Second Allocation of Principal, if any;]

(6)           [sixth, to the Reserve Account, any additional amount required to reinstate the amount on deposit in the reserve account up to the Specified Reserve Account Balance;]

(7)            seventh, to the principal distribution account for distribution pursuant to “The Notes—Payments of Principal” above, the Regular Principal Distribution Amount, if any;

(8)            eighth, to the owner trustee and the indenture trustee, accrued and unpaid fees and reasonable expenses (including indemnification amounts) due and owing under the sale and servicing agreement, the trust agreement, the administration agreement and the indenture, as applicable, which have not been previously paid; and

(9)            ninth, to or at the direction of the certificateholder, any funds remaining.

Distributions made under the payment waterfall will be made first, from investment earnings on the reserve account, second, from investment earnings on the collection account, third, from any remaining Available Funds and fourth from any amounts withdrawn from the reserve account to cover shortfalls.

“First Allocation of Principal” means, for any payment date, an amount not less than zero equal to the excess, if any, of (a) the aggregate principal amount of the Class A notes as of the preceding payment date (after giving effect to all principal payments made on that preceding payment date and with respect to the first payment date, as of the closing date) over (b) the Net Pool Balance as of the last day of the related collection period; provided, that the First Allocation of Principal on and after the final scheduled payment date for any class of Class A notes will not be less than the amount that is necessary to reduce the principal amount of each such class, as applicable, to zero.

[Second Allocation of Principal” means, for any payment date an amount not less than zero equal to the excess, if any, of (a) the aggregate principal amount of the Class A notes and the Class B notes as of the preceding payment date (after giving effect to all principal payments made on that preceding payment date and with respect to the first payment date, as of the closing date) minus the First Allocation of Principal for the current payment date over (b) the Net Pool Balance as of the last day of the related collection period; provided, however, that the Second Allocation of Principal on and after the final scheduled payment date for any class of Class A notes or Class B notes will not be less than the amount that is necessary to reduce the principal amount of each such class, as applicable, to zero (after the application of the First Allocation of Principal).]

“Regular Principal Distribution Amount” means, for any payment date, an amount not less than zero equal to the excess of (a) the aggregate principal amount of the notes as of the preceding payment date (after giving effect to all principal payments made on that preceding payment date and with respect to the first payment date, as of the closing date) minus the sum of the First Allocation of Principal and[ the Second Allocation of Principal] for the current payment date over (b) the Net Pool Balance as of the end of the related collection period minus the Target Credit Enhancement Overcollateralization Amount; provided, however, that the Regular Principal Distribution Amount on and after the final scheduled payment date for any class of notes will not be less than the amount that is necessary to reduce the principal amount of each such class, as applicable, to zero (after the application of the First Allocation of Principal and [the Second Allocation of Principal]).

“Target Credit Enhancement Overcollateralization Amount” means, with respect to any payment date, the excess, if any, of: (1) [   ]% of the initial Net Pool Balance over (2) [   ]% of the initial Net Pool Balance (which is the Specified Reserve Account Balance).

Upon and after any distribution to the certificateholder of any amounts, the noteholders will not have any rights in, or claims to, those amounts. On each payment date, after all deposits and distributions of higher priority as described above, the certificateholder will be entitled to any funds remaining on that payment date.

If the sum of the amounts required to be distributed pursuant to clauses [first] through [fifth] above exceeds the sum of Available Funds for that payment date, the indenture trustee will withdraw from the reserve account and deposit in the collection account for distribution in accordance with the priority of payments an amount equal to the lesser of the funds in the reserve account and the amount of the shortfall.

Priority of Payment Following an Event of Default

 On each payment date after an event of default and acceleration of the notes, payments will be made from all funds available to the issuing entity (including all amounts on deposit in the Reserve Account) in the following order of priority:

(1)           first, to the indenture trustee and the owner trustee, any accrued and unpaid fees, indemnity payments and reasonable expenses permitted under the transfer agreements, the trust agreement, the administration agreement and the other Transaction Documents;

(2)           second, to the servicer, the servicing fee with respect to the current collection period and all previously accrued and all unpaid servicing fees with respect to prior collection periods;

(3)           third, to the Class A noteholders, pro rata, the accrued and unpaid Class A note interest;

(4)           fourth, if (i) the receivables have been sold after an event of default has occurred or (ii) an event of default has occurred that arises from (a) a default in the payment of any interest on any note of the Controlling Class when the same becomes due and payable, (b) a default in the payment of the principal of or any installment of the principal of any note when the same becomes due and payable, or (c) the occurrence of certain events of bankruptcy, insolvency, receivership or liquidation of the issuing entity, in the following order of priority:

●	to the Class A-1 noteholders, in respect of principal thereon until the Class A-1 notes have been paid in full;

●
to the Class A-2-A noteholders, the Class A-2-B noteholders, the Class A-3-A noteholders, the Class A-3-B noteholders and the Class A-4 noteholders, in respect of principal thereon, on a pro rata basis, until all classes of the Class A notes have been paid in full;

●	[to the Class B noteholders, the accrued and unpaid Class B note interest]; and

●	[to the Class B noteholders, in respect of principal thereon until the Class B notes have been paid in full;]

(5)           fifth, if an event of default has occurred that arises from any event other than those events described above in clause fourth, and the receivables have not been sold after such event of default has occurred, in the following order of priority:

●	[to the Class B noteholders, the accrued and unpaid Class B note interest];

●	to the Class A-1 noteholders, in respect of principal thereon until the Class A-1 notes have been paid in full;

●
to the Class A-2-A noteholders, the Class A-2-B noteholders, the Class A-3-A noteholders, the Class A-3-B noteholders and the Class A-4 noteholders, in respect of principal thereon, on a pro rata basis, until all classes of the Class A notes have been paid in full;

●	[to the Class B noteholders, in respect of principal thereon until the Class B notes have been paid in full;]

 (6)           sixth, to the certificateholder, any funds remaining.

Following the occurrence of any event of default under the indenture which has not resulted in an acceleration of the notes, the issuing entity will continue to pay interest and principal on the notes on each payment date in the manner set forth in this prospectus supplement under “—Priority of Payments” above, until the notes are accelerated or until a liquidation, if any, of the receivables and the other issuing entity property.

CREDIT ENHANCEMENT

This securitization transaction is structured to provide credit enhancement that increases the likelihood that the issuing entity will make timely payment of interest and principal on the notes and decrease the likelihood that losses on the receivables will impair the issuing entity’s ability to do so. The amount of credit enhancement will be limited, and there can be no assurance it will be sufficient in all circumstances. The noteholders will have no recourse to the depositor or the servicer as a source of payment.

Reserve Account

To the extent that Collections on the receivables and amounts on deposit in the reserve account [and amounts paid by the cap counterparty (if any) are insufficient], the noteholders will have no recourse to the assets, the cap counterparty, the depositor or the servicer as a source of payment.

[The reserve account initially will be funded by a deposit from proceeds of the offering of the [Class A notes] on the closing date in an amount equal to the Specified Reserve Account Balance.]

As of any payment date, the amount of funds actually on deposit in the reserve account may, in certain circumstances, be less than the Specified Reserve Account Balance. On each payment date, the issuing entity will, to the extent available, deposit the amount, if any, necessary to cause the amount of funds on deposit in the reserve account to equal the Specified Reserve Account Balance to the extent set forth above under “The Notes—Priority of Payments.”

The amount of funds on deposit in the reserve account may decrease on each payment date by withdrawals of funds to cover shortfalls in the amounts required to be distributed pursuant to clauses[ first] through [fifth] under “The Notes—Priority of Payments.”

If the amount of funds on deposit in the reserve account on any payment date, after giving effect to all deposits to and withdrawals from the reserve account on that payment date, is greater than the Specified Reserve Account Balance for that payment date, then the indenture trustee will deposit the amount of the excess into the collection account and the excess will then be distributed as part of Available Funds for that payment date for distribution as specified under “The Notes—Priority of Payments.”

In addition, on any payment date, if the sum of the amounts in the reserve account and the remaining Available Funds after the payments under clauses [first] through [fifth] and [seventh] under “The Notes—Priority of Payments” would be sufficient to pay in full the aggregate unpaid principal amount of all of the outstanding notes, then the indenture trustee will, if instructed by the servicer, withdraw such amounts from the reserve account to the extent necessary to pay all outstanding notes in full.

Subordination

As long as the Class A notes remain outstanding, payments of interest on any payment date on the [Class B notes] will be subordinated to payments of interest on the Class A notes and certain other payments on that payment date (including principal payments of the Class A notes in specified circumstances), and payments of principal of the [Class B notes] will be subordinated to all payments of principal of and interest on the Class A notes and certain other payments on that payment date. If the notes have been accelerated after an event of default under the indenture (other than events of default based on the issuing entity’s breach of covenant, representation or warranty unless the receivables have been sold), all payments on the [Class B notes] will be subordinated to all payments on the Class A notes until the Class A notes are paid in full.

This subordination feature provides credit enhancement to the Class A notes.

Overcollateralization

Overcollateralization is the amount by which the Net Pool Balance exceeds the aggregate outstanding principal amount of the notes. Overcollateralization means that there will be additional assets generating collections that will be available to cover credit losses on the receivables. There can be no assurance that the overcollateralization will be sufficient to cover actual losses to the receivables.

To increase the amount of overcollateralization on any payment date and reach the Target Credit Enhancement Overcollateralization Amount, the issuing entity must make principal payments on the notes on each payment date in an amount greater than the decline in then Net Pool Balance for the preceding month until the outstanding principal amount of the notes is equal to the Net Pool Balance minus the Target Credit Enhancement Overcollateralization Amount. The use of excess interest to make principal payments is expected to increase overcollateralization as a percentage of each class’s principal amount. The class of notes receiving principal payments will experience the greatest increase in overcollateralization. When the actual amount of overcollateralization is less than the Target Credit Enhancement Overcollateralization Amount, principal payments will be made to the noteholders from Available Funds until the Target Credit Enhancement Overcollateralization Amount is reached.

Excess Interest

Based on the assumptions contained herein, more interest is expected to be paid by the obligors in respect of the receivables than is necessary to pay the related servicing fee and interest on the notes each month.  Consequently there is expected to be “excess interest.” Any excess interest will be applied on each payment date as an additional source of Available Funds for distribution in accordance with the “The Notes—Priority of Payments” described above.

In general, using excess interest to pay principal on the notes (a) provides a source of funds to absorb losses on the receivables and (b) to the extent the amount of excess interest is greater than the amount of any such losses, causes the principal of the notes to be paid more rapidly than the principal of the receivables, which increases overcollateralization.

[Insert financial information for any credit enhancement provider liable or contingently liable to provide payments representing 10% or more of the cash flow supporting the notes in accordance with Item 1114(b) of Regulation AB.]

[INTEREST RATE CAP AGREEMENT]

[On the closing date the issuing entity and the cap counterparty will enter into an “interest rate cap agreement” consisting of a 1992 ISDA Master Agreement and schedule thereto together with a 1994 Credit Support

Annex (New York law) and separate confirmations evidencing interest rate cap transactions with respect to each class of floating rate notes with an initial principal amount greater than zero in order to hedge the interest basis risk on that class of floating rate notes.

On each payment date under the interest rate cap agreement, if LIBOR related to that payment date exceeds the applicable cap rate specified in each confirmation and set forth below , the cap counterparty will pay to the issuing entity an amount under the related transaction equal to the product of:

●            LIBOR for the related payment date minus the cap rate,

●            the notional amount for that cap transaction, which will be equal to the principal amount on the related class of notes on the first day of the interest accrual period related to such payment date, and

●           a fraction, the numerator of which is the actual number of days elapsed from and including the previous payment date, to but excluding the current payment date (or in the case of the first payment date, from and including the closing date, to but excluding the first payment date) divided by 360.

Applicable Class of Notes	Cap Rate

An event of default under the interest rate cap agreement includes:

●	the cap counterparty’s failure to make payments due under the interest rate cap agreement;

●	the occurrence of certain bankruptcy and insolvency events of the cap counterparty;

●	any breach of a non-payment obligation of the interest rate cap agreement by the cap counterparty;

●
failure to post collateral pursuant to the terms of the Credit Support Annex by the cap counterparty (but only if the credit ratings of the cap counterparty (or any related guarantor) are below the S&P Required Ratings Threshold or Moody’s Second Trigger Ratings Threshold at the time of such failure) or the failure to return collateral by the issuing entity pursuant to the terms of the Credit Support Annex;

●	misrepresentation by the cap counterparty;

●	merger by the cap counterparty without assumption by its successor of its obligations under the interest rate cap agreement; or

●
a default by the cap counterparty under one or more agreements or instruments relating to obligations in respect of borrowed money in an aggregate amount of at least that specified in the interest rate cap agreement.

A termination event under the interest rate cap agreement includes:

●	illegality of the transactions contemplated by the interest rate cap agreement;

●	certain tax events;

●
if the credit ratings of the cap counterparty (or the credit ratings of any related guarantor) fall below the S&P Approved Ratings Threshold or the Moody’s First Trigger Ratings Threshold, a failure by the cap counterparty to post the required amount of collateral and satisfy certain other related obligations under the interest rate cap agreement;

●
if the credit ratings of the cap counterparty (or the credit ratings of any related guarantor) fall below the S&P Required Ratings Threshold for 60 or more calendar days, a failure by the cap counterparty to either obtain a guarantee of its payment obligations under the interest rate cap agreement or transfer the interest rate cap agreement to an eligible replacement counterparty; or

●
if the credit ratings of the cap counterparty (or the credit ratings of any related guarantor) fall below the Moody’s Second Trigger Ratings Threshold for 30 or more business days and at least one eligible replacement counterparty has made a firm offer to be a replacement counterparty.

Upon the occurrence of any event of default or termination event specified in the interest rate cap agreement, the issuing entity (or with respect to an illegality or certain tax events, generally the issuing entity or the cap counterparty) may elect to terminate the interest rate cap agreement. If the interest rate cap agreement is terminated, a Cap Termination Payment under the interest rate cap agreement may be due to the issuing entity by the cap counterparty.  The amount of any Cap Termination Payment may be based on the actual cost or market quotations of the cost of entering into a similar cap transactions or such other methods as may be required under the interest rate cap agreement, in each case in accordance with the procedures set forth in the interest rate cap agreement. Any Cap Termination Payment could, if market rates or other conditions have changed materially, be substantial. If a replacement interest rate cap agreement is entered into, any Cap Termination Payment received by the issuing entity from the cap counterparty under the interest rate cap agreement will be used to fund the upfront cost of entering into a replacement interest rate cap agreement.]

THE TRANSACTION DOCUMENTS

The information in this section summarizes material provisions of  the “asset purchase agreement” entered into between the originator and the depositor, the “sale and servicing agreement” entered into among the depositor, the servicer, the issuing entity and the indenture trustee and the “indenture” entered into between the issuing entity and the indenture trustee. We sometimes refer to these agreements collectively as the “transfer agreements.” This section also summarizes the “administration agreement” entered into among the issuing entity, Huntington, as administrator, the owner trustee and the indenture trustee. The transfer agreements, together with the trust agreement and the administration agreement, are referred to herein as the “Transaction Documents.” The following summary supplements the description of the general terms and provisions of these agreements set forth in the prospectus in the sections titled “The Transaction Documents” and “Description of the Indenture,” to which reference is hereby made.

This is not a complete description of the transfer agreements or the administration agreement, and the summaries of the transfer agreements and the administration agreement in this prospectus supplement are subject to all of the provisions of the transfer agreements and the administration agreement.

Sale and Assignment of Receivables and Related Security Interests

Under the asset purchase agreement, Huntington will sell, transfer, assign, set over and otherwise convey to the depositor all of its right, title, interest, claims and demands in, to and under the receivables, Collections after the Cut-off Date and the related security relating to those receivables. The asset purchase agreement will create a first priority ownership/security interest in that property in favor of the depositor.

Under the sale and servicing agreement, the depositor will sell, transfer, assign, set over and otherwise convey to the issuing entity all of its right, title, interest, claims and demands in, to and under the assets conveyed to it under the asset purchase agreement and its rights under the asset purchase agreement. The sale and servicing agreement will create a first priority ownership/security interest in that property in favor of the issuing entity.

Under the indenture, the issuing entity will pledge all of its right, title, interest claims and demands in, to and under the issuing entity property to the indenture trustee. The terms of the indenture create a first priority perfected security interest in the issuing entity property in favor of the indenture trustee for the benefit of the noteholders.

Administration Agreement

Huntington will be the administrator under the administration agreement. The administrator will perform all of its duties as administrator under the administration agreement and the transfer agreements and certain ministerial duties and obligations of the issuing entity and the owner trustee under the transfer agreements to which the issuing entity is a party. However, except as otherwise provided in such documents, the administrator will have no obligation to make any payment required to be made by the issuing entity under any such document. The administrator will monitor the performance of the issuing entity and the owner trustee and will advise the issuing entity and the owner trustee when action is necessary to comply with the issuing entity’s and the owner trustee’s duties and obligations under such documents. In furtherance of the foregoing, the administrator will take all appropriate action that is the duty of the issuing entity and the owner trustee to take pursuant to such documents.

As compensation for the performance of the administrator and as a reimbursement for its expenses, the administrator will be entitled to receive $[        ] annually, which shall be solely an obligation of the servicer.

The Accounts

The issuing entity will have the following bank accounts, which initially will be maintained at and will be maintained in the name of the indenture trustee on behalf of the noteholders:

●	the collection account;

●	the principal distribution account;

●	[the pre-funding account; and]

●	[the reserve account.]

In addition, in certain circumstances, the servicer may establish and maintain, at the office of the indenture trustee, accounts for the purpose of holding any collateral posted by the cap counterparty and for the purpose of holding any Cap Termination Payments received from the cap counterparty.  Amounts held with respect to any Cap Termination Payments will be used to enter into a new interest rate cap agreement or will be included as part of the Available Funds as provided in the indenture.

Collection Account

Under the sale and servicing agreement, Huntington as servicer will remit Collections it receives on the receivables to the collection account within two business days after receipt irrespective of the collection period for which such Collections are applicable.

[The indenture trustee will deposit into the collection account, promptly on the day of receipt, the Cap Receipt received from the cap counterparty, if any.]

On each payment date, the indenture trustee will withdraw from the reserve account and deposit into the collection account any amount of funds required under the sale and servicing agreement to be withdrawn from the reserve account and distributed on that payment date.

Principal Distribution Account

On each payment date, the indenture trustee will make payments from amounts deposited in the principal distribution account on that date in the order of priority described above under “The Notes—Payments of Principal.”

[Pre-Funding Account]

[On the closing date, $[                    ] will be deposited from the proceeds of the sale of the notes into the pre-funding account which will be included in the issuing entity property. The amount deposited from the proceeds of the sale of the notes into the pre-funding account is not more than 50% of the proceeds of the offering and represents [    ]% of the initial pool balance (including the expected aggregate principal balance of the subsequent receivables). In order to acquire subsequent receivables on a Funding Date, certain conditions precedent must be satisfied and the subsequent receivables must satisfy the same eligibility criteria as the receivables transferred to the issuing entity on the closing date. The amount of funds withdrawn from the pre-funding account for the acquisition of subsequent receivables on a Funding Date will be equal to the purchase price for the receivables with respect to such subsequent receivables. The underwriting criteria for subsequent receivables are expected to be substantially the same as those for the initial receivables and thus it is expected that the characteristics of the subsequent receivables acquired through the pre-funding account will not vary materially from the characteristics of the receivables pool on the closing date.

On the first payment date following the termination of the Funding Period, the indenture trustee will withdraw any remaining funds on deposit in the pre-funding account (excluding investment earnings or income) and pay those remaining funds to the noteholders in sequential order of priority beginning with the Class A-1 notes, if the aggregate of those amounts is $100,000 or less. If the remaining funds in the pre-funding account exceed $100,000, the funds will be paid ratably to the Class A noteholders, until the Class A notes are paid in full, [and then ratably to the Class B noteholders].

Amounts on deposit in the pre-funding account will be invested by the indenture trustee at the direction of the servicer in permitted investments and investment earnings therefrom will be deposited into the collection account as Available Funds on each payment date. Permitted investments are generally limited to obligations or securities that mature on or before the next payment date. However, if the Rating Agency Condition is satisfied, funds in the pre-funding account may be invested in investments that will not mature prior to the next payment date with respect to such notes and which meet other investment criteria.

In connection with each purchase of subsequent receivables, officers on behalf of the servicer, the depositor and the issuing entity will certify that the requirements summarized above are met with regard to that prefunding. Neither the rating agencies listed under “Summary of Terms — Ratings” above nor any other person (other than the servicer, the depositor and the issuing entity) will provide independent verification of that certification.]

[Reserve Account]

[The servicer will establish the reserve account in the name of the indenture trustee for the benefit of the noteholders. For a discussion of the reserve account, see “Credit Enhancement—Reserve Account” in this prospectus supplement.]

Permitted Investments

Amounts on deposit in the collection account, the principal distribution account, [the pre-funding account and the reserve account] will be invested by the indenture trustee at the direction of the [servicer] in Permitted Investments.  Amounts invested in Permitted Investments may not be converted into cash, sold or otherwise disposed of other than (i) upon maturity of the related investment, (ii) upon the date the related investment no longer meets the investment criteria of a Permitted Investment, or (iii) on any payment date, in order to allow the amount invested to be distributed to the noteholders or certificateholders in accordance with the payment waterfall.  Permitted Investments are limited to obligations or securities that mature on or before the next payment date. However, if the Rating Agency Condition is satisfied, funds in the reserve account may be invested in investments that will not mature prior to the next payment date and that meet other investment criteria.  On each payment date, all investment earnings on the amounts in the collection account will be distributed through the payment waterfall on such payment date.  In the event there are net investment losses on the Permitted Investments, the servicer will deposit amounts in the collection account to account for investment losses on the collection account no later than one business day prior to the related payment date.

Fees and Expenses

The fees and expenses paid or payable from Available Funds are set forth in the table below. Those fees and expenses are paid on each payment date as described above under “The Notes—Priority of Payments.”

Recipient	Fees and Expenses Payable*
Servicer	The servicing fee as described below under “—Servicing Compensation and Expenses”

Administrator	$[ ] per annum**

Indenture Trustee	$[ ] per annum plus reasonable expenses**

Owner Trustee	$[ ] per annum plus reasonable expenses**
____________

*	The fees and expenses described above do not change upon an event of default.

**	The servicer has the primary obligation to pay the fees and expenses of the administrator, the indenture trustee and the owner trustee.

Indemnification of Indenture Trustee and the Owner Trustee

Under the indenture, the issuing entity will agree to cause the [servicer] to indemnify the indenture trustee (including its officers, directors, employees and agents) for any loss, liability, damage, claim or expense (including any reasonable attorneys’ fees) incurred by it in connection with the administration of the trust or the performance of its duties as indenture trustee under the Transaction Documents. However, the indenture trustee will not be indemnified by the issuing entity or the servicer against any loss, liability or expense incurred by it or arising from (a) its own willful misconduct, [negligence] or bad faith (including such conduct of its officers, directors, employees or agents), (b) the breach of any of the indenture trustee’s representations or warranties under the indenture, (c) the [negligence] or willful misconduct of the indenture trustee in connection with its performance of the duties of successor servicer under the sale and servicing agreement, or (d) any taxes, fees or other charges on, based on or measured by, any fees, commissions or compensation received by the indenture trustee.  To the extent that any such indemnities are not otherwise satisfied, they will be paid from Available Funds as described above under “The Notes—Priority of Payments.”

Under the sale and servicing agreement, the [servicer] will indemnify the issuing entity, the owner trustee and the indenture trustee and their respective officers, directors, employees and agents from and against (a) any and all tax (other than any federal, state or other income taxes, any general corporation or franchise taxes, or any taxes asserted with respect to the transfer of the issuing entity property to the issuing entity or the issuance and original sale of the notes) with respect to the transactions contemplated by the sale and servicing agreement, and any costs and expenses in defending against the same claim (including reasonable legal fees and expenses), and (b) any and all loss, cost, liability, expense, damage or claim (including reasonable legal fees and expenses) (i) arising out of or resulting from the use, ownership or operation by the servicer or any affiliate thereof of a financed vehicle (excluding any losses incurred solely in connection with the sale of any repossessed financed vehicles in a commercially reasonable manner and in compliance with the terms of the sale and servicing agreement) or (ii) arising out of or imposed upon such person through any breach of the servicer’s obligations under the transfer agreements or the administration agreement, and the negligence, willful misfeasance or bad faith of the servicer (other than errors in judgment) in the performance of its duties under the sale and servicing agreement, by reason of breach of its representations, warranties, obligations or duties under the sale and servicing agreement, or for any violation of law by the servicer.  To the extent that any such indemnities to the owner trustee or the indenture trustee are not otherwise satisfied, they will be paid from Available Funds as described above under “The Notes—Priority of Payments.”

Under the sale and servicing agreement, the [servicer] shall indemnify the indenture trustee and the owner trustee, and their respective officers, directors, employees and agents, from and against any loss, liability, expense, damage or injury arising out of or incurred in connection with (a) in the case of the indenture trustee, the indenture trustee’s performance of its duties under the indenture, (b) in the case of the owner trustee, the owner trustee’s performance of its duties under the trust agreement or (c) the acceptance, administration or performance by, or action or inaction of, the indenture trustee or the owner trustee, as applicable, of the trusts and duties contained in the Transaction Documents, except in each case to the extent that such loss, liability, expense, damage or injury suffered: (i) is due to the willful misconduct, bad faith or [negligence] of the person seeking to be indemnified; (ii) to the extent otherwise payable to the indenture trustee, arises from the indenture trustee’s breach of any of its representations or warranties under the indenture; (iii) to the extent otherwise payable to the owner trustee, arises from the owner trustee’s breach of any of its representations or warranties set forth under the trust agreement; or (iv) shall arise out of or be incurred as a result of the negligence or willful misconduct of the indenture trustee in connection with its performance of the duties of successor servicer.

Optional Redemption

The [servicer] may purchase the assets of the issuing entity (other than the Reserve Account) on any payment date if both of the following conditions are satisfied: (a) the then-outstanding Net Pool Balance as of the last day of the related collection period has declined to [10]% or less of the [the sum of (i)] the initial Net Pool Balance and (ii) the initial amount, if any, deposited into the pre-funding account], and (b) the sum of the purchase price for the assets of the issuing entity and Available Funds for such payment date would be sufficient to pay (x) the amounts required to be paid under clauses first through ninth and eleventh in accordance with “The Notes—Priority of Payments” and (y) the outstanding principal amount of the notes (after giving effect to the payments described in the preceding clause (x)).  If the [servicer] exercises such purchase option, then the outstanding notes will be redeemed in whole, but not in part, on the related payment date. This option is described in the prospectus under “The Transaction Documents—Purchase of Receivables by the Servicer.” The purchase price will be equal to the Net Pool Balance of the receivables plus interest accrued but unpaid through the last day of the related collection period

It is expected that at the time this clean-up call option becomes available to the [servicer, or any successor to the servicer], the [Class B notes] will be outstanding.

Additionally, each class of notes is subject to redemption in whole, but not in part, on any payment date on which the sum of the [amounts in the reserve account] and the remaining Available Funds after the payments under clauses[ first] through [fifth] and [seventh] set forth in “The Notes—Priority of Payments” above would be sufficient to pay in full the aggregate unpaid principal amount of all of the outstanding notes as determined by the servicer.  On such payment date, (i) the indenture trustee upon written direction from the [service]r shall transfer all amounts on deposit in the reserve account to the collection account and (ii) the outstanding notes shall be redeemed in whole, but not in part.

Notice of redemption under the indenture shall be given by the indenture trustee at the written direction and expense of the [servicer] not later than 10 days prior to the applicable redemption date to each registered holder of notes.  All notices of redemption will state: (i) the redemption date; (ii) the redemption price; (iii) that the record date otherwise applicable to that redemption date is not applicable and that payments will be made only upon presentation and surrender of those notes; (iv) the place where those notes are to be surrendered for payment of the redemption price; (v) that interest on the notes will cease to accrue on the redemption date; and (vi) the CUSIP numbers (if applicable) for the notes. In addition, the issuing entity will notify each rating agency upon redemption of the notes.

Servicing Compensation and Expenses

The servicer will be entitled to receive a servicing fee for each collection period. The “servicing fee”  for any payment date will be an amount equal to the product of (1) one-twelfth (or, in the case of the first payment date, a fraction equal to the number of days from but not including the Cut-off Date to and including the last day of the first collection period over 360), (2) [     ]% and (3) the Net Pool Balance of the receivables as of the first day of the related collection period (or as of the Cut-off Date, in the case of the first payment date). As additional compensation, the servicer will be entitled to retain all Supplemental Servicing Fees.  The servicing fee, together with any portion of the servicing fee that remains unpaid from prior payment dates, will be payable on each payment date from funds on deposit in the collection account with respect to the collection period preceding that payment date, including funds, if any, deposited into the collection account from the reserve account. The servicer will pay all expenses (apart from certain expenses incurred in connection with liquidating a financed vehicle related to a receivable, such as auction, painting, repair or refurbishment in respect of that financed vehicle) incurred by it in connection with its servicing activities (including any fees and expenses of sub-servicers to whom it has delegated servicing responsibilities), independent accountants, taxes imposed on the servicer and expenses incurred in connection with distributions and reports to noteholders and the certificateholder. The servicer will have no responsibility, however, to pay any losses with respect to the receivables.

Modifications of Receivables and Extensions of Receivables Final Payment Dates

Pursuant to the sale and servicing agreement, the servicer may grant extensions, rebates, deferrals, amendments, modifications or adjustments on a receivable in accordance with its customary servicing practices; provided, however, that if the servicer (1) extends the date for final payment by the obligor of any receivable beyond the last day of the collection period ending six months prior to the latest final scheduled payment date for any class of notes; or (2) reduces the contract rate or outstanding principal balance of any receivable other than as required by applicable law (including, without limitation, by the Servicemembers Civil Relief Act), then the servicer will be required to purchase that receivable from the issuing entity.  Furthermore, notwithstanding the foregoing, Huntington, in accordance with the servicing standard for loans, may waive any unpaid amounts not to exceed $25 owed with respect to a receivable in connection with its final payout.

Servicer Replacement Events

The following events constitute “servicer replacement events” under the sale and servicing agreement:

●
any failure by the servicer to deliver or cause to be delivered any required payment to the collection account for distribution to the noteholders, which failure continues unremedied for two business days;

●
any failure by the servicer to duly deliver to the owner trustee, the indenture trustee, and the originator, the servicer’s monthly certificate by the third business day immediately preceding the related payment date, and which failure continues unremedied for 5 business days;

●
any failure by the servicer to duly observe or perform any other of its covenants or agreements in the sale and servicing agreement, which failure (i) could materially and adversely affects the rights of the noteholders, and (ii) which continues unremedied for 30 days after (a) discovery thereof by an officer of the servicer, (b) the date on which the servicer should reasonably have been aware of such failure, or (c) receipt by the servicer of written notice thereof from the indenture trustee, the owner trustee, or the noteholders holding at least 25% of the principal amount of the Controlling Class;

●
any representation or warranty made or deemed made by or on behalf of the servicer in any Transaction Document, any report, certificate, financial statement or other document furnished in connection with any Transaction Document, or any amendment or modification of any of the foregoing, proves to have been incorrect when made or deemed made, and which failure continues unremedied for 30 days;

●	the servicer ceases to be legally qualified to service the receivables;

●
the delegation by the servicer of any its obligations under the Transaction Documents other than in accordance with the terms of the Transaction Documents or otherwise without the written consent of the noteholders holding at least a majority of the principal amount of the Controlling Class;

●
the failure of the servicer to obtain or maintain all licenses and approvals necessary for the conduct of its business in the jurisdictions where the failure to do so could reasonably be expected to have a material adverse effect on the issuing entity or the noteholders; or

●	the occurrence of certain events (which, if involuntary, remain unstayed for more than 60 days) of bankruptcy, insolvency, receivership or liquidation of the servicer.

The existence or occurrence of any “material instance of noncompliance” (within the meaning of Item 1122 of Regulation AB) shall not create any presumption that any event under the first three bullet points above has occurred.

Notwithstanding the foregoing, the noteholders of a majority of the principal amount of the Controlling Class may waive any servicer replacement event.

Removal, Resignation or Replacement of the Servicer

If a servicer replacement event is unremedied, the indenture trustee may (and if directed in writing by noteholders holding a majority of the outstanding principal amount of the notes of the Controlling Class, shall) terminate all of the servicing rights and obligations of the servicer with respect to the receivables. The indenture trustee will effect that termination by delivering written notice to the servicer, each rating agency and the noteholders. Any successor servicer will be the indenture trustee (unless the indenture trustee is legally unable to act or shall choose not to act as the servicer or unless the Controlling Class does not desire the indenture trustee to act as the servicer, in which case a majority of the outstanding principal amount of the notes of the Controlling Class shall appoint a successor that satisfies the related eligibility criteria).  If the Controlling Class does not appoint the successor servicer, the servicer, the indenture trustee, the owner trustee or the noteholders holding 25% of the aggregate principal amount of the notes may petition a court of competent jurisdiction to appoint a successor servicer that satisfies the servicer eligibility criteria.

The servicer may not resign from its servicing obligations and duties except upon determination that the performance of its duties as servicer is no longer permissible under applicable law. Except as may be required under applicable law, no servicer resignation will become effective until a successor servicer has assumed the related obligations and duties. The servicer may, at any time, appoint a subservicer in good faith to perform all or any portion of its obligations, subject to (a) 10 days’ prior notice shall have been given to the Controlling Class, the indenture trustee, and the rating agencies rating the notes, and each rating agency shall have notified the servicer, the owner trustee and the indenture trustee in writing that the appointment satisfies the Rating Agency Condition, (b) the Servicer has received the written consent of the noteholders holding a majority of the principal amount of the Controlling Class to such appointment, and (c) the servicer remains obligated and liable to the owner trustee, the indenture trustee and the noteholders for the servicing and administering of the loans as if the servicer alone were performing those duties.

Upon appointment of a successor servicer, the successor will assume all of the responsibilities, duties and liabilities of the servicer with respect to the receivables (other than the obligations of the predecessor servicer that survive its termination, including indemnification obligations against certain events arising before its replacement). In a bankruptcy or similar proceeding for the servicer, a bankruptcy trustee or similar official may have the power to prevent the indenture trustee, the owner trustee or the noteholders from effecting a transfer of servicing to a successor servicer.

Events of Default

The occurrence of any one of the following events will be an “event of default”  under the indenture:

●
a default in the payment of any interest on any note [of the Controlling Class] when the same becomes due and payable, and that default continues for a period of two business days (to be extended to 5 days if such failure to pay is owing solely to circumstances caused by the indenture trustee, and the servicer has made the principal and interest deposits in accordance with the sale and servicing agreement and the servicer has provided the indenture trustee with timely instruction for the application of such funds, and such amounts are sufficient to pay the accrued and unpaid interest on the notes);

●	a default in the payment of the principal of any note when the same becomes due and payable at the related final scheduled payment date or the redemption date;

●
any failure by the issuing entity to observe or perform its covenants relating to corporate existence and qualification, negative covenants relating to sale of assets and incurrence of liens, merger and consolidation, other business, indebtedness, obligations of the servicer, making of loans or guarantees, capital expenditures, removal of the administrator, restricted payments, and notices for events of default;

●	any failure by the issuing entity to duly observe or perform any of its other covenants or agreements in the indenture, which failure continues unremedied for 30 days;

●	a breach of any covenants or representations and warranties by the issuing entity that remains uncured for 30 days; or

●	the occurrence of certain events (which, if involuntary, remain unstayed for a period of 60 consecutive days) of bankruptcy, insolvency, receivership or liquidation of the issuing entity.

The amount of principal required to be paid to noteholders under the indenture, however, generally will be limited to amounts available to make such payments in accordance with the priority of payments. Thus, the failure to pay principal on a class of notes due to a lack of amounts available to make such a payment will not result in the occurrence of an event of default until the final scheduled payment date for that class of notes.

Rights Upon Event of Default

Upon the occurrence and continuation of any event of default [(other than an event of default resulting from an event of bankruptcy, insolvency, receivership or liquidation of the issuing entity)], the indenture trustee may, or at the direction of a majority in outstanding principal amount of the Controlling Class shall, declare by written notice to the issuing entity, all of the notes to be immediately due and payable.  Upon such declaration, the entire outstanding principal amount, together with accrued interest thereon through the date of acceleration, shall become immediately due and payable.  [Upon the occurrence of an event of default resulting from an event of bankruptcy, insolvency, receivership or liquidation of the issuing entity, the notes will automatically be accelerated, and all interest on and principal of the notes will be due and payable without any declaration or other act by the indenture trustee or the noteholders.]

At any time after the notes have been accelerated as a result of an event of default and before a judgment or decree for payment of money due has been obtained by the indenture trustee, the noteholders holding a majority of the outstanding principal amount [of the Controlling Class] may, by written notice to the issuing entity and the indenture trustee, rescind such acceleration if the issuing entity has deposited with the indenture trustee an amount sufficient to pay all principal and interest that would be due on the notes if the event of default had not occurred, and all sums paid by the indenture trustee and owner trustee for expenses, disbursements and reasonable compensation for themselves and their respective agents and counsels; and all other events of default have been cured or waived.

If an event of default is unremedied and the notes have not been accelerated, the indenture trustee may, or shall at the written direction of the noteholders holding a majority of the principal amount [of the Controlling Class], institute proceedings to collect amounts due or foreclose on the issuing entity property, exercise remedies as a secured party, elect to maintain possession of the receivables and other issuing entity property and continue to apply the proceeds from the receivables and other issuing entity property as if there had been no event of default or sell the receivables and the other issuing entity property. Upon the occurrence of an event of default resulting in acceleration of the notes, the indenture trustee may sell the receivables and the other issuing entity property. However, the indenture trustee is prohibited from selling the receivables and the other issuing entity property following an event of default (other than an event of default that relates to the failure to pay interest or principal when due (a “payment default”)) unless:

●	the holders of 100% of the outstanding principal amount of the notes voting as a single class consent to a sale;

●	the proceeds of the sale are sufficient to pay in full all amounts then due and unpaid on the notes with respect to principal and interest; or

●
the default is a payment default and the indenture trustee determines that the Collections on the receivables would not be sufficient on an ongoing basis to make all payments on the notes as those payments would have become due if those obligations had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% of the outstanding principal amount of the notes [voting as a single class][of each class].

The noteholders do not have any right to institute any proceeding with respect to the indenture for any remedy unless (a) the holder has previously given written notice to the indenture trustee of a continuing event of default under the indenture, (b) the holders of 25% or more of the outstanding principal amount of the notes have requested in writing that the indenture trustee institute such proceeding in respect of such event of default, (c) the noteholders have offered the indenture trustee reasonable indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred in complying with such request, (d) the indenture trustee has failed to institute such proceeding for 30 days after its receipt of such notice, request and offer of indemnity, and (e) no inconsistent direction has been given to the indenture trustee during such 30-day period from the holders of a majority of the outstanding principal amount of the notes [of the Controlling Class].

Subject to the provisions for indemnification and certain limitations contained in the indenture, the holders of a majority of the outstanding principal amount of the notes [of the Controlling Class] have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee; provided, however, that such direction is not in conflict with any rule of law or with the indenture and the indenture trustee may take any other action reasonably deemed proper by the indenture trustee not inconsistent with such direction.  Notwithstanding the foregoing, the indenture trustee need not take any action that it reasonably determines might materially adversely affect the rights of any noteholders not consenting to such action.

Prior to the declaration of an acceleration of the maturity of the notes in connection with an event of default under the indenture, the holders of a majority of the outstanding principal amount of the notes [of the Controlling Class] may, waive any event of default, except a default in payment of principal of or interest on any of the notes, a default in respect of a covenant or provision of the indenture that cannot be modified without the consent of the holders of all of the outstanding notes or a default arising from an insolvency of the issuing entity.

Priority of Payments May Change Upon an Event of Default

Following the occurrence and during the continuation of an event of default under the indenture which has resulted in an acceleration of the notes, the priority of payments changes (including payments of principal on the notes).  For a discussion of the priority of payments following an event of default, see “The Notes—Priority of Payment Following an Event of Default” in this prospectus supplement.

Amendment Provisions

The trust agreement, the asset purchase agreement, the sale and servicing agreement, and the administration agreement may be amended by the parties thereto, in each case if the Rating Agency Condition has been satisfied and with the consent of the indenture trustee and the holders of a majority of the principal amount of the notes [of the Controlling Class] (except that the consent of noteholders shall not be necessary for an amendment of the trust agreement to cure any ambiguity, to correct or supplement any provisions thereof that may be defective or inconsistent with any other provision in the trust agreement, to add or supplement any credit enhancement arrangement or add any covenants, restrictions or obligations of the parties thereto, to evidence and provide for the acceptance of a successor trustee, co-trustee, or separate trustee to facilitate the administration of the trust, to restrict transfers of the certificate of trust, to modify provisions to allow the trust to acquire and issue securities backed by other assets subject to the satisfaction of the Rating Agency Condition, or to make any other changes that, in the opinion of counsel, do not materially and adversely affect the interests of the holders of the trust certificates or the noteholders), provided, however, that no amendment may increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections on payments on the collateral or payments that are required to be made for the benefit of the noteholders without the consent of each noteholder.

The issuing entity and the indenture trustee, when authorized by an issuing entity order, may, with prior notice to the rating agencies and with the consent of the holders of a majority of the outstanding principal amount of the notes [of the Controlling Class], enter into a supplemental indenture for the purpose of adding provisions to, changing in any manner or eliminating any provisions of, the indenture, or modifying (except as provided below) in any manner the rights of the noteholders.

A supplemental indenture that amends, modifies or supplements the rights of the noteholders in any of the following manners will require the consent of the holder of each outstanding note affected thereby:

●
changes the date of payment of any installment of principal of or interest on of any note or reduces the principal amount thereof, the interest rate thereon or the redemption price with respect thereto or changes any place of payment where, or the coin or currency in which, any note or any interest thereon is payable;

●	changes the provision of the indenture relating to the application of collections on, or the proceeds of the sale of, the issuing entity property to payment of principal and interest on the notes;

●
changes the definition of “Controlling Class” or any other provision of the indenture specifying the percentage of holders of the notes required  to waive, modify, or amend any rights, make any determination or grant any consent under the indenture;

●
modifies or alters the provisions of the indenture regarding the voting of notes held by the issuing entity, any other obligor on the notes, the depositor or an affiliate of any of them, or the definition of the notes;

●
reduces the percentage of the aggregate outstanding principal amount of the notes, the consent of the holders of which is required to direct the indenture trustee to sell or liquidate the receivables and other issuing entity property if the proceeds of the sale would be insufficient to pay the principal amount of and accrued but unpaid interest on the outstanding notes;

●
impairs the right of the noteholders to institute suit for the enforcement of the provisions of the indenture requiring the application of funds available to pay any amounts due on the notes on or after their respective due dates (or in the case of redemption on or after the redemption date);

●
modifies any provision of the indenture relating to amendments to the indenture other than increasing the percentage specified therein or to provide that certain additional provisions of the Transaction Documents may not be modified or waived without the consent of each noteholder;

●
affects the calculation of the amount of interest on or principal of any note payable on any payment date or affects the rights of noteholders to the benefit of any provisions for the mandatory redemption of the notes; or

●
permits the creation of any lien ranking prior to or on a parity with the lien of the indenture with respect to any of the collateral for the notes or, except as otherwise permitted or contemplated in the indenture, terminates the lien of the indenture on any collateral or deprives the holder of any note of the security afforded by the lien of the indenture.

The issuing entity and the indenture trustee may, when authorized by an issuing entity order, also enter into supplemental indentures, without obtaining the consent of the noteholders but with prior notice to the rating agencies for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or of modifying in any manner (other than modifications set forth in the preceding paragraph) the rights of those noteholders; provided that the following items have been delivered: (i) an officer’s certificate of the servicer to the effect that such amendment will not materially and adversely affect the interests of the noteholders; (ii) written confirmation from each rating agency listed under “Summary of Terms—Ratings” above that such amendment will not cause it to downgrade, qualify or withdraw its rating assigned to any of the notes; and (iii) an opinion of counsel to the effect that such amendment will not materially and adversely affect the interest of any noteholder, affect the treatment of the notes as debt for federal income tax purposes or be deemed to cause a taxable exchange of the notes for federal income tax purposes.

Notwithstanding the foregoing, the indenture, the trust agreement, the administration agreement and transfer agreements may not be amended in any way that would: (i) materially and adversely affect the owner trustee’s or the indenture trustee’s, as applicable, own rights, privileges, indemnities, duties or obligations under the any such agreement without the prior written consent of such person; or (ii) significantly change the permitted activities or powers of the issuing entity even if such amendment would not have an adverse effect on the holders of the notes, without the consent of the holders of at least a majority of the outstanding notes.

LEGAL INVESTMENT

Rule 2a-7 Under the Investment Company Act

 [The Class A-1 notes will be eligible for purchase by money market funds under paragraph (a)(10) of Rule 2a-7 under the Investment Company Act of 1940, as amended (the “Investment Company Act”). The applicability of that definition, however, depends on certain actions by the fund’s board of directors. Moreover, Rule 2a-7 includes additional criteria for investments by money market funds including additional requirements and clarifications relating to portfolio credit risk analysis, maturity, liquidity and risk diversification.  If you are a money market fund contemplating a purchase of notes, you or your advisor should review the notes for eligibility and consider these requirements before making a purchase.]

EU Capital Requirements Directive

Article 122a of the Capital Requirements Directive comprising Directive 2006/48/EC and Directive 2006/49/EC (as amended by Directive 2009/111/EC) (“Article 122a”), permits an EU-regulated credit institution to invest in asset-backed securities only if the relevant sponsor or originator has disclosed to investors that it will retain no less than 5% of net economic interest in the securitization transaction. Prior to investing in an asset-backed security, the credit institution must also be able to demonstrate that it has a comprehensive and thorough understanding of the securitization transaction and its structural features by satisfying the due diligence requirements and ongoing monitoring obligations of Article 122a.

Failure of an EU-regulated credit institution (or any other EU-regulated investor that may become subject to Article 122a) to comply with one or more requirements for an investment in a securitization set forth in Article 122a in any material respect may result in the imposition of a penalty regulatory capital charge on the securities acquired by that credit institution. In addition, Article 122a and any other changes to the regulation or regulatory treatment of asset-backed securities may negatively impact the regulatory position of affected investors and have an adverse impact on the value and liquidity of asset-backed securities such as the notes. Noteholders should analyze their own regulatory position, and are encouraged to consult with their own investment and legal advisors regarding compliance with Article 122a and the suitability of the notes for investment.

None of Huntington, the depositor nor any of their respective affiliates is obligated to retain a material net economic interest in the securitization described in this offering circular supplement and the accompanying offering circular or to provide any additional information that may be required to enable a credit institution to satisfy the due diligence and monitoring requirements of Article 122a.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

In connection with the offering of [the Class A notes] being offered by this prospectus supplement, Special Tax Counsel is of the opinion that, for United States federal income tax purposes:

1.	the issuing entity will not be classified as an association or as a publicly traded partnership taxable as a corporation for United States federal income tax purposes; and

2.	the notes will be characterized as debt for United States federal income tax purposes.

See “Material United States Federal Income Tax Consequences” in the accompanying prospectus for a discussion of the United States federal income tax consequences of the purchase, ownership and disposition of the Class A notes.

STATE AND LOCAL TAX CONSEQUENCES

The discussion above does not address the tax consequences of purchase, ownership or disposition of the notes under any state or local tax law. We encourage investors to consult their own tax advisors regarding state and local tax consequences.

CERTAIN ERISA CONSIDERATIONS

[UNDERGOING ERISA REVIEW] Subject to the following discussion the notes may be acquired by pension, profit-sharing or other employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), as well as individual retirement accounts, Keogh plans and other plans subject to Section 4975 of the U.S. Internal Revenue Code (the “Code”), as well as any entity whose underlying assets include plan assets of any of the foregoing (each a “Benefit Plan”).  Section 406 of ERISA and Section 4975 of the Code prohibit a Benefit Plan from engaging in certain transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to a Benefit Plan.  A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons or the fiduciaries of a Benefit Plan.  In addition, Title I of ERISA also requires fiduciaries of a Benefit Plan subject to ERISA to make investments that are, among other things prudent, diversified, in the best interest of the plan’s participants and beneficiaries and in accordance with the governing plan documents.

Fiduciaries of Benefit Plans, in consultation with their advisors, should consider the impact of ERISA and the regulations issued thereunder on a purchase of the notes.  Among other considerations, the fiduciary of a Benefit Plan should take into account the composition of the Benefit Plan’s portfolio with respect to diversification by type of asset; the cash flow needs of the Benefit Plan and the effects thereon of the liquidity of the investment; the Benefit Plan’s funding objectives; the tax effects of the investment and the tax and other risks described in this prospectus supplement and the accompanying prospectus; the fact that the holders of the notes will consist of a diverse group of investors and that the management of the issuing entity will not take the particular objectives of any investor or class of investors into account; the fact that the issuing entity is not intended to hold plan assets of any of the investors and, therefore, that neither the issuing entity, the servicer nor any of their respective affiliates, agents or employees will be acting as a fiduciary under ERISA to the Benefit Plan, either with respect to the Benefit Plan’s purchase or retention of its investment or with respect to the management and operation of the business and assets of the issuing entity.

In addition, fiduciaries of Benefit Plans should also consider whether an investment in the notes could involve a direct or indirect transaction with a “party in interest” or “disqualified person” with respect to such Benefit Plan, or a prohibited conflict of interest for the fiduciary acting on behalf of the Benefit Plan.  A prohibited transaction or conflict of interest could arise if the fiduciary acting on behalf of the Benefit Plan has any interest in or affiliation with the issuing entity or the servicer.  In the case of an individual retirement account (“IRA”), a prohibited transaction or conflict of interest that involves the beneficiary of the IRA could result in disqualification of the IRA.

Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements.  However, such plans may be subject to comparable state law restrictions or restrictions imposed by other applicable law.  Plans maintained pursuant to the laws of jurisdictions other than the United States may be subject to comparable restrictions under each jurisdiction’s governing statutes.  Accordingly, fiduciaries of governmental plans, church plans and non-U.S. plans, in consultation with their advisors, should consider the requirements of their respective pension codes with respect to investments in the notes, as well as general fiduciary considerations.

Certain transactions involving the issuing entity might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchased the notes if assets of the issuing entity were deemed to be assets of the Benefit Plan.  Under regulations issued by the U.S. Department of Labor (as modified by Section 3(42) of ERISA, the “Plan Asset Regulations”), the assets of the issuing entity will be treated as plan assets of a Benefit Plan for purposes of ERISA and the Code only if the Benefit Plan acquired an “equity interest” in the issuing entity and none of the exceptions contained in the Plan Asset Regulations are applicable.  An equity interest is defined under the Plan Asset Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features.  Although there is little guidance on the subject, assuming the notes constitute debt for local law purposes, the issuing entity believes that, at the time of their issuance, the notes should constitute indebtedness without substantial equity features for purposes of the Plan Asset Regulations based in part upon the traditional debt features of the notes, including the reasonable likelihood that the notes will be repaid when due and the absence of conversion rights, warrants, beneficial ownership of the issuing entity’s assets and other typical equity features.  The debt treatment of the notes for ERISA purposes may change if the issuing entity incurs losses.  This risk of recharacterization is enhanced for the notes that are subordinated to other classes of securities.

However, without regard to whether the notes are treated as an equity interest for purposes of the Plan Asset Regulations, the acquisition, holding or disposition of notes by or on behalf of a Benefit Plan may be considered to give rise to a prohibited transaction under ERISA or the U.S. Internal Revenue Code if the issuing entity, the depositor, the administrator, the servicer, the indenture trustee, the owner trustee and any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan.  Certain exemptions from the prohibited transaction rules may be applicable to the purchase, holding or disposition of notes by a Benefit Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire such notes.  Included among these exemptions are:

Prohibited Transaction Class Exemption (“PTCE”) 96-23, regarding transactions effected by “in-house asset managers”;

PTCE 95-60, as amended, regarding investments by insurance company general accounts;

PTCE 91-38, as amended, regarding investments by bank collective investment funds;

PTCE 90-1, regarding investments by insurance company pooled separate accounts; and

PTCE 84-14, as amended, regarding transactions effected by “qualified professional asset managers.”

In addition to the class exemptions listed above, the Pension Protection Act of 2006 provides a statutory exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code for prohibited transactions between a Benefit Plan and a person or entity that is a party in interest to such Benefit Plan solely by reason of providing services to the Benefit Plan (other than a party in interest that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the Benefit Plan involved in the transaction), provided that there is adequate consideration for the transaction.  Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts which might be construed as prohibited transactions.  There can be no assurance that any of these, or any other exemption, will be available with respect to any particular transaction involving the notes and prospective purchasers that are Benefit Plans should consult with their advisors regarding the applicability of any such exemption.

By acquiring a note you (and any person to whom you sell a note) will be deemed to represent and warrant that either (i) you are not (and for so long as you hold any such note or interest therein will not be) and you are not acting on behalf of (and for so long as you hold any such note will not be acting on behalf of) (a) an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, (b) a “plan” as defined in  Section 4975 of the Code, which is subject to Section 4975 of the Code, (c) an entity deemed to hold “plan assets” of any of the foregoing by reason of investment by an employee benefit plan or plan in such entity, or (d) a governmental, non-U.S. or church plan which is subject to any federal, state, local or non-U.S. law that is substantially similar to Section 406 of ERISA or Section 4975 of the Code (any such federal, state, local or non-U.S.

law, a “Similar Law”) or (ii) the acquisition, holding and disposition of the note will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a non-exempt violation of any Similar Law.  Any person to whom you sell a note will be deemed to make an identical representation and warranty.

NEITHER THE ISSUING ENTITY, THE SERVICER NOR ANY OF THEIR RESPECTIVE AFFILIATES, AGENTS OR EMPLOYEES WILL ACT AS A FIDUCIARY TO ANY BENEFIT PLAN WITH RESPECT TO THE BENEFIT PLAN’S DECISION TO INVEST IN THE NOTES.  EACH FIDUCIARY OR OTHER PERSON WITH INVESTMENT RESPONSIBILITIES OVER THE ASSETS OF A BENEFIT PLAN CONSIDERING AN INVESTMENT IN THE NOTES MUST CAREFULLY CONSIDER THE ABOVE FACTORS BEFORE MAKING AN INVESTMENT.  FIDUCIARIES OF BENEFIT PLANS CONSIDERING THE PURCHASE OF THE NOTES SHOULD CONSULT ITS LEGAL ADVISORS REGARDING WHETHER THE ASSETS OF THE ISSUING ENTITY WOULD BE CONSIDERED PLAN ASSETS, THE POSSIBILITY OF EXEMPTIVE RELIEF FROM THE PROHIBITED TRANSACTION RULES AND OTHER ISSUES AND THEIR POTENTIAL CONSEQUENCES.

See “Certain ERISA Considerations” in the accompanying prospectus for additional considerations applicable to benefit plans that are considering an investment in the notes.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement relating to the offered notes, the depositor has agreed to sell and the underwriters named below have severally but not jointly agreed to purchase the principal amount of the offered notes set forth opposite its name below:

Underwriter	Class A-1 Notes	Class A-2-A Notes	Class A-2-B Notes	Class A-3-A Notes	Class A-3-B Notes
	$	$	$	$	$
	$	$	$	$	$
	$	$	$	$	$
	$	$	$	$	$
	$	$	$	$	$
	$	$	$	$	$
	$	$	$	$	$
Total	$	$	$	$	$

Underwriter	Class A-4-A Notes	Class A-4-B Notes	Class B Notes	Total
	$	$	$	$
	$	$	$	$
	$	$	$	$
	$	$	$	$
	$	$	$	$
	$	$	$	$
	$	$	$	$
Total	$	$	$	$

The underwriting agreement provides that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters will be obligated to purchase all of the offered notes if any are purchased. The underwriting agreement provides that, in the event of a default by an underwriter, in certain circumstances the purchase commitments of the non-defaulting underwriter may be increased or the underwriting agreement may be terminated.

The depositor has been advised by the underwriters that the underwriters propose to offer the classes of notes set forth in the table below to the public initially at the offering prices set forth on the cover page of this prospectus, and to certain dealers at these prices less the concessions and reallowance discounts set forth below:

Class	Selling Concession	Reallowance Discount
Class A-1 Notes	%	%
Class A-2-A Notes	%	%
Class A-2-B Notes	%	%
Class A-3-A Notes	%	%
Class A-3-B Notes	%	%
Class A-4-A Notes	%	%
Class A-4-B Notes	%	%
[Class B Notes]	%	%

If all of the classes of notes are not sold at the initial offering price, the underwriters may change the offering price and other selling terms.  After the initial public offering, the underwriters may change the public offering price and selling concessions and reallowance discounts to dealers.

There currently is no secondary market for any class of notes and there is no assurance that one will develop. The underwriters expect, but will not be obligated, to make a market in each class of the offered notes. There is no assurance that a market for the notes will develop, or if one does develop, that it will continue or that it will provide sufficient liquidity.

The depositor and Huntington have agreed jointly and severally to indemnify the underwriters against certain liabilities, including civil liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or contribute to payments which the underwriters may be required to make in respect thereby.

Until the distribution of the Class A notes and [the Class B notes] notes is completed, rules of the SEC may limit the ability of the underwriters and certain selling group members to bid for and purchase the Class A notes and [the Class B notes]. As an exception to these rules, the underwriter is permitted to engage in certain transactions that stabilize the prices of the Class A notes and [the Class B notes]. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of such Class A notes and [the Class B notes].

The underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to Class A notes and [the Class B notes] in accordance with Regulation M under the Securities Exchange Act of 1934 (as amended, the “Exchange Act”). Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the Class A notes and [the Class B notes] so long as the stabilizing bids do not exceed a specified maximum. Syndicate coverage transactions involve purchases of Class A notes and [the Class B notes] in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the Class A notes and [the Class B notes] originally sold by the syndicate member are purchased in a syndicate covering transaction. These over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the Class A notes and [the Class B notes] to be higher than they would otherwise be in the absence of these transactions. Neither the depositor nor any of the underwriters will represent that they will engage in any of these transactions or that these transactions, once commenced, will not be discontinued without notice.

It is expected that delivery of the notes will be made against payment therefor on or about the closing date. Rule 15c6-1 of the SEC under the Exchange Act generally requires trades in the secondary market to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date hereof will be required, by virtue of the fact that the notes initially will settle more than three business days after the date hereof, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. It is suggested that purchasers of notes who wish to trade notes on the date hereof consult their own advisors.

Upon receipt of a request by an investor who has received an electronic prospectus from an underwriter or a request by that investor’s representative within the period during which there is an obligation to deliver a prospectus, the depositor or the underwriters will promptly deliver, or cause to be delivered, without charge, a paper copy of this prospectus supplement and the accompanying prospectus.

[Huntington and the depositor have agreed to indemnify the underwriters against specified liabilities, including civil liabilities under the Securities Act, or contribute to payments which the underwriters may be required to make in respect thereof. In the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and may, therefore, be unenforceable.] [See note to para below.]

[Note:  there is no comparable provision to the one above in either Ally or Carmax.  However, the statement which follows is in both:  Under the terms of the proposed form of Underwriting Agreement, the underwriters have undertaken in certain circumstances to indemnify certain controlling persons of the Registrant, including its officers and directors, against liabilities incurred under the Securities Act of 1933, as amended. The

Registrant has been advised that in the opinion of the Securities and Exchange Commission this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.]

In the ordinary course of its business one or more of the underwriters and affiliates have provided, and in the future may provide other investment banking and commercial banking services to the depositor, the servicer, the issuing entity and their affiliates.

As discussed under “Use of Proceeds” above, the depositor or its affiliates may apply all or any portion of the net proceeds of this offering to the repayment of debt.

[The indenture trustee, on behalf of the issuing entity and at the direction of the servicer, may from time to time invest the funds in accounts and Permitted Investments acquired from the underwriters or their affiliates.]

The Class A notes and [the Class B notes] are new issues of securities with no established trading market. The underwriters tell us that they intend to make a market in the Class A notes and [the Class B notes] as permitted by applicable laws and regulations. However, the underwriters are not obligated to make a market in Class A notes and [the Class B notes] and any such market-making may be discontinued at any time at the sole discretion of the underwriters. Accordingly, we give no assurance regarding the liquidity of, or trading markets for, Class A notes and [the Class B notes].

The depositor will receive aggregate proceeds of approximately $           from the sale of Class A notes and [the Class B notes] (representing    % of the initial note balance of the Class A notes and [the Class B notes]) after paying the aggregate underwriting discount of $           on the Class A notes and [the Class B notes]. Additional offering expenses are estimated to be $          .

For more information regarding the underwriters and the plan of distribution, see “Plan of Distribution” in the Prospectus.

FORWARD-LOOKING STATEMENTS

Certain statements made in future SEC filings by the issuing entity or the depositor, in press releases and in oral and written statements made by or with the issuing entity’s or the depositor’s approval may constitute forward-looking statements. Statements that are not historical facts, including statements about beliefs and expectations, are forward-looking statements. Forward-looking statements include information relating to, among other things, continued and increased business competition, an increase in delinquencies (including increases due to worsening of economic conditions), changes in demographics, changes in local, regional or national business, economic, political and social conditions, regulatory and accounting initiatives, changes in customer preferences, and costs of integrating new businesses and technologies, many of which are beyond the control of Huntington and the issuing entity or the depositor. Forward-looking statements also include statements using words such as “expect,” “anticipate,” “hope,” “intend,” “plan,” “believe,” “estimate” or similar expressions. The issuing entity and the depositor have based these forward-looking statements on their current plans, estimates and projections, and you should not unduly rely on them.

Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions, including the risks discussed below. Future performance and actual results may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond the ability of the Huntington, the issuing entity or the depositor to control or predict. The forward-looking statements made in this prospectus supplement speak only as of the date stated on the cover of this prospectus supplement. The issuing entity and the depositor undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
LEGAL PROCEEDINGS

There are no legal or governmental proceedings pending, or to the knowledge of the sponsor, threatened, against the sponsor, depositor, indenture trustee, owner trustee, issuing entity, servicer or originator, or of which any property of the foregoing is the subject, that are material to noteholders.

LEGAL OPINIONS

Certain legal matters relating to the notes will be passed upon for the servicer and the depositor by [Richard Cheap], Executive Vice President and General Counsel for Huntington. Certain other legal matters with respect to the notes will be passed upon for the servicer and the depositor by K&L Gates LLP. Certain U.S. federal income tax matters will be passed upon for the issuing entity, the depositor and the servicer by Shearman & Sterling LLP.  Certain matters of Delaware law will be passed upon by [           ]. Certain legal opinions with respect to the notes will be given for the underwriters by [            ].

GLOSSARY

“ABS” means the absolute prepayment model.

“ABS Tables” means the tables which are captioned “Percent of the Initial Outstanding Principal Amount at Various ABS Percentages” under “Weighted Average Life of the Notes.”

“Actual Cut-off Date” means the Cut-off Date.

“administration agreement” means the administration agreement entered into among the issuing entity, Huntington as administrator, the owner trustee and the indenture trustee.

“administrator” means Huntington in its capacity as administrator of the issuing entity.

“Article 122a” means Article 122a of the Capital Requirements Directive comprising Directive 2006/48/EC and Directive 2006/49/EC (as amended by Directive 2009/111/EC).

“asset purchase agreement” means the asset purchase agreement entered into between the originator and the depositor.

“Authorised Persons” means persons authorized to carry on a regulated activity under the FSMA.

“Available Funds” means, for any payment date and the related collection period, an amount equal to the sum of the following amounts: (i) all Collections received by the servicer during such collection period (less any amounts withdrawn from the collection account by the servicer in order to reimburse itself for advances note immediately recoverable from Liquidation Proceeds), (ii) the sum of the purchase and repurchase prices deposited in the collection account with respect to each receivable that will be purchased by the depositor or servicer on that payment date, (iii) [any amounts in the reserve account in excess of the Specified Reserve Account Balance], (iv)[ the Cap Receipts], and (v) amounts on deposit in the Cap Termination Payment Account that exceed the cost of entering into a replacement interest rate cap agreement or any amounts on deposit in the Cap Termination Payment Account if the issuing entity determines not to replace the interest rate cap agreement and the Rating Agency Condition is met with respect to such determination.

“Bancshares” means Huntington Bancshares Incorporated.

“BCFP” means the Bureau of Consumer Financial Protection.

“Benefit Plan” means any pension, profit-sharing or other employee benefit plan subject to ERISA, individual retirement account, Keogh plan or other plan subject to Section 4975 of the Code.

“business day” means any day other than a Saturday, a Sunday or a day on which banking institutions in the states of Ohio or New York [or the principal place of business of the cap counterparty] are authorized or obligated by law, executive order or government decree to be closed, or any day on which the Federal Reserve Bank of Cleveland is closed.

“calculation agent” means the indenture trustee or Huntington, as initially designated.

“cap counterparty” means [            ], a [            ].

[“Cap Receipts” means for the interest rate cap agreement, the amounts paid by the cap counterparty to the issuing entity, if any, on any payment date, excluding any Cap Termination Payments received from the cap counterparty and deposited into the Cap Termination Payment Account.]

[“Cap Termination Payment” means payments made to the issuing entity by the cap counterparty under the interest rate cap agreement, including interest that may accrue thereon, due to a termination of the interest rate cap agreement due to an “event of default” or “termination event” under the interest rate cap agreement.]

[“Cap Termination Payment Account” means an eligible account held in the United States in the name of the indenture trustee which shall be held in trust for the benefit of the noteholders pursuant the sale and servicing agreement.]

“certificate” means a non-interest bearing certificate issued by the issuing entity, which is not offered hereby.

“Class A notes” means the Class A-1 notes, the Class A-2-A notes, the Class A-2-B notes, the Class A-3-A notes, the Class A-3-B notes and the Class A-4 notes, collectively.

“Class A-2 notes” means the Class A-2-A notes and Class A-2-B notes, collectively.

“Class A-3 notes” means the Class A-3-A notes and Class A-3-B notes, collectively.

“clean-up call” means the purchase by the servicer of the receivables and the other issuing entity property (other than the reserve account) from the issuing entity.

“closing date” means [            ], the date on which the issuing entity expects to issue the notes.

“Code” means the U.S. Internal Revenue Code.

“collateral characteristic” means an underwriting criterion primarily related to the financed vehicle, such as loan-to-value ratio or, for used vehicles, age of the vehicle.

“collection period” means, with respect to any payment date, the calendar month immediately preceding the month in which such payment date occurs.

“Collections” means, with respect to any receivable and to the extent received by the servicer after the Cut-off Date, all Principal Collections and all Interest Collections but excluding any Supplemental Servicing Fees.

[“Controlling Class” means, with respect to any notes outstanding, the Class A notes (voting together as a single class) as long as any Class A notes are outstanding; thereafter the Class B notes (excluding in each case, notes held by the servicer, Huntington or any of their respective affiliates unless all of the notes then outstanding are held by the servicer, Huntington and/or their respective affiliates).]

“credit characteristic” means an underwriting criterion primarily related to the creditworthiness of the obligor, such as the obligor’s FICO score.

“Cut-off Date” means [ ], the cut-off date for the receivables sold to the issuing entity on the closing date.

“data and disclosure component” means the component of the pool review which entailed consideration of the performance of specified actions with respect to disclosure about the pool of receivables and the underlying data on which that disclosure was based.

“depositor” means Huntington Funding, LLC.

“Dodd-Frank Act” means the Dodd-Frank Wall Street Reform and Consumer Protection Act.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“event of default” has the meaning set forth under “Summary of Terms—Events of Default” and “The Transaction Documents—Events of Default.”

“excess interest” means the excess, if any, of the interest paid by the obligors in respect of the receivables over the amount necessary to pay the related servicing fee and interest on the notes each month.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FDIC Safe Harbor Rule” means the FDIC regulation entitled “Treatment of financial assets transferred in connection with a securitization or participation.”

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System.

“final scheduled payment date” means, with respect to each class of notes, the final scheduled payment date respecting such class of notes set forth on the cover page of this prospectus supplement.

“financed vehicles” means the vehicles financed by the receivables.

“First Allocation of Principal” means, for any payment date, an amount not less than zero equal to the excess, if any, of (a) the aggregate principal amount of the Class A notes as of the preceding payment date (after giving effect to all principal payments made on that preceding payment date and with respect to the first payment date, as of the closing date) over (b) the Net Pool Balance as of the last day of the related collection period; provided, that the First Allocation of Principal on and after the final scheduled payment date for any class of Class A notes will not be less than the amount that is necessary to reduce the principal amount of each such class, as applicable, to zero.

“fixed rate notes” means the notes other than the floating rate notes.

“floating rate notes” means the Class A-2-B notes and the Class A-3-B notes.

“FSMA” means the Financial Services and Markets Act 2000 (of the United Kingdom), as amended.

[“Funding Date” means, with respect to a subsequent receivable, the date on which the issuing entity acquires such subsequent receivable.]

[“Funding Period” means the period beginning on the closing date and ending on the earliest to occur of:

●        [            ] full calendar months following the closing date;

●        the date on which the amount in the pre-funding account is $[10,000] or less; or

●        the occurrence of an event of default under the indenture.]

“Huntington” means the Huntington National Bank.

“Huntington Credit Guard” means a bargained-for contract entered into by some obligors pursuant to which specified obligations of the obligor of a receivable to pay unpaid amounts on the receivable are cancelled during a period of unemployment of the obligor or following the death of the obligor.  Under those contracts, Huntington agrees to pay such cancelled amounts as and to the same extent as if it were a third party providing such protection, with the issuing entity or the indenture trustee named as loss payee.

“Huntington Debt Forgiveness Policies” means Huntington Credit Guard and Huntington GAP.

“Huntington GAP” means a bargained-for contractual provision contained in some contracts pursuant to which the obligor of a receivable is absolved of specified obligations to pay unpaid amounts remaining on the receivable after theft or destruction of the related financed vehicle.  Under those contracts, Huntington agrees to pay all amounts due in respect of such insurance as and to the same extent as if it were a third party providing such protection, with the issuing entity or the indenture trustee named as loss payee.

“Huntington receivables” means the Huntington receivables respecting which Huntington, as servicer, will be responsible for managing, administering, servicing and making collections.

“indenture” means the indenture entered into between the issuing entity and the indenture trustee.

“indenture trustee” means [            ], a [            ], in its capacity as indenture trustee with respect to the notes.

“information databases” means the principal databases and other management information systems of the sponsor and the servicer.

“Interest Collections” means, with respect to any payment date, the sum of the following amounts, without duplication: (a) interest collections on the receivables (including any related advances and the interest portion of any related Liquidation Proceeds); (b) all investment earnings on the trust accounts designated as interest collections for such payment date, (c) amounts required to be deposited by the servicer in the collection account pursuant to account for investment losses on the trust accounts, and (d) any funds withdrawn from the reserve account to cover any shortfalls in the amounts required to be paid on that payment date with respect to clauses first through ninth under “The Notes—Priority of Payments” above.

[“interest rate cap agreement” means the interest rate cap agreement entered into by the issuing entity and the cap counterparty on the closing date consisting of a 1992 ISDA Master Agreement and schedule thereto together with a 1994 Credit Support Annex (New York law) and separate confirmations evidencing interest rate cap transactions with respect to each class of floating rate notes with an initial principal amount greater than zero in order to hedge the interest basis risk on that class of floating rate notes.]

[“interest reset date” means, with respect to an interest period, the first day of such interest period.]

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“IRA” means an individual retirement account.

“issuing entity” means Huntington Auto Trust 20[  ]-[ ], a Delaware statutory trust, in its capacity as issuing entity of the notes.

“issuing entity property” has the meaning set forth under “Summary of Terms—Issuing Entity Property.”

[“LIBOR” means, with respect to any interest period, the London interbank offered rate for deposits in U.S. dollars having a maturity of one month commencing on the related LIBOR Determination Date which appears on Reuters Telerate Page 3750 as of 11:00 a.m., London time, on such LIBOR Determination Date; provided, however, that for the first interest period, LIBOR shall mean an interpolated rate for deposits based on London interbank offered rates for deposits in U.S. dollars for a period that corresponds to the actual number of days in the first interest period. If the rates used to determine LIBOR do not appear on the Telerate Page 3750, the rates for that day will be determined on the basis of the rates at which deposits in U.S. dollars, having a maturity of one month and in a principal balance of not less than U.S. $1,000,000 are offered at approximately 11:00 a.m., London time, on such LIBOR Determination Date to prime banks in the London interbank market by the reference banks. The indenture trustee will request the principal London office of each of such reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean to the nearest 1/100,000 of 1.00% (0.0000001), with five one-millionths of a percentage point rounded upward, of all such quotations. If fewer than two such quotations are provided, the rate for that day will be the arithmetic mean to the nearest 1/100,000 of 1.00% (0.0000001), with five one-millionths of a percentage point rounded upward, of the offered per annum rates that one or more leading banks in New York City, selected by the indenture trustee (after consultation with the depositor), are quoting as of approximately 11:00 a.m., New York City time, on such LIBOR Determination Date to leading European banks for United States dollar deposits for that maturity; provided that if the banks selected as aforesaid are not quoting as mentioned in this sentence, LIBOR in effect for the applicable interest period will be LIBOR in effect for the previous interest period. The reference banks are the four major banks in the London interbank market selected by the indenture trustee (after consultation with the depositor).]

[“LIBOR Determination Date” means the second London Business Day prior to the closing date with respect to the first payment date and, as to each subsequent payment date, the second London Business Day prior to the immediately preceding payment date.]

“Liquidation Proceeds” means, with respect to any receivable that becomes a Net Loss Asset, the moneys collected in respect thereof, from whatever source, during or after the collection period in which such receivable became a Net Loss Asset, including liquidation of the related financed vehicle, insurance proceeds, any recourse under a dealer agreement or extended service agreement, indemnity payments made with respect to a receivable under Huntington Debt Forgiveness Policies and indemnities by the related obligors, net of the sum of any out-of-pocket expenses of the servicer reasonably allocated to such liquidation and any amounts required by law to be remitted to the related obligor on such Net Loss Asset; provided, however, that the repurchase price for any receivable purchased by the originator, the depositor or the servicer will not constitute Liquidation Proceeds.

“loan-to-value ratio” means (i) with respect to a receivable secured by a new vehicle, the original amount financed divided by the manufacturer’s suggested retail price for that vehicle (if such retail price is available) or (ii) with respect to a receivable secured by a used vehicle, the original amount financed divided by the retail price for that vehicle as set forth in the applicable N.A.D.A. Official Used Car Guide (if such retail price is available).

[“London Business Day” means any day other than a Saturday, Sunday or day on which banking institutions in London, England and New York are authorized or obligated by law or government decree be closed.]

“LTV” means, with respect to any receivable, the loan-to-value ratio associated with such receivable.

[“Moody’s First Trigger Ratings Threshold” means a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s of “A2” and a short-term unsecured and unsubordinated debt rating from Moody’s of “Prime-1” or, if a short-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s is not available, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s of “A1”.]

[“Moody’s Second Trigger Ratings Threshold” means a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s of “A3” and a short-term unsecured and unsubordinated debt rating from Moody’s of “Prime-2” or, if a short-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s is not available, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s of “A3”.]

“Net Loss Asset” means, with respect to any collection period, a receivable (a) which, at the end of such collection period, is deemed uncollectible by the servicer in accordance with its customary servicing practices, (b) in respect of which the servicer has repossessed the related financed vehicle and such financed vehicle has been liquidated during such collection period, (c) in respect of which the servicer has repossessed the related financed vehicle and has held such financed vehicle in its or its agent’s repossession inventory for 60 days or more as of the last day of such collection period, (d) which becomes one hundred twenty (120) days past due during such collection period and in respect of which the related financed vehicle is not in repossession inventory or (e) which becomes 180 days past due during such collection period

“Net Pool Balance” means, as of any date, the aggregate outstanding principal balance of all receivables (other than Net Loss Assets) of the issuing entity on such date.

“noteholders” means the holders of record of the notes.

“obligors” means the persons who financed the purchases or refinanced existing obligations related to the receivables.

“offered notes” means the [Class A] notes.

“originator” means Huntington in its capacity as originator of the receivables.

“owner trustee” means [            ], a [            ], in its capacity as owner trustee for the issuing entity.

“payment date” means the [15]th day of each month or, if that day is not a business day, the next business day.

“payment default” means a default that relates to the failure to pay interest or principal when due.

“payment waterfall” has the meaning set forth under “The Notes—Priority of Payments.”

“Permitted Investments” means any one or more of the following types of investments:

(a)           direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America;

(b)           demand deposits, money market deposit accounts, time deposits or certificates of deposit of any depository institution (including the servicer, the indenture trustee or the owner trustee or any of their respective affiliates) or trust company incorporated under the laws of the United States of America or any state thereof or the District of Columbia (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or state banking or depository institution authorities (including depository receipts issued by any such institution or trust company as custodian with respect to any obligation referred to in clause (a) above or a portion of such obligation for the benefit of the holders of such depository receipts); provided that at the time of the investment or contractual commitment to invest therein (which shall be deemed to be made again each time funds are reinvested following each payment date), the commercial paper or other short-term senior unsecured debt obligations (other than such obligations the rating of which is based on the credit of a person other than such depository institution or trust company) of such depository institution or trust company shall have a credit rating from Standard & Poor’s of at least “A-1+” and from Moody’s of “Prime-1”;

(c)           commercial paper (including commercial paper of the servicer, the indenture trustee or the owner trustee or any of their respective affiliates) having, at the time of the investment or contractual commitment to invest therein, a rating from Standard & Poor’s of “A-1”+ and from Moody’s of “Prime-1”;

(d)           investments in money market funds (including funds for which the servicer, the indenture trustee or the owner trustee or any of their respective affiliates is investment manager or advisor) having a rating from Standard & Poor’s of “AAAm” or “AAAm-G” and from Moody’s of “Aaa” and which fully qualify for the exemption from withholding tax on dividends under Section 871(k) or 881(e) of the Code (not taking into account any of the exceptions contained in Section 871(k) and 881(e) that are based on the identity of the applicable holder);

(e)           banker’s acceptances issued by any depository institution or trust company referred to in clause (b) above; and

(f)           repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) referred to in clause (b) above.

“Plan Asset Regulations” means the regulations issued by the U.S. Department of Labor (as modified by Section 3(42) of ERISA) under which the assets of the issuing entity will be treated as plan assets of a Benefit Plan for purposes of ERISA and the Code only if the Benefit Plan acquired an “equity interest” in the issuing entity and none of the exceptions contained in such regulations are applicable.

“pool review” means the review which the reviewer has performed for the purpose of providing reasonable assurance that the disclosure regarding the pool assets in this prospectus supplement and the accompanying prospectus is accurate in all material respects.

[“pre-funding account” means the account into which $[            ] of the proceeds from the sale of the notes by the issuing entity will be deposited on the closing date.]

“Principal Collections” means, with respect to any payment date, the sum of the following amounts, without duplication:  (a) principal collections on the receivables; and (b) the principal portion of any related Liquidation Proceeds.

“process component” means the component of the pool review which entailed consideration of ongoing processes and procedures used by Huntington.

 “PTCE” means Prohibited Transaction Class Exemption.

“randomly selected loans” means the loans that were randomly selected from the receivables pool for inclusion in the data and disclosure component of the pool review.

“Rating Agency Condition” means, with respect to any event or circumstance and each rating agency listed under “Summary of Terms—Ratings”, 10 days’ prior notice to each rating agency and written confirmation by that rating agency that the occurrence of that event or circumstance will not cause such rating agency to downgrade, qualify or withdraw its rating assigned to the notes. Notwithstanding the foregoing, no rating agency has any duty to review any notice given with respect to any event. Further, each rating agency retains the right to downgrade, qualify or withdraw its rating assigned to all or any of the notes at any time in its sole judgment even if the Rating Agency Condition with respect to an event had been previously satisfied pursuant to the first sentence above.

“receivables” means those motor vehicle retail installment sales contracts and/or installment loans secured by new and used automobiles and light-duty trucks which comprise the pool that is the primary asset of the issuing entity.

“receivables pool” means the pool of the receivables defined hereunder.

“record date” means, with respect to a payment date, the last business day preceding such payment date.

“Regular Principal Distribution Amount” means, for any payment date, an amount not less than zero equal to the excess of (a) the aggregate principal amount of the notes as of the preceding payment date (after giving effect to all principal payments made on that preceding payment date and with respect to the first payment date, as of the closing date) minus the sum of the First Allocation of Principal and[ the Second Allocation of Principal] for the current payment date over (b) the Net Pool Balance as of the end of the related collection period minus the Target Credit Enhancement Overcollateralization Amount; provided, however, that the Regular Principal Distribution Amount on and after the final scheduled payment date for any class of notes will not be less than the amount that is necessary to reduce the principal amount of each such class, as applicable, to zero (after the application of the First Allocation of Principal and [the Second Allocation of Principal]).

“reserve account” means the reserve account into which approximately $[ ] from the proceeds of the sale of the notes will be deposited on the closing date.

“reviewer” means Huntington and the depositor, collectively.

[“S&P Approved Ratings Threshold” means a short-term unsecured and unsubordinated debt rating from Standard & Poor’s of “A-1” or, if a short-term unsecured and unsubordinated debt rating from Standard & Poor’s is not available, a long-term unsecured and unsubordinated debt rating from Standard & Poor’s of “A+”.]

[“S&P Required Ratings Threshold” means a short-term unsecured and unsubordinated debt rating from Standard & Poor’s of “A-2” (if such entity is a bank, broker-dealer, insurance company, structured investment vehicle or derivative products company) or “A-1” (if such entity is not a bank, broker-dealer, insurance company, structured investment vehicle or derivative products company) or, if a short-term unsecured and unsubordinated debt rating from Standard & Poor’s is not available, a long-term unsecured and unsubordinated debt rating from Standard & Poor’s of “BBB+”(if such entity is a bank, broker-dealer, insurance company, structured investment vehicle or derivative products company) or “A+” (if such entity is not a bank, broker-dealer, insurance company, structured investment vehicle or derivative products company).]

“sale and servicing agreement” means the sale and servicing agreement entered into among the depositor, the servicer, the issuing entity and the indenture trustee.

“SEC” means the Securities and Exchange Commission.

[“Second Allocation of Principal” means, for any payment date an amount not less than zero equal to the excess, if any, of (a) the aggregate principal amount of the Class A notes and the Class B notes as of the preceding payment date (after giving effect to all principal payments made on that preceding payment date and with respect to the first payment date, as of the closing date) minus the First Allocation of Principal for the current payment date over (b) the Net Pool Balance as of the last day of the related collection period; provided, however, that the Second Allocation of Principal on and after the final scheduled payment date for any class of Class A notes or Class B notes will not be less than the amount that is necessary to reduce the principal amount of each such class, as applicable, to zero (after the application of the First Allocation of Principal).]

“Securities Act” means the Securities Act of 1933, as amended.

“servicer” means Huntington in its capacity as servicer of the receivables held by the issuing entity.

“servicer replacement events” has the meaning set forth under “The Transaction Documents—Servicer Replacement Events.”

“servicing fee” means, with respect to any payment date, an amount equal to the product of (1) one-twelfth (or, in the case of the first payment date, a fraction equal to the number of days from but not including the Cut-off Date to and including the last day of the first collection period over 360), (2) [   ]% and (3) the Net Pool Balance of the receivables as of the first day of the related collection period (or as of the Cut-off Date, in the case of the first payment date).

“Short-Term Note” has the meaning set forth in the accompanying prospectus.

“Similar Law” means any federal, state, local or non-U.S. law that is substantially similar to Section 406 of ERISA or Section 4975 of the Code.

“Simple Interest Receivable” has the meaning set forth in the accompanying prospectus.

“source documents” means the underlying contracts and other documents in Huntington’s possession containing information regarding the loans comprising the receivables pool.

[“Specified Reserve Account Balance” means [0.25%] of the initial Net Pool Balance of the receivables.]

“sponsor” means Huntington in its capacity as sponsor of the transaction described in this prospectus supplement and related prospectus.

[“spread” means, with respect to any class of floating rate notes, the number of basis points to be added to or subtracted from the LIBOR rate related to such class.]

“Statistical Cut-off Date” means [           ], the cut-off date for receivables in the statistical pool on which the statistical information in this prospectus supplement is based.

[“Subsequent Cut-off Date” means, with respect to a Funding Date, the date specified in the notice relating to such Funding Date, such specified date being the cut-off date for the receivables sold to the issuing entity on such Funding Date.]

[“subsequent receivables” means those additional receivables which the issuing entity will acquire during the Funding Period using the funds, if any, on deposit in the pre-funding account.]

“Supplemental Servicing Fees” means any and all (i) late fees, (ii) extension fees, (iii) non-sufficient funds charges and (iv) any and all other administrative fees or similar charges allowed by applicable law with respect to any receivable.

“Target Credit Enhancement Overcollateralization Amount” means, with respect to any payment date, the excess, if any, of: (1) approximately $[      ] (which is [    ]% of the initial Net Pool Balance) over (2) the Specified Reserve Account Balance.

“Transaction Documents” means the transfer agreements together with the trust agreement and the administration agreement.

“transfer agreements” means, collectively, the asset purchase agreement, the sale and servicing agreement and the indenture.

“weighted average life,” as used in the ABS Tables, means, with respect to a class of notes, the number determined by:

●	multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related payment date;

●	adding the results; and

●	dividing the sum by the related original outstanding principal amount of the note.

INDEX OF PRINCIPAL TERMS

ABS	42, 76
ABS Tables	42, 76
Actual Cut-off Date	9, 76
administration agreement	59, 76
administrator	5, 24, 76
Article 122a	69, 76
asset purchase agreement	59, 76
Authorised Persons	2, 76
Available Funds	76
Bancshares	27, 76
BCFP	22, 76
Benefit Plan	70, 76
business day	50, 76
calculation agent	50, 76
cap counterparty	5, 76
Cap Receipts	76
Cap Termination Payment	77
Cap Termination Payment Account	77
certificate	6, 77
Class A notes	6, 77
Class A-2 notes	6, 77
Class A-3 notes	6, 77
clean-up call	8, 77
closing date	6, 77
Code	70, 77
collateral characteristic	39, 77
collection period	5, 77
Collections	77
Controlling Class	77
credit characteristic	39, 77
Cut-off Date	9, 77
data and disclosure component	38, 77
depositor	2, 5, 77
Dodd-Frank Act	21, 77
ERISA	70, 77
event of default	8, 65, 78
excess interest	12, 57, 78
Exchange Act	73, 78
FDIC Safe Harbor Rule	23, 78
Federal Reserve Board	27, 78
final scheduled payment date	51, 78
financed vehicles	9, 78
First Allocation of Principal	54, 78
fixed rate notes	6, 78
floating rate notes	6, 78
FSMA	2, 78
Funding Date	10, 78
Funding Period	10, 78
Huntington	1, 5, 78
Huntington Credit Guard	78
Huntington Debt Forgiveness Policies	78
Huntington GAP	78
Huntington receivables	29, 79
indenture	59, 79
indenture trustee	5, 27, 79
information databases	38, 79
Interest Collections	79
interest rate cap agreement	57, 79
interest reset date	50, 79
Investment Company Act	69, 79
IRA	70, 79
issuing entity	5, 79
issuing entity property	9, 79
LIBOR	79
LIBOR Determination Date	80
Liquidation Proceeds	80
loan-to-value ratio	34, 80
London Business Day	80
LTV	34, 80
Moody’s First Trigger Ratings Threshold	80
Moody’s Second Trigger Ratings Threshold	80
Net Loss Asset	80
Net Pool Balance	8, 80
noteholders	50, 80
obligors	9, 81
offered notes	6, 81
originator	5, 81
owner trustee	5, 26, 81
payment date	6, 81
payment default	66, 81
payment waterfall	53, 81
Permitted Investments	81
Plan Asset Regulations	71, 82
pool review	38, 82
pre-funding account	10, 82
Principal Collections	82
process component	38, 82
PTCE	71, 82
randomly selected loans	38, 82
Rating Agency Condition	82
receivables	9, 82
receivables pool	9, 82
record date	6, 50, 82
Regular Principal Distribution Amount	54, 82
reserve account	12, 82
reviewer	38, 82
S&P Approved Ratings Threshold	83
S&P Required Ratings Threshold	83
sale and servicing agreement	59, 83
SEC	2, 83
Second Allocation of Principal	54, 83
Securities Act	73, 83
servicer	5, 83
servicer replacement events	64, 83
servicing fee	5, 63, 83
Short-Term Note	83
Similar Law	72, 83
Simple Interest Receivable	83

S-I-1

source documents	38, 83
Specified Reserve Account Balance	12, 83
sponsor	5, 83
spread	50, 84
Statistical Cut-off Date	9, 84
Subsequent Cut-off Date	9, 84
subsequent receivables	10, 84
Supplemental Servicing Fees	84
Target Credit Enhancement Overcollateralization Amount	12, 55, 84
The Depository Trust Company	49
Transaction Documents	59, 84
transfer agreements	59, 84
weighted average life	44, 84

S-I-2

APPENDIX A

STATIC POOL INFORMATION REGARDING CERTAIN PREVIOUS RECEIVABLES POOLS

The information presented in this Appendix A to the extent such information relates to Huntington’s experience with respect to its receivables portfolios of retail installment sale contracts and installment loans established prior to January 1, 2006, is deemed not to be part of this prospectus supplement, the accompanying prospectus or the registration statement.

Characteristics of the Receivables

In this Appendix A, we have included charts that reflect the static pool performance of all receivables originated and serviced by Huntington by vintage origination year. We caution you that the receivables may not perform in a similar manner to the motor vehicle loans presented in Appendix A.

Appendix A includes the following summary information for vintage origination pools:

●	aggregate original and month-end (as of [ ]) principal balance;

●	original and month-end (as of [ ]) number of receivables;

●	average original and month-end (as of [ ]) principal balance;

●	weighted average original and month-end (as of [ ]) contract rate;

●	weighted average age as of [ ];

●	weighted average original term;

●	weighted average remaining term as of [ ];

●	weighted average FICO Score;

●	distribution of the pool of receivables by original contract rate range;

●	percentage of new financed vehicles;

●	percentage of used financed vehicles;

●	geographic distribution of the pool of receivables;

●	monthly delinquency rates (30-59), (60-89), (90+);

●	monthly pool factor;

●	pool factor as of [ ];

●	prepayment speeds;

●	cumulative net charge-offs with respect to the total portfolio; and

●	cumulative net charge-offs with respect to active origination markets.

Summary Characteristics of Originated Receivables

Origination Year

Origination Characteristic	Aggregate Original Principal Balance
Original Number of Receivables
Average Original Principal Balance
Weighted Average Original Term(1)
Weighted Average Original Contract Rate(1)
Weighted Average FICO Score(1)(2)
% New Financed Vehicles
% Used Financed Vehicles

As of April 30, 2008	Aggregate Month-end Principal Balance
Month-end Number of Receivables
Average Month-end Principal Balance
Weighted Average Month-end Contract Rate(3)
Weighted Average Age(3)
Weighted Average Remaining Term(3)
Pool Factor

_________

(1)      Weighted by original aggregate principal balance of the originated receivables in that origination year
(2)      Weighted average calculated excluding accounts for which no original FICO Score is available (<3% with no FICO Score)
(3)      Weighted by the current aggregate month-end principal balance of the originated receivables in that origination year

Original Contract Rate (as a percentage of the aggregate original principal balance of the originated receivables in that securitization)

Origination Year

Original Contract Rate (%)

Original Contract Rate (as a percentage of the original number of the receivables originated in that securitization) Origination Year Original Contract Rate (%)

Geographic Distribution by States (as a percentage of the aggregate original principal balance of the receivables originated in that securitization)

Origination Year

States(1)

_________

(1)	Based on the billing addresses of the obligors.

(2)	Category includes states representing less than 5% of total original balances of the originated receivables in that origination year, by aggregate original principal balance.

Prepayment Speed Information

Prepayment Speeds (ABS)

Origination Year
AGE (MONTHS SINCE END OF SECURITIZATION)	Huntington Auto Trust 20[ ]-[ ]	Huntington Auto Trust 20[ ]-[ ]]	Huntington Auto Trust 20[ ]-[ ]	Huntington Auto Trust 20[ ]-[ ]	Huntington Auto Trust 20[ ]-[ ]	Huntington Auto Trust 20[ ]-[ ]	Huntington Auto Trust 20[ ]-[ ]

____________________

Note:  Data for periods after 48 months is not presented due to the relatively smaller size of the denominator.  The ABS speed is a measurement of the non-scheduled amortization of the pool of receivables and is derived by calculating a monthly single month mortality rate, or SMM, which is the sum of the non-scheduled reduction in the balance of the pool of receivables, including prepayments and defaults, divided by the beginning of month receivables pool balance less any scheduled payments received. The scheduled principal is calculated assuming the receivables have been aggregated into a single pool. The non-scheduled amortization is assumed to be the difference between the beginning receivables pool balance less the scheduled principal minus the actual ending receivables pool balance. The SMM is converted into the ABS speed by dividing (a) the SMM by (b) the sum of (i) one and (ii) the SMM multiplied by the age of the pool, in months, minus one. The age of the pool is assumed to be the weighted average age of the pool at the first day of the applicable month minus the number of months since the first day of the applicable month.

Delinquency Experience
30-59 Day Delinquency Rates

Origination Year
AGE (MONTHS SINCE END OF SECURITIZATION)	Huntington Auto Trust 20[ ]-[ ]	Huntington Auto Trust 20[ ]-[ ]]	Huntington Auto Trust 20[ ]-[ ]	Huntington Auto Trust 20[ ]-[ ]	Huntington Auto Trust 20[ ]-[ ]	Huntington Auto Trust 20[ ]-[ ]	Huntington Auto Trust 20[ ]-[ ]

*Delinquency experience represents performance on 660+ FICO Scores only; Data for periods after 48 months is not presented due to the relatively smaller size of the denominator.

60-89 Day Delinquency Rates

Origination Year
AGE (MONTHS SINCE END OF SECURITIZATION)

*Delinquency experience represents performance on 660+ FICO Scores only; Data for periods after 48 months is not presented due to the relatively smaller size of the denominator.

90+ Day Delinquency Rates

Origination Year
AGE (MONTHS SINCE END OF SECURITIZATION)

* Delinquency experience represents performance on 660+ FICO Scores only; Data for periods after 48 months is not presented due to the relatively smaller size of the denominator.

Cumulative Loss Experience

Cumulative Net Charge-Offs

AGE (MONTHS SINCE END OF ORIGINATION YEAR)

*Cumulative net loss experience represents performance on 660+ FICO Scores only.

The Huntington National Bank-Indirect Auto Pool Factor

Origination Year
AGE (MONTHS SINCE END OF ORIGINATION YEAR)

No dealer, salesperson or other person has been authorized to give any information or to make any representations not contained in this prospectus supplement and the accompanying prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the depositor, the servicer or the underwriters. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby to anyone in any jurisdiction in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make any such offer or solicitation. Neither the delivery of this prospectus supplement and the prospectus nor any sale made hereunder shall, under any circumstances, create an implication that information herein or therein is correct as of any time since the date of this prospectus supplement or the accompanying prospectus, respectively.

Huntington Auto Trust 20[  ]-[ ]
Issuing Entity

Class A-1 Notes	$[ ]
Class A-2-A Notes	$[ ]
Class A-2-B Notes	$[ ]
Class A-3-A Notes	$[ ]
Class A-3-B Notes	$[ ]
Class A-4 Notes	$[ ]
Class B Notes	$[ ]

Huntington Funding, LLC
Depositor

The Huntington National Bank
Sponsor and Servicer

________________

PROSPECTUS SUPPLEMENT
________________

[             ]
(Sole Bookrunner)

[ ]	[ ] (Co- Manager)

Until [    ], all dealers effecting transactions in the notes, whether or not participating in this distribution, may be required to deliver a prospectus supplement and the prospectus to which it relates. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus supplement and prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

EXECUTION VERSION

     You should consider carefully the risk factors beginning on page [●] of this prospectus and the risk factors in the applicable prospectus supplement.

     The notes and the certificates will represent obligations of, or interests in, the related issuing entity only.  The notes and certificates issued by any issuing entity do not represent obligations of or interests in, and are not guaranteed by, Huntington Funding, LLC, The Huntington National Bank or any of their affiliates. Neither the securities nor the underlying receivables are insured or guaranteed by any governmental entity.

     This prospectus may be used to offer and sell securities only if accompanied by an applicable prospectus supplement for the related issuing entity.

PROSPECTUS

Huntington Auto Trusts
Issuing Entities

Auto Loan Asset-Backed Securities

Huntington Funding, LLC
Depositor

The Huntington National Bank
Sponsor and Servicer

The Issuing Entities:

may periodically issue asset-backed notes and/or certificates in one or more series with one or more classes, and each issuing entity will own:

•	motor vehicle retail installment sales contracts and/or installment loans secured by a combination of new and used automobiles, light-duty trucks or other types of motor vehicles;

•	collections on the receivables;

•	liens on the financed vehicles and the rights to receive proceeds from claims on insurance policies;

•	funds in the accounts of the issuing entity; and

•	any credit, liquidity or cash flow enhancement issued in favor of the issuing entity.

The Securities:

•	will represent indebtedness of the issuing entity, in the case of the notes, or beneficial interests in the issuing entity that issued those securities, in the case of the certificates;

•	will be paid only from the assets of the issuing entity that issued those securities;

•	will represent the right to payments in the amounts and at the times described in the accompanying applicable prospectus supplement;

•	may benefit from one or more forms of credit, liquidity or cash flow enhancement; and

•	will be issued as part of a designated series, which may include one or more classes of notes and/or one or more classes of certificates.

The securities are not deposits; neither the notes nor the receivables are insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is           , 2012

OVERVIEW OF THE INFORMATION IN THIS PROSPECTUS AND THE APPLICABLE PROSPECTUS SUPPLEMENT

We provide information about your securities in two separate documents: (a) this prospectus, which provides general information, some of which may not apply to a particular series of notes or certificates, including your series; and (b) the applicable prospectus supplement, which describes the specific terms of your series, including information about:

•	the type of securities offered;

•	certain risks relating to an investment in the securities;

•	the timing and amount of interest payments on and principal payments of the securities;

•	the receivables underlying your securities;

•	the credit, liquidity and/or cash flow enhancement for each class of securities;

•	the credit ratings for each class of securities; and

•	the method of selling the securities.

Whenever information in the applicable prospectus supplement is more specific than the information in this prospectus, you should rely on the information in the applicable prospectus supplement.

You should rely only on the information provided in this prospectus and the applicable prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the securities in any jurisdiction where the offer is not permitted.

We include cross-references in this prospectus and in the applicable prospectus supplement to captions in these materials where you can find further related discussions. The table of contents in the applicable prospectus supplement provide the pages on which these captions are located.

To understand the structure of, and risks related to, your securities, you must read carefully this prospectus and the applicable prospectus supplement in their entirety.

i

TABLE OF CONTENTS

Page

RISK FACTORS	2
CAPITALIZED TERMS	17
THE ISSUING ENTITY	17
THE OWNER TRUSTEE OR INDEPENDENT MANAGER	18
THE SPONSOR	19
THE ORIGINATOR	20
THE DEPOSITOR	20
THE SERVICER	21
ORIGINATION AND SERVICING PROCEDURES; UNDERWRITING CRITERIA	21
THE RECEIVABLES	24
The Receivables	24
The Receivables Pools	24
Calculation Methods	25
PRE-FUNDING ARRANGEMENT	25
MATURITY, PREPAYMENT AND YIELD CONSIDERATIONS	26
POOL FACTORS, NOTE FACTORS AND POOL INFORMATION	26
CREDIT RISK RETENTION	27
USE OF PROCEEDS	27
THE SECURITIES	27
The Notes	27
The Certificates	28
Revolving Period and Amortization Period	29
Series of Securities	30
Book-Entry Registration	30
Definitive Securities	30
Access to Securityholder Lists	31
Statements to Securityholders	31
Restrictions on Ownership and Transfer	32
THE TRANSACTION DOCUMENTS	33
Transfer and Assignment of the Receivables	33
The Collection Account and Permitted Investments	34
Other Accounts	34
Payments on Receivables	34
Payments and Distributions on the Securities	34

Credit, Liquidity and Cash Flow Enhancement	35
Servicer Reports	36
Purchase of Receivables by the Servicer	36
Servicing Fee	36
Collection of Receivable Payments	37
Advances	37
Realization Upon Defaulted Receivables	37
Evidence as to Compliance	38
Resignation and Removal of the Servicer	38
Servicer Replacement Events	38
Resignation of the Servicer	39
Rights Upon Default by the Servicer	39
Amendment	39
Optional Redemption	39
The Owner Trustee (or Independent Manager) and the Indenture Trustee	40
The Administrator	40
DESCRIPTION OF THE INDENTURE	41
Modification of Indenture	41
Events of Default Under the Indenture; Rights Upon Event of Default	41
Material Covenants	41
Annual Compliance Statement	42
Indenture Trustee’s Annual Report	42
Satisfaction and Discharge of Indenture	42
The Indenture Trustee	42
MATERIAL LEGAL ASPECTS OF THE RECEIVABLES	43
Rights in the Receivables	43
Security Interests in the Financed Vehicles	44
Security Interests in Receivables	45
Repossession	46
Notice of Sale; Redemption Rights	46
Deficiency Judgments and Excess Proceeds	47
Consumer Protection Law	47
Certain Matters Relating to Bankruptcy	49
Certain Regulatory Matters	49
Repurchase Obligation	49
Servicemembers Civil Relief Act	49
Other Limitations	50

MATERIAL INSOLVENCY ASPECTS OF THE OFFERING	50
Potentially Applicable Insolvency Regimes	50
Certain Insolvency Considerations Under the Federal Deposit Insurance Act	51
Certain Insolvency Considerations Under the Bankruptcy Code	54
Certain Insolvency Considerations Under the Dodd-Frank Act Orderly Liquidation Authority Provisions	55
MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES	57
United States Federal Income Tax Consequences to United States Holders	59
United States Federal Income Tax Consequences to Non-United States Holders	61
STATE AND LOCAL TAX CONSEQUENCES	63
CERTAIN ERISA CONSIDERATIONS	63
Exemptions Available to Debt Instruments	64
Underwriters Exemption	65
PLAN OF DISTRIBUTION	67
FORWARD-LOOKING STATEMENTS	69
RATINGS OF THE SECURITIES	70
REPORTS TO SECURITYHOLDERS	70
WHERE YOU CAN FIND MORE INFORMATION	70
INCORPORATION BY REFERENCE	71
LEGAL OPINIONS	71
GLOSSARY	72
INDEX OF PRINCIPAL TERMS	75

RISK FACTORS

An investment in the securities involves significant risks. Before you decide to invest, you should carefully consider the risk factors here and in the accompanying prospectus supplement.

You must rely for repayment only upon  the issuing entity’s assets, which may not be sufficient to make full payments on your securities

Your securities are either secured by or represent beneficial ownership interests solely in the assets of the related issuing entity. Your securities will not represent an interest in or obligation of Huntington Bancshares Inc., The Huntington National Bank a national banking association (“Huntington”), Huntington Funding, LLC or any of their respective affiliates. Distributions on any class of securities will depend solely on the amount and timing of payments and other collections in respect of the related receivables and any credit enhancement for the securities. We cannot assure you that these amounts will be sufficient to make full and timely distributions on your securities. The securities and the receivables will not be insured or guaranteed, in whole or in part, by the United States or any governmental entity or, unless specifically set forth in the applicable prospectus supplement, by any provider of credit enhancement.

You may experience a loss if defaults on the receivables and related losses exceed the available credit, liquidity or cash flow enhancement

The issuing entity does not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the receivables together with its right to payments under any interest rate cap agreement or credit enhancement and available funds in certain accounts. The securities of a series represent obligations solely of the issuing entity and will not be insured or guaranteed by any entity unless otherwise indicated in the applicable prospectus supplement. Accordingly, you will rely primarily upon collections on the receivables owned by the issuing entity for your series of securities and, to the extent available, any credit enhancement for the issuing entity, including payments under any interest rate cap agreement or currency swap and amounts on deposit in any reserve account or similar account. Funds on deposit in any reserve account or similar account will cover shortfalls due to delinquencies and losses on the receivables up to some level. However, if delinquencies and losses create shortfalls which exceed the available credit enhancement for your series of securities, you may experience delays in payments due to you and you could suffer a loss. You will have no claim to any amounts properly distributed to the depositor or others from time to time.

Returns on your investments may be reduced by prepayments on the receivables, events of default, optional redemption of the securities or repurchases of receivables from the issuing entity

You may receive payments on your securities earlier than you expected for the reasons set forth below. You may not be able to invest the amounts paid to you earlier than you expected at a rate of return that is equal to or greater than the rate of return on your securities.

•
The rate of return of principal is uncertain. The amount of distributions of principal of your securities and the time when you receive those distributions depend on the amount in which and times at which obligors make principal payments on the receivables. Those principal payments may be regularly scheduled payments or unscheduled payments resulting from prepayments or defaults of the receivables. Additionally, if an originator, the sponsor, the depositor or the servicer is required to repurchase receivables from the issuing entity, payment of principal of the securities will be accelerated.

•
You may be unable to reinvest distributions in comparable investments. The occurrence of an optional redemption event or events of default resulting in acceleration may require repayment of the securities prior to the expected principal payment date for one or more classes of securities of a series. Asset-backed securities such as your securities usually produce a faster return of principal to investors if market interest rates fall below the interest rates on the receivables and produce a slower return of principal when market interest rates are above the interest rates on the receivables. As a result, you are likely to receive more money to reinvest at a time when other investments generally are producing a lower yield than that on your securities, and are likely to receive less money to reinvest when other investments generally are producing a higher yield than that on your securities. You will bear the risk that the timing and amount of distributions on your securities will prevent you from attaining your desired yield.

•
An early redemption of the securities will shorten the life of your investment which may reduce your yield to maturity. If the receivables are sold upon exercise of a “clean-up call” or other repurchase by the servicer or any other entity specified in the applicable prospectus supplement, the issuing entity will redeem the securities and you will receive the remaining principal amount of your securities plus any other amounts due to securityholders, such as accrued interest, through the related payment date. Because your securities will no longer be outstanding, you will not receive the additional interest payments or other distributions that you would have received had the securities remained outstanding. If you bought your securities at par or at a premium, your yield to maturity will be lower than it would have been if the optional redemption had not been exercised.

The failure to make interest and principal payments on any securities of a series will generally not result in an event of default under the related indenture until the applicable final scheduled payment date

The amount of principal and, if specified in the prospectus supplement, interest required to be paid to investors prior to the applicable final scheduled payment date set forth in the applicable prospectus supplement generally will be limited to amounts available for that purpose. Therefore, the failure to pay principal and, if specified in the prospectus supplement, interest of a security generally will not result in an event of default under the indenture until the applicable final scheduled payment date for the applicable series of securities.

The issuing entity’s interest in the receivables could be defeated because the contracts will not be delivered to the issuing entity

The contracts evidencing the receivables are expected to constitute chattel paper for purposes of applicable commercial law.  To the extent that physical contracts exist for any receivables, the servicer (or indenture trustee) will be required to maintain possession of any and all original contracts for that receivable. To the extent that the contracts for any receivables are in electronic form, the servicer will be required to ensure that the record or records comprising such electronic contracts are created, stored and assigned in such a manner as to provide the trustee with control over such electronic chattel paper. If the servicer transfers control over the original contracts for any receivables to another party, in violation of its obligations under the agreements for the securities, that other party (as well as creditors of a dealer through whom the receivable was originated) could acquire an interest in those receivables having a priority over the issuing entity’s interest. Furthermore, if the servicer becomes the subject of a conservatorship or receivership or other insolvency proceeding, competing claims to ownership or security interests in the receivables could arise. These claims, even if unsuccessful, could result in delays in payments on the securities. If successful, these claims could result in losses or delays in payment to you or an acceleration of the repayment of the securities.

If the depositor or the issuing entity were to become the subject to an FDIC receivership under the Orderly Liquidation Authority (the “OLA”) provisions created by Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), the Federal Deposit Insurance Corporation (the “FDIC”) could assert a statutory basis of authority to seek to defeat the priority of the indenture trustee’s security interest in the financed vehicles as a voidable preference notwithstanding that a bankruptcy trustee in a case under the United States Bankruptcy Code (the “Bankruptcy Code”) would not have a statutory basis of authority under the Bankruptcy Code to make a similar assertion of a voidable preference.  The FDIC general counsel has opined that, subject to the promulgation of final regulations the FDIC would not exercise its authority under the OLA to seek to reclaim, recover or recharacterize as property of a covered subsidiary or the receivership assets transferred by a covered subsidiary if the transfer satisfied the conditions for the exclusion of such assets from the property of the estate of the covered subsidiary under the Bankruptcy Code.  For a further discussion of this issue, see “Material Insolvency Aspects of the Offerings—Certain Insolvency Considerations Under the Dodd-Frank Act Orderly Liquidation Authority Provisions” in this prospectus.

The issuing entity’s and the indenture trustee’s security interest in the financed vehicles will not be noted on the certificates of title, which may cause losses on your securities

Upon the origination of a receivable, the originator or its predecessor in interest or affiliate, as applicable, has taken a security interest in the related financed vehicle by placing a lien on the title to the financed vehicle. In connection with each sale of receivables to the depositor, the originator will assign its security interest in the financed vehicle to the depositor, which will further assign its security interest to the issuing entity. Finally, the issuing entity will pledge its interest in the financed vehicle as collateral for the securities. The lien certificate or certificate of title relating to each of the financed vehicles will not be amended or reissued to identify the issuing entity as the new secured party. In the absence of an amendment or reissuance of the lien certificate or certificate of title, the issuing entity may not have a perfected security interest in the applicable financed vehicle in some states.

The depositor, the servicer, or another entity may be required to purchase or repurchase, as applicable, any receivable sold to the issuing entity as to which it failed to obtain or maintain a perfected security interest in the financed vehicle securing the receivable. These purchase and repurchase obligations are limited to breaches that materially and adversely affect the interests of the securityholders in the receivable and are subject to the expiration of a cure period. If the issuing entity has failed to obtain or maintain a perfected security interest in a financed vehicle, its security interest would be subordinate to the interests of, among others, a bankruptcy trustee of the obligor, a subsequent purchaser of the financed vehicle or a holder of a perfected security interest in the financed vehicle or a bankruptcy trustee of such holder. If the issuing entity attempts to repossess the related financed vehicle in which another person had a prior lien, it might not be able to realize any liquidation proceeds on the financed vehicle and, as a result, you may suffer a loss on your investment in the securities.

Lack of first priority liens on financed vehicles or receivables could make the receivables uncollectible and reduce  or delay payments on the notes

If the security interests in the financed vehicles as described in “Material Legal Aspects of the Receivables-Security Interest in Financed Vehicles” are not properly perfected, the interests of the depositor, the issuing entity and the indenture trustee in the financed vehicles would be subordinate to, among others, the following:

(1) bankruptcy trust of the obligor,

(2) subsequent purchaser of the financed vehicle, and

(3) holder of a perfected security interest.

The issuing entity and the indenture trustee may not be able to collect on a defaulted receivable in the absence of a perfected security interest in vehicle financed by the receivable.  Even if the issuing entity and the indenture trustee were to have a perfected security interest in the financed vehicles, events could jeopardize the enforceability of that interest, such as:

(1) fraud or forgery by the vehicle owner,

(2) negligence or fraud by the servicer,

(3) mistakes by government agencies, and

(4) liens for repairs or unpaid taxes.

See “Material Legal Aspects of the Receivables—Security Interest in Financed Vehicles” in this prospectus.

If a third party purchases or perfects a first priority security interest in the receivables through control

(1) for value,

(2) in the ordinary course of business, and

(3) without actual knowledge of the depositor’s, the issuing entity’s or the indenture trustee’s interest in the receivables then that purchaser or secured party will acquire an interest in the receivables that is senior to the issuing entity’s and the indenture trustee’s interest, and the collections on those receivables may not be available to make payments on your notes to the extent of such purchaser’s or secured party’s interest.

New car incentive purchase programs, price reductions and other market factors may reduce the value of the vehicles that secure the receivables

Vehicles that are repossessed are typically sold at vehicle auctions as used vehicles. The pricing of used cars is affected by the supply and demand for those cars, which in turn, is affected by consumer tastes, economic factors, fuel efficiency, the introduction and pricing of new car models and other factors. Decisions by manufacturers with respect to new vehicle production, pricing and incentives may also affect used car prices, particularly those for the same or similar models. A decrease in the demand for used cars may impact the resale value of the vehicles securing the receivables. Additionally, decreases in the value of those vehicles may, in turn, reduce the incentive of obligors to make payments on the receivables, thereby decreasing the proceeds realized by the issuing entity from vehicle repossessions.

The originator, the servicer  and the depositor have limited obligations to the issuing entity and will not make payments on the securities

The originator, the servicer, the depositor and their affiliates are not obligated to make any payments to you on your securities. The originator, the servicer, the depositor and their affiliates do not guarantee payments on the receivables or your securities. However, the originator will make representations and warranties about the characteristics of the receivables.

If a representation or warranty made by the originator with respect to a receivable is untrue, or if the originator breaches a covenant with respect to a receivable, then the originator or another entity may be required to repurchase that receivable. If the originator or another entity fails to repurchase that receivable, you might experience delays and/or reductions in payments on the securities. In addition, the servicer may be required to purchase receivables in some circumstances such as a breach of contract that impairs the issuing entity’s interests therein. If the servicer breaches an obligation to purchase any receivables in such circumstances, you might experience delays and/or reductions in payments on your securities.

See “The Transaction Documents — Payments and Distributions on the Securities” in this prospectus.

Interests of other persons in the receivables and financed vehicles could be superior to the issuing entity’s interest, which may result in reduced payments on your securities

The issuing entity could lose the priority of its security interest in a financed vehicle due to, among other things, liens for repairs or storage of a financed vehicle or for unpaid taxes of an obligor. None of the servicer, the originator or their affiliates will have any obligation to purchase or repurchase a receivable if these liens result in the loss of the priority of the security interest in the financed vehicle after the issuance of securities by the issuing entity. Generally, no action will be taken to perfect the rights of the issuing entity in proceeds of any insurance policies or similar instruments covering individual financed vehicles or obligors. Therefore, the rights of a third party with an interest in the proceeds could prevail against the rights of the issuing entity prior to the time the proceeds are deposited by the servicer into an account controlled by the trustee for the securities. See “Material Legal Aspects of the Receivables — Security Interests in the Financed Vehicles” in this prospectus. In certain circumstances in a receivership of the issuing entity or the depositor the FDIC as receiver may have statutory authority to assert that the indenture trustee’s lien in the financed vehicles is void as a preferential transfer regardless of whether it was properly perfected at the time of the grant.  For a further discussion of this issue, see “Material Insolvency Aspects of the Offerings—Certain Insolvency Considerations Under the Dodd-Frank Act Orderly Liquidation Authority Provisions” in this prospectus.

You may experience a loss or a delay in receiving payments on the securities if the assets of the issuing entity are  liquidated

If certain events of default under the indenture occur and the securities of a series are accelerated, the related indenture trustee may liquidate the assets of the related issuing entity. If a liquidation occurs close to the date when any class of securities otherwise would have been paid in full, repayment of that class might be delayed while liquidation of the assets is occurring. The issuing entity cannot predict the length of time that will be required for liquidation of the assets of the issuing entity to be completed. In addition, liquidation proceeds may not be sufficient to repay the securities of that series in full. Even if liquidation proceeds are sufficient to repay the securities in full, any liquidation that causes the outstanding principal balance of a class of securities to be paid before the related final scheduled payment date will involve prepayment risks.  These are described under “—Returns on your investments may be reduced by prepayments on the receivables, events of default, optional redemption of the securities or repurchases of receivables from the issuing entity” in this prospectus.

Extensions and deferrals of payments on receivables could increase the average life of the securities.

In some circumstances, the servicer may, in accordance with the applicable servicing standard, permit an extension on payments due on receivables on a case-by-case basis. In addition, the servicer may from time to time offer obligors an opportunity to defer payments. Any of these extensions or deferrals may extend the maturity of the receivables and increase the weighted average life of the securities. The weighted average life and yield on your securities may be adversely affected by extensions and deferrals on the receivables. However, if specified in the applicable prospectus supplement, the servicer will be required to purchase a receivable from the issuing entity if it extends the term of the receivable beyond the last day of the collection period ending six months prior to the latest final scheduled payment date for any class of related securities.

The return on your securities may be reduced due to varying economic circumstances.

A deterioration in economic conditions could adversely affect the ability and willingness of obligors to meet their payment obligations under the receivables. These economic conditions could deteriorate in connection with an economic recession or could be due to events such as rising oil prices, housing price declines, terrorist events, extreme weather conditions or an increase of an obligor’s payment obligations under other indebtedness incurred by the obligor.  As a result, you may experience payment delays and losses on your securities. An improvement in economic conditions could result in prepayments by the obligors of their payment obligations under the receivables. As a result, you may receive principal payments of your securities earlier than anticipated. No prediction or assurance can be made as to the effect of an economic downturn or economic growth on the rate of delinquencies, prepayments and/or losses on the receivables.

Federal financial regulation and legislation could have an adverse effect on Huntington, the depositor and/or an  issuing entity, which could result in losses or delays in payments on your notes

On July 21, 2010, President Obama signed into law the Dodd-Frank Act, which generally became effective on July 16, 2011, except that many provisions will not take effect for a year or more and many will require implementing regulations to be issued. The Dodd-Frank Act, amongst other things:

•
The Dodd-Frank Act affects the offering, marketing and regulation of consumer financial products and services offered by financial institutions.  In addition, it creates the Bureau of Consumer Financial Protection (the “BCFP”) a new agency responsible for administering and enforcing the laws and regulations for consumer financial products and services;

•	creates a new framework for the regulation of over-the-counter derivatives activities;

•	strengthens the regulatory oversight of securities and capital markets activities by the SEC; and

•	creates a liquidation framework for the resolution of bank holding companies and other non-bank financial companies defined as “covered financial companies” or their “covered subsidiaries.”

The BCFP will have supervision, examination and enforcement authority over the consumer financial products and services of certain non-depository institutions and large insured depository institutions, including the ability to define and regulate unfair and deceptive practices. This may result in increased cost of operations due to greater regulatory oversight, supervision and examination and limitations on Huntington’s ability to expand product and service offerings due to stricter consumer protection laws and regulations.

The Dodd-Frank Act increases the regulation of the securitization markets.  For example, pending final rules, it will require securitizers or originators to retain an economic interest in a portion of the credit risk for any asset that they securitize or originate. It will also give broader powers to the SEC to regulate credit rating agencies and adopt regulations governing these organizations and their activities.  Compliance with the implementing regulations under the Dodd-Frank Act or the oversight of the SEC or BCFP, as applicable, may impose costs on, create operational constraints for, or place limits on pricing with respect to banks and other financial companies such as Huntington. Until implementing regulations are issued, no assurance can be given that these new requirements imposed by the Dodd-Frank Act will not have a significant impact on the servicing of the receivables, on the regulation and supervision of the servicer, the sponsor, the originator, the depositor, the issuing entity or their respective affiliates.  Additionally, no assurances can be given that the liquidation framework for the resolution of “covered subsidiaries” would not apply to certain subsidiaries and affiliates of Huntington, including the depositor and the issuing entity. See “Certain Material Insolvency Aspects of the Offering – Certain Insolvency Considerations Under the Dodd-Frank Act Orderly Liquidation Authority Provisions” in this prospectus.

If the FDIC were appointed receiver of Huntington under the FDIA or of the depositor or the issuing entity under the OLA of Title II of the Dodd-Frank Act, the FDIC could repudiate contracts deemed burdensome to the estate, including secured debt. Huntington has structured the transfer of the receivables to the depositor as a valid and perfected sale under applicable state law and under the Bankruptcy Code to mitigate the risk of the recharacterization of the sale as a security interest to secure debt of Huntington. Any attempt by the FDIC to recharacterize the transfer of the receivables as a security interest to secure debt that the FDIC then repudiates would cause delays in payments or losses on the notes. In addition, if the issuing entity were to become subject to the OLA, the FDIC may repudiate the debt of an issuing entity. Also, if the issuing entity were subject to OLA, noteholders would not be permitted to accelerate the debt, exercise remedies against the collateral or replace the servicer without the FDIC’s consent for 90 days after the receiver is appointed. As a result of any of these events, delays in payments on the notes would occur and possible reductions in the amount of those payments could occur. See “Certain Material Insolvency Aspects of the Offering – Certain Insolvency Considerations Under the Dodd-Frank Act Orderly

Liquidation Authority” and “Risk Factors—If a conservator or receiver were appointed for Huntington or of the depositor became a debtor in a bankruptcy case, delays or reductions in payment of your securities could occur” in this prospectus.

In addition, and also assuming that the FDIC were appointed receiver of the depositor or the issuing entity under the OLA, the FDIC could avoid transfers of receivables that are deemed “preferential”. Under one potential interpretation of the OLA, the FDIC could avoid the depositor’s transfer of receivables to the issuing entity and the grant of a security interest to the indenture trustee to the extent such security interest were perfected merely by the filing of a Uniform Commercial Code (“UCC” ) financing statement rather than by control over the related chattel paper. If the transfer or grant were voided as a preference under the OLA, noteholders would have only an unsecured claim in the receivership for the purchase price of the receivables. Although the Acting General Counsel of the FDIC has issued an advisory opinion to the effect that the preference provisions of the OLA should be interpreted in a manner consistent with those of the Bankruptcy Code, the advisory opinion does not bind the FDIC or its Board of Directors. The advisory opinion also states, however, that the Acting General Counsel will recommend that the FDIC Board of Directors adopt regulations to the same effect. See “Certain Material Insolvency Aspects of the Offering – Certain Insolvency Considerations Under the Dodd-Frank Act Orderly Liquidation Authority – FDIC’s Avoidance Power Under the OLA” in this prospectus.

The full impact of the Dodd-Frank Act on the financial markets and its participants and on the asset backed securities market in particular will not be known for some time. No assurance can be given that the Dodd-Frank Act and its implementing regulations, or the imposition of additional regulations including the orderly liquidation authority of the Dodd-Frank Act, will not have a significant adverse impact on the issuing entity, the depositor, the sponsor, or the servicer, including on the servicing of the receivables, or the price that a subsequent purchaser would be willing to pay for your notes.

The return on your securities could be reduced by shortfalls due to application of the Servicemembers Civil Relief Act

The Servicemembers Civil Relief Act (“Relief Act”) may limit the interest payable on a receivable during an obligor’s period of active military duty and for one year thereafter. This legislation could adversely affect the ability of the servicer to collect full amounts of interest on a receivable as well as to foreclose on an affected receivable during and, in certain circumstances, after the obligor’s period of active military duty. This legislation may thus result in delays and losses in payments to holders of the securities. See “Material Legal Aspects of the Receivables — Servicemembers Civil Relief Act” in this prospectus.

Failure to comply with  consumer protection laws could result in a loss

Federal and state consumer protection laws impose requirements on consumer credit contracts such as the receivables. The failure by the applicable originator to comply with these requirements may give rise to liabilities on the part of the issuing entity of a series of securities.

Each applicable originator or one of its affiliates will represent and warrant that each receivable transferred to the issuing entity complies with applicable law in all material respects. If that representation and warranty proves incorrect with respect to any such receivable, materially and adversely affects the interests of the issuing entity and is not timely cured, the entity that made the incorrect representation will be required to repurchase the ineligible receivable from the issuing entity. To the extent that the noncompliant receivable is not repurchased or to the extent that a court holds the issuing entity liable for violating consumer protection laws regardless of such a repurchase, a failure to comply with consumer protection laws could result in the issuing entity being required to make payments that would reduce the amount of funds available for distribution to holders of securities. If sufficient funds are not available to make both payments to obligors and on your securities, you may suffer a loss on your investment in the securities.

For a discussion of federal and state consumer protection laws that may affect the receivables, you should refer to “Material Legal Aspects of the Receivables — Consumer Protection Law” in this prospectus.

Changes to federal or state bankruptcy or debtor relief laws may impede  collection efforts or alter timing and amount of collections, which may result in acceleration of or reduction in payment on your securities

If an obligor sought protection under federal or state bankruptcy or debtor relief laws, a court could reduce or discharge completely the obligor’s obligations to repay amounts due on its receivable. As a result, that receivable would be written off as uncollectible. You could suffer a loss if no funds are available from credit enhancement or other sources and finance charge amounts allocated to the securities are insufficient to cover the applicable default amount.

The depositor or an originator bankruptcy could delay or limit payments to you

Each transfer of the receivables by an originator that is subject to the Bankruptcy Code to the depositor will be structured with the intent that it constitute a sale without recourse of all of its right, title and interest in and to the receivables for purposes of applicable commercial law and insolvency law.  Following a bankruptcy or insolvency of the depositor or an originator that is a debtor in a case under the Bankruptcy Code or is subject to a FDIC receivership under the OLA, a court could conclude that the receivables for your series of securities are owned by the originator or the depositor, instead of by the issuing entity. This could be either because the court concluded that any transfer of the receivables was not a true sale or because the court concluded that the depositor or the issuing entity should be substantively consolidated with (i.e. treated as the same entity as) the originator or the depositor for bankruptcy purposes. If this were to occur, you could experience delays in payments due to you or you may not ultimately receive all amounts due to you as a result of:

•	the automatic stay, which prevents a secured creditor from exercising remedies against a debtor in bankruptcy without permission from the court, and provisions of the United States

Bankruptcy Code that permit substitution of collateral in limited circumstances;

•
tax or government liens on the originator’s or the depositor’s property that arose prior to the transfer of the receivables to the issuing entity and that have a prior claim on collections before the collections are used to make payments on the securities; or

•
the fact that the issuing entity and the indenture trustee for your series of securities may not have a perfected security interest in any cash collections of the receivables held by the servicer at the time that a bankruptcy proceeding begins.

The depositor is a wholly-owned subsidiary of Huntington that has been structured in such a way as to be bankruptcy remote in the unlikely situation that Huntington will become subject to FDIC receivership or conservatorship. The depositor’s operating agreement limits the nature of its business and restricts its ability to commence a voluntary case under the bankruptcy code without the unanimous consent of its member and board of directors (including all independent directors).

If, notwithstanding the limits on its activities and its authority it files a voluntary bankruptcy petition, the depositor became a debtor in a bankruptcy case, and if the transfer of the receivables to the issuing entity were construed as the grant of a security interest to secure a borrowing, your payments of outstanding principal and interest could be delayed and possibly reduced. In addition, if the depositor became a debtor in a bankruptcy case and its assets and liabilities were substantively consolidated with those of Huntington, your payments of outstanding principal and interest could be delayed and possibly reduced.

For a discussion of how a bankruptcy proceeding of the originator or the depositor may affect the issuing entity and the securities, you should refer to “Insolvency Aspects of the Offering—Certain Insolvency Considerations Under the Bankruptcy Code” in this prospectus, as well as “Risk Factors — If a conservator or receiver were appointed for Huntington or if the depositor became a debtor in a bankruptcy case, delays or reductions in payment of your securities could occur” in this prospectus.

If a conservator or receiver were appointed for Huntington, delays or reductions in payment of your securities could occur

Huntington is a national bank and its deposits are insured by the FDIC.  If Huntington (or an originator that is an FDIC-insured depositary institution) were to become insolvent or in certain other circumstances a conservator or receiver may be appointed for it, which would likely be the FDIC.  The FDIC as receiver or conservator would have broad powers to delay or reduce payments on your notes, if the FDIC were to be successful in:

•	recharacterizing the transfer of the receivables to the depositor in the securitization as a loan secured by the receivables or otherwise attempting to recapture the receivables that have been conveyed to the issuing entity; or

•	requiring the issuing entity, as assignee of the depositor, to go through an administrative claims procedure to establish its rights to payments collected on the receivables; or

•	requesting a stay of proceedings to liquidate claims or otherwise enforce contractual and legal remedies against Huntington; or

•
invoking provisions of federal law that, if applicable, would automatically prevent the indenture trustee and other transaction parties from exercising their rights, remedies and interests for a period of 45 days (in the case of a conservatorship) or 90 days (in the case of a receivership).

To limit the FDIC’s potential use of any of these powers, we intend to structure transactions as a “true sale” under common law  and to comply in all material respects with an FDIC regulation entitled “Treatment of financial assets transferred in connection with a securitization or participation,” which provides a safe harbor from the exercise of FDIC receivership or conservatorship powers (the “FDIC Safe Harbor Rule”).  The FDIC Safe Harbor Rule limits the power of the FDIC as conservator or receiver to delay or prevent payments to noteholders in securitization transactions, although the extent of the protective relief is less for transactions that are accounted for as on-balance sheet transactions under generally accepted accounting principles than for transactions that are accounted for as sales under generally accepted accounting principles.

Although we intend to structure transactions to comply in all material respects with the FDIC Safe Harbor Rule, the application of the FDIC Safe Harbor Rule to a transaction is subject to several ambiguities and untested interpretive issues, and there can be no assurance that a transaction would satisfy all of the requirements to qualify for such safe harbor despite good faith efforts to comply.

For a description of the FDIC Safe Harbor Rule and related provisions of the FDIA, see “Material Insolvency Aspects of the Offerings— Certain Insolvency Considerations Under the Federal Deposit Insurance Act—FDIC Safe Harbor Rule” in this prospectus.

A conservator or receiver for the servicer may have the power to prevent either the indenture trustee or the securityholders from appointing a new servicer.  In addition, bank regulatory agencies may require the priority of payments to be reformed if they consider that the amount and priority of the servicing fee as such that the servicing fee does not adequately compensate the servicer for the actual costs of servicing the portfolio.

Finally, if Huntington or any of its affiliates were to become insolvent, obligors might respond by delaying or withholding payments on the receivables, even without legal or contractual justification. This could result in delays or reductions in payments on your securities.

For a description of insolvency issues that could affect the transaction, see “Material Insolvency Aspects of the Offerings— Certain Insolvency Considerations Under the Federal Deposit Insurance Act—FDIC Safe Harbor Rule” in this prospectus.

Adverse events with respect to Huntington or its affiliates or third party providers to whom Huntington outsources its activities could affect  the timing of payments on your securities or have other adverse effects on your securities

Adverse events with respect to Huntington, any of its affiliates or a third party provider to whom Huntington or its affiliates outsource their activities could result in servicing disruptions or reduce the market value of your securities. In the event of a termination and replacement of Huntington as the servicer, there may be some disruption of collection activity with respect to delinquent loans and an increase of delinquencies and credit losses on the receivables. Similarly, investors could suffer losses if the sponsor or originator becomes unable to repurchase any receivables that do not on the date of transfer comply with representations and warranties about the receivables made by that entity in the related transfer agreement (for example, representations relating to the compliance of the loan receivables with applicable laws). In addition, adverse corporate developments with respect to originators and servicers of asset-backed securities or their affiliates have in some cases also resulted in a reduction in the market value of the related asset-backed securities.

The absence of a secondary market for the securities could limit your ability to resell your securities

If you want to sell your securities, you must locate a purchaser that is willing to purchase them. The underwriters may make a secondary market for the securities of any series, as and to the extent disclosed in the prospectus supplement for that series, by offering to buy the securities from investors that wish to sell. However, the underwriters will not be obligated to make offers to buy the securities and may stop making offers at any time. In addition, the prices offered, if any, may not reflect prices that other potential purchasers would be willing to pay, were they to be given the opportunity. There have been times in the past where there have been very few buyers of asset-backed securities, and similar periods of illiquidity may occur again in the future. As a result, you may not be able to sell your securities when you want to do so or you may not be able to obtain the price that you wish to receive.

If the securities are in book-entry form, your rights can only be exercised indirectly

Because the securities will initially be issued in book-entry form, you will be required to hold your interest in your securities through The Depository Trust Company (“DTC”) in the United States or through Clearstream Banking, société anonyme (“Clearstream”) or Euroclear Bank S.A./NV (“Euroclear Bank”) as operator of the Euroclear System in Europe or Asia as participants of DTC.  Transfers of interests in the securities within DTC, Clearstream or Euroclear Bank as operator of Euroclear must be made in accordance with the usual rules and operating procedures of those systems. So long as the securities are in book-entry form, you will not be entitled to receive a definitive security representing your interest.  The securities of a series will remain in book-entry form except in the limited circumstances described under the caption “The Securities - Form, Exchange, Registration and Title - Definitive Securities” in this prospectus. Unless and until the securities cease to be held in book-entry form, the related transaction parties will not recognize you as a holder of the related security.

As a result, you will only be able to exercise the rights as a securityholder indirectly through DTC (if in the United States) and its participating organizations, or Clearstream and Euroclear (if outside the United States) and their participating organizations. Holding the securities in book-entry form could also limit your ability to pledge or transfer your securities to persons or entities that do not participate in DTC, Clearstream, or Euroclear.  In addition, having the securities in book-entry form may reduce their liquidity in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical securities.

Interest on and principal of the securities of any series will be paid by the related issuing entity to DTC as the record holder of those securities while they are held in book-entry form. DTC will credit payments received from the issuing entity to the accounts of its participants which, in turn, will credit those amounts to securityholders either directly or indirectly through indirect participants. This process may delay your receipt of payments from the issuing entity.

The ratings for the securities are  limited in scope, may not continue to be issued and do not consider the suitability of an investment in the securities for you

We will offer a class of securities only if that class receives a rating or ratings from such number of rating agencies as is specified in the applicable prospectus supplement. The rating considers only the likelihood that the issuing entity will pay interest on time and will ultimately pay principal in full or make full distributions of the outstanding balance of the securities. A security rating is not a recommendation to buy, sell or hold the securities. Ratings on the securities may be lowered, qualified or withdrawn at any time after the securities are issued without notice from the issuing entity or the depositor. A rating downgrade may reduce the price that a subsequent purchaser will be willing to pay for the securities. Ratings on the securities do not address the timing of distributions of principal on the securities prior to the applicable final scheduled payment date. The ratings do not consider the prices of the securities or their suitability to a particular investor. If a rating agency changes its rating or withdraws a rating, no one has an obligation to provide additional credit enhancement or to restore the original rating.

The securities may not be a suitable investment for you

The securities are not a suitable investment for you if you require a regular or predictable schedule of payments or payment on any specific date. The securities are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risks, the tax consequences of an investment in the securities and the interaction of these factors.

The failure to make principal payments on any securities of a series will generally not result in an event of default under the related indenture until the applicable final scheduled payment date

The amount of principal required to be paid to investors prior to the applicable final scheduled payment date set forth in the applicable prospectus supplement generally will be limited to amounts available for those purposes.  Therefore, the failure to pay principal of a security generally will not result in an event of default under the indenture until the applicable final scheduled payment date for that series of securities.

The servicer’s discretion over the servicing of the receivables may impact the amount and timing of funds available  to make payments on the securities

The servicer is obligated to service the receivables in accordance with its customary practices. The servicer has discretion in servicing the receivables including the ability to grant payment extensions and to determine the timing and method of collection and liquidation procedures.  In addition, the servicer’s customary practices may change from time to time and those changes could reduce collections on the receivables.  Although the servicer’s customary practices at any time will apply to all receivables serviced by the servicer, without regard to whether a receivable has been sold to an issuing entity, the servicer is not obligated to maximize collections from receivables.  Consequently, the manner in which the servicer exercises its serving discretion or changes its customary practices could have an impact on the amount and timing of collections on the receivables, which may impact the amount and timing of funds available to make payments on the securities.

CAPITALIZED TERMS

The defined terms used in this prospectus, unless defined elsewhere in this prospectus, are defined in the Glossary beginning on page [●].

THE ISSUING ENTITY

For each series of securities, the issuing entity will be an indirect, wholly owned, special purposes, bankruptcy remote subsidiary of Huntington.  The issuing entity for a series will acquire the issuing entity property described below from the depositor (defined herein) in exchange for the securities of that series which in turn will be offered for sale.

As specified in the applicable prospectus supplement, each issuing entity for a series will be either a limited liability company formed pursuant to a limited liability company agreement, a limited partnership formed pursuant to a limited partnership agreement or a trust formed pursuant to a trust agreement between the depositor and the owner trustee specified in the applicable prospectus supplement for that issuing entity. The issuing entity will be formed in accordance with the laws of Delaware or New York as a limited liability company, limited partnership, common law trust, or statutory trust. The fiscal year end of the issuing entity will be set forth in the applicable prospectus supplement. The depositor will sell and assign the receivables and other specified issuing entity property to the issuing entity in exchange for the securities of that issuing entity. The authorized purposes of each issuing entity will be described in the applicable prospectus supplement.

The issuing entity may issue asset-backed notes and may, if a trust, issue asset-backed certificates, in one or more classes, in amounts, at prices and on terms to be determined at the time of sale and to be set forth in the applicable prospectus supplement. The notes and/or certificates of a series are collectively referred to as securities. Any notes that are issued will represent indebtedness of the issuing entity and will be issued and secured pursuant to an indenture between the issuing entity and the indenture trustee specified in the applicable prospectus supplement. Any certificates that are issued will represent beneficial interests in that issuing entity.

Subject to and to the extent specified in the applicable prospectus supplement, the property of each issuing entity may include (collectively as follows, the “issuing entity property”):

●
the receivables identified on the schedule of receivables acquired on the Closing Date and on each subsequent funding date, if any, which are a pool of motor vehicle retail installment sales contracts and/or installment loans made by an originator, a third party or through a dealer that sold a financed vehicle, all of which are secured by new or used automobiles, light-duty trucks and/or other types of motor vehicles;

●	collections and all other amounts due under the receivables after the cut-off dates specified in the applicable prospectus supplement;

●	the depositor’s right to all documents and information contained in the receivable files;

●	the security interests in the financed vehicles;

●	rights under any interest rate cap agreement and payments made by the cap counterparty under that interest rate cap agreement;

●
an originator’s rights to receive any proceeds from claims on any physical damage, credit life, risk default, disability or other insurance policies covering the financed vehicles or obligors or refunds in connection with extended service agreements relating to defaulted receivables from the applicable cut-off date;

●	any other property securing the receivables;

●
to the extent specified in the applicable prospectus supplement, some of the originator’s rights relating to the receivables purchased from dealers under agreements between the originator that purchases receivables from dealers and the dealers that sold the financed vehicles;

●
the Issuing Entity Accounts and all amounts on deposit in the applicable Issuing Entity Accounts, including the related collection account and any other account identified in the applicable prospectus supplement, including all Permitted Investments credited thereto (but excluding any investment income from Permitted Investments which is to be paid to the servicer of the receivables or other entity identified in the applicable prospectus supplement);

●
rights of the issuing entity under the applicable transaction documents, including the right to require the originator to repurchase receivables which violate the assigned representations and warranties;

●	all present and future claims, demands, causes of action and choses in action in respect of any or all of the foregoing;

●	all enforcement and other rights under the UCC and other Applicable Law in respect of any or all of the foregoing;

●	the rights under any credit enhancement; and

●	all proceeds of the foregoing.

To the extent specified in the applicable prospectus supplement, an insurance policy, reserve account or spread account or other form of credit, liquidity or cash flow enhancement described under “The Transaction Documents – Credit, Liquidity and Cash Flow Enhancement” may be a part of the property of any issuing entity or may be held by the owner trustee (or the independent manager, as applicable) or the indenture trustee for the benefit of holders of the related securities. To the extent specified in the applicable prospectus supplement, an interest rate cap agreement or currency swap or a guaranteed investment contract may also be a part of the property of any given issuing entity.

If so provided in the applicable prospectus supplement, the property of an issuing entity may also include a pre-funding account, into which the depositor will deposit cash and which will be used by the issuing entity to purchase receivables directly or indirectly from originators during a specified period following the Closing Date for the related issuing entity. Any receivables so conveyed to an issuing entity will also be issuing entity property of the issuing entity.

Prior to formation, each issuing entity will have no assets or obligations. After formation, each issuing entity will not engage in any activity other than acquiring and holding the related receivables and the issuing entity property, issuing the related securities, distributing payments in respect thereof and any other activities described in this prospectus, in the applicable prospectus supplement and in the trust agreement, limited liability company agreement or limited partnership agreement of the issuing entity, as applicable. Each issuing entity will not acquire any receivables or assets other than the issuing entity property.

THE OWNER TRUSTEE OR INDEPENDENT MANAGER

The owner trustee for any issuing entity that is a trust or the independent manager for any issuing entity that is a limited liability company [or limited partnership], as applicable, will be specified in the applicable prospectus supplement. The owner trustee’s or independent manager’s liability in connection with the issuance and sale of the related securities is limited solely to the express obligations of the owner trustee or independent manager set forth in the related trust agreement or related limited liability company agreement, as applicable. The owner trustee or independent manager may resign at any time, in which event the administrator may appoint a successor owner trustee or independent manager, as applicable. The depositor or the administrator of each issuing entity may also remove the owner trustee or independent manager if:

●     the owner trustee or independent manager ceases to be eligible to continue as owner trustee under the related trust agreement or as independent manager under the related limited liability company agreement, as applicable;

●	a receiver or other public officer is appointed or takes charge or control of the owner trustee or its property or affairs for the purpose of rehabilitation, conservation or liquidation;

●	the owner trustee or independent manager becomes legally unable to act; or

●	the owner trustee or independent manager becomes insolvent.

In any of these circumstances, the administrator must appoint a successor owner trustee or independent manager. If the owner trustee or independent manager resigns or is removed, the resignation or removal and appointment of a successor owner trustee or manager will not become effective until the successor owner trustee or independent manager accepts its appointment.

The principal offices of each issuing entity and the related owner trustee or independent manager will be specified in the applicable prospectus supplement.

THE SPONSOR

Huntington (the “sponsor”) was organized in 1866.  Huntington is a wholly-owned subsidiary of Huntington Bancshares Incorporated (“HBI”), which is a multi-state diversified financial holding company organized under Maryland law in 1966 and headquartered in Columbus, Ohio.  Huntington and HBI operate in a heavily regulated environment and changes in laws and regulations affecting them and their subsidiaries may have an impact on their operations.  Huntington is a national banking association chartered under federal law.  Huntington is subject to regulation and supervision by the Office of the Comptroller of the Currency.  HBI is a registered financial holding company subject to regulation and supervision by the Board of Governors of the U.S. Federal Reserve System (the “Federal Reserve Board”).

Huntington, as well as other subsidiaries of HBI, provides full-service commercial, small business, consumer banking services, mortgage banking services, automobile financing, equipment leasing, investment management, trust services, brokerage services, customized insurance programs, and other financial product and services.

Huntington’s and HBI’s principal executive offices are located at 41 South High Street, Columbus, Ohio, and the telephone number is (614) 480-8300.

Huntington will be the sponsor that initiates and organizes the issuance by each issuing entity of securities.  It will be responsible for structuring each securitization transaction and will select the other transaction participants.  It will pay the costs of forming each issuing entity, the legal fees of certain of the transaction participants, the rating agency fees for rating the rated securities issued by each issuing entity and other transaction costs.  Huntington will also be responsible for servicing the motor vehicle loans transferred to each issuing entity and be the administrator of each issuing entity.

Huntington’s motor vehicle loans and motor vehicle retail installment sale contracts relating to new or used automobiles and light-duty trucks are, respectively, originated through, or purchased from, dealers who regularly originate those loans and retail installment sale contracts as described in the section of this prospectus entitled “Origination and Servicing Procedures; Underwriting Criteria.”  It will select the motor vehicle loans and motor vehicle retail installment sale contracts for each securitization transaction.

Huntington has participated in the structuring of the transaction described in each prospectus supplement and, to the extent described in the applicable prospectus supplement, has originated receivables to be assigned to the issuing entity.

Huntington, its predecessors and affiliates have been engaged in the securitization of financial assets since 2000, with one securitization prior to that in 1988.  Huntington has been involved in public offerings of auto loan backed securities since 2000, with one public offering prior to that in 1988.  Huntington, its predecessors and affiliates have been involved with the origination and securitization of different classes of financial assets in both the public and private markets, including auto loans and auto leases.  None of the asset-backed securities offered in any of these securitizations has experienced any losses or events of default, and none of Huntington or its predecessors and affiliates has taken any action out of the ordinary in any of these transactions to prevent such an occurrence.

THE ORIGINATOR

The auto loans and retail installment sale contracts owned by the issuing entities will have been originated by Huntington and any other originator identified in the prospectus supplement.  Huntington is a national banking association with its principal executive offices at 41 South High Street, Columbus, Ohio 43287, and the telephone number is (614) 480-8300. Huntington is subject to regulation and supervision by the Office of the Comptroller of the Currency.

The originator’s motor vehicle loans and motor vehicle retail installment sale contracts relating to new or used automobiles and light-duty trucks are, respectively, originated through, or purchased from, dealers who regularly originate those loans and retail installment sale contracts relating to new or used automobiles and light-duty trucks directly and through dealer networks throughout the United States.

See “The Originator” in the applicable prospectus supplement for more information regarding Huntington’s (or any other originator’s) portfolio of auto loans.

THE DEPOSITOR

           The depositor, Huntington Funding, LLC is a Delaware limited liability company that is a wholly owned special purpose subsidiary of Huntington.  The depositor was formed in the State of Delaware as a Delaware limited liability company on June 3, 2008 with the limited purpose of acquiring motor vehicle retail installment sale contracts and motor vehicle loans, owning, selling, and assigning the receivables to issuing entities formed by the depositor and issuing and selling one or more securities. Since its inception, the depositor has been engaged solely in these activities.  The principal executive offices of the depositor are located at 41 South High Street, Columbus, Ohio 43287, telephone number 614-480-8300.

[[The depositor is structured in a manner intended to make it unlikely that the voluntary or involuntary application for relief by Huntington under the United States Bankruptcy Code or similar applicable state laws will result in consolidation of the assets and liabilities of the depositor with those of Huntington.  These steps include the creation of the depositor as a separate, limited-purpose subsidiary pursuant to a limited liability company agreement containing various limitations.  These limitations include restrictions on the nature of the depositor’s business and a restriction on the depositor’s ability to commence a voluntary case or proceeding under the United States Bankruptcy Code or similar applicable state laws without the unanimous affirmative vote of all of its directors.  At any time that any securities of any subsidiary or the depositor or any other indebtedness of the depositor is outstanding, the depositor is required to have at least one director who qualifies under its limited liability company agreement as an “Independent Director”.]

 The only obligations, if any, of the depositor with respect to the securities issued by any issuing entity may be pursuant to certain limited representations and warranties and limited undertakings to repurchase (or, if so specified in related prospectus supplement, substitute for) receivables under certain circumstances, but only to the extent the originator simultaneously performs its obligation to repurchase such receivables.  The depositor will have no ongoing servicing obligations or responsibilities with respect to any financed vehicle.  The depositor does not have, is not required to have, and is not expected in the future to have, any significant assets.

None of the depositor, Huntington or any of their respective affiliates will insure or guarantee the receivables or the securities issued by any issuing entity.

THE SERVICER

[Huntington will be the servicer of the pool of automobile installment sales contracts and/or loans to be owned by the issuing entity pursuant to the [sale and servicing agreements] between Huntington, the issuing entity and the depositor.].  [Huntington has been servicing motor vehicle receivables for auto loan securitizations since 1988.]

The servicer, among other things, will manage, service, administer and make collections on the receivables in accordance with its customary servicing practices, using the degree of skill and attention that the servicer exercises with respect to all comparable motor vehicle receivables that it services for itself or others.

The servicer will be responsible for determining the allocations of collections and other funds for each issuing entity to payments on the securities issued by that issuing entity and other liabilities of that issuing entity and directing the trustees and paying agents for that issuing entity to make such payments.  The servicer will also be responsible for providing monthly reports with respect to the receivables and certain other matters.  The servicer will be the custodian of the files relating to the motor vehicle loans transferred to each issuing entity.

[The tables in the accompanying prospectus supplement under “The Receivables Pool—Delinquency, Loss and Repossession Information” sets forth the size and composition of the total portfolio of indirect auto loan receivables owned and serviced by Huntington in each of the last [six] years.]

For more information regarding the servicer, see “The Servicer” in the applicable prospectus supplement.

ORIGINATION AND SERVICING PROCEDURES; UNDERWRITING CRITERIA

General

Huntington has been servicing its originated motor vehicle retail installment sale contracts and loans for over 50 years.  Huntington has more than 143 years of serving the financial needs of its customers.  Huntington, along with its affiliated companies, provides innovative retail and commercial financial products and services through over 600 regional banking offices in Indiana, Kentucky, Michigan, Ohio, Pennsylvania and West Virginia.  Huntington also offers retail and commercial financial services online at huntington.com; through its technologically advanced, 24-hour telephone bank; and through its network of almost 1,400 ATMs.  Selected financial service activities are also conducted in other states including: Private Financial and Capital Markets Group offices in Florida; and Mortgage Banking offices in Maryland and New Jersey.  Huntington Insurance offers retail and commercial insurance agency services in Ohio, Pennsylvania, Michigan, Indiana and West Virginia.  International banking services are made available through the headquarters office in Columbus, a limited purpose office located in the Cayman Islands, and another located in Hong Kong.  Huntington currently provides vehicle and dealer financing to approximately 450,000 retail customers and more than 2,500 motor vehicle dealers.

Huntington provides financial services to and through motor vehicle dealers in its primary operating states of Ohio, Michigan, Indiana, Kentucky, Pennsylvania, Tennessee, Massachusetts, Rhode Island, Vermont, Maine, New Hampshire, New Jersey, Minnesota, Wisconsin and West Virginia.  The primary financial services in Huntington’s motor vehicle financing program are:

●
Retail financing — the origination of dealer assisted loans, vehicle leases and retail installment contracts at motor vehicle dealerships to finance the acquisition of motor vehicles by dealership customers.

●	Wholesale financing — making loans to motor vehicle dealers to finance the purchase of vehicle inventory, also known as floorplan financing.

●	Other financing — making loans to dealers for working capital, improvements to dealership facilities and acquisitions of real estate.

Huntington’s Motor Vehicle Financing Program

Huntington purchases motor vehicle retail installment sale contracts from, and originates motor vehicle installment loan notes through, franchised motor vehicle dealers.  Such motor vehicle retail installment contracts and motor vehicle installment loan notes are referred to as contracts.  Each contract is secured by the financed vehicle that is the subject of the contract.  Dealers generally originate contracts for Huntington and/or sell contracts to Huntington pursuant to dealer agreements between such dealers and Huntington.

Huntington enters into dealer agreements with dealers that are franchised to sell new motor vehicles and also with certain dealers that sell used motor vehicles, in each case based upon a financial review of the dealer and the dealer’s reputation in the market.  In addition to financing contracts from dealers, Huntington also extends loans and lines of credit to certain dealers for, among other things, inventory financing and other commercial purposes.  Huntington only extends loans or lines of credit to such dealers based upon a financial review, and such dealers are evaluated through periodic financial reviews and formalized credit review procedures.

Underwriting

Each application related to a contract is obtained from an applicant by a dealer, forwarded by the dealer to Huntington, and underwritten by Huntington in accordance with Huntington’s established underwriting policies described below.  These underwriting policies are intended to assess the applicant’s ability and willingness to repay the amounts due on the contract and to establish the adequacy of the financed vehicle as collateral.

The application form provides various items of general demographic information, financial information and employment history.  In addition, specific information with respect to the motor vehicle to be financed is required to be provided to Huntington as part of the application process.  Huntington utilizes an automated decision scorecard for each application submitted.  The results of the scorecard fall into five categories:  Automated-Approval, Automated-Decline, Recommend Approve, Recommend Decline or Investigate.  The decision scorecard is based on the content of the applicable credit bureau report, applicant stated information and vehicle characteristics.  The decision scorecards take into account many characteristics which include term, loan-to-value and debt-to-income. Huntington’s underwriters use their judgment in evaluating Recommend and Investigate applications, and the underwriters may verify application information and consider additional credit bureau reports or other factors in making the final judgmental underwriting decision.  With respect to those applications that are approved, the amount and terms of the financing to be offered are determined based on the overall score parameters.  Guidelines are given on the rate sheet for an advance of up to 115% of asset value plus dealer additions on the higher FICO scores.  The amount that Huntington will advance against a motor vehicle is capped at 130% of the asset value plus dealer additions subject to overall scores.  Term guidelines are also given on the rate sheet based on the age of the motor vehicle.  Acceptable terms generally range from 24 to 75 months in length.

Huntington’s underwriting policies are intended to provide a consistent basis for lending decisions, but do not completely supersede all judgmental aspects of the credit granting process.  Accordingly, certain contracts may not comply with all of these policies.  Exceptions to Huntington’s underwriting policies are made at the discretion of the credit underwriters with appropriate approval authority.  Higher levels of authority are required for certain exceptions to established policies.  Where a credit underwriter decides to approve an application that is systematically rejected or the scorecard results recommend rejection, a credit underwriting exception is noted.  Huntington’s percentage of exceptions varies but generally is less than 2% of approvals.

Huntington is committed to underwriting consistency and improved performance through the use of technology and improved management oversight within the underwriting group.  The development of the automated decision capabilities is tangible evidence of this commitment.  Since 2000 Huntington has focused its origination efforts on higher quality loans resulting in an average FICO score which has increased to the low 760’s, and the percentage of originations with FICO scores less than 640 remains consistently under 2%.  Huntington also uses tiered pricing based on loan-to-value ratios, term, model year, scorecard as well as FICO scores, creating appropriate loan-to-value ratios for the targeted customer segment.

Dealer Agreements

Each dealer that originates contracts for Huntington has made representations and warranties with respect to the contracts and the security interests in the related motor vehicles, either in a separate dealer agreement or as part of an assignment of a contract from the dealer to Huntington.  These representations and warranties do not relate to the creditworthiness of the obligors or the collectability of the contracts.  Upon breach of any representation or warranty made by a dealer with respect to a contract, Huntington has a right of recourse against such dealer to require it to purchase such contract.  Huntington will assign to the issuing entity for your series any amounts paid by a dealer in satisfaction of such repurchase obligation constituting liquidation proceeds with respect to a contract relating to receivables backing your securities.  Generally, the dealer agreements and assignments do not provide for recourse against the dealer in the event of a default by the obligor.

Physical Damage and Liability Insurance

Each contract requires the obligor to keep the financed vehicle fully insured against loss or damage in an amount sufficient to pay the lesser of either the full insurable interest in the motor vehicle or the entire unpaid balance of the principal amount and any unpaid interest and other charges.  The dealer agreements include a requirement that the dealers verify that such required insurance coverage is in effect at the time the related contract is originated and financed by Huntington.  As and to the extent set forth in the applicable prospectus supplement for a series of securities, some contracts may also provide debt cancellation protection from Huntington if such protection is voluntarily purchased by the obligor, and pursuant to which the obligor is absolved of specified obligations to pay all or some portion of the balance or payments owed on the contract after theft or destruction of the related financed vehicle or after death or unemployment of the obligor or such other conditions as Huntington may establish from time to time.  Under the debt cancellation provisions of those contracts, Huntington agrees to cancel all or some portion of the balance or payments owed depending on the related contingency.  This protection related to theft or destruction of the vehicle is referred to as Huntington GAP (“Huntington GAP”) and this protection related to death or unemployment of the obligor is referred to as Huntington Credit GuardSM (“Huntington Credit Guard”).  Motor vehicle dealers may also offer credit insurance or GAP coverage from their own sources, and the cost of such coverage is included in the contract.

Nevertheless, there can be no assurance that any financed vehicle will continue to be covered by physical damage insurance provided by the obligor during the entire term during which the related contract is outstanding. Huntington provides Vendor Single Interest coverage for property on contracts originated in Ohio, Indiana, Kentucky and West Virginia.  Huntington actively tracks insurance coverage in all other states and will force place insurance on specific loans when coverage does not exist or is below stated limits.

Extension Policy

Huntington has a program referred to as Pass-A-Payment (“PAP”) under which extensions may be granted to certain obligors who are making timely payments.  Under PAP, the coupon book sent to obligors contains PAP request coupons that may be submitted from time to time that allows the obligor to defer making that month’s payment until the end of the term of the loan.  PAP does not provide for forgiveness of a loan that has been extended.  Participation in the program is subject to the following eligibility rules:

●	the first PAP request coupon may only be submitted by an obligor after he or she has made twelve consecutive, timely and full loan payments;

●
additional PAP request coupons become available after each additional twelve consecutive, timely and full loan payments, but not more than four PAP request coupons can be used during the term of the contract;

●
to be valid, a PAP request coupon must be received by Huntington on or before the due date of the scheduled payment to be passed and the obligor cannot be 30 days or more past due under the related contract; and

●	all PAP request coupons are subject to Huntington’s acceptance and approval and no PAP request coupon will be accepted if it is not submitted in compliance with the above rules.

From time to time as deemed necessary by Huntington’s collection staff, one-month payment extensions are granted to address short-term delinquency issues.  Huntington’s policy is to limit these types of extensions to specifically identified causes of delinquency that can be appropriately managed by such an extension, and not to grant such delinquency extensions more than three times over the life of any contract.

Prepayment Fees

Certain of the contracts provide for prepayment fees of up to $125 or 1.25% of the outstanding principal balance in the event of full prepayments.  There are no prepayment fees imposed in the event of partial prepayments.

Safekeeping and Preservation of the Receivables Contracts

Huntington maintains all collateral files in a central location in Columbus, Ohio.  The location is secured with appropriate protection for the files.  In addition, all files are imaged on Huntington’s Imaging System for back-up purposes and in the event of a missing document.

THE RECEIVABLES

The Receivables

The receivables consist of motor vehicle retail installment sales contracts and/or installment loans. These receivables are secured by a combination of new and/or used automobiles, light-duty trucks or other types of motor vehicles. The receivables to be transferred to any issuing entity have been or will be purchased or originated by the originator. See “Origination and Servicing Procedures; Underwriting Criteria” in this prospectus.

The Receivables Pools

The receivables to be purchased by each issuing entity, also known as the “receivables pool,” will be selected by the depositor based upon the satisfaction of several criteria, including, among other criteria, that each receivable:

●	was originated out of the sale of or is secured by a new vehicle or a used vehicle;

●	requires substantially equal monthly payments to be made by the related obligor;

●
has an obligor which is not a government or governmental subdivision or agency and is not shown on the servicer’s records as a debtor in a pending bankruptcy proceeding as of the related cut-off date; and

●	is not more than 29 days delinquent on the related cut-off date.

Each of the receivables will be selected using selection procedures that were not known by the originator to be adverse to the related issuing entity.

The depositor will sell or transfer receivables having an aggregate outstanding principal balance specified in the applicable prospectus supplement as of the applicable cut-off date to the applicable issuing entity. The purchase price paid by each issuing entity for each receivable included in the issuing entity property of the issuing entity will reflect the outstanding principal balance of the receivable as of the cut-off date (in accordance with the terms of the contract as described further under “-Calculation Methods”).

Additional information with respect to the receivables pool securing each series of securities will be set forth in the applicable prospectus supplement including, to the extent appropriate, the composition of the receivables, the distribution by contract rate or annual percentage rate, the geographic distribution of the receivables by state and the portion of the receivables pool secured by new vehicles and by used vehicles.

Calculation Methods

Each of the receivables included in the issuing entity property of an issuing entity will be a contract or loan where the allocation of each payment between interest and principal is calculated using either the Simple Interest Method or the Scheduled Interest Method.

PRE-FUNDING ARRANGEMENT

To the extent provided in the applicable prospectus supplement for a series of securities, the related sale and servicing agreement or indenture may provide for a pre-funding arrangement which will be limited to a period not to exceed twelve months. Under the pre-funding arrangement, the related issuing entity commits to purchase additional receivables from the depositor following the date on which the issuing entity is established and the related securities are issued. With respect to a series of securities, the pre-funding arrangement will require that any subsequent receivables transferred to the issuing entity conform to the requirements and conditions in the related sale and servicing agreement, including all of the same eligibility criteria as the initial receivables. If a pre-funding arrangement is used in connection with the issuance of a series of securities, the servicer or the issuing entity will establish an account, known as the pre-funding account, in the name of the indenture trustee for the benefit of the securityholders. Up to 50% of the proceeds received from the sale of the securities will be deposited into the pre-funding account on the related Closing Date and thereafter funds will be released on one or more occasions during a specified period to purchase subsequent receivables from the depositor. Upon each conveyance of subsequent receivables to the applicable issuing entity, an amount equal to the purchase price paid by the depositor to the applicable originator for the subsequent receivables will be released from the pre-funding account and paid to the depositor. If funds remain in the pre-funding account at the end of the funding period, those funds will be applied to prepay the securities in the manner set forth in the applicable prospectus supplement. Amounts on deposit in the pre-funding account may be invested in Permitted Investments.  Information regarding the subsequent receivables will be included, if required, under Item 1 in one or more Distribution Reports filed by the issuing entity on Form 10-D with the SEC pursuant to the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).

The use of a pre-funding arrangement for a series of securities is intended to improve the efficiency of the issuance of the securities and the sale of the receivables to the related issuing entity through the incremental delivery of the applicable receivables on the Closing Date for a series of securities and during a specified period following that Closing Date. Pre-funding arrangements allow for a more even accumulation of the receivables by the depositor and the originator and the issuance of a larger principal amount of securities than would be the case without a pre-funding arrangement.

You should be aware that subsequent receivables may be originated using credit criteria different from the criteria applied to the initial receivables disclosed in the applicable prospectus supplement and may be of a different credit quality and seasoning than the initial receivables. The credit quality of the subsequent receivables may vary as a result of increases or decreases in the credit quality of the related obligors within the predefined acceptable range, which variations could impact the performance of the overall pool of receivables. The portfolio of initial receivables may also be subject to greater seasoning than the subsequent receivables due to the length of time elapsed from the dates of origination of those receivables and the sale of those receivables to the related issuing entity. Accordingly, less historical performance information may be available with respect to the subsequent receivables. Moreover, following the transfer of subsequent receivables to the applicable issuing entity, the characteristics of the entire pool of receivables included in the issuing entity property may vary from those of the receivables initially transferred to the issuing entity.

Notwithstanding such variations, the applicable prospectus shall disclose the due diligence criteria and processes used to provide a reasonable assurance that the disclosure regarding such pool assets is accurate in all material respects.

MATURITY, PREPAYMENT AND YIELD CONSIDERATIONS

The weighted average life of securities of any series will generally be influenced by the rate at which the outstanding principal balances of the receivables are paid, which payments may be in the form of scheduled payments or prepayments. Each receivable is prepayable in full by the obligor at any time. Full and partial prepayments on motor vehicle receivables included in the issuing entity property of an issuing entity will be paid or distributed to the related securityholders on the next payment date following the collection period in which they are received. To the extent that any receivable included in the issuing entity property of an issuing entity is prepaid in full, whether by the obligor, or as the result of a purchase by the servicer or a repurchase by an originator or otherwise, the actual weighted average life of the receivables included in the issuing entity property of the issuing entity will be shorter than a weighted average life calculation based on the assumptions that payments will be made on schedule and that no prepayments will be made. Weighted average life means the average amount of time until the entire principal amount of a receivable is repaid. Full prepayments may also result from liquidations due to default, receipt of proceeds from theft, physical damage, credit life or credit disability insurance policies, repurchases by the depositor as a result of the failure of a receivable to meet the criteria set forth in the related transaction documents or as a result of a breach of covenants with respect to the receivables or purchases made by the servicer as a result of a breach of a representation, warranty or covenant made by it related to its servicing duties in the related transaction documents. In addition, early retirement of the securities may be effected at the option of the servicer or the depositor, as described in the applicable prospectus supplement, to purchase the remaining receivables included in the issuing entity property of the issuing entity when either the outstanding balance of the related securities or of the related receivables (as specified in the applicable prospectus supplement) has declined to or below the percentage specified in the applicable prospectus supplement. See “The Transaction Documents - Optional Redemption” in the related prospectus supplement.

The rate of full prepayments by obligors on the receivables may be influenced by a variety of economic, social and other factors. These factors include the unemployment rate, servicing decisions, seasoning of loans, destruction of vehicles by accident, loss of vehicles due to theft, sales of vehicles, market interest rates, the availability of alternative financing and restrictions on the obligor’s ability to sell or transfer the financed vehicle securing a receivable without the consent of the servicer. Any full prepayments or partial prepayments applied immediately will reduce the average life of the receivables.

The originator can make no prediction as to the actual prepayment rates that will be experienced on the receivables included in the issuing entity property of any issuing entity in either stable or changing interest rate environments. Securityholders of each series will bear all reinvestment risk resulting from the rate of prepayment of the receivables included in the issuing entity property of the related issuing entity.

POOL FACTORS, NOTE FACTORS AND POOL INFORMATION

For each transaction, each month the servicer will compute either a Pool Factor or a Note Factor or both a Pool Factor and a Note Factor.

For transactions in which the servicer will compute a Pool Factor, the Pool Factor will be a six-digit decimal equal to (1) the sum of the Net Pool Balance and any subsequent receivables added to the issuing entity property as of the end of the preceding collection period divided by (2) the sum of the aggregate outstanding principal balance of the receivables as of the cut-off date. The Pool Factor will be 1.000000 as of the cut-off date; thereafter, the Pool Factor will decline to reflect reductions in the Net Pool Balance. The amount of a securityholder’s pro rata share of the Net Pool Balance for a given month can be determined by multiplying the original denomination of the holder’s security by the Pool Factor for that month.

For transactions in which the servicer will compute a Note Factor, the Note Factor will be a six-digit decimal indicating the outstanding balance of the notes or a class of notes, as applicable, at the end of the month as a fraction of the original balance of the notes or a class of notes, as applicable, as of the Closing Date. The Note Factor will be 1.000000 as of the Closing Date; thereafter, the Note Factor will decline to reflect reductions in the outstanding balance of the notes or a class of notes, as applicable. As a noteholder, your share of the principal balance of a particular class of notes is the product of (1) the original denomination of your note and (2) the applicable class Note Factor.

With respect to each issuing entity, the noteholders and certificateholders of record will receive monthly reports from the trustee or indenture trustee, as applicable, concerning payments received on the receivables, the Net Pool Balance and/or the note balance, the Pool Factor and/or the Note Factor, and other relevant information. If the securities are issued in book-entry form, then DTC (or its successors) will supply these reports to securityholders in accordance with its procedures. Since owners of beneficial interests in a global security of a given series will not be recognized as noteholders and certificateholders of that series, DTC will not forward monthly reports to those owners. Copies of monthly reports may be obtained by owners of beneficial interests in a global security by a request in writing addressed to the owner trustee, the independent manager or indenture trustee, as applicable. Noteholders and certificateholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by applicable law. See “The Securities — Statements to Securityholders” in this prospectus.

CREDIT RISK RETENTION

The prospectus supplement for a series of securities will specify whether the applicable [] is exempt from applicable credit risk retention requirements under United States Law and, if not so exempt, has [    ] satisfy such requirement for such [    ].

USE OF PROCEEDS

Unless otherwise provided in the applicable prospectus supplement., the net proceeds from the sale of securities of a given series will be applied by the depositor (1) to purchase the receivables from the originator pursuant to the related transaction documents, (2) to deposit any amounts, if applicable, to a pre-funding account, a reserve account or to fund any other collateral account, and (3) to pay other expenses in connection with the issuance of the securities. Any remaining amounts will be added to the depositor’s general funds and may be dividended to Huntington, as the sole equity holder of the depositor.

THE SECURITIES

A series of securities may include one or more classes of notes and certificates. Each issuing entity will issue the notes and the certificates for a particular series to the holders of record of the notes and the holders of record of the certificates, respectively. The following summary, together with the summaries contained under “The Notes” and/or “The Certificates” (as applicable) in the applicable prospectus supplement, describe all of the material terms of the offered securities. However, this summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the securities and the other transaction documents and the applicable prospectus supplement.

The Notes

With respect to each issuing entity that issues notes, one or more classes of notes of the related series will be issued pursuant to the terms of an indenture, a form of which has been filed as an exhibit to the registration statement of which this prospectus forms a part. The applicable prospectus supplement will specify which class or classes of notes, if any, of a series are being offered pursuant to the applicable prospectus supplement.

Unless the applicable prospectus supplement specifies that the notes are offered in definitive form, the notes will be available for purchase in the denominations specified in the applicable prospectus supplement and in book-entry form only. Securityholders will be able to receive notes in definitive registered form only in the limited circumstances described in this prospectus or in the applicable prospectus supplement. See “Definitive Securities” in this prospectus.

The timing and priority of payment, seniority, allocations of losses, interest rate (or discount) and amount of or method of determining payments of principal of and interest on each class of notes of a given series will be described in the applicable prospectus supplement. The rights of holders of any class of notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of notes of that series, as described in the applicable prospectus supplement. Payments of interest on the notes of a series will be made prior to payments of principal thereon. To the extent provided in the applicable prospectus supplement, a series may include one or more classes of Strip Notes entitled to:

●	principal payments with disproportionate, nominal or no interest payments; or

●	interest payments with disproportionate, nominal or no principal payments.

Each class of notes may have a different interest rate, which may be a fixed, variable or adjustable interest rate, and which may be zero for certain classes of Strip Notes, or any combination of the foregoing. The applicable prospectus supplement will specify the interest rate for each class of notes of a given series or the method for determining the interest rate. One or more classes of notes of a series may be redeemable in whole or in part under the circumstances specified in the applicable prospectus supplement, including at the end of a pre-funding period or as a result of the depositor’s, servicer’s or another entity’s exercising of its option to purchase the receivables.

To the extent specified in any applicable prospectus supplement, one or more classes of notes of a given series may have fixed principal payment schedules. Noteholders of these notes would be entitled to receive as payments of principal on any given payment date the applicable amounts set forth on the schedule with respect to their notes, in the manner and to the extent set forth in the applicable prospectus supplement.

If so specified in the applicable prospectus supplement, payments of interest to all noteholders of a particular class or to one or more other classes will have the same priority. Under some circumstances, the amount available for those payments could be less than the amount of interest payable on the notes on any payment date, in which case each noteholder of a particular class will receive its ratable share, based upon the aggregate amount of interest payable to that class of noteholders, of the aggregate amounts available to be distributed on the notes of that series.

With respect to a series that includes two or more classes of notes, each class may differ as to the timing and priority of payments, seniority, allocations of losses, final maturity date, interest rate or amount of payments of principal or interest, or payments of principal or interest in respect of any class or classes may or may not be made upon the occurrence of specified events relating to the performance of the receivables, including loss, delinquency and prepayment experience, the related subordination and/or the lapse of time or on the basis of collections from designated portions of the related pool of receivables. If an issuing entity issues two or more classes of notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination of interest and principal payments of each class of notes, will be set forth in the applicable prospectus supplement. Generally, the related rating agencies, the credit enhancement provider, if any, and the prevailing market conditions at the time of issuance of the notes of a series dictate the applicable specified terms with respect to that series. Payments in respect of principal and interest of any class of notes will be made on a pro rata basis among all the noteholders of that class.

The Certificates

If the issuing entity is a trust, the series may include one or more classes of certificates. The certificates will be issued by the issuing entity pursuant to the terms of a trust agreement, a form of which has been filed as an exhibit to the registration statement of which this prospectus forms a part. The applicable prospectus supplement will specify which class or classes of certificates, if any, of a series are being offered pursuant to the applicable prospectus supplement.

Unless the applicable prospectus supplement specifies that certificates are offered in definitive form, the certificates will be available in the denominations specified in the applicable prospectus supplement and in book-entry form only, other than the certificates sold to the depositor, as described in the applicable prospectus supplement.

The timing and priority of distributions, seniority, allocations of losses, interest rate (or discount) and amount of or method of determining distributions with respect to principal and interest on each class of certificates will be described in the applicable prospectus supplement. Distributions of interest on certificates will be made on the dates specified in the applicable prospectus supplement and will be made prior to distributions with respect to principal of such certificates. To the extent provided in the applicable prospectus supplement, a series may include one or more classes of Strip Certificates entitled to:

●	distributions of principal with disproportionate, nominal or no interest distributions; or

●	interest distributions with disproportionate, nominal or no distributions of principal.

Each class of certificates may have a different interest rate, which may be a fixed, variable or adjustable interest rate, and which may be zero for certain classes of Strip Certificates, or any combination of the foregoing. The applicable prospectus supplement will specify the interest rate for each class of certificates of a given series or the method for determining such interest rate. Distributions on the certificates of a given series that includes notes may be subordinate to payments on the notes of that series as more fully described in the applicable prospectus supplement. Distributions of interest on and principal of any class of certificates will be made on a pro rata basis among all the certificateholders of that class.

If the depositor, the servicer or another entity exercises its option to purchase the receivables of an issuing entity in the manner and on the respective terms and conditions described in the applicable prospectus supplement, the outstanding certificates may be redeemed as set forth in the applicable prospectus supplement.

With respect to a series that includes two or more classes of certificates, each class may differ as to timing and priority of distributions, seniority, allocations of losses, interest rate or amount of distributions of principal or interest, or distributions of principal or interest of any class or classes may or may not be made upon the occurrence of specified events relating to the performance of the receivables, including loss, delinquency and prepayment experience, the related subordination and/or the lapse of time or on the basis of collections from designated portions of the related pool of receivables. If an issuing entity issues two or more classes of certificates, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination of interest and principal payments of each class of certificates will be set forth in the applicable prospectus supplement. Generally the related rating agencies, the credit enhancement provider, if any, and the prevailing market conditions at the time of issuance of the certificates of a series dictate the applicable specified events with respect to that series.

Revolving Period and Amortization Period

If the applicable prospectus supplement so provides, there may be a period commencing on the date of issuance of a class or classes of securities of a series and ending on the date set forth in the applicable prospectus supplement during which no principal payments will be made to one or more classes of securities of the related series as are identified in the applicable prospectus supplement (the “revolving period”). The revolving period may not be longer than three years from the date of issuance of a class of securities of a series. During the revolving period, all collections of principal otherwise allocated to the securities may be:

●
used by the issuing entity during the revolving period to acquire additional receivables which satisfy the criteria described under “The Receivables — The Receivables Pools” in this prospectus and the criteria set forth in the applicable prospectus supplement;

●	held in an account and invested in Permitted Investments for later distribution to securityholders; or

●	applied to those securities of the related series as then are in amortization, if any.

The material features and aspects of the revolving period, including the mechanics of the revolving period, underwriting criteria for assets acquired during the revolving period, a description of the party with authority to add, remove or substitute assets during the revolving period and the procedures for temporary re-investment of funds will be described in the applicable prospectus supplement.

An “amortization period” is the period during which an amount of principal is payable to holders of a series of securities which, during the revolving period, were not entitled to those payments. If so specified in the applicable prospectus supplement, during an amortization period all or a portion of principal collections on the receivables may be applied as specified above for a revolving period and, to the extent not so applied, will be distributed to the classes of notes or certificates. In addition, the applicable prospectus supplement will set forth the circumstances which will result in the commencement of an amortization period.

Each issuing entity which has a revolving period may also issue to the depositor a certificate evidencing a retained interest in the issuing entity not represented by the other securities issued by that issuing entity. As further described in the applicable prospectus supplement, the value of that retained interest will fluctuate as the amount of issuing entity property fluctuates and the amount of notes and certificates of the related series of securities outstanding is reduced.

Series of Securities

Each issuing entity will issue only one series of securities; however, each series may contain one or more classes of notes and/or certificates. The terms of each class of securities will be fully disclosed in the applicable prospectus supplement for each series.

Book-Entry Registration

Each class of securities offered by the applicable prospectus supplement will be available only in book-entry form except in the limited circumstances described under “ — Definitive Securities” in this prospectus. All securities will be held in book-entry form by DTC, in the name of Cede & Co., as nominee of DTC. Investors’ interests in the securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Investors may hold their securities through DTC, Clearstream Banking Luxembourg S.A. (“Clearstream”), or Euroclear Bank S.A./N.V. (“Euroclear”), which will hold positions on behalf of their customers or participants through their respective depositories, which in turn will hold such positions in accounts as DTC participants. The securities will be traded as home market instruments in both the U.S. domestic and European markets. Initial settlement and all secondary trades will settle in same-day funds.  The DTC rules applicable to its participants are on file with the SEC.  More information about DTC can be found at www.dtcc.com.

Investors electing to hold their securities through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Investors electing to hold global securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobounds, except that there will be no temporary global securities and no “lock-up” or restricted period.

Actions of noteholders under the indenture will be taken by DTC upon instructions from its participants and all payments, notices, reports and statements to be delivered to noteholders will be delivered to DTC or its nominee as the registered holder of the book-entry securities for distribution to holders of book-entry securities in accordance with DTC’s procedures.

Investors should review the procedures of DTC, Clearstream and Euroclear for clearing, settlement and withholding tax procedures applicable to their purchase of the securities.

Definitive Securities

The securities of a given series will be issued in fully registered, certificated form to owners of beneficial interests in a global security or their nominees rather than to DTC or its nominee, only if:

●
the depositor, indenture trustee or the administrator, as applicable, advises the indenture trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the securities, and the indenture trustee, the depositor or the administrator, as applicable, are unable to locate a qualified successor;

●	the administrator, at its option, elects to terminate the book-entry system through DTC; or

●
after an event of default, beneficial owners representing in the aggregate a majority of the outstanding principal amount of the controlling class or of all the securities (as specified in the applicable prospectus supplement), advise the indenture trustee through DTC in writing that the continuation of a book-entry system through DTC (or its successor) is no longer in the best interest of those owners.

Upon the occurrence of any event described in the immediately preceding paragraph, DTC is normally required to notify all applicable noteholders of a given class through participants in the availability of Definitive Securities.  Upon surrender by DTC of the Definitive Securities representing the corresponding securities and receipt of instructions for re-registration, the indenture trustee will reissue the securities as Definitive Securities to the securityholders.

Payments or distributions of principal of, and interest on, the securities will be made by a paying agent directly to holders of securities in definitive registered form in accordance with the procedures set forth in this prospectus, the applicable prospectus supplement and in the related indenture or the related trust agreement. Payments or distributions on each payment date and on the final scheduled payment date, as specified in the applicable prospectus supplement, will be made to holders in whose names the definitive securities were registered on the Record Date. Payments or distributions will be made by check mailed to the address of each securityholder as it appears on the register maintained by the indenture trustee or by other means to the extent provided in the applicable prospectus supplement. The final payment or distribution on any security, whether securities in definitive registered form or securities registered in the name of Cede & Co., however, will be made only upon presentation and surrender of the security at the office or agency specified in the notice of final payment or distribution to securityholders.

Securities in definitive registered form will be transferable and exchangeable at the offices of the owner trustee or indenture trustee, or at the offices of a transfer agent or registrar named in a notice delivered to holders of securities in definitive registered form. No service charge will be imposed for any registration of transfer or exchange, but the owner trustee, indenture trustee, transfer agent or registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Access to Securityholder Lists

If definitive securities are issued in the limited circumstances set forth above, or if the indenture trustee is not the registrar for the securities, the issuing entity will furnish or cause to be furnished to the indenture trustee a list of the names and addresses of the securityholders:

●	not more than three (3) days after the earlier of (i) each Record Date and (ii) three months after the last Record Date; and

●
within 30 days after receipt by the issuing entity of a written request from the owner trustee, the independent manager or the indenture trustee, as applicable for that list, as of not more than ten days before that list is furnished.

Neither the trust agreement nor any applicable indenture will provide for the holding of annual or other meetings of securityholders.

Statements to Securityholders

With respect to each series of securities, on each payment date the owner trustee, the independent manager or the indenture trustee, as applicable, will include with each payment or distribution to each securityholder a statement (prepared by the servicer) setting forth for that payment date and the related collection period, the following information (and any additional information so specified in the applicable prospectus supplement) to the extent applicable to that series of securities:

●	the amount of the distribution on or with respect to each class of the securities allocable to principal;

●	the amount of the distribution on or with respect to each class of the securities allocable to interest;

●	the aggregate distribution amount for that payment date;

●	the payments to any enhancement provider with respect to any credit, liquidity or cash flow enhancement on that payment date;

●	the number of, and aggregate amount of monthly principal and interest payments due on, the related receivables which are delinquent as of the end of the related collection period;

●	the aggregate servicing fee paid to the servicer with respect to that collection period and the amount of any unpaid servicing fees;

●	the amount of collections on the receivables for that collection period;

●
the amount of funds available for payment of the aggregate amount payable or distributable on the securities, the amount of any principal or interest shortfall with respect to each class of securities and the amount required from any applicable enhancement provider to pay any shortfall;

●	the aggregate amount of proceeds received by the servicer, net of reimbursable out-of-pocket expenses, in respect of a receivable which is a defaulted receivable;

●	the number and net outstanding balance of receivables for which the related financed vehicle has been repossessed;

●	the Pool Factor and/or the Note Factor;

●	the Net Pool Balance; and

●	the amount remaining of any credit, liquidity or cash flow enhancement.

Unless definitive securities are issued, DTC will supply these reports to securityholders in accordance with its procedures. Since owners of beneficial interest in a global security of a given series will not be recognized as securityholders of that series, DTC will not forward monthly reports to those owners. Copies of monthly reports may be obtained by owners of beneficial interests in a global security by a request in writing addressed to the owner trustee or indenture trustee, as applicable.

Within a reasonable period of time after the end of each calendar year during the term of each issuing entity, but not later than the latest date permitted by applicable law, the owner trustee, the independent manager the indenture trustee or the paying agent will furnish information required to complete federal income tax returns to each person who on any Record Date during the calendar year was a registered securityholder. See “Material United States Federal Income Tax Consequences” in this prospectus.

Restrictions on Ownership and Transfer

To the extent described in the applicable prospectus supplement, there may be restrictions on ownership or transfer of any securities of a series. Further, the securities of any series are complex investments. Only investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment and default risks, the tax consequences of the investment and the interaction of these factors should consider purchasing any series of securities. See “Risk Factors — The securities may not be a suitable investment for you”. In addition, because the securities of a series will not be listed on any securities exchange, you could be limited in your ability to resell them. See “Risk Factors —The absence of a secondary market for the securities could limit your ability to resell your securities”.

THE TRANSACTION DOCUMENTS

The following summary describes the material terms of:

●	each “purchase agreement” or “asset transfer agreement” pursuant to which the originator will sell receivables (collectively, the “transfer agreements”);

●
each “contribution agreement” and “servicing agreement” or each “sale and servicing agreement,” pursuant to which an issuing entity will purchase receivables from the depositor and which the servicer will agree to service those receivables (collectively, the “sale and servicing agreements”); and

●
each “administration agreement,” if any, pursuant to which the originator or another party specified in the applicable prospectus supplement will undertake specified administrative duties with respect to an issuing entity.

Forms of the transaction documents have been filed as exhibits to the registration statement of which this prospectus is a part. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of each applicable transfer agreement, sale and servicing agreement and administration agreement and the applicable prospectus supplement.

Transfer and Assignment of the Receivables

Transfer and Assignment by the Originator.  Prior to the issuance of a series of securities by the issuing entity, pursuant to the relevant transfer agreement, the originator specified in the applicable prospectus supplement will sell and assign to the depositor, without recourse, its entire interest in the receivables of the related receivables pool, including its security interest in the related financed vehicles, and proceeds thereof. Prior to such sale and assignment, the originator may have acquired all or a portion of the transferred receivables from another originator.

Contribution and Assignment by the Depositor.  Prior to the issuance of a series of securities by the issuing entity, the depositor will sell, contribute and/or assign to that issuing entity, without recourse, pursuant to the relevant sale and servicing agreement, the depositor’s entire interest in the receivables of the related receivables pool, including its security interest in the related financed vehicles. Each receivable will be identified in a schedule appearing as an exhibit to the sale and servicing agreement or the related transfer agreements or delivered to the purchaser of the receivables. Neither the owner trustee (or the independent manager, as applicable) nor the indenture trustee will independently verify the existence and qualification of any receivables. The owner trustee (or the independent manager, as applicable) or indenture trustee in respect of the issuing entity will, concurrently with the sale, contribution and/or assignment of the receivables to the issuing entity, execute, authenticate and deliver the certificates and/or notes representing the related securities.

Representations and Warranties; Repurchase Obligation

Representations and Warranties of the Originator.  Pursuant to each transfer agreement, the originator will represent that each receivable sold and assigned under that transfer agreement will satisfy the criteria set forth above under “The Receivables — The Receivables Pools.”

If any party to a transfer agreement discovers a breach of any of the representations and warranties with respect to any of the criteria required by that transfer at the time such representations and warranties were made, the party discovering that breach will give prompt written notice of that breach to the other parties to the transfer agreement. If the originator does not correct or cure that breach within 30 days of the earlier of its discovery or receipt of notice of such breach then the originator will purchase any receivable affected by such breach from the issuing entity at a repurchase price equal to the outstanding principal balance of that receivable plus accrued and unpaid interest (less any advances made by the servicer that have not been reimbursed), which will be paid on the payment date immediately following the end of the collection period during which the 30-day cure period ended.   The repurchase obligation will constitute the sole remedy available to the securityholders or the owner trustee (or the independent manager, as applicable) or the indenture trustee, as applicable, for the failure of a receivable to meet any of the eligibility criteria set forth in the relevant transfer agreement.

The Collection Account and Permitted Investments

With respect to each issuing entity, the servicer, owner trustee (or the independent manager, as applicable) or the indenture trustee will establish and maintain one or more accounts, known collectively as the collection account, in the name of the related owner trustee (or the independent manager, as applicable) or indenture trustee on behalf of the related securityholders and any other secured party described in the applicable prospectus supplement, into which, among other things, payments received on or in respect of the receivables and amounts released from any reserve or spread account will be deposited for payment to the related securityholders as described in the applicable prospectus supplement. Funds in the collection account will be invested in Permitted Investments by the indenture trustee, acting at the direction of the servicer. Permitted Investments are limited to investments acceptable to each rating agency rating the applicable securities and which are consistent with the rating of those securities. Permitted Investments made with respect to the collection account will generally mature no later than the next following payment date and income from amounts on deposit in the collection account which are invested in Permitted Investments will be applied as set forth in the applicable prospectus supplement.

Other Accounts

The collection account and any other Issuing Entity Accounts to be established with respect to an issuing entity will be described in the applicable prospectus supplement. For any series of securities, funds in any related reserve account or any other Issuing Entity Accounts as may be identified in the applicable prospectus supplement will be invested in Permitted Investments as provided in the related sale and servicing agreement, trust agreement or indenture.

Payments on Receivables

Each sale and servicing agreement will require the servicer to make deposits of an amount equal to all collections received on or in respect of the receivables during any collection period (net of any amounts which otherwise would be paid to the servicer or its affiliates) into the collection account within the timeframe specified in the applicable prospectus supplement. Pending deposit into the collection account, collections may be commingled and used by the servicer at its own risk and are not required to be segregated from its own funds.

Payments and Distributions on the Securities

With respect to each series of securities, beginning on the payment date specified in the applicable prospectus supplement, payments and distributions of principal of and interest on, or, where applicable, of principal or interest only, each class of securities entitled thereto will be made by the indenture trustee or the owner trustee (or the independent manager, as applicable) to the noteholders and the certificateholders of that series, as specified in the applicable prospectus supplement. The timing, calculation, allocation, order, source, priorities of and requirements for all payments and distributions to each class of securities of the series will be set forth in the applicable prospectus supplement.

With respect to each issuing entity, on each payment date, collections on the related receivables will be withdrawn from the related collection account and will be paid and distributed to the related securityholders and certain other parties (such as the servicer) as provided in the applicable prospectus supplement. Credit enhancement may be available to cover any shortfalls in the amount available for payment or distribution to the securityholders on that payment date. If specified in the applicable prospectus supplement, payments or distributions in respect of one or more classes of securities of the applicable series may be subordinate to payments or distributions in respect of one or more other classes of securities of that series.

Credit, Liquidity and Cash Flow Enhancement

The amounts and types of credit, liquidity and cash flow enhancement arrangements, if any, and the provider thereof, if applicable, with respect to each class of securities of a given series will be set forth in the applicable prospectus supplement.

Credit, liquidity and cash flow enhancements are intended to enhance the likelihood of receipt by the securityholders of the full amount of interest and principal due on their securities.

Credit, liquidity and cash flow enhancements may not provide protection against all risks of loss and do not guarantee payment of interest and repayment of the entire principal amount of your securities. If losses on receivables exceed the credit enhancement available, securityholders will bear their allocable share of the loss. The amount and the type of credit and payment enhancements for each class of securities will be described in the applicable prospectus supplement, but will be limited to the types of credit and cash flow arrangements specified in this prospectus.

Applicable credit enhancements may include one or more of the following, as specified in the applicable prospectus supplement:

●
A reserve account or cash deposit available to cover trustee fees and expenses, servicing fees, reimbursement of servicer advances, payments to interest rate or currency hedge providers, interest payments on the securities, priority principal payments and final principal payments if collections on the receivables were insufficient. Any amounts remaining on deposit after payment of all fees and expenses owing by the issuing entity and amounts owing on the securities would be returned to the depositor or other provider of the cash or deposit.

●
Excess interest available to cover trustee fees and expenses, servicing fees, reimbursement of servicer advances, payments to interest rate or currency hedge providers, interest payments on the securities, and principal payments on the securities. The amount of excess spread will depend on factors such as contract rates, interest rates on the securities, prepayments, yield supplement overcollateralization amounts and losses.

●	Overcollateralization, which is the amount by which the Net Pool Balance of the receivables exceeds the principal balance of the securities.

●
Yield supplement discount arrangements for low contract rate receivables where the payments due under certain low APR receivables are discounted at both the contract rate and at a higher rate and the aggregate difference of the discounted payments in each month is subtracted from the pool balance in order to increase the amount of principal required to be paid on each payment date.

●
One or both of the following structural features: subordination that will cause more junior classes of securities to absorb losses before more senior classes and “turbo” payments where interest as well as principal collections from the receivables will be used to repay a class or classes of securities and no amounts are released to pay any other classes of securities until such class or classes are paid.

Applicable cash flow enhancements may include the following, as specified in the applicable prospectus supplement:

●
Interest rate caps where the issuing entity makes an upfront payment to a cap counterparty and receives a payment on a monthly or quarterly basis to the extent the applicable interest rate index exceeds a stated, or capped, amount.

●
Currency swaps where the issuing entity makes fixed payments in one currency on a monthly or quarterly basis to a swap counterparty and receives a payment in a second currency based on the exchange rate between the two currencies.

●
Guaranteed investment contracts or guaranteed rate agreements under which in exchange for either a fixed one-time payment or a series of periodic payments the issuing entity will receive specified payments from a counterparty either in fixed amounts or in amounts sufficient to achieve the returns specified in the agreement and described in the applicable prospectus supplement.

●
Third party payments or guarantees, under which a third party would pay amounts specified in the applicable prospectus supplement if other assets of the issuing entity were insufficient to make required payments or would pay if assets of the issuing entity were unavailable, such as collections held by the servicer at the time of a bankruptcy proceeding.

●
Surety bonds or insurance policies, which would be purchased for the benefit of the holders of any specified class of securities to assure distributions of interest or principal with respect to that class in the manner and amount specified in the applicable prospectus supplement.

●
Letters of credit, under which the issuing entity of a letter of credit will be obligated to honor demands with respect to that letter of credit, to the extent of the amount available thereunder, and under the circumstances and subject to any conditions specified in the applicable prospectus supplement.

Any credit enhancement that constitutes a guarantee of the enhanced securities will be separately registered under the Securities and Exchange Act of 1933, as amended (the “Securities Act”) under a new registration statement, unless exempt from registration under the Securities Act.

The presence of credit enhancement for the benefit of any class or series of securities is intended to enhance the likelihood of receipt by the securityholders of that class or series of the full amount of principal and interest due thereon and to decrease the likelihood that those securityholders will experience losses. Any form of credit enhancement will have limitations and exclusions from coverage thereunder, which will be described in the applicable prospectus supplement. The credit enhancement for a class or series of securities will not provide protection against all risks of loss and may not guarantee repayment of the entire outstanding balance and interest thereon. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, securityholders may suffer a loss on their investment in those securities, as described in the applicable prospectus supplement. In addition, if a form of credit enhancement covers more than one class of securities, securityholders of any given class will be subject to the risk that the credit enhancement will be exhausted by the claims of securityholders of other classes.

Servicer Reports

The servicer will perform monitoring and reporting functions with respect to the related receivables pool, including the preparation and delivery of a statement described under “The Securities — Statements to Securityholders” in this prospectus.

Purchase of Receivables by the Servicer

To the extent described in the applicable prospectus supplement, the servicer may be required to purchase receivables as to which the servicer has breached its servicing covenants in any manner that materially and adversely affects the interest of the securityholders or any applicable credit enhancement provider.

Servicing Fee

The servicer will be entitled to a monthly servicing fee as compensation for the performance of its obligations under each sale and servicing agreement. The precise calculation of this monthly servicing fee will be specified in the applicable prospectus supplement and the related transaction documents. The servicer or its designee will also be entitled to retain, as additional compensation, all late fees, extension fees, non-sufficient funds charges and all other administrative fees or similar charges allowed by applicable law with respect to any receivable, as described in the applicable prospectus supplement. To the extent specified in the applicable prospectus supplement, the servicer or its designee may also be entitled to receive net investment income from Permitted Investments as additional servicing compensation. The servicer will not be entitled to reimbursement for any expenses incurred by it in connection with its servicing activities under the sale and servicing agreements, except to the extent specified in the applicable prospectus supplement and the related transaction documents.

Collection of Receivable Payments

The servicer will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the receivables as and when the same become due in accordance with its customary servicing practices. Generally, the servicer may grant extensions, rebates, deferrals, amendments, modifications or adjustments with respect to any receivable in accordance with its customary servicing practices; provided, however, that if the servicer (i) extends the date for final payment by the obligor of any receivable beyond a specific date identified in the applicable prospectus supplement or (ii) reduces the contract rate or outstanding principal balance with respect to any receivable other than as required by applicable law, it will purchase such receivable (other than (i) any workouts by the servicer with defaulted obligors in accordance with its customary servicing practices and (ii) any reductions specifically disclosed in this prospectus or the accompanying prospectus supplement, such as the waiver of any unpaid amounts not to exceed $25 owed with respect to a receivable in connection with its final payout). The servicer may in its discretion waive any late payment charge or any other fees that may be collected in the ordinary course of servicing a receivable. Subject to the purchase obligation described in the proviso above, the servicer and its affiliates may engage in any marketing practice or promotion or any sale of any products, goods or services to obligors with respect to the related receivables so long as such practices, promotions or sales are offered to obligors of comparable motor vehicle receivables serviced by the servicer for itself and others, whether or not such practices, promotions or sales might result in a decrease in the aggregate amount of payments on the receivables, prepayments or faster or slower timing of the payment of the receivables. Additionally, the servicer may refinance any receivable and deposit the full outstanding principal balance of such receivable into the collection account. The receivable created by such refinancing shall not be property of the issuing entity. The servicer and its affiliates may also sell insurance or debt cancellation products.

Unless required by law or court order, the servicer may not release the financed vehicle securing each such receivable from the security interest granted by such receivable in whole or in part except in the event of payment in full by or on behalf of the obligor thereunder or payment in full less a deficiency which the servicer would not attempt to collect in accordance with its customary servicing practices or in connection with repossession or except as may be required by an insurer in order to receive proceeds from any insurance policy covering such financed vehicle.

Advances

If and to the extent specified in the applicable prospectus supplement, on the business day prior to each payment date the servicer may be required to advance monthly payments on receivables due but not received (or not received in full) during and prior to the related collection period. However, the servicer will not be obligated to make an advance if funds available in the related collection account on that payment date are sufficient to make specified payments to the securityholders and other parties entitled to receive payment on that payment date. Further, the servicer will not be obligated to make an advance if the servicer determines in good faith that such advance is not likely to be repaid from future cash flows from the receivables pool. No advance will be made with respect to defaulted receivables. In making advances, the servicer will assist in maintaining a regular flow of scheduled principal and interest payments on the receivables, rather than to guarantee or insure against losses. Accordingly, all advances will be reimbursable to the servicer from collections on the receivables pool prior to any distributions on the securities of the related series.

Realization Upon Defaulted Receivables

On behalf of the related issuing entity, the servicer will use commercially reasonable efforts, consistent with its customary servicing practices, to repossess or otherwise convert the ownership of the financed vehicle securing any receivable as to which the servicer had determined eventual payment in full is unlikely unless it determines in its reasonable judgment that repossession will not increase the liquidation proceeds by an amount greater than the expense of such repossession or that the proceeds ultimately recoverable with respect to such receivable would be increased by forbearance. The servicer will follow such customary servicing practices as it deems necessary or advisable, which may include reasonable efforts to realize upon any recourse to any dealer and selling the financed vehicle at public or private sale. The foregoing will be subject to the provision that, in any case in which the financed vehicle has suffered damage, the servicer will not be required to expend funds in connection with the repair or the repossession of such financed vehicle unless it determines in reasonable judgment that such repair and/or repossession will increase the liquidation proceeds by an amount greater than the amount of such expenses. The servicer, in its reasonable judgment, may in accordance with its customary servicing practices sell any receivable’s deficiency balance. Net proceeds of any such sale allocable to the receivable will constitute liquidation proceeds, and the sole right of the related issuing entity and the related indenture trustee with respect to any such sold receivables will be to receive such liquidation proceeds. Upon such sale, the servicer will mark its computer records indicating that any such receivable sold no longer belongs to the related issuing entity. The servicer is authorized to take any and all actions necessary or appropriate on behalf of the related issuing entity to evidence the sale of the receivable free from any lien or other interest of the related issuing entity or the related indenture trustee.

Evidence as to Compliance

The sale and servicing agreements will provide that a firm of independent registered public accountants (who may also render other services to the servicer, the depositor or their respective affiliates) will annually furnish to the servicer, the depositor, the owner trustee, the indenture trustee, each rating agency and, if applicable, the related credit enhancement provider, a statement to the effect that they have attested to the assertion of authorized officers of the servicer that the servicing was conducted in compliance with certain applicable provisions of the sale and servicing agreement in all material respects.

In addition, on or before March 30 of each calendar year such accountants will also furnish a report that expresses an opinion, or states that an opinion cannot be expressed, concerning the servicer’s assessment of compliance with the applicable servicing criteria.

The sale and servicing agreements will also provide for delivery, on or before March 30 of each calendar year, to the related issuing entity, the depositor, the indenture trustee, each rating agency and, if applicable, the related credit enhancement provider, a report, regarding the servicer’s assessment of compliance during the preceding fiscal year with all applicable servicing criteria set forth in relevant SEC regulations for asset-backed securities transactions that are backed by the same types of assets as those backing the securities. The servicer will also give the depositor, the related issuing entity, indenture trustee, administrator, each rating agency and, if applicable, the related credit enhancement provider, notice of any events of termination of the servicer under the related sale and servicing agreements.

For so long as the issuing entity is required to report under the Securities Exchange Act of 1934, an annual report of Form 10-K will be filed with the SEC within 90 days after the end of each fiscal year. The annual report will contain the statements, certificates and reports discussed above.

Resignation and Removal of the Servicer

Servicer Replacement Events

The servicer replacement events under any sale and servicing agreement will be specified in the applicable prospectus supplement.

Upon the occurrence of any servicer replacement event, the sole remedy available to the issuing entity and securityholders will be to remove the servicer and appoint a successor servicer, as provided in the applicable prospectus supplement. However, if the commencement of a bankruptcy or similar case or proceeding were the only servicer replacement event, and a bankruptcy trustee or similar official has been appointed for the servicer, the trustee or such official may have the power to prevent the servicer’s removal.

Resignation of the Servicer

The servicer may not resign from its obligations and duties under any sale and servicing agreement unless it determines that its duties thereunder are no longer permissible under applicable law. No such resignation will become effective until a successor servicer has assumed the servicer’s servicing obligations. The servicer may not assign any sale and servicing agreement or any of its rights, powers, duties or obligations thereunder except in connection with a consolidation or merger. However, unless otherwise specified in the applicable prospectus supplement, the servicer may delegate (i) any or all of its duties to any of its affiliates or (ii) specific duties to sub-contractors who are in the business of performing those duties. However, the servicer will remain responsible for any duties it has delegated.

Servicer Succession

Upon the termination or resignation of the servicer, the servicer will continue to perform its functions as servicer, until a newly appointed servicer for the applicable receivables pool has assumed the responsibilities and obligations of the resigning or terminated servicer.

Upon appointment of a successor servicer, the successor servicer will assume all of the responsibilities, duties and liabilities of the servicer with respect to the related receivables pool (other than with respect to certain obligations of the predecessor servicer that survive its termination as servicer including indemnification obligations against certain events arising before its replacement); provided, however, that a successor servicer may not have any responsibilities with respect to making advances. If a bankruptcy trustee or similar official has been appointed for the servicer, that trustee or official may have the power to prevent the indenture trustee, the owner trustee (or the independent manager, as applicable) and the securityholders from effecting that transfer of servicing. The predecessor servicer will have the right to be reimbursed for any outstanding advances, if any, made with respect to the related receivables pool to the extent funds are available therefor in accordance with the applicable priority of payments.

Rights Upon Default by the Servicer

Matters relating to the termination of the related servicer’s rights and obligations and the waiver of any defaults by the related servicer under the related sale and servicing agreement will be described in the applicable prospectus supplement.

Amendment

Each of the transaction documents (other than each indenture) may be amended in the manner and for the purposes described in the applicable prospectus supplement. In certain circumstances specified in that prospectus supplement and the related transaction documents, the transaction documents may be amended without the consent of the securityholders.

Optional Redemption

To the extent specified in the applicable prospectus supplement, in order to avoid excessive administrative expense, the depositor, the servicer or other entity specified in the applicable prospectus supplement will be permitted at its option to purchase the remaining receivables and other property included in the issuing entity property of an issuing entity on any payment date if both of the following conditions are satisfied: (a) as of the last day of the related collection period the then-outstanding Net Pool Balance on that payment date has declined to 10% or less of the initial Net Pool Balance as of the cut-off date plus any prefunding amounts specified in the applicable prospectus supplement and (b) the sum of the purchase price for the assets of the issuing entity plus the collections in the collection account for such payment date would be sufficient to pay in full the notes, all payments due to the cap counterparty and all fees and expenses of the trust. In no event will any noteholders or certificateholders or the related issuing entity be subject to any liability to the entity purchasing the receivables as a result of or arising out of that entity’s purchase of the receivables.

As more fully described in the applicable prospectus supplement, any outstanding notes of the issuing entity will be redeemed concurrently with occurrence of the event specified in the preceding paragraph, and the subsequent distribution to the related certificateholders, if any, of all amounts required to be distributed to them pursuant to the applicable trust agreement will effect early retirement of the certificates of that series. The final payment or distribution to any securityholder will be made only upon surrender and cancellation of the securityholder’s security at an office or agency of the owner trustee (or the independent manager, as applicable) or indenture trustee specified in the notice of termination. The owner trustee (or the independent manager, as applicable) or indenture trustee will return, or cause to be returned, any unclaimed funds to the issuing entity.

The Owner Trustee (or Independent Manager) and the Indenture Trustee

Each of the owner trustee (or the independent manager, as applicable) and the indenture trustee, if applicable for any series of securities will be identified in the prospectus supplement for that series, along with a description of the material rights, duties and obligations of that trustee (or the independent manager, as applicable). Generally, prior to an event of default with respect to a series of securities, the owner trustee (or the independent manager, as applicable) and indenture trustee will be required to perform only those duties specifically required of it under the related sale and servicing agreement, trust agreement, administration agreement or indenture, as applicable. Generally, those duties are limited to the receipt of the various certificates, reports or other instruments required to be furnished to the owner trustee (or the independent manager, as applicable) or indenture trustee under the related sale and servicing agreement, administration agreement, or indenture, as applicable, and the making of payments or distributions to securityholders in the amounts specified in reports provided by the servicer. Any exceptions to this general rule will be disclosed in the applicable prospectus supplement.

Each owner trustee (or the independent manager, as applicable) and indenture trustee, and any of their respective affiliates, may hold securities in their own names. In addition, for the purpose of meeting the legal requirements of local jurisdictions, each owner trustee (or the independent manager, as applicable) and indenture trustee, in some circumstances, acting jointly with the servicer or administrator (as specified in the applicable prospectus supplement), will have the power to appoint co-trustees or separate trustees (or managers, as applicable) of all or any part of the related issuing entity property. In the event of the appointment of co-trustees or separate trustees (or managers, as applicable), all rights, powers, duties and obligations conferred or imposed upon the owner trustee (or the independent manager, as applicable) or indenture trustee by the related transaction documents will be conferred or imposed upon the owner trustee (or the independent manager, as applicable) or indenture trustee and the separate trustee or co-trustee (or manager, as applicable) jointly, or, in any jurisdiction in which the owner trustee (or the independent manager, as applicable) or indenture trustee, is incompetent or unqualified to perform specified acts, singly upon the separate trustee or co-trustee (or manager, as applicable) who will exercise and perform any rights, powers, duties and obligations solely at the direction of the owner trustee (or the independent manager, as applicable) or indenture trustee.

Each owner trustee (or the independent manager, as applicable) and indenture trustee will be entitled to a fee. The applicable prospectus supplement will identify the party responsible for paying the trustee fees (or manager fees, as applicable) and for indemnifying the trustees (or managers, as applicable) against specified losses, liabilities or expenses incurred by that trustee (or independent manager, as applicable) in connection with the transaction documents.

The originator, the servicer and the depositor may maintain commercial banking and investment banking relationships with each owner trustee (or the independent manager, as applicable) and indenture trustee and their respective affiliates.

The Administrator

The originator or another party specified in the applicable prospectus supplement, in its capacity as administrator under an administration agreement, will perform the administrative obligations required to be performed by the issuing entity under the indenture or trust agreement, as applicable, and the other transaction documents. With respect to any issuing entity, as compensation for the performance of the administrator’s obligations under the applicable administration agreement and as reimbursement for its expenses related thereto, the administrator will be entitled to an administration fee in an amount to be set forth in the applicable administration agreement.

DESCRIPTION OF THE INDENTURE

The following summary describes the material terms of each indenture pursuant to which the notes of a series, if any, will be issued. A form of indenture has been filed as an exhibit to the registration statement of which this prospectus is a part. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of each applicable indenture and the applicable prospectus supplement.

Modification of Indenture

See “The Transaction Documents — Amendment” in this prospectus and “The Transaction Documents - Amendment Provisions” in the applicable prospectus supplement.

Events of Default Under the Indenture; Rights Upon Event of Default

With respect to the notes of a given series, what constitutes an “event of default” under the related indenture will be specified in the applicable prospectus supplement.

The failure to pay principal of a class of notes generally will not result in the occurrence of an event of default under the indenture until the final scheduled payment date for that class of notes.

With respect to each series that includes notes, the rights and remedies of the related indenture trustee, the related holders of the notes and the related credit enhancement provider, if any, will be described in the applicable prospectus supplement.

Material Covenants

Each indenture will provide that each issuing entity will not, among other things:

●
except as expressly permitted by the applicable indenture, the applicable sale and servicing agreement, the applicable trust agreement, the purchase agreement, the applicable administration agreement, sell, transfer, exchange or otherwise dispose of any of the assets of the issuing entity (including those included in the issuing entity property);

●
claim any credit on or make any deduction from the principal and interest payable in respect of the notes of the related series (other than amounts withheld under the Internal Revenue Code of 1986, as amended (the “Code”), or applicable state law) or assert any claim against any present or former holder of the notes because of the payment of taxes levied or assessed upon any part of the issuing entity property;

●	dissolve or liquidate in whole or in part;

●	merge or consolidate with, or transfer substantially all of its assets to, any other person;

●
permit the validity or effectiveness of the related indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the notes under that indenture except as may be expressly permitted thereby;

●
permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (except certain permitted encumbrances) to be created on or extend to or otherwise arise upon or burden the assets of the issuing entity or any part thereof, or any interest therein or the proceeds thereof; or

●	issue, incur, assume or guarantee any indebtedness other than indebtedness incurred in accordance with the transaction documents.

Annual Compliance Statement

Each issuing entity will be required to file annually with the related indenture trustee and rating agencies a written officer’s statement as to the fulfillment of its obligations under the indenture which, among other things, will state that to the best of the officer’s knowledge, the issuing entity has complied with all conditions and covenants under the indenture throughout that year in all material respects, or, if there has been a default in the compliance of any condition or covenant, specifying each default known to that officer and the nature and status of that default.

Indenture Trustee’s Annual Report

If required by the Trust Indenture Act of 1939, the indenture trustee for each issuing entity will be required to mail each year to all related noteholders a brief report setting forth the following:

●	its eligibility and qualification to continue as indenture trustee under the related indenture;

●	information regarding a conflicting interest of the indenture trustee;

●	if the related indenture requires the indenture trustee to make advances, the character and amount of any advances made by it under the indenture;

●	the amount, interest rate and maturity date of any indebtedness owing by the issuing entity to the applicable indenture trustee in its individual capacity;

●	any change to the property and funds physically held by the indenture trustee in its capacity as indenture trustee;

●	any release, or release and substitution, of property subject to the lien of the related indenture that has not been previously reported;

●	any additional issue of notes that has not been previously reported; and

●	any action taken by it that materially affects the related notes or the trust property and that has not been previously reported.

Satisfaction and Discharge of Indenture

An indenture will be discharged with respect to the collateral securing the related notes upon the delivery to the related indenture trustee for cancellation of all the related notes or, subject to specified limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of principal of and accrued interest on notes.

The Indenture Trustee

The indenture trustee for each issuing entity that issues notes will be specified in the applicable prospectus supplement. The principal office of the indenture trustee will be specified in the applicable prospectus supplement. The indenture trustee for any issuing entity may resign at any time, in which event the issuing entity will be obligated to appoint a successor trustee for such issuing entity. The issuing entity will remove an indenture trustee if such indenture trustee ceases to be eligible to continue as such under the related indenture, a receiver takes charge of the indenture trustee or its property, the indenture trustee otherwise becomes incapable of acting, the indenture trustee breaches any representation, warranty or covenant made by it under any transaction document, or if such indenture trustee becomes insolvent. In such circumstances, the issuing entity will be obligated to appoint a successor trustee for the notes of the applicable issuing entity. In addition, the securityholders holding a majority of the outstanding principal amount of the notes (or such other amount as specified in the applicable prospectus supplement), may remove the indenture trustee without cause by so notifying the indenture trustee and may appoint a successor indenture trustee. Any resignation or removal of the indenture trustee and appointment of a successor trustee for the notes of the issuing entity does not become effective until acceptance of the appointment by the successor trustee for such issuing entity.

The indenture trustee is required to be a bank (within the meaning of Section 2(a)(5) of the Investment Company Act of 1940, as amended) organized and doing business under the laws of the United States or any state, authorized under those laws to exercise corporate trust powers, have a combined capital surplus and undivided profits of at least $250,000,000, and subject to supervision or examination by federal or state authority, the long term debt of which is rated not lower than “A” by each rating agency.

Additional matters relating to the indenture trustee are described under “The Transaction Documents — The Owner Trustee (or Independent Manager) and the Indenture Trustee” in this prospectus and under “The Trustees” in the applicable prospectus supplement.

MATERIAL LEGAL ASPECTS OF THE RECEIVABLES

Rights in the Receivables

The transfer of the receivables by the originator to the depositor, and by the depositor to the applicable issuing entity, and the pledge thereof to an indenture trustee, if any, the perfection of the security interests in the receivables and the enforcement of rights to realize on the related financed vehicles as collateral for the receivables are subject to a number of federal and state laws, including the UCC and certificate of title act as in effect in various states. The servicer and the depositor will take the actions described below to perfect the rights of the issuing entity and the indenture trustee in the receivables.

Under each sale and servicing agreement or indenture, as applicable, the servicer or a subservicer may be appointed by the issuing entity or indenture trustee to act as the custodian of the receivables. The servicer or a subservicer, as the custodian, will have possession of the original contracts giving rise to the receivables. To the extent any of the receivables arise under or are evidenced by contracts in electronic form (such electronic contracts, together with the original contracts in tangible form, collectively “chattel paper”), the servicer or subservicer, as the custodian, will have printed copies of the electronic contracts and the capability of accessing the electronic information. While neither the original contracts nor the printed copies of electronic contracts giving rise to the receivables will be marked to indicate the ownership interest thereof by the issuing entity, and neither the custodian nor the indenture trustee will have “control” of the authoritative copy of those contracts that are in electronic form, appropriate UCC-1 financing statements reflecting the transfer and assignment of the receivables by each applicable originator to the depositor and by the depositor to the issuing entity, and the pledge thereof to an indenture trustee will be filed to perfect that interest and give notice of the issuing entity’s ownership interest in, and the indenture trustee’s security interest in, the receivables and related chattel paper. If, through inadvertence or otherwise, any of the receivables were sold or pledged to another party who purchased (including a pledgee) the receivables in the ordinary course of its business and took possession of the original contracts in tangible form or “control” of the authoritative copy of the contracts in electronic form giving rise to the receivables, the purchaser would acquire an interest in the receivables superior to the interests of the issuing entity and the indenture trustee if the purchaser acquired the receivables for value and without knowledge that the purchase violates the rights of the issuing entity or the indenture trustee, which could cause investors to suffer losses on their securities.

Generally, the rights held by assignees of the receivables, including without limitation the issuing entity and the indenture trustee, will be subject to:

●	all the terms of the contracts related to or evidencing the receivable; and any defense or claim in recoupment arising from the transaction that gave rise to the contracts; and

●	any other defense or claim of the obligor against the assignor of such receivable which accrues before the obligor receives notification of the assignment.

Because none of the applicable originator, the depositor or the issuing entity is obligated to give the obligors notice of the assignment of any of the receivables, the issuing entity and the indenture trustee, if any, will be subject to defenses or claims of the obligor against the assignor even if such claims are unrelated to the receivable.

Security Interests in the Financed Vehicles

Obtaining Security Interests in Financed Vehicles.  In all states in which the receivables have been originated, motor vehicle retail installment sale contracts and/or installment loans such as the receivables evidence the credit sale or refinancing of automobiles, light-duty trucks and/or other types of motor vehicles. The receivables also constitute personal property security agreements and include grants of security interests in the vehicles under the applicable UCC. Perfection of security interests in the vehicles is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In most states, a security interest in an automobile, a light-duty truck and/or another type of motor vehicle is perfected by obtaining the certificate of title to the financed vehicle or the notation of the secured party’s lien on the vehicle’s certificate of title. However, in California and in certain other states, certificates of title and the notation of the related lien may be maintained solely in the electronic records of the applicable department of motor vehicles or the analogous state office. As a result, any reference to a certificate of title in this prospectus or in the applicable prospectus supplement includes certificates of title maintained in physical form and electronic form which may also be held by third-party servicers. In some states, certificates of title maintained in physical form are held by the obligor and not the lienholder or a third-party servicer. The originator will warrant to the depositor that it has taken all steps necessary to obtain a perfected first priority security interest with respect to all financed vehicles securing the receivables. If the originator fails, because of clerical errors or otherwise, to effect or maintain the notation of the security interest on the certificate of title relating to a financed vehicle, the issuing entity may not have a perfected first priority security interest in that financed vehicle.  In some jurisdictions the issuing entity may not have a perfected security interest in the related financed vehicle even if the originator had timely taken appropriate action to have the appropriate governmental office process the notation of security interest on the certificate of title but the appropriate governmental office unduly delays in effectuating such notation beyond the period provided under applicable law for temporary automatic perfection of the security interest in a financed vehicle prior to the notation of the lien on the certificate of title for such vehicle.

If the originator did not take the steps necessary to cause the security interest of the originator to be perfected as described above until more than 20 days after the date the related obligor received possession of the financed vehicle, and the related obligor was insolvent on the date such steps were taken, the perfection of such security interest may be avoided as a preferential transfer under bankruptcy law if the obligor under the related receivables becomes the subject of a bankruptcy proceeding commenced within 90 days of the date of such perfection, in which case the applicable originator, and subsequently, the depositor, the issuing entity and the indenture trustee, if any, would be treated as an unsecured creditor of such obligor.

Perfection of Security Interests in Financed Vehicles.  The originator will sell the receivables and assign its security interest in each financed vehicle to the depositor. The depositor will sell the receivables and assign the security interest in each financed vehicle to the related issuing entity. However, because of the administrative burden and expense of retitling, the servicer, the depositor and the issuing entity will not amend any certificate of title to identify the issuing entity (or the indenture trustee or its assignees) as the new secured party on the certificates of title relating to the financed vehicles. Accordingly, the originator will continue to be named as the secured party on the certificates of title relating to the financed vehicles. In most states, assignments such as those under the transfer agreements and the sale and servicing agreements relating to each issuing entity are an effective conveyance of the security interests in the financed vehicles without amendment of the lien noted on the related certificate of title, and the new secured party succeeds to the assignor’s rights as the secured party. However, a risk exists in not identifying the related issuing entity as the new secured party on the certificate of title because, through fraud or negligence, the security interest of the issuing entity could be released or another person could obtain a security interest in the applicable vehicle that is higher in priority than the interest of the issuing entity.

In the absence of fraud, forgery or neglect by the financed vehicle owner or administrative error by state recording officials, notation of the lien of the originator generally will be sufficient to protect the related issuing entity against the rights of subsequent purchasers of a financed vehicle or subsequent lenders who take a security interest in a financed vehicle. If there are any financed vehicles as to which the originator has failed to perfect the security interest assigned to the related issuing entity, that security interest would be subordinate to, among others, subsequent purchasers of the financed vehicles and holders of perfected security interests.

Under the UCC as in effect in most states, if a security interest in a financed vehicle is perfected by any method under the laws of one state, and the financed vehicle is then moved to another state and titled in that other state, the security interest that was perfected under the laws of the original state remains perfected as against all persons other than a purchaser of the vehicle for value for as long as the security interest would have been perfected under the law of the original state. However, a security interest in a financed vehicle that is covered by a certificate of title from the original state becomes unperfected as against a purchaser of that financed vehicle for value and is deemed never to have been perfected as against that purchaser if the security interest in that financed vehicle has not been perfected under the laws of that other state within four months after the financed vehicle became covered by a certificate of title statute of the other state. A majority of states requires that the certificate of title be surrendered in order to re-register a vehicle. Therefore, the servicer will provide the department of motor vehicles or other appropriate state or county agency of the state of relocation with the certificate of title so that the owner can effect the re-registration. If the financed vehicle owner moves to a state that provides for notation of a lien on the certificate of title to perfect the security interests in the financed vehicle, then in the absence of clerical errors or fraud the originator would receive notice of surrender of the certificate of title if its lien is noted thereon. Accordingly, the secured party will have notice and the opportunity to re-perfect the security interest in the financed vehicle in the state of relocation. If the financed vehicle owner moves to a state which does not require surrender of a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. In the ordinary course of servicing its portfolio of motor vehicle retail installment sale contracts and/or installment loans, Huntington takes steps to effect re-perfection upon receipt of notice of registration or information from the obligor as to relocation. Similarly, when an obligor under a receivable sells a financed vehicle, the servicer must provide the owner with the certificate of title, or the servicer will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related receivable before release of the lien. Under each sale and servicing agreement, the servicer will, in accordance with its customary servicing practices, take such steps as are necessary to maintain perfection of the security interest created by each receivable in the related financed vehicle. Each issuing entity will authorize the servicer to take such steps as are necessary to re-perfect the security interest on behalf of the issuing entity and the indenture trustee in the event of the relocation of a financed vehicle or for any other reason.

Under the laws of most states, statutory liens such as liens for unpaid taxes, liens for towing, storage and repairs performed on a motor vehicle, motor vehicle accident liens and liens arising under various state and federal criminal statutes take priority over a perfected security interest in a financed vehicle. Under the Code, federal tax liens that are filed have priority over a subsequently perfected lien of a secured party. In addition, certain states grant priority to state tax liens over a prior perfected lien of a secured party. The laws of most states and federal law permit the confiscation of motor vehicles by governmental authorities under some circumstances if used in or acquired with the proceeds of unlawful activities, which may result in the loss of a secured party’s perfected security interest in a confiscated vehicle. With respect to each issuing entity, the depositor will represent in each sale and servicing agreement that, as of the initial issuance of the securities of the related series, no state or federal liens exist with respect to any financed vehicle securing payment on any related receivable. However, liens could arise, or a confiscation could occur, at any time during the term of a receivable. It is possible that no notice will be given to the servicer in the event that a lien arises or a confiscation occurs, and any lien arising or confiscation occurring after the related Closing Date would not give rise to the originator’s repurchase obligations under the related transfer agreement.

Security Interests in Receivables

Physical Installment Sales Contracts.  Except to the extent otherwise specified in the prospectus supplement for a series of securities, the receivables are evidenced by physical installment sale contracts or direct loans, which are classified as “tangible chattel paper” under the UCC in effect in the States of Ohio and Delaware. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. In order to protect a trust’s ownership interest in its receivables evidenced by physical installment sale contracts or direct loans, the depositor will file UCC-1 financing statements with the appropriate governmental authorities in the State of Delaware to give notice of the trust’s ownership of those receivables and their proceeds. Under the sale and servicing agreement, the servicer will be obligated to maintain the perfection of the trust’s ownership interest in the receivables. However, a purchaser of tangible chattel paper who gives new value and takes possession of it in the ordinary course of such purchaser’s business has priority over a security interest in the tangible chattel paper which is perfected by filing UCC-1 financing statements, and not by possession by the original secured party, if such purchaser acts in good faith without knowledge that the specific tangible chattel paper is subject to a security interest. Any such purchaser would not be deemed to have such knowledge by virtue of the UCC filings and would not learn of the sale of the receivables from a review of the documents evidencing the receivables since they would not be marked to show such sale, although the servicer’s master computer records will indicate such sale.

Electronic Installment Sales Contracts.  As and to the extent specified in the prospectus supplement for a series of securities, the receivables may be evidenced by electronic installment sales contracts or direct loans, which are classified as “electronic chattel paper” under the UCC in effect in the States of Ohio and Delaware. A security interest in electronic chattel paper is perfected through the secured party’s maintaining control of the electronic chattel paper in accordance with the applicable UCC. Each trust’s sale and servicing agreement will obligate the servicer to maintain “control” of any electronic chattel paper evidencing the trust’s receivables. In this regard, the servicer would develop or contract with a service provider to use an electronic vaulting system to maintain certain of its contracts in electronic form as described in the prospectus for the applicable series of securities. The system is expected to permit the perfection of a security interest in receivables evidenced by electronic installment sale contracts or direct loans through control. However, a third party (including a creditor of a dealer through whom receivables are originated, could acquire an interest in that type of receivable that is superior to the servicer’s interest in such a receivable if the servicer loses control over the related electronic installment sale contract or direct loan and such third party purchases that receivable without knowledge of the servicer’s security interest. The servicer (or indenture trustee) could lose control over an electronic installment sale contract or direct loan if, through fraud, negligence, other misconduct or error, or as a result of a computer virus or a hacker’s actions, a person other than the servicer were able to modify or duplicate the authoritative copy of that contract. We cannot assure you that the system will maintain control over a trust’s electronic installment sale contracts or direct loans.

      The law governing the perfection of a security interest in electronic installment sale contracts and direct loans by control was relatively recently enacted. As a result, there is a risk that the systems employed by the servicer or a contractor to maintain control of the electronic installment sale contracts and direct loans may not be sufficient as a matter of law to create in favor of a trust a perfected security interest in the receivables evidenced by electronic installment sale contracts or direct loans.

Repossession

In the event of a default by an obligor, the holder of the related motor vehicle retail installment sales contract and/or installment loan has all the remedies of a secured party under the UCC, except as specifically limited by other applicable state laws. Among the remedies afforded to a secured party by the UCC, the secured party has the right to repossess a financed vehicle by self-help means, unless that means would constitute a breach of the peace under applicable state law or is otherwise limited by applicable state law. Unless a financed vehicle is voluntarily surrendered, self-help repossession is accomplished simply by retaking possession of the financed vehicle. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the financed vehicle must then be recovered in accordance with that order. In some jurisdictions, the secured party is required to notify the obligor of the default and the intent to repossess the collateral and to give the obligor a time period within which to cure the default prior to repossession. Generally, this right to cure may only be exercised on a limited number of occasions during the term of the related receivable. Other jurisdictions permit repossession without prior notice if it can be accomplished without a breach of the peace (although in some states, a course of conduct in which the creditor has accepted late payments has been held to create a right by the obligor to receive prior notice). In some states, after the financed vehicle has been repossessed, the obligor may reinstate the related receivable by paying the delinquent installments and other amounts due.

Notice of Sale; Redemption Rights

Some jurisdictions require that the obligor that has defaulted on its obligations under a motor vehicle retail installment sales contract and/or installment loan be notified of the default and be given a time period within which it may cure the default prior to repossession. Generally, this right of reinstatement may be exercised on a limited number of occasions in any one year period.

The UCC and other state laws require the secured party to provide the obligor with reasonable notice concerning the disposition of the collateral including, among other things, the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held and certain additional information if the collateral constitutes consumer goods. In addition, some states also impose substantive timing requirements on the sale of repossessed vehicles and/or various substantive timing and content requirements relating to those notices. In some states, after a financed vehicle has been repossessed, the obligor may reinstate the account by paying the delinquent installments and other amounts due, in which case the financed vehicle is returned to the obligor. The obligor has the right to redeem the collateral prior to actual sale or entry by the secured party into a contract for sale of the collateral by paying the secured party the unpaid outstanding principal balance of the obligation, accrued interest thereon, reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys’ fees and legal expenses.

Deficiency Judgments and Excess Proceeds

The proceeds of resale of the repossessed vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit those judgments. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount. In addition to the notice requirement, the UCC requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be “commercially reasonable.” Generally, in the case of consumer goods, courts have held that when a sale is not “commercially reasonable,” the secured party loses its right to a deficiency judgment. Generally, in the case of collateral that does not constitute consumer goods, the UCC provides that when a sale is not “commercially reasonable,” the secured party may retain its right to at least a portion of the deficiency judgment.

The UCC also permits the debtor or other interested party to recover for any loss caused by noncompliance with the provisions of the UCC. In particular, if the collateral is consumer goods, the UCC grants the debtor the right to recover in any event an amount not less than the credit service charge plus 10% of the principal amount of the debt. In addition, prior to a sale, the UCC permits the debtor or other interested person to prohibit or restrain on appropriate terms the secured party from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the “default” provisions under the UCC.

Occasionally, after resale of a repossessed vehicle and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a subordinate lien with respect to the vehicle or if no subordinate lienholder exists, the UCC requires the creditor to remit the surplus to the obligor.

Consumer Protection Law

Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance, including requirements regarding the adequate disclosure of contract terms and limitations on contract terms, collection practices and creditor remedies. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board’s Regulations B and Z, the Gramm-Leach-Bliley Act, the Relief Act, state adoptions of the National Consumer Act and the UCC, state motor vehicle retail installment sales acts, consumer lending laws, unfair or deceptive practices acts including requirements regarding the adequate disclosure of contract terms and limitations on contract terms, collection practices and creditor remedies and other similar laws. The Consumer Financial Protection Act of 2010, enacted as part of the Dodd-Frank Act, has created the BCFP, a new federal agency that will be responsible for administering and enforcing the laws and regulations for consumer financial products and services.  The BCFP is intended to exercise meaningful oversight of all providers of consumer financial products in order to police compliance with substantive consumer protection requirements and to promote transparency for consumers to understand the price and the risk of products in order that they may make direct comparisons from one product to another.  The BCFP will succeed to some consumer protection functions of other regulatory agencies such as the Federal Trade Commission (the “FTC”) and will have supervisory and limited examination authority over certain depository institutions and other financial institutions, including Huntington.

In addition, with respect to used vehicles, the FTC’s Rule on Sale of Used Vehicles (the “FTC Rule”) requires all sellers of used vehicles to prepare, complete and display a “Buyers’ Guide” which explains the warranty coverage for such vehicles. The Federal Magnuson-Moss Warranty Act and state lemon laws may impose further obligations on motor vehicle dealers. Holders of the receivables may have liability for claims and defenses under those statutes, the FTC Rule and similar state statutes.

The so-called “Holder-in-Due-Course” rule of the FTC (the “HDC Rule”) has the effect of subjecting any assignee of the seller in a consumer credit transaction, and related creditors and their assignees, to all claims and defenses which the consumer obligor in the transaction could assert against the seller. Liability under the HDC Rule is limited to the amounts paid by the consumer obligor under the receivable, and the holder of the receivable may also be unable to collect any balance remaining due thereunder from the consumer obligor. The HDC Rule is generally duplicated by the Uniform Consumer Credit Code, other state statutes or the common law in some states. Liability of assignees for claims under state consumer protection laws may differ though.

To the extent the receivables constitute retail installment sales contracts or direct loans where the obligor is the consumer, those receivables will be subject to the requirements of the HDC Rule. Accordingly, each issuing entity, as holder of the related receivables, will be subject to any claims or defenses that the consumer purchaser of the applicable financed vehicle may assert against the seller of the financed vehicle. As to each consumer obligor, those claims under the HDC Rule are limited to a maximum liability equal to the amounts paid by the consumer obligor on the related receivable. The originator will represent in each transfer agreement that each of the contracts, and the sale of the contracts, will comply with all requirements of applicable laws and the regulations issued pursuant thereto.

Any shortfalls or losses arising in connection with the matters described in the four preceding paragraphs, to the extent not covered by amounts payable to the securityholders from amounts available under a credit enhancement mechanism, could result in losses to securityholders.

Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the Uniform Commercial Code and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to obligors.

Most of the receivables will be subject to the requirements of the holder-in-due-course rule. The issuing entity, as holder of the receivables, will be subject to any claims or defenses that the purchaser of the financed vehicle may assert against the seller of the financed vehicle.  These claims are limited to a maximum liability equal to the amounts paid by the obligor of the receivable.  If an obligor were successful in asserting these claims or defenses, these claims or defenses would constitute a breach of Huntington’s warranties under sale and servicing agreements and may create an obligation of Huntington to repurchase the receivable unless the breach is cured in all material respects.  See “The Transaction Documents –Transfer and Assignment of the Receivables” in this prospectus.

Under  the sale and servicing agreements, Huntington will represent to the depositor that each receivable complies with all requirements of law in all material respects. The depositor will have assigned the representation, among others, to the trust. Accordingly, if an obligor has a claim against the trust for violation of any law and that claim materially and adversely affects the trust’s interest in a receivable, the violation may create an obligation to repurchase the receivable unless the breach is cured in all material respects. See  “The Transaction Documents—Transfer  and Assignment of the Receivables”  in this prospectus.

Certain Matters Relating to Bankruptcy

The obligor on each receivable is a natural person resident in the United States of America.  As of the cut-off date, each obligor is not a debtor in a bankruptcy case.  However, there is no assurance that an obligor would not become a debtor in a bankruptcy case following the cut-off date.  If an obligor sought protection under federal or state bankruptcy or debtor relief laws, the issuing entity would have indenture trustee a court could reduce or discharge completely the obligor’s obligations to repay amounts due on its receivable.

Certain Regulatory Matters

The operations and financial condition of the sponsor and its affiliates are subject to extensive regulation and supervision and to various requirements and restrictions under federal banking laws.  The appropriate federal banking agencies have broad enforcement powers over the sponsor and its affiliates.  These enforcement powers may adversely affect the operations of an issuing entity and the rights of the holders of the securities issued by that issuing entity under the related sale and servicing agreement and administration agreement prior to the appointment of a receiver or conservator.

If the appropriate federal banking agency finds that any agreement or contract, including a sale and servicing agreement or administration agreement, of the sponsor, or the performance of any obligation under such an agreement or contract, or any activity of the sponsor that is related to its obligations under such an agreement or contract, constitutes an unsafe or unsound practice, violates any law, rule, regulation, or written condition or agreement applicable to the sponsor or would adversely affect the safety and soundness of the sponsor, that banking agency has the power to order or direct the sponsor, among other things, to rescind that agreement or contract, refuse to perform that obligation, terminate that activity, or take such other action as the banking agency determines to be appropriate.  The sponsor may not be liable for contractual damages for complying with such an order or directive, and securityholders may not have any legal recourse against the applicable banking agency.

Repurchase Obligation

The originator will make representations and warranties in the applicable transaction documents that each receivable complies with all requirements of law. If any representation and warranty proves to be incorrect with respect to any receivable and is not timely cured, the originator may be required under the applicable transaction documents to repurchase the affected receivables. The originator may be, subject from time to time to litigation alleging that the receivables or its lending practices do not comply with applicable law. The commencement of any such litigation generally would not result in a breach of any of the originator’s representations or warranties.

Servicemembers Civil Relief Act

Under the terms of the Relief Act, a borrower who enters military service after the origination of such obligor’s receivable (including a borrower who was in reserve status and is called to active duty after origination of the receivable), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such obligor’s active duty status (and possibly longer), unless a court orders otherwise upon application of the lender. Interest at a rate in excess of 6% that would otherwise have been incurred but for the Relief Act is forgiven. The Relief Act applies to obligors who are servicemembers and includes members of the Army, Navy, Air Force, Marines, National Guard, Reserves (when such enlisted person is called to active duty), Coast Guard, officers of the National Oceanic and Atmospheric Administration, officers of the U.S. Public Health Service assigned to duty with the Army or Navy and certain other persons as specified in the Relief Act. Because the Relief Act applies to obligors who enter military service (including reservists who are called to active duty) after origination of the related receivable, no information can be provided as to the number of receivables that may be affected by the Relief Act. In addition, the response of the United States to the terrorist attacks on September 11, 2001 and the United States-led invasion and occupation of Iraq have included military operations that may increase the number of citizens who are in active military service, including persons in reserve status who have been called or will be called to active duty.

Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the servicer to collect full amounts of interest on certain of the receivables. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations which would not be recoverable from the related receivables, would result in a reduction of the amounts distributable to the securityholders. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected receivable during the obligor’s period of active duty status, and, under certain circumstances, during an additional nine month period thereafter. Also, the laws of some states impose similar limitations during the obligor’s period of active duty status and, under certain circumstances, during an additional period thereafter as specified under the laws of those states. Thus, in the event that the Relief Act or similar state legislation or regulations applies to any receivable which goes into default, there may be delays in payment and losses on your securities. Any other interest shortfalls, deferrals or forgiveness of payments on the receivables resulting from the application of the Relief Act or similar state legislation or regulations may result in delays in payments or losses on your securities.

Any shortfalls or losses arising in connection with the matters described above, to the extent not covered by amounts payable to the securityholders from amounts available under a credit enhancement mechanism, could result in losses to securityholders.

Other Limitations

In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the Bankruptcy Code and similar state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, if an obligor commences bankruptcy proceedings, a bankruptcy court may prevent a creditor from repossessing a vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the vehicle at the time of filing of the bankruptcy petition, as determined by the bankruptcy court, leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a receivable or change the rate of interest and time of repayment of the receivable. Additional information about legal or regulatory provisions of particular jurisdictions may be presented in the prospectus supplement if a material concentration of receivables exists in those jurisdictions.

Any shortfalls or losses arising in connection with the matters described above, to the extent not covered by amounts payable to the securityholders from amounts available under a credit enhancement mechanism, could result in losses to securityholders.

MATERIAL INSOLVENCY ASPECTS OF THE OFFERING

Potentially Applicable Insolvency Regimes

Three different legal regimes for the resolution or reorganization of insolvent companies could be applicable to the entities involved in an offering of securities:

●
The Federal Deposit Insurance Act (“FDIA”) provides that the FDIC can be appointed as the receiver or conservator for an insured depository institution that becomes insolvent or is in an unsound condition. Thus, if these circumstances occur with respect to Huntington, the FDIC could be appointed as receiver (which term, as used herein with respect to the FDIA, should be understood also to encompass the role of conservator).  This could affect Huntington as originator and as servicer.

●
The Bankruptcy Code is available for any “person” that is eligible to be a “debtor” pursuant to Section 109 of the Bankruptcy Code. Huntington would not be eligible to be a debtor under the Bankruptcy Code, but each of Huntington Bancshares and the depositor would be eligible debtors. Although there is some question as to whether an issuing entity that is a statutory trust would qualify as a “person” under the Bankruptcy Code, you should assume that an issuing entity that is a statutory trust would be eligible to be a debtor in a bankruptcy case.

●
Title II of the Dodd-Frank Act creates an Orderly Liquidation Authority or OLA pursuant to which the FDIC is authorized to act as receiver of a “covered subsidiary” and, under certain circumstances, its subsidiaries, except that insolvencies of insured depository institutions will continue to be governed by the FDIA. For a company to be classified as a covered subsidiary, the Secretary of the Treasury must make several determinations, including that the company is in default or in danger of default and that the failure of the company and its resolution under the Bankruptcy Code would have serious adverse effects on financial stability in the United States. We cannot predict whether, if Huntington Bancshares were in default or in danger of default, it would be classified as a covered subsidiary. If Huntington Bancshares were so classified, then the depositor or an issuing entity could, under the circumstances specified in the Dodd-Frank Act, also be subject to FDIC receivership under OLA as a covered subsidiary.  However, any receivership of The Huntington National Bank would not be governed by OLA but would be governed by the receivership and conservatorship provisions of the FDIA.

Certain Insolvency Considerations Under the Federal Deposit Insurance Act

Statutory Repudiation Authority.  If Huntington were to become insolvent or to violate applicable regulations or if other similar circumstances were to occur, the FDIC could be appointed receiver or conservator of Huntington. As receiver or conservator, the FDIC would have various powers under the FDIA, as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (“FIRREA”).  This would include the power to repudiate any contract to which Huntington was a party if the FDIC determined that performance of the contract was burdensome and that repudiation of such contract would promote the orderly administration of Huntington’s affairs. Among the contracts that might be repudiated are the asset purchase agreement between Huntington as seller and the depositor, the sale and servicing agreement among Huntington as servicer, the depositor and the applicable issuing entity and other transaction documents to which Huntington is a party.

In order to safeguard the FCIC’s practical abilities to exercise its repudiation power, the FDIA includes a requirement for certain counterparties to obtain the FDIC’s consent when taking certain actions.  The FDIC’s repudiation power would enable the FDIC to repudiate Huntington’s obligations as servicer or administrator and any ongoing repurchase or indemnity obligations under the asset transfer agreement between Huntington and the depositor relating to the receivables backing your securities but would not empower the FDIC to repudiate transfers of receivables made under such receivables purchase agreement prior to the appointment of the receiver or conservator. However, if those transfers were not respected as legal true sales, then the depositor under the asset purchase agreement would be treated as having made a loan to Huntington, secured by the transferred receivables. The FDIC ordinarily has the power to repudiate secured loans and then recover the collateral after paying damages (as described further below) to the creditors.

In the event that the FDIC repudiates a transfer, the amount of compensation that the FDIC is required to pay is limited to “actual compensatory damages” determined as of the date of the FDIC’s appointment as conservator or receiver. Applicable law does not define “actual direct compensatory damages”, but the term does not include damages for lost profits or opportunity.  The staff of the FDIC takes the position that such damages would not include interest accrued to the date of actual repudiation or disaffirmation.  Under the FDIC’s interpretation, securityholders would receive interest only through the date on which the FDIC is appointed conservator or receiver of Huntington.  Since the indenture trustee would be subject to a stay of up to 90 days following the FDIC’s appointment as conservator or receiver, securityholders may not receive the full amount of interest owing to them.  In addition, there is one reported federal district court decision that construes the term “actual direct compensatory damages.”  This 1993 court case construed the term, in the context of the repudiation of zero coupon bonds, to mean the fair market value of the bonds as of the date of repudiation.  Under neither interpretation, however, would investors be compensated for the period between the appointment of the receiver and the date of repudiation.

Also, none of the parties to the transaction documents with Huntington would be prohibited from terminating, accelerating, or declaring a default under those contracts, or otherwise affect Huntington’s rights under those contracts, without the FDIC’s consent, for 90 days after the receiver is appointed or 45 days after the conservator is appointed, as applicable. During the same period, the FDIC’s consent would also be needed for any attempt to obtain possession of or exercise control over any property of Huntington. The requirement to obtain the

FDIC’s consent before taking these actions relating to a bank’s contracts or property is analogous to, and is sometimes referred to as, an “automatic stay.”

The FDIC has recently amended its regulation entitled “Treatment of financial assets transferred in connection with a securitization or participation”, which is codified at 12 C.F.R. 360.6 (“FDIC Safe Harbor Rule”).  The FDIC Safe Harbor Rule provides additional guidance with respect to certain of the matters described above, as described below under “— FDIC Safe Harbor Rule.”

We intend to structure the transfers of receivables under the receivables purchase agreement between Huntington and the applicable purchaser with the intent that they would be characterized as legal true sales under applicable state law. If the transfers are so characterized, then the FDIC would not be able to recover the transferred receivables using its repudiation power even if your transaction does not satisfy the terms of the then FDIC Safe Harbor Rule discussed below.  However, complying with the FDIC Safe Harbor Rule would provide additional assurance that the FDIC would not seek to recover the transferred receivables using its repudiation power, as well as providing additional assurance that the automatic stay would not interfere with normal servicing and contractual payments relating to your securities.

FDIC Consent Right

Other Statutory Powers of the FDIC.  In a receivership or conservatorship of Huntington the FDIC as receiver or conservator could, regardless of whether the FDIC Safe Harbor Rule would apply to any transaction or whether the related transfer of receivables from Huntington would be respected as a legal true sale, take one or more of the following actions:

●	require the issuing entity, as assignee of the related purchaser, to go through an administrative claims procedure to establish its rights to payments collected on the receivables; or

●	request a stay of proceedings to liquidate claims or otherwise enforce contractual and legal remedies against Huntington; or

●	repudiate without compensation Huntington’s ongoing servicing obligations under a servicing agreement, such as its duty to collect and remit payments or otherwise service the receivables; or

●	prior to any such repudiation of a servicing agreement, prevent any of the indenture trustee or the securityholders from appointing a successor servicer; or

●	argue that the automatic stay prevents the indenture trustee and other transaction parties from exercising their rights, remedies and interests for up to 90 days.

There are also statutory prohibitions on (1) any attachment or execution being issued by any court upon assets in the possession of the FDIC, as conservator or receiver, and (2) any property in the possession of the FDIC, as conservator or receiver, being subject to levy, attachment, garnishment, foreclosure or sale without the consent of the FDIC.

If the FDIC, as conservator or receiver for Huntington, were to take any of the actions described above or certain actions as described below under “—FDIC Safe Harbor Rule”, payments and/or distributions of principal and interest on the securities issued by the issuing entity could be delayed or reduced.

FDIC Safe Harbor Rule.  If the transfer of receivables in a transaction satisfied the requirements of the FDIC Safe Harbor Rule, then the FDIC, as conservator or receiver of Huntington, would not seek to treat the receivables and collections as Huntington’s property or property of the conservatorship or receivership of Huntington.

The preconditions imposed by the FDIC Safe Harbor Rule include provisions that are required to be contained in the documentation and disclosure for the securitization. These provisions limit the structural features of the transaction in specified ways and impose obligations on one or more of the issuing entity and the depositor (which entities are jointly considered to be the “issuing entity” for purposes of the FDIC Safe Harbor Rule), the servicer and the sponsor to make specified disclosures, provide ongoing reporting on specified items and define specified aspects of the relationships among the parties.

If one or more of these preconditions are not met, the limitations imposed by the FDIC Safe Harbor Rule on the FDIC’s powers would not apply.  Although we intend to structure each securitization transaction described in a prospectus supplement to comply in all material respects with the FDIC Safe Harbor Rule, the application of the FDIC Safe Harbor Rule to a transaction is subject to several ambiguities and untested interpretive issues, and there can be no assurance that a transaction would satisfy all of the requirements to qualify for such safe harbor despite good faith efforts to comply.  If the safe harbor provided by the FDIC Safe Harbor Rule does not apply the rights of the FDIC with respect to the securitization in the event of a receivership or conservatorship will be governed by the FDIA, as well as applicable law governing sales of assets.

The FDIC Safe Harbor Rule contains distinct limitations on the FDIC’s power and remedies for transferees of receivables depending on whether or not a securitization transaction satisfies the requirements for sale accounting treatment under generally accepted accounting principles.  Unless otherwise stated in the prospectus supplement with respect to your securities, we will not know whether or not the transfer of the receivables backing your securities will be treated as a sale under generally accepted accounting principles until very shortly before you purchase your securities.  As a consequence, the scope and limitations of the FDIC’s powers that will apply to a transaction under the FDIC Safe Harbor Rules will not be known before the time that you acquire your securities.

Treatment of transaction accounted for as a sale.  For a transaction that satisfies the substantive requirements of the FDIC Safe Harbor Rule and that meets sale accounting requirements, the FDIC Safe Harbor Rule provides that the FDIC as conservator or receiver shall not, in the exercise of its statutory authority to disaffirm or repudiate contracts, reclaim, recover, or recharacterize as property of the institution or the receivership such transferred financial assets.

Treatment of transaction accounted for as a financing.  For a qualifying transaction that does not meet sale accounting requirements, if the FDIC is appointed as conservator or receiver for an insured depository institution that transferred assets to the issuing entity in an on-balance sheet securitization, the FDIC will succeed to the obligations of the depository institution in each of its capacities in the transaction.  The FDIC than has a choice of whether or not to pay or apply collections from the financial assets in accordance with the applicable securitization documents.  If the FDIC chose not to pay or apply the collections, it would be in monetary default, and the issuing entity for that securitization, at the direction of the applicable indenture trustee or other person authorized by the transaction documents would be entitled to deliver a notice to the FDIC requesting the exercise of contractual rights under the transaction documents because of the FDIC’s monetary default.  If the FDIC did not cure the monetary default within ten business days, then the FDIC would be deemed to have consented to the exercise of those contractual rights.  However, the FDIC is not required to take any action other than providing consents, waivers and execution of transfer documents.

Under the FDIC Safe Harbor Rule, if the FDIC exercised its repudiation power with respect to on-balance sheet transfers of receivables the FDIC would have the choice either (i) to pay damages within ten business days or (ii) to permit the exercise of contractual rights in accordance with the documents governing such securitization, including but not limited to taking possession of the financial assets and exercising self-help remedies as a secured creditor under the transfer agreements, provided that no involvement of the receiver or conservator is required other than such consents, waivers, or execution of transfer documents as may be reasonably requested in the ordinary course of business in order to facilitate the exercise of such contractual rights.  For purposes of clause (i) above, the damages due shall be in an amount equal to the par value of the obligations outstanding on the date of appointment of the FDIC as conservator or receiver, less any payments of principal received by the investors through the date of repudiation, plus unpaid, accrued interest through the date of repudiation in accordance with the contract documents to the extent actually received through payments on the financial assets received through the date of repudiation.

Prior to repudiation or, in the case of a monetary default referred to above, the FDIC Safe Harbor Rule provides that the FDIC as conservator or receiver is deemed to consent to the making by the servicer of the payments to the investors to the extent actually received through payments on the financial assets (but in the case of repudiation, only to the extent supported by payments on the financial assets received through the date of the giving of notice of repudiation) in accordance with the securitization documents, and, subject to the FDIC's rights to repudiate such agreements, consents to any servicing activity required in furtherance of the securitization or, if acting as servicer the FDIC as receiver or conservator shall perform such servicing activities in accordance with the terms of the applicable servicing agreements, with respect to the financial assets included in securitizations that meet the requirements of the FDIC Safe Harbor Rule applicable to that securitization.

Certain Insolvency Considerations Under the Bankruptcy Code

It is possible that the depositor or the issuing entity (each, a “special purpose entity”) could become a debtor in a voluntary or involuntary case under the Bankruptcy Code or state insolvency regimes.  The bankruptcy trustee or debtor-in-possession in such a bankruptcy case could seek to take a variety of actions, which could include for example any one or more of the following:

●	reject the executory obligations of the debtor under the transaction documents;

●	enforce the “automatic stay” to prevent creditors from exercising remedies against a debtor;

●	effect a substitution of collateral in certain circumstances;

●
assert that the issuing entity does not have a perfected security interest in (a) the receivables, (b) one or more of the vehicles securing the receivables or (c) any cash collections held by the servicer at the time the servicer becomes the subject of a bankruptcy proceeding;

●	exercise other equitable and other powers to order substantive consolidation of assets and liabilities.

The transaction documents contain provisions, and each special purpose entity has taken steps in structuring the transactions contemplated by this prospectus and the prospectus supplement for a series, that are intended to make it unlikely in the case of either (a) a receivership of Huntington under the FDIA or (b) a voluntary or involuntary case in which a special purpose entity was the debtor under the Bankruptcy Code or similar applicable state laws, that a court would approve consolidation of the assets and liabilities of a special purpose entity with those of Huntington. These steps include the creation of each special purpose entity under its respective formation documents as a limited-purpose entity that is subject to restrictions on the nature of the business of each special purpose entity and a restriction on the ability of each special purpose entity to commence a voluntary case or proceeding under the Bankruptcy Code or similar proceeding under applicable state laws without, in the case of the depositor, the unanimous affirmative vote of its member and all of its directors (including all independent directors) or, in the case of the issuing entity, the approval of the owner trustee or independent managing member.  The depositor is required to have at least one director who qualifies under its limited liability agreement as an “Independent Director.” In the case of an issuing entity that is a statutory trust, the issuing entity may be ineligible to be a debtor in a bankruptcy case.  There can be no assurance that the measures described herein will be effective to prevent any special purpose entity from being subject to a bankruptcy case or to an FDIC receivership under OLA, as described below under “— Certain Insolvency Considerations Under the Dodd-Frank Act orderly Liquidation Authority Provisions.”

In addition, the transaction documents contain covenants pursuant to which the indenture trustee, the sponsor and other parties agree not to acquiesce, petition, invoke or otherwise cause the depositor or an issuing entity to be subject to a case under any federal or state bankruptcy, insolvency or other similar proceeding before the date that is one year and one day after the repayment of all securities. Similarly, the transaction documents contain covenants pursuant to which the indenture trustee, the servicer and the sponsor agree not to acquiesce, petition, invoke or otherwise cause the issuing entity to be subject to a case under any federal or state bankruptcy, insolvency or other similar proceeding before the date that is one year and one day after the repayment of all securities.  There can be no assurance, however, that the depositor or any issuing entity will not become insolvent and file a voluntary petition under the Bankruptcy Code or any similar applicable state law or that Huntington will not become subject to a conservatorship or receivership.

The voluntary or involuntary petition for relief under the Bankruptcy Code or any similar applicable state law or the establishment of a conservatorship or receivership, as may be applicable, with respect to any originator that is subject to the Bankruptcy Code should not necessarily result in a similar voluntary application with respect to the depositor so long as the depositor is solvent and does not reasonably foresee becoming insolvent either by reason of that originator’s insolvency or otherwise. The depositor has taken certain steps in structuring the transactions contemplated hereby that are intended to make it unlikely that any voluntary or involuntary petition for relief by any originator under applicable insolvency laws will result in the consolidation pursuant to such insolvency laws or the establishment of a conservatorship or receivership, of the assets and liabilities of the depositor with those of that originator. These steps include the organization of the depositor as a limited purpose entity pursuant to its limited liability company agreement containing certain limitations (including restrictions on the limited nature of depositor’s business and on its ability to commence a voluntary case or proceeding under any insolvency law without an affirmative vote of all of its directors, including independent directors).

The depositor and each issuing entity have been established in such a way as to make it unlikely that the assets and liabilities of the depositor would be substantively consolidated with the assets and liabilities of that issuing entity or any originator in the event of a petition for relief under the Bankruptcy Code with respect to that originator.  If, however, a bankruptcy court for that originator or a creditor of that originator were to take the view that any originator and the depositor should be substantively consolidated or that the transfer of the receivables from that originator to the depositor should be recharacterized as a pledge of such receivables, then you may experience delays and/or shortfalls in payments on the securities.

The transfer of receivables from the has been structured in such a way as to support a characterization as an absolute transfer, and, therefore, such receivables would not be property of that originator in the event of the filing of an application for relief by or against any originator under the Bankruptcy Code or, in the case of an originator that is subject to regulation by the FDIC, the receivables will either be subject to a valid, perfected security interest that will not be subject to avoidance by the FDIC or will satisfy the requirements of the FDIC pursuant to which the FDIC, as conservator or receiver, would not seek to treat the receivables and collections thereon as that originator’s property or property of the conservatorship or receivership. See “ — Certain Insolvency Considerations Under the Federal Deposit Insurance Act” in this prospectus

Certain Insolvency Considerations Under the Dodd-Frank Act Orderly Liquidation Authority Provisions

General.  Title II of the Dodd-Frank Act, which establishes the OLA, authorizes the FDIC to act as receiver of certain bank holding companies and covered subsidiaries and their respective subsidiaries in specific situations. The proceedings, standards, powers of the receiver and many substantive provisions of the OLA differ from those of the Bankruptcy Code in several respects. In addition, because the legislation remains subject to clarification through FDIC regulations and has yet to be applied by the FDIC in any receivership, it is unclear what impact these provisions will have on any particular company, including Huntington Bancshares, the depositor, any issuing entity or any of their respective creditors.

Potential Applicability to the Depositor and an Issuing Entity.  Depository institutions subject to receivership under the FDIA are not eligible to be covered subsidiaries under OLA.  However, there is uncertainty about which other types of companies would be subject to the OLA rather than the United States Bankruptcy Code. For a company to become subject to the OLA, the Secretary of the Treasury (in consultation with the President of the United States) must determine, among other things, that such company is in default or in danger of default, that the company’s failure and its resolution under the Bankruptcy Code “would have serious adverse effects on financial stability in the United States,” that no viable private sector alternative is available to prevent the default of the company and an OLA proceeding would mitigate these adverse effects.

Under certain circumstances, the applicable issuing entity or the depositor could be subject to the provisions of the OLA as a “covered subsidiary” of Huntington Bancshares. For an issuing entity or the depositor to be subject to receivership under the OLA as a “covered subsidiary” of Huntington Bancshares (1) the FDIC would have to be appointed as receiver for Huntington Bancshares under the OLA as described above, (2) the FDIC and the Secretary of the Treasury would have to jointly determine that (a) such issuing entity or the depositor, as applicable, is in default or in danger of default, (b) appointment of the FDIC as receiver of the covered subsidiary would avoid or mitigate serious adverse effects on the financial stability or economic conditions of the United States and (c) such appointment would facilitate the orderly liquidation of Huntington Bancshares.  Because of the novelty of the Dodd-Frank Act and the OLA provisions, the uncertainty of the Secretary of the Treasury’s determination and the fact that such determination would be made in the future under potentially different circumstances, no assurance can be given that the OLA provisions would not apply to a particular issuing entity or the depositor or, if it were to apply, that the timing and amounts of payments to the related series of securityholders would not be less favorable than under the Bankruptcy Code.

FDIC’s Repudiation Power Under the OLA. If the FDIC were appointed receiver of Huntington Bancshares or of a covered subsidiary, including the applicable issuing entity or the depositor, under the OLA, the FDIC would have various powers under the OLA, including the power to repudiate any contract to which Huntington Bancshares or such covered subsidiary was a party, if the FDIC determined that performance of the contract was burdensome to the estate and that repudiation would promote the orderly administration of Huntington Bancshares’s or such covered subsidiary’s affairs, as applicable.  Generally speaking, the FDIC’s repudiation power with respect to covered subsidiaries under the OLA would be similar to that of the FDIC in receiverships of insured depository institutions, as described above under “—Certain Insolvency Considerations Under the Federal Deposit Insurance Act—Statutory Repudiation Authority.”

In January 2011, the Acting General Counsel of the FDIC issued an advisory opinion confirming, among other things, its intended application of the FDIC’s repudiation power under OLA. In that advisory opinion, the Acting General Counsel stated that nothing in the Dodd-Frank Act changes the existing law governing the separate existence of separate entities under other applicable law. As a result, the Acting General Counsel was of the opinion that the FDIC as receiver for a covered subsidiary, which could include Huntington Bancshares or its subsidiaries (including the depositor or the applicable issuing entity), cannot repudiate a contract or lease unless it has been appointed as receiver for that entity or the separate existence of that entity may be disregarded under other applicable law. In addition, the Acting General Counsel was of the opinion that until such time as the FDIC Board of Directors adopts a regulation further addressing the application of Section 210(c) of the Dodd-Frank Act, if the FDIC were to become receiver for a covered subsidiary, which could include Huntington Bancshares or its non-depository institution subsidiaries (including the depositor or the applicable issuing entity), the FDIC will not, in the exercise of its authority under Section 210(c) of the Dodd-Frank Act, reclaim, recover, or recharacterize as property of that covered subsidiary or the receivership any asset transferred by that covered subsidiary prior to the end of the applicable transition period of a regulation provided that such transfer satisfies the conditions for the exclusion of such assets from the property of the estate of that covered subsidiary under the Bankruptcy Code.  Although this advisory opinion does not bind the FDIC or its Board of Directors, and could be modified or withdrawn in the future, the advisory opinion also states that the Acting General Counsel will recommend that the FDIC Board of Directors incorporate a transition period of 90 days for any provisions in any further regulations affecting the statutory power to disaffirm or repudiate contracts. The advisory opinion also states that the FDIC anticipates recommending consideration of future regulations related to the Dodd-Frank Act. To the extent any future regulations or subsequent FDIC actions in an OLA proceeding involving the depositor or your issuing entity), are contrary to this advisory opinion, payment or distributions of principal and interest on the securities issued by the applicable issuing entity would be delayed and could be reduced.

We intend to structure the transfers of receivables from the depositor to each applicable issuing entity with the intent that they would be characterized as legal true sales under applicable state law and that the related receivables would not be included in the transferor’s bankruptcy estate under the Bankruptcy Code. If the transfers are so characterized, based on the Acting General Counsel of the FDIC’s advisory opinion rendered in January 2011 and other applicable law, the FDIC would not be able to recover the transferred receivables using its repudiation power under OLA.

If an issuing entity were placed in receivership under OLA as a covered subsidiary of Huntington Bancshares, and the FDIC were to repudiate the transfer of assets backing the securities issued by the issuing entity, the FDIC would be liable for compensatory damages. The damages would be no greater than the principal balance of the securities plus accrued interest as of the date the FDIC was appointed receiver plus, to the extent of the amount by which value of the property that secured the securities exceeds the principal amount of the securities and accrued interest through the date of repudiation or disaffirmance, for the additional accrued interest to the date of repudiation or disaffirmance. However, creditors of the issuing entity in such a situation would not be entitled to receive more than the amount that would have been payable to such creditors if the issuing entity had instead been liquidated under Chapter 7 of the Bankruptcy Code.

FDIC’s Avoidance Power Under the OLA. Under statutory provisions of the OLA similar to those of the United States Bankruptcy Code, the FDIC could avoid transfers of receivables that are deemed “preferential.” Under one potential interpretation of these provisions, the FDIC could avoid as a preference transfers of receivables evidenced by certain written contracts and perfected by the filing of a UCC financing statement against Huntington, the depositor and the applicable issuing entity, as applicable, unless the contracts were physically delivered to the transferee or its custodian or were marked in a manner legally sufficient to indicate the rights of the indenture trustee. If a transfer of receivables were avoided as preferential, the transferee would have only an unsecured claim in the receivership for the purchase price of such receivables.

However, in December 2010, the Acting General Counsel of the FDIC issued an advisory opinion to the effect that the preference provisions of the OLA should be interpreted in a manner consistent with the United States Bankruptcy Code. Based on the Acting General Counsel’s interpretation of the preference provisions of the OLA, a transfer of the related receivables perfected by the filing of a UCC financing statement against Huntington, the depositor and the applicable issuing entity as provided in the applicable transfer documents would not be avoidable by the FDIC as a preference under the OLA.  Although the advisory opinion does not bind the FDIC or its Board of Directors and could be withdrawn or modified in the future, the advisory opinion also states that the Acting General Counsel will recommend that the FDIC Board of Directors adopt regulations to the same effect. To the extent that those regulations or subsequent FDIC actions in an OLA proceeding are contrary to the advisory opinion and/or the proposed rules, payments or distributions of principal and interest on the securities issued by your issuing entity could be delayed or reduced.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

Set forth below is a discussion of the material United States federal income tax consequences relevant to the purchase, ownership and disposition of the notes and the certificates of any series. This discussion is based upon current provisions of the Code, existing and proposed Treasury regulations thereunder, current administrative rulings, judicial decisions and other applicable authorities. To the extent that the following summary relates to matters of law or legal conclusions with respect thereto, such summary represents the opinion of Shearman & Sterling LLP, Special Tax Counsel, subject to the qualifications set forth in this section. There are no cases or Internal Revenue Service (the “IRS”) rulings on similar transactions involving both debt and equity interests issued by an entity with terms similar to those of the notes and the certificates of each series. As a result, there can be no assurance that the IRS will not challenge the treatment described in this prospectus, and no ruling from the IRS has been or will be sought on any of the issues discussed below. Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements and conclusions set forth in the applicable prospectus supplement as well as the United States federal income tax consequences to noteholders and certificateholders.

Special Tax Counsel will deliver tax opinions with respect to each series of notes or certificates to be issued by the issuing entities. Special Tax Counsel’s tax opinions will be based on analysis of the substance of the transactions contemplated in the applicable prospectus supplement (subject to certain customary conditions, assumptions, qualifications and caveats) and are expected to provide that although no transaction closely comparable to the transactions contemplated in the prospectus supplement has been the subject of any Treasury regulation, administrative ruling or judicial decision, Special Tax Counsel is of the opinion that, for United States federal income tax purposes:

1.
the issuer of each series of notes or certificates will not be classified as an association or as a publicly traded partnership taxable as a corporation for United States federal income tax purposes; and

2.	the notes issued by the issuer of each series will be characterized as debt for United States federal income tax purposes.

The opinions of Special Tax Counsel will not be binding on the IRS or the courts, and no ruling on any of the issues discussed below will be sought from the IRS. Moreover, there are no authorities on similar transactions involving interests issued by an entity with terms similar to those of the notes or to those of the certificates. If, contrary to the opinion of Special Tax Counsel, the IRS successfully asserted that the notes did not represent debt for United States federal income tax purposes, the notes might be treated as equity interests in the issuer or another entity for United States federal income tax purposes. If so treated, investors could be treated for United States federal income tax purposes either as partners in a partnership or, alternatively, as shareholders in a taxable corporation.

Treatment of holders of notes as partners in a partnership could have adverse tax consequences to such holders.  For example, income to holders of notes that were non-United States persons generally would be subject to United States federal income tax, United States federal income tax return filing requirements and United States federal withholding requirements.  In addition, holders of notes might be subject to some limitations on their ability to deduct their shares of partnership expenses.

If the notes were treated as corporate stock, the issuer, as a taxable corporation, would not be able to reduce its taxable income by deductions for interest expense on the notes that were recharacterized as dividends, and any corporate tax imposed with respect to the taxable corporation could materially reduce cash available to make payments on the notes.

Prospective investors should consult with their own tax advisors with regard to the consequences of each possible alternative characterization to them in their particular circumstances. The following discussion assumes that the characterizations of the notes, the certificates and any issuer of notes or certificates are correct.

To the extent any given series of notes or certificates, or the form of any issuing entity, differs from the assumptions or conditions set forth in the following discussion or changes occur in the relevant tax laws, or in their application, any additional United States federal income tax consequences will be disclosed in the applicable prospectus supplement and legal conclusions will be provided in an opinion of Special Tax Counsel filed in connection with the applicable prospectus supplement.

The following discussion does not purport to deal with all aspects of United States federal income taxation that may be relevant to the noteholders and certificateholders in light of their personal investment circumstances nor, except for limited discussions of particular topics, to holders subject to special treatment under the United States federal income tax laws, including:

●	banks, insurance companies, trusts and financial institutions;

●	broker-dealers;

●	life insurance companies;

●	tax-exempt organizations;

●	persons that hold the notes or certificates as a position in a “straddle” or as part of a synthetic security or “hedge,” “conversion transaction” or other integrated investment;

●	persons that have a “functional currency” other than the United States dollar;

●	United States expatriates;

●	traders that elect mark-to-market; and

●	persons liable for the alternative minimum tax.

The tax treatment of a partner in a partnership or other entity taxable as a partnership that holds notes or certificates generally will depend on the status of the partner and the activities of the partnership. Partners in a partnership that holds notes or certificates should consult their own tax advisors.

This discussion also does not address the tax consequences of holding notes or certificates under state, local or non-United States law. Prospective investors should consult with their tax advisors as to the United States federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the notes or the certificates.

This information is directed to prospective purchasers who purchase notes at their issue price in the initial distribution thereof and who hold the notes or certificates as “capital assets” within the meaning of Section 1221 of the Code. The following discussion addresses notes, other than Strip Notes or any other series of notes specifically identified as receiving different tax treatment in the applicable prospectus supplement, which the depositor, the servicer and the noteholders will agree to treat as indebtedness secured by the receivables. The following discussion also addresses certificates, which the depositor, the servicer and the applicable certificate holders will agree to treat as equity interests in each issuer or the underlying receivables.

United States Federal Income Tax Consequences to United States Holders

A “United States Holder” means a beneficial owner of notes or certificates that is any of the following for United States federal income tax purposes:

●	an individual citizen or resident of the United States;

●
a corporation (or other entity taxable as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

●	an estate the income of which is subject to United States federal income taxation regardless of its source; or

●
a trust if (1) its administration is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all of its substantial decisions or (2) it has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

Notes

Characterization as Debt.  For each series of notes offered under a prospectus supplement, except for Strip Notes and any series which is specifically identified as receiving different tax treatment in the applicable prospectus supplement, upon the issuance of such series of notes, Special Tax Counsel will deliver a tax opinion that the notes will be treated as debt for United States federal income tax purposes. The depositor, the servicer and each noteholder, by acquiring an interest in a note, will agree to treat the notes as indebtedness for United States federal income tax purposes.

Payments of Interest.  Interest on a note held by a United States Holder will be taxable as ordinary income when received or accrued in accordance with such United States Holder’s regular method of tax accounting.

Original Issue Discount.  Except to the extent indicated in the applicable prospectus supplement, no series of notes will be issued with OID. In general, OID is the excess of the stated redemption price at maturity of a debt instrument over its issue price, unless that excess falls within a statutorily defined de minimis exception. A note’s stated redemption price at maturity is the aggregate of all payments required to be made on the note through maturity except qualified stated interest. Qualified stated interest is generally interest that is unconditionally payable in cash or property, other than in debt instruments of the issuing entity, at fixed intervals of one year or less during the entire term of the instrument at specified rates. The issue price will be the first price at which a substantial amount of the notes are sold, excluding sales to bond holders, brokers or similar persons acting as underwriters, placement agents or wholesalers.

If a note were treated as being issued with OID, a United States Holder holding such a note would be required to include OID in income as interest over the term of the note under a constant yield method. In general, OID must be included in income in advance of the receipt of cash representing that income. Thus, each cash distribution would be treated as an amount already included in income, to the extent OID has accrued as of the date of the interest distribution and is not allocated to prior distributions, or as a repayment of principal. This treatment would have no significant effect on a United States Holder using the accrual method of accounting. However, cash method United States Holders that hold notes may be required to report income on the notes in advance of the receipt of cash attributable to that income. Even if a note has OID falling within the de minimis exception, the United States Holder must include that OID in income proportionately as principal payments are made on that note.

United States Holders of Short-Term Notes will be subject to special OID rules with respect to such Short-Term Notes. A cash method United States Holder of a Short-Term Note will generally not be required to include OID on the Short-Term Note in income as it accrues. Instead, a cash method United States Holder of a Short-Term Note would include the OID accrued on such a note in gross income upon a sale or exchange of the note or at maturity, or if the note is payable in installments, as principal is paid thereon. A cash method United States Holder of a Short-Term Note would be required to defer deductions for any interest expense on an obligation incurred to purchase or carry the note to the extent it exceeds the sum of the interest income, if any, and OID accrued on the note. However, a cash method United States Holder may elect to include OID in income as it accrues on a Short-Term Note in that taxable year or thereafter, in which case the deferral rule of the preceding sentence will not apply. An accrual method United States Holder of a Short-Term Note will be required to include OID in income as it accrues. For purposes of this paragraph, OID accrues on a Short-Term Note on a ratable, straight-line basis, unless the holder irrevocably elects, under regulations to be issued by the Treasury Department, to apply a constant interest method to such obligation, using the holder’s yield to maturity and daily compounding.

Sale, Exchange or Other Disposition of a Note.  If a United States Holder sells, exchanges or otherwise disposes of a note, such United States Holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale, exchange or other disposition (except for amounts attributable to accrued and unpaid interest, which are treated as interest income) and the United States Holder’s adjusted tax basis in the note. The adjusted tax basis of a note held by a United States Holder generally will equal such United States Holder’s cost for the note, decreased by any principal payments previously received on the note. Any gain or loss will generally be capital gain or loss, and will be long-term capital gain or loss if the note was held by the United States Holder for more than one year. Long-term capital gain of non-corporate United States Holders (including individuals) may be eligible for reduced rates of taxation.  The deductibility of capital losses is subject to limitations.

Certificates

Characterization of Trusts and Certificates.  For each series of certificates issued by a trust, Special Tax Counsel will deliver a tax opinion that each issuing trust will not be taxable as an association or publicly traded partnership taxable as a corporation. For each series of certificates, the depositor and the United States Holders holding certificates will express in the trust agreement and on the certificates their intent that, for United States federal income tax purposes, the certificates will represent an equity interest in the trust.

Although Special Tax Counsel will opine that each issuing trust will not be classified as an association or as a publicly traded partnership taxable as a corporation for United States federal income tax purposes, there are no cases or IRS rulings on similar transactions and this opinion is not binding on the IRS or the courts and no assurance can be given that this characterization would prevail. If the IRS were to contend successfully that an issuing trust was an association taxable as a corporation for United States federal income tax purposes, such issuing trust would be subject to United States federal income tax at corporate rates on the income from the receivables.

Payments to United States Holders.  For United States federal income tax purposes, each United States Holder holding a certificate will be required to report on its United States federal income tax return its pro rata share of the entire income from the receivables and any other property in the issuing trust for the period during which it owns such a certificate, including interest or finance charges earned on the receivables and any gain or loss upon collection or disposition of the receivables, in accordance with such United States Holder’s method of accounting. A United States Holder holding certificates and using the cash method of accounting will generally take into account its pro rata share of income as and when received by the owner trustee (or the independent manager, as applicable).

A United States Holder holding certificates and using the accrual method of accounting will generally take into account its pro rata share of income as it accrues or is received by the owner trustee (or the independent manager, as applicable), whichever is earlier.

The portion of each payment to a United States Holder of a certificate that is allocable to principal on the receivables will represent a recovery of capital, which will reduce the tax basis of the such United States Holder’s undivided interest in the issuing trust. In computing its United States federal income tax liability, a United States Holder holding certificates would be entitled to deduct, consistent with its method of accounting, its pro rata share of interest paid on any notes, reasonable servicing fees, and other fees paid or incurred by the issuing trust.

Sale, Exchange or Other Disposition of Certificates.  If a United States Holder sells, exchanges or otherwise disposes of a certificate, such United States Holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale, exchange or other disposition and the United States Holder’s adjusted tax basis in the certificate. The adjusted tax basis of a certificate held by a United States Holder generally will equal such United States Holder’s cost for the certificate, reduced by prior payments on the certificate allocable to principal. Any gain or loss will generally be capital gain or loss, and will be long-term capital gain or loss if the certificate was held by the United States Holder for more than one year. Long-term capital gain of non-corporate United States Holders (including individuals) may be eligible for reduced rates of taxation.  The deductibility of capital losses is subject to limitations.

If a United States Holder holding certificates is required to recognize an aggregate amount of income over the life of the certificates that exceeds the aggregate cash distributions, that excess will generally give rise to a capital loss upon the retirement of such certificates.

Information Reporting and Backup Withholding.  In general, information reporting requirements will apply to payments of principal and interest on a note, allocations of income on a certificate and payments of the proceeds of a sale, exchange or other disposition of a note or a certificate to United States Holders other than certain exempt recipients (such as corporations). In addition, backup withholding (currently at a rate of 28%) may apply to such payments if such a United States Holder fails to provide an accurate taxpayer identification number or otherwise fails to comply with applicable requirements of the backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against the United States Holder’s United States federal income tax liability or refundable to the extent it exceeds such liability, provided the required information is timely furnished to the IRS. A United States Holder who does not provide a correct taxpayer identification number may be subject to penalties imposed by the IRS.

United States Federal Income Tax Consequences to Non-United States Holders

A “Non-United States Holder” means a beneficial owner of a note or a certificate that is not an entity taxable as a partnership for United States federal income tax purposes and is not a United States Holder.  The following discussion assumes that a certificate will not be characterized as an interest in an entity taxable as a partnership.

Notes

Payments of Interest.  Interest paid to or accrued by a Non-United States Holder on a note that is not effectively connected with the conduct of a trade or business within the United States by the Non-United States Holder generally will be “portfolio interest” and will not be subject to United States federal income tax and withholding tax, as long as the Non-United States Holder:

●
is not actually or constructively a 10% shareholder of the issuing entity of the note, including a holder of 10% of the applicable outstanding certificates, or a “controlled foreign corporation” with respect to which the issuing entity is a “related person” within the meaning of the Code; and

●	provides an appropriate statement on IRS Form W-8BEN signed under penalties of perjury, certifying that the beneficial owner of the note is a not a United States person.

If the interest were not portfolio interest, then the interest would be subject to United States federal income and withholding tax at a rate of 30% unless reduced or eliminated pursuant to an applicable tax treaty. If a Non-United States Holder is engaged in a trade or business in the United States, and interest on the note is effectively connected with the conduct of this trade or business, the Non-United States Holder will generally be subject to United States federal income tax on the interest in the same manner as a United States Holder (see “United States Federal Income Tax Consequences to United States Holders – Notes – Payments of Interest” above), unless an applicable income tax treaty provides otherwise, except that the Non-United States Holder will be required to provide a properly executed IRS Form W-8ECI in order to claim an exemption from withholding tax.  Non-United States Holders are urged to consult their own tax advisors with respect to other United States federal tax consequences of the purchase, ownership and disposition of notes including the possible imposition of a branch profits tax at a rate of 30% (or a lower income tax treaty rate) on interest income effectively connected with the conduct of a United States trade or business if they are corporations.

Sale, Exchange or Other Disposition of a Note

Any gain realized on the sale, exchange or other disposition of a note by a Non-United States Holder generally will not be subject to United States federal income and withholding tax, provided that:

●	the gain is not effectively connected with the conduct of a trade or business in the United States by the non-United States Holder; and

●
in the case of an individual Non-United States Holder, such Non-United States Holder is not present in the United States for 183 days or more in the taxable year and certain other conditions are met; otherwise, except as provided by an applicable income tax treaty, the gain, which may be offset by United States source capital losses, would be subject to a gross 30% tax.

If a Non-United States Holder is engaged in a trade or business in the United States, and capital gain realized on the sale, exchange or other disposition of a note is effectively connected with the conduct of this trade or business, the Non-United States Holder will generally be subject to United States federal income tax on the capital gain in the same manner as a United States Holder (see “United States Federal Income Tax Consequences to United States Holders – Notes – Sale, Exchange or Other Disposition of a Note” above), unless an applicable income tax treaty provides otherwise, except that the Non-United States Holder will be required to provide a properly executed IRS Form W-8ECI in order to claim an exemption from withholding tax. Non-United States Holders are urged to consult their own tax advisors with respect to other United States federal income tax consequences of the purchase, ownership and disposition of notes including the possible imposition of a branch profits tax at a rate of 30% (or a lower income tax treaty rate) on gain effectively connected with a United States trade or business if they are corporations.

Certificates

Payments to Non-United States Holders. Interest attributable to receivables which is received by a Non-United States Holder holding certificates will generally be considered “portfolio interest” and will not be subject to United States federal income tax or withholding tax imposed on those payments, provided that the requirements for the exemption for “portfolio interest” described above under “Notes—Payments of Interest” are satisfied.

If the interest were not portfolio interest, then the interest would be subject to United States federal income and withholding tax at a rate of 30% unless reduced or eliminated pursuant to an applicable tax treaty. If a Non-United States Holder is engaged in a trade or business in the United States, and interest on the certificate is effectively connected with the conduct of this trade or business, the Non-United States Holder will generally be subject to United States federal income tax on the interest in the same manner as a United States Holder (see “United States Federal Income Tax Consequences to United States Holders—Notes—Payments of Interest” above), unless an applicable income tax treaty provides otherwise, except that the Non-United States Holder will be required to provide a properly executed IRS Form W-8ECI in order to claim an exemption from withholding tax.  Non-United States Holders are urged to consult their own tax advisors with respect to other United States federal income tax consequences of the purchase, ownership and disposition of certificates including the possible imposition of a branch profits tax at a rate of 30% (or a lower income tax treaty rate) on interest income effectively connected with the conduct of a United States trade or business if they are corporations.

Sale, Exchange or Other Disposition of Certificates

A Non-United States Holder should not recognize gain or loss for United States federal income tax purposes on the sale, exchange or other disposition of certificates, provided that such sale, exchange or other disposition satisfies the requirements described above under “Notes—Sale, Exchange or Other Disposition of a Note.”

If a Non-United States Holder is engaged in a trade or business in the United States, and capital gain realized on the sale, exchange or other disposition of a certificate is effectively connected with the conduct of this trade or business, the Non-United States Holder will generally be subject to United States federal income tax on the capital gain in the same manner as a United States Holder (see “United States Federal Income Tax Consequences to United States Holders—Certificates—Sale, Exchange or Other Disposition of Certificates” above), unless an applicable income tax treaty provides otherwise, except that the Non-United States Holder will be required to provide a properly executed IRS Form W-8ECI in order to claim an exemption from withholding tax. Non-United States Holders are urged to consult their own tax advisors with respect to other United States federal income tax consequences of the purchase, ownership and disposition of certificates including the possible imposition of a branch profits tax at a rate of 30% (or a lower income tax treaty rate) on gains effectively connected with a United States trade or business if they are corporations.

Information Reporting and Backup Withholding

Unless a Non-United States Holder complies with certification procedures to establish that it is not a United States person, information returns may be filed with the IRS in connection with the proceeds from a sale, exchange or other disposition of the notes and certificates and the Non-United States Holder may be subject to backup withholding on payments on the notes and the certificates. Compliance with the certification procedures required to claim the exemption from withholding tax on interest described above will satisfy the certification requirements necessary to avoid the backup withholding tax as well. The amount of any backup withholding from a payment to a Non-United States Holder will be allowed as a credit against the Non-United States Holder’s United States federal income tax liability (if any) and may entitle the Non-United States Holder to a refund, provided that the required information is furnished to the IRS in a timely manner.

STATE AND LOCAL TAX CONSEQUENCES

The above discussion does not address the tax treatment of any Tax Trust, Tax Partnership, Tax Non-Entity, notes, certificates, noteholders, certificateholders or membership interest holders under any state or local tax laws. The activities to be undertaken by the servicer in servicing and collecting the receivables will take place throughout the United States and, therefore, many different tax regimes potentially apply to different portions of these transactions. Prospective investors are urged to consult with their tax advisors regarding the state and local tax treatment of any Tax Trust, Tax Partnership or Tax Non-Entity as well as any state and local tax considerations for them of purchasing, holding and disposing of notes, certificates or membership interests.

CERTAIN ERISA CONSIDERATIONS

Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Internal Revenue Code prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts, specific types of Keogh Plans, other plans covered by Section 4975 of the Internal Revenue Code and collective investment funds or insurance company general or separate accounts in which these plans and accounts are invested (we refer to each of these as a “Benefit Plan”) from engaging in specified transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Internal Revenue Code with respect to that Benefit Plan. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Internal Revenue Code for these persons or the fiduciaries of the Benefit Plan. In addition, Title I of ERISA also requires fiduciaries of a Benefit Plan subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents.

Exemptions Available to Debt Instruments

In addition, transactions involving the issuing entity might be deemed to constitute prohibited transactions under ERISA and the Internal Revenue Code with respect to a Benefit Plan that purchased securities if assets of the issuing entity were deemed to be assets of the Benefit Plan. Under regulations issued by the U.S. Department of Labor (as modified by Section 3(42) of ERISA, the “Plan Assets Regulation”), the assets of the issuing entity would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Internal Revenue Code only if the Benefit Plan acquired an “equity interest” in the issuing entity and none of the exceptions contained in the plan assets regulation applied. An equity interest is defined under the plan assets regulation as an interest in an entity other than an instrument that is treated as indebtedness under applicable local law and that has no substantial equity features. It is likely that the certificates will be treated as an equity interest for these purposes. For additional information regarding the equity or debt treatment of notes, see “Certain ERISA Considerations” in the applicable prospectus supplement.

Without regard to whether the notes are treated as an equity interest for these purposes, the acquisition or holding of notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if an originator, the servicer, the depositor, the issuing entity, an underwriter, the administrator, the owner trustee (or the independent manager, as applicable), the indenture trustee, the cap counterparty, the insurer or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to that Benefit Plan. Exemptions from the prohibited transaction rules could apply to the purchase and holding of the notes by a Benefit Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire the notes. These exemptions include: Prohibited Transaction Class Exemption (“PTCE”) 96-23, regarding transactions effected by “in-house asset managers;” PTCE 95-60 (as amended by PTCE 2002-13), regarding investments by insurance company general accounts; PTCE 91-38 (as amended by PTCE 2002-13), regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; and PTCE 84-14 (as amended by PTCE 2002-13), regarding transactions effected by “qualified professional asset managers”. In addition to the class exemptions listed above, the Pension Protection Act of 2006 provides a statutory exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Internal Revenue Code for prohibited transactions between a Benefit Plan and a person or entity that is a party in interest to such Benefit Plan solely by reason of providing services to the Benefit Plan (other than a party in interest that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the Benefit Plan involved in the transaction), provided that there is adequate consideration for the transaction. Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts which might be construed as prohibited transactions. There can be no assurance that any of these, or any other exemption, will be available with respect to any particular transaction involving the notes and prospective purchasers that are Benefit Plans should consult with their advisors regarding the applicability of any such exemption.

Governmental plans (as defined in Section 3(32) of ERISA) are not subject to Title I of ERISA, and are also not subject to the prohibited transaction provisions under Section 4975 of the Internal Revenue Code. However, state or local laws or regulations governing the investment and management of the assets of such plans may contain fiduciary and prohibited transaction requirements similar to those under ERISA and the Internal Revenue Code discussed above and may include other limitations on permissible investments. Accordingly, fiduciaries of governmental plans, in consultation with their advisors, should consider the requirements of their respective pension codes with respect to investments in the notes, as well as general fiduciary considerations.

By acquiring a note, each purchaser or transferee will be deemed to represent and warrant that either (i) it is not acquiring the notes with the assets of a Benefit Plan or a governmental plan, non-U.S. plan, or church plan that is subject to any applicable law that is substantially similar to the fiduciary responsibility provisions of ERISA or Section 4975 of the Internal Revenue Code (“similar law”) or (ii) the acquisition and holding of the notes will not give rise to a nonexempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code or a nonexempt violation of any similar law.

We suggest that a fiduciary considering the purchase of securities on behalf of a Benefit Plan consult with its ERISA advisors and refer to the applicable prospectus supplement regarding whether the assets of the issuing entity would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

Underwriters Exemption

The notes and certificates may be eligible for relief from specified prohibited transaction and conflict of interest rules of ERISA in reliance on a series of administrative exemptions granted by the United States Department of Labor to specified underwriters (known collectively as the  “underwriters exemption”). The underwriters exemption provides relief from specified prohibited transaction and conflict-of-interest rules of ERISA with respect to the initial purchase, holding and subsequent resale by Benefit Plans of pass-through securities or securities denominated as debt instruments that represent interests in an investment pool for which the underwriter is the sole underwriter or the co-manager of an underwriting syndicate and that consist of specified secured receivables, loans and other obligations that meet the conditions and requirements of the underwriters exemption. The receivables covered by the underwriters exemption include motor vehicle retail installment sale contracts and/or installment loans securing the notes and certificates offered by this prospectus.

The underwriters exemption will apply only if specific conditions are met. Among the conditions that must be satisfied for the underwriters exemption to apply to the acquisition of the notes or certificates by a Benefit Plan are the following:

(1)           The acquisition of notes or certificates by a Benefit Plan is on terms, including the price, that are at least as favorable to the Benefit Plan as they would be in an arm’s-length transaction with an unrelated party.

(2)           The notes or certificates acquired by the Benefit Plan have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from Standard & Poor’s, Moody’s, Fitch, DBRS Limited and DBRS, Inc.

(3)           The sum of all payments made to the underwriter in connection with the distribution of the notes or certificates represents not more than reasonable compensation for underwriting the notes or certificates. The sum of all payments made to and retained by the depositor pursuant to the sale of the receivables to the issuing entity represents not more than the fair market value of the receivables. The sum of all payments made to and retained by the servicer represents not more than reasonable compensation for the servicer’s services as servicer under the related agreements and reimbursement of the servicer’s reasonable expenses in connection with these services.

(4)           The owner trustee (or the independent manager, as applicable) is a substantial financial institution and is not an affiliate, as defined in the exemption, of any other member of the “restricted group,” other than the underwriter. The restricted group consists of the underwriter, the indenture trustee, the depositor, the owner trustee (or the independent manager, as applicable), the servicer, any subservicer, any insurer, any cap counterparty, any obligor with respect to motor vehicle receivables constituting more than 5% of the aggregate unamortized outstanding principal balance of the assets of the issuing entity as of the date of initial issuance of the notes or certificates and any affiliate of these parties.

(5)           The Benefit Plan investing in the notes or certificates is an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act.

(6)           The issuing entity satisfies the following requirements:

(a)	the corpus of the issuing entity consists solely of assets of the type which have been included in other investment pools;

(b)
securities in these other investment pools have been rated in one of the four highest generic rating categories of one of the rating agencies specified above for at least one year prior to the Benefit Plan’s acquisition of the notes or certificates; and

(c)
securities evidencing interests in these other investment pools have been purchased by investors other than Benefit Plans for at least one year prior to any Benefit Plan’s acquisition of the notes or certificates.

(7)           The legal document establishing the issuing entity contains restrictions necessary to ensure that the assets of the issuing entity may not be reached by creditors of the depositor in the event of its bankruptcy or insolvency, the receivables sale and servicing agreements prohibit all parties from filing an involuntary bankruptcy or insolvency petition against the issuing entity and a true sale opinion is issued in connection with the transfer of assets to the issuing entity.

(8)           The acquisition of additional receivables, during the pre-funding period must satisfy the following requirements:

(a)	all additional receivables must meet the same terms and conditions for determining eligibility as the initial receivables;

(b)	the additional receivables do not result in a lower credit rating;

(c)
the characteristics of the additional receivables are substantially similar to those of the motor vehicle receivables described in this prospectus and the applicable prospectus supplement, and the acquisition of the additional receivables must be monitored by an independent accountant or a credit support provider or other insurance provider independent of the depositor;

(d)	the prefunded amount must not exceed 25% of the original aggregate certificate balance of the offered certificates; and

(e)	the pre-funding period must end the earlier of:

(x)	three months or ninety days after the Closing Date for that transaction;

(y)	the date on which an event of default occurs; or

(z)	the date the amount in the pre-funding account is less than the minimum dollar amount specified in the indenture, if any, or other agreement(s) among the depositor, a servicer and trustee.

Some transactions are not covered by the underwriters exemption or any other exemption. The underwriters exemption does not exempt the acquisition and holding of securities by Benefit Plans sponsored by the depositor, the underwriters, the owner trustee (or the independent manager, as applicable), the administrator, the indenture trustee, the servicer, the insurer, the cap counterparty or any “obligor” (as defined in the underwriters exemption) with respect to receivables included in the issuing entity constituting more than 5% of the aggregate unamortized outstanding principal balance of the assets in the restricted group, or any affiliates of these parties. Moreover, the exemptive relief from the self-dealing/conflict-of-interest prohibited transaction rules of ERISA is available for other Benefit Plans only if, among other requirements:

●	a Benefit Plan’s investment in the notes or certificates does not exceed 25% of all of the notes or certificates outstanding at the time of the acquisition;

●
immediately after the acquisition, no more than 25% of the assets of a Benefit Plan with respect to which the person who has discretionary authority to render investment advice are invested in securities representing an interest in an issuing entity containing assets sold or serviced by the same entity; and

●
in the case of the acquisition of notes or certificates in connection with their initial issuance, at least 50% of such securities are acquired by persons independent of the restricted group and at least 50% of the aggregate interest in the issuing entity is acquired by persons independent of the restricted group.

The underwriters exemption will also apply to transactions in connection with the servicing, management and operation of the issuing entity, provided that, in addition to the general requirements described above, (a) these transactions are carried out in accordance with the terms of a binding indenture and (b) the indenture is provided to, or described in all material respects in the prospectus provided to, investing Benefit Plans before the plans purchase the notes or certificates issued by the issuing entity. All transactions relating to the servicing, management and operations of the issuing entity will be carried out in accordance with the administration agreement, indenture and receivables sale and servicing agreements, which will be described in all material respects in this prospectus and the applicable prospectus supplement.

Each purchaser that is purchasing the notes or certificates in reliance on the underwriters exemption will be deemed to represent that it qualifies as an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the Securities Act. In addition, each prospective purchaser of notes or certificates in reliance on the underwriters exemption should consider the possibility that the rating of a note or certificate may change during the period that note or certificate is held. If the rating were to decline below BBB- (or the equivalent rating), the note or certificate could no longer be transferred to a plan in reliance on the exemption, other than to an insurance company general account that meets the requirements of Section I and III of PTCE 95-60. If the ratings decline below one of the four highest generic rating categories from Standard & Poor’s, Moody’s, Fitch, DBRS Limited and DBRS, Inc, each transferee will be deemed to represent that either (a) it is not purchasing the notes or certificates with plan assets of a Benefit Plan, or (b) it is an insurance company using the assets of its general account (within the meaning of PTCE 95-60) to purchase the notes or certificates and that it is eligible for and satisfies all of the requirements of Sections I and III of PTCE 95-60.

For more information, including whether an underwriters exemption is likely to provide relief for a particular class of notes or certificates, see “Certain ERISA Considerations” in the applicable prospectus supplement. If you are a Benefit Plan fiduciary considering the purchase of the notes or certificates, you should consult with your counsel with respect to whether the issuing entity will be deemed to hold plan assets and the applicability of the underwriters exemption or another exemption from the prohibited transaction rules and determine on your own whether all conditions have been satisfied and whether the notes or certificates are an appropriate investment for a Benefit Plan under ERISA and the Internal Revenue Code.

PLAN OF DISTRIBUTION

[If specified in the accompanying prospectus supplement, on the terms and conditions set forth in one or more underwriting agreements for each issuing entity, the depositor will agree to sell to each of the underwriters named in the underwriting agreements and in the accompanying prospectus supplement, and each of the underwriters will severally agree to purchase from the depositor, the principal amount of each class of securities of the series set forth in the underwriting agreements and in the accompanying prospectus supplement.

In each underwriting agreement, each of the underwriters will severally agree, subject to the terms and conditions set forth in the underwriting agreements, to purchase all the securities described in the underwriting agreements which are offered by this prospectus and by the accompanying prospectus supplement if any of these securities are purchased. In the event of a default by any underwriter, each underwriting agreement will provide that, in some circumstances, purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

Each prospectus supplement will either:

(1) set forth the price at which each class of securities being offered will be offered to the public and any concessions that may be offered to dealers participating in the offering of these securities, or

(2) specify that the securities are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of sale.

After the initial public offering of any securities, the public offering price and the concessions may be changed.

Each underwriting agreement will provide that the depositor will indemnify the underwriters against specified liabilities, including liabilities under the Securities Act.

The indenture trustee may, from time to time, invest the funds in the [Designated Accounts] in [Eligible Investments] acquired from the underwriters.

Under each underwriting agreement, the closing of the sale of any class of securities will be conditioned on the closing of the sale of all other classes or, if less than all other classes, only those classes disclosed in the applicable prospectus supplement.

The place and time of delivery for the notes in respect of which this prospectus is delivered will be set forth in the related prospectus supplement.

To the extent set forth in the related prospectus supplement, the underwriters may make a market in the notes, but they are not obligated to do so. In addition, any market-making may be discontinued at any time at their sole discretion.

To the extent set forth in the related prospectus supplement, securities of a given series may be offered by placements with institutional investors through dealers or by direct placements with institutional investors.

The prospectus supplement with respect to any notes offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between the Seller and purchasers of notes.

Purchasers of securities, including dealers, may, depending upon the facts and circumstances of the purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and sales by them of securities. Securityholders should consult with their legal advisors in this regard prior to any reoffer or sale.

Underwriting

Until the distribution of the notes of a series being offered pursuant to this prospectus and the related prospectus supplement is completed, rules of the SEC may limit the ability of the related underwriters and certain selling group members to bid for and purchase the notes. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the prices of the notes. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the prices of the notes.

The underwriters may make short sales in the notes being sold in connection with an offering (i.e., they sell more notes than they are required to purchase in the offering). This type of short sale is commonly referred to as a “naked” short sale because the related underwriters do not have an option to purchase these additional notes in the offering. The underwriters must close out any naked short position by purchasing notes in the open market. A naked short position is more likely to be created if the related underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering. Similar to other purchase transactions, the underwriters’ purchases to cover syndicate short sales may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes.

The underwriters may also impose a penalty bid on certain underwriters and selling group members. This means that if the underwriters purchase notes in the open market to reduce the underwriters’ short position or to stabilize the price of such notes, they may reclaim the amount of the selling concession from any underwriter or selling group member who sold those notes as part of the offering.

In general, purchases of a note for the purpose of stabilization or to reduce a short position could cause the price of the note to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a note to the extent that it were to discourage resales of the note.

Neither the Seller nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither the Seller nor any of the underwriters makes any representation that the underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

Matters Relating to the Offering of the Notes in Europe

To the extent provided for in the accompanying prospectus supplement, in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each a “ Relevant Member State ”), each underwriter will represent and agree that, with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of the offered notes to the public in that Relevant Member State other than:

(a) at any time to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) at any time to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year, (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c) to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the depositor for any such offer; or

(d) in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of offered notes shall require the issuing entity or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purpose of this provision, the expression “an offer of the offered notes to the public” in relation to any of the offered notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe to the offered notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “ Prospectus Directive ” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.]

FORWARD-LOOKING STATEMENTS

This prospectus contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to financial condition, results of operations and other matters.  In addition, certain statements made in future SEC filings by the originator, the issuing entity or the depositor, in press releases and in oral and written statements made by or with the originator’s, the issuing entity’s or the depositor’s approval may constitute forward-looking statements.  Statements in this prospectus that are not historical facts are “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act” ), as amended, and Section 27A of the Securities Act.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning, or future or conditional verbs, such as “will,” “should,” “could” or “may.”

Forward-looking statements provide Huntington’s, the depositor’s or the issuing entity’s (as applicable) expectations or predictions of future conditions, events or results.  They are not guarantees of future performance.  By their nature forward-looking statements are subject to risks and uncertainties.  These statements speak only as of the date they are made.  None of Huntington, the depositor or the issuing entity undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements were made.  There are a number of factors, many of which are beyond Huntington’s, the depositor’s or the issuing entity’s (as applicable) control, that could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements.

RATINGS OF THE SECURITIES

 [On July 26, 2011, the SEC adopted amendments to remove credit ratings as eligibility criteria for the public registration of certain securities offerings, including offerings registered on Form S-3.  The new rules became effective on September 2, 1011.  However, the SEC is permitting issuers to register those certain securities for a period of three years from the effective date of the amendment if they would have been eligible to register the securities offerings under the prior credit ratings test.   It is our reasonable belief that the securities described herein and in the applicable prospectus supplement would have been eligible to be registered under the prior ratings eligibility standard because it will be a condition to the issuance of each class of securities offered by the applicable prospectus supplement that each class of offered securities will be

●	rated by at least one nationally recognized statistical rating agency or organization that initially rates the series at the request of the depositor; and

●	in one of the four highest generic rating categories, which are referred to as “investment grade,” of the rating agencies as rating the offered securities.

The security ratings of the offered securities should be evaluated independently from similar ratings on other types of securities. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the rating agencies that are rating the offered securities. The rating does not address the expected schedule of principal repayments on a class of securities other than to say that principal will be returned no later than the final maturity date for that class of securities. Ratings on the offered securities will be monitored by the rating agencies that are rating the offered securities while the offered securities are outstanding. There is no assurance that the ratings initially assigned to any offered securities will not be lowered or withdrawn by the rating agency rating the offered securities. In the event the rating initially assigned to any securities is subsequently lowered for any reason, no person or entity will be obligated to provide any credit enhancement unless such person or entity and the form of credit enhancement to be provided is identified in the applicable prospectus supplement. An issuing entity may also issue non-investment grade or unrated securities that are not offered under this prospectus and applicable prospectus supplement. A rating is based on each rating agency’s independent evaluation of the receivables and the availability of any credit enhancement for the notes. A rating, or a change or withdrawal of a rating, by one rating agency will not necessarily correspond to a rating, or a change or a withdrawal of a rating, from any other rating agency.

REPORTS TO SECURITYHOLDERS

Unless and until securities in definitive registered form are issued, monthly and annual reports containing information concerning the issuing entity and prepared by the servicer will be sent on behalf of the issuing entity to Cede & Co., as nominee of DTC and the registered holder of the related global securities, pursuant to the related sale and servicing agreement or other applicable transaction document. These reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The servicer does not intend to send any financial reports of the originator to securityholders.  The servicer will file with the SEC all required annual, monthly and special SEC reports and other information about the issuing entity.

WHERE YOU CAN FIND MORE INFORMATION

Huntington Funding, LLC, as depositor, has filed a registration statement with the SEC relating to the securities. This prospectus and the applicable prospectus supplement for each series are parts of our registration statement. This prospectus does not contain, and the applicable prospectus supplement will not contain, all of the information in our registration statement. For further information, please see our registration statement and the accompanying exhibits which we have filed with the SEC. This prospectus and any applicable prospectus supplement may summarize contracts and/or other documents. For further information, please see the copy of the contract or other document filed as an exhibit to the registration statement. Annual reports on Form 10-K, distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports will be prepared, signed and filed with the SEC by the depositor or the servicer on behalf of each issuing entity. You can obtain copies of the registration statement from the SEC upon payment of the prescribed charges, or you can examine the registration statement free of charge at the SEC’s offices. Reports and other information filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 100 F. Street, NE, Washington, D.C., 20549. Copies of the material can be obtained from the Public Reference Section of the SEC at 100 F. Street, NE, Washington D.C., 20549, at prescribed rates. You can obtain information on the operation of the Public Reference Section by calling 1-800-732-0330. The SEC also maintains a site on the World Wide Web at http//www.sec.gov at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the EDGAR system.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the most recently printed information rather than contradictory information included in this prospectus or the applicable prospectus supplement. Information that will be incorporated by reference with respect to a series will be filed under the name of the issuing entity of that series.

As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing us at Huntington Funding LLC, c/o The Huntington National Bank, 41 South High Street, Columbus, Ohio 43287, or calling us at (614) 480-8300.

LEGAL OPINIONS

Certain legal matters relating to the notes will be passed upon for the servicer and the depositor by [Richard Cheap], Executive Vice President and General Counsel for Huntington. Certain other legal matters with respect to the notes will be passed upon for the servicer and the depositor by K&L Gates LLP. Certain U.S. federal income tax matters will be passed upon for the issuing entity, the depositor and the servicer by Shearman & Sterling LLP.  Certain matters of Delaware law will be passed upon by [           ]. Certain legal opinions with respect to the notes will be given for the underwriters by [            ].

GLOSSARY

“Closing Date” means, with respect to any series of securities, the date of initial issuance of that series of securities.

“collection period” means a fiscal month of the servicer immediately preceding the month in which the related payment date occurs or a calendar month, as specified in the applicable prospectus supplement; however, the initial collection period will begin and end on the dates specified in the applicable prospectus supplement.

“defaulted receivable” has the meaning set forth in the applicable prospectus supplement.

“FICO” means Fair Isaac & Co., or any successor thereto.

“Financial Institution” means any securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business.

“Fitch” means Fitch, Inc.

“Issuing Entity Accounts” means the collection account and any other accounts to be established with respect to an issuing entity, including any principal distribution account, certificate distribution account, pre- funding account, reserve account, spread account or yield supplement account, which accounts will be described in the applicable prospectus supplement.

“Moody’s” means Moody’s Investors Service, Inc.

“Net Pool Balance” means, as of any date, with respect to any issuing entity, the aggregate outstanding principal balance of the related receivables (other than defaulted receivables) as of that date.

“Note Factor” means, with respect to any class of securities issued by an issuing entity, a six-digit decimal figure which the servicer may compute each month indicating the outstanding balance of that class of notes at the end of the preceding collection period as a fraction of the original outstanding balance of that class of notes on the Closing Date.

“OID” means original issue discount.

“Partnership Certificates” means certificates or membership interests, including Strip Certificates, and Strip Notes issued by a Tax Partnership. Reference to a holder of these certificates means to the beneficial owner thereof.

“Payment Date” means, with respect to any series of securities, the day on which a principal or interest payment is to be made on those securities (or if that day is not a business day on the next succeeding business day).

“Permitted Investments” has the meaning set forth in the applicable prospectus supplement.

“Pool Factor” means, with respect to any issuing entity, a six-digit decimal which the servicer may compute each month indicating the Net Pool Balance at the end of the month as a fraction of the original Net Pool Balance plus the aggregate outstanding principal balance of any subsequent receivables added to the issuing entity as of the applicable subsequent cutoff date.

“Record Date” means, with respect to any payment date or redemption date, (i) for any definitive securities, the close of business on the last business day of the calendar month immediately preceding the calendar month in which such payment date or redemption date occurs, (ii) for any book-entry securities, the close of business on the business day immediately preceding such payment date or redemption date, or (iii) any other day specified in the applicable prospectus supplement.

“Regulation” means the United States Department of Labor regulation (29 C.F.R. Section 2510.3-101) concerning the definition of what constitutes the assets of an employee Benefit Plan or an individual retirement account subject to the Employee Retirement Income Security Act of 1974, as amended.

“Scheduled Interest Method” means the method of calculating interest due on a motor vehicle retail installment sale contract and/or installment loan without regard to the period of time which has elapsed since the preceding payment was made, using the Scheduled Interest Method or the method known as the Rule of 78s or sum-of-the-digits method.

“SEC” means the Securities and Exchange Commission.

“Short-Term Note” means a note with a fixed maturity date not more than one year from its issue date.

“Simple Interest Method” means, with respect to a receivable, the method of allocating a fixed level payment between principal and interest, pursuant to which the portion of such payment that is allocated to interest is equal to the product of the applicable interest rate multiplied by the unpaid principal balance of such receivable multiplied by the period of time (expressed as a fraction of a year, based on the actual number of days in the month and a 365-day year or, in the event of a leap year, a 366-day year) elapsed since the preceding payment was received by the servicer.  The remainder of such payment is allocable to fees, charges, if any, and to principal in the manner determined at the discretion of the servicer; provided, however, that the servicer applies Liquidation Proceeds, insurance proceeds and amounts in respect of deficiency balances first to unpaid principal, second to interest, third to unpaid late fees, and fourth to any receivable relating to the premium paid on any force-placed insurance policy.

“Simple Interest Receivables” means receivables pursuant to which the payments due from the obligors during any month are allocated between interest, principal and other charges based on the actual date on which a payment is received and for which interest is calculated using the Simple Interest Method. For these receivables, the obligor’s payment is first applied to interest accrued as of the actual due date and then the remaining payment is allocable to fees, charges, if any, and to principal in the manner determined at the discretion of the servicer. Accordingly, if an obligor pays the fixed monthly installment in advance of the due date, the portion of the payment allocable to interest for that period since the preceding payment will be less than it would be if the payment were made on the due date, and the portion of the payment allocable to reduce the outstanding principal balance will be correspondingly greater. Conversely, if an obligor pays the fixed monthly installment after its due date, the portion of the payment allocable to interest for the period since the preceding payment will be greater than it would be if the payment were made on the due date, and the portion of the payment allocable to reduce the outstanding principal balance will be correspondingly smaller. When necessary, an adjustment is made at the maturity of the receivable to the scheduled final payment to reflect the larger or smaller, as the case may be, allocations of payments to interest or principal under the receivable as a result of early or late payments, as the case may be. Late payments, or early payments, on a Simple Interest Receivable may result in the obligor making a greater — or smaller — number of payments than originally scheduled. The amount of additional payments required to pay the outstanding principal balance in full generally will not exceed the amount of an originally scheduled payment. If an obligor elects to prepay a Simple Interest Receivable in full, the obligor will not receive a rebate attributable to unearned finance charges. Instead, the obligor is required to pay finance charges only to, but not including, the date of prepayment. The amount of finance charges on a Simple Interest Receivable that would have accrued from and after the date of prepayment if all monthly payments had been made as scheduled will generally be greater than the rebate on a Scheduled Interest Receivable that provides for a Rule of 78s rebate, and will generally be equal to the rebate on a Scheduled Interest Receivable that provides for a simple interest rebate.

“Special Tax Counsel” means Shearman & Sterling LLP, as special tax counsel to the depositor.

“Standard & Poor’s” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

“Strip Certificates” means any class of certificates entitled to principal distributions with disproportionate, nominal or no interest distributions, or interest distributions with disproportionate, nominal or no principal distributions.

“Strip Notes” means any class of notes entitled to principal distributions with disproportionate, nominal or no interest distributions, or interest distributions with disproportionate, nominal or no principal distributions.

“Tax Non-Entity” means an issuing entity in which all of the certificates or membership interests in that issuing entity are owned by the depositor, and the depositor and the servicer agree to treat the issuing entity as a division of the depositor and hence disregarded as a separate entity for purposes of federal, state and local income and franchise taxes.

“Tax Non-Entity Certificates” means certificates or membership interests issued by a Tax Non-Entity. References to a holder of these certificates means to the beneficial owner thereof.

“Tax Partnership” means an issuing entity company in which the depositor, the servicer and the applicable holders agree to treat interests in such entity, including Strip Certificates, and Strip Notes as equity interests in a partnership for purposes of federal, state and local income and franchise taxes.

“Tax Trust” means a trust in which the depositor, the servicer and the applicable certificateholders agree to treat the certificates of the trust as equity interests in a grantor trust for purposes of federal, state and local income and franchise taxes.

INDEX OF PRINCIPAL TERMS

administration agreement	33
amortization period	30
asset transfer agreement	33
Bankruptcy Code	4
BCFP	8
Benefit Plan	64
chattel paper	43
Clearstream	14, 30
Closing Date	72
Code	41
collection period	72
contribution agreement	33
defaulted receivable	72
disqualified persons	64
Dodd-Frank Act	4
DTC	14
ERISA	63
Euroclear	30
Euroclear Bank	14
event of default	41
Exchange Act	25, 69
FDIA	50
FDIC	4
FDIC Safe Harbor Rule	13
Federal Reserve Board	19
FICO	72
Financial Institution	72
FIRREA	51
Fitch	72
FTC	48
FTC Rule	48
HBI	19
HDC Rule	48
Huntington	2
Huntington Credit Guard	23
Huntington GAP	23
IRS	57
Issuing Entity Accounts	72
issuing entity property	17
Moody’s	72
Net Pool Balance	72
Non-United States Holder	61
Note Factor	72
OID	59, 72
OLA	4
parties in interest	64
Partnership Certificates	72
Payment Date	72
Permitted Investments	72
Plan Assets Regulation	64
Pool Factor	72
prohibited transaction	64
PTCE	64
purchase agreement	33
receivables pool	24
Record Date	72
Regulation	73
Relief Act	10
restricted group	65
revolving period	29
sale and servicing agreement	33
sale and servicing agreements	33
Scheduled Interest Method	73
SEC	73
Securities Act	36
servicing agreement	33
Short-Term Note	73
similar law	65
Simple Interest Method	73
Simple Interest Receivables	73
special purpose entity	54
Special Tax Counsel	73
sponsor	19
Standard & Poor’s	74
Strip Certificates	74
Strip Notes	74
Tax Non-Entity	74
Tax Non-Entity Certificates	74
Tax Partnership	74
Tax Trust	59, 74
transfer agreements	33
UCC	10
underwriters exemption	65
United States Holder	59

EXECUTION VERSION

Part II
Information not Required in Prospectus

Item 14.                      Other Expenses of Issuance and Distribution.

The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being registered hereunder, other than underwriting discounts and commissions:

SEC registration fee	$160,440**
Legal fees	$500,000*
Rating agency's fees	$750,000*
Accountant’s fees	$200,000*
Trustee fees and miscellaneous expenses	$500,000*
Total	$2,110,440*

*      Estimated
**   Actual

Item 15.                      Indemnification of Directors and Officers.

The Limited Liability Company Agreement of Huntington Funding, LLC, as amended, provides that Huntington Funding, LLC will indemnify and advance expenses to every officer, director and member to the fullest extent permitted by applicable law, against any loss, damage or claim incurred by any of them by reason of any act or omission performed or omitted by any of them in good faith on behalf of Huntington Funding, LLC and in a manner reasonably believed to be within the scope of the authority conferred on such person.  Section 18-108 of the Delaware Limited Liability Company Act provides that a Delaware limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, subject to standard restrictions, if any, as are set forth in its limited liability company agreement.

Item 16.                      Exhibits.

A list of exhibits filed herewith or incorporated by reference is contained in the Exhibit Index which is incorporated herein by reference.

Item 17.                      Undertakings.

[(a) As to Rule 415:

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement; provided further, however , that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (§ 229.1100(c));

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) If the Registrant is relying on Rule 430B of the Securities Act:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) of the Securities Act shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) of the Securities Act as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) of the Securities Act for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however,  that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C of the Securities Act, each prospectus filed pursuant to Rule 424(b) as part of this registration statement, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in this registration statement as of the date it is first used after effectiveness.  Provided, however,  that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser

2

with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424 of the Securities Act;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) As to documents subsequently filed that are incorporated by reference:

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) As to indemnification:

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) As to Rule 430A: The undersigned Registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

3

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) As to qualification of trust indentures under the Trust Indenture Act of 1939 for delayed offerings:

The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection(a) of Section 310 of the Trust Indenture Act of 1939, as amended, in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act of 1939.

(f) As to filings regarding asset-backed securities incorporating by reference subsequent Exchange Act documents by third parties:

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the annual report pursuant to section 13(a) or section 15(d) of the Exchange Act of a third party that is incorporated by reference in the registration statement in accordance with Item 1100(c)(1) of Regulation AB (17 CFR 229.1100(c)(1)) shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(g) As to filings regarding asset-backed securities that provide certain information through an Internet Web site:
The undersigned Registrant hereby undertakes that, except as otherwise provided by Item 1105 of Regulation AB (17 CFR 229.1105), information provided in response to that Item pursuant to Rule 312 of Regulation S-T (17 CFR 232.312) through the specified Internet address in the prospectus is deemed to be a part of the prospectus included in the registration statement. In addition, the undersigned Registrant hereby undertakes to provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified Internet address as of the date of the prospectus included in the registration statement if a subsequent update or change is made to the information.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Franklin, the State of Ohio on February 21, 2012.

HUNTINGTON FUNDING, LLC

/s/ Scott J. McKim
By:      Scott J. McKim
Title:   Vice President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on February 21, 2012 by the following persons in the capacities indicated.

*	*
Nicholas G. Stanutz	Scott J. McKim
President, Director and Chief Executive Officer	Vice President and Chief Financial Officer

*	*
Edward J. Kane	David S. Anderson
Vice President and Treasurer	Principal Accounting Officer

*	*
Michael A. Queen	Daniel W. Morton
Vice President	Secretary

*	*
Larry D. Case	Richard A. Cheap
Assistant Secretary	Director

*	*
Donald R. Kimble	Victor A. Duva
Director	Director

*
Kenneth J. Uva
Director

*By:	/s/ Scott J. McKim
Name: Scott J. McKim
Title: Attorney-in-Fact

__________
* The undersigned, by signing his name hereto, does hereby sign this Registration Statement on behalf of the above-indicated officer or director of the registrant pursuant to the Power of Attorney signed by such officer or director.

4

EXHIBIT INDEX

Exhibit	Description
Index

1.1	Form of Underwriting Agreement for the Notes.***
3.1	Second Amended and Restated Limited Liability Company Agreement entered into by the Registrant on February 24, 2009.*
4.1	Form of Indenture between the Issuing Entity and the Indenture Trustee.*
4.2	Form of Sale and Servicing Agreement among The Huntington National Bank, the Issuing Entity and the Depositor.*
4.3	Form of Amended and Restated Trust Agreement between the Depositor and the Owner Trustee.*
5.1	Opinion of K&L Gates LLP with respect to legality of Notes.***
8.1	Opinion of Shearman & Sterling LLP with respect to tax matters of Notes.***
23.1	Consents of K&L Gates LLP and Shearman & Sterling LLP (to be included as part of Exhibits 5.1 and 8.1).***
24.1	Power of Attorney. *
25.1	Statement of Eligibility of the Indenture Trustee for the Notes.**
99.1	Form of Asset Purchase Agreement.*
99.2	Form of Administration Agreement among The Huntington National Bank, the Issuing Entity, the Owner Trustee and the Indenture Trustee.*

* Previously filed.
** To be filed in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939.
*** Filed herewith.

5